   As filed with the Securities and Exchange Commission on February __, 2000
                                                     Registration No.  333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
          -----------------------------------------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          -----------------------------------------------------------
                        PROJECT ORANGE ASSOCIATES L.P.
                          PROJECT ORANGE CAPITAL CORP.
             (Exact name of Registrant as specified in its charter)

                         ------------------------------------------
         Delaware                          4911                        13-3472059
                         ------------------------------------------
         Delaware                          4911                        16-1580601
                         ------------------------------------------
(State or other jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
 of incorporation)                Classification Code number)        Identification Number)
                         ------------------------------------------

             c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
                             90 Presidential Plaza
                         Syracuse, New York 13202-2200
                                (315) 471-8111

  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                                                              With a copy to:

                 Richard S. Scolaro, Esq.                                  Nicolai J. Sarad, Esq.
 c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.                       James T. Seery, Esq.
                 90 Presidential Plaza                                Piper Marbury Rudnick & Wolfe LLP
             Syracuse, New York 13202-2200                               1251 Avenue of the Americas
                     (315) 471-8111                                     New York, New York 10020-1104
                                                                               (212) 835-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service for registrant)

          -----------------------------------------------------------
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: []

If this form is filed to register additional securities for an offering pursuant to Rule 362(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: []

                               ---------------.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: []
                               ---------------.


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                           Amount     Proposed Maximum    Proposed Maximum
   Title of Each Class of Securities       To Be       Offering Price    Aggregate Offering         Amount of
           To Be Registered              Registered     Per Security          Price(1)         Registration Fee(1)
-------------------------------------------------------------------------------------------------------------------
10.5% Senior Secured Notes due 2007        68,000        $1,000.00          $68,000,000.00         $17,952.00
====================================================================================================================

(1) Determined solely for the purposes of calculating the registration fee in accordance with Rule 475(f)(2) promulgated under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(A), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these secuties until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to exchange these securities in any jurisdiction in which the offer or exchange is not permitted.


PROSPECTUS
                Subject to completion, dated February __, 2000
                       Project Orange Associates L.P.
                         Project Orange Capital Corp.

                                Exchange Offer

                         We are offering to issue our
                 10.5% Senior Secured Notes Series B due 2007
                             in exchange for our
                 10.5% Senior Secured Notes Series A due 2007
                 This Exchange Offer Will Expire At 5:00 P.M.
             New York City Time on ________, 2000 Unless Extended
--------------------------------------------------------------------------------

The Exchange Offer:
 .  We will exchange all notes that noteholders properly tender and do not withdraw before the expiration of the exchange offer.
 . The terms of the new notes to be issued in the exchange are the same as the old notes, except that the new notes will not be subject to transfer restrictions.
 .  We believe that you will not recognize any income, gain or loss for U.S.
   federal income tax purposes.

The Notes:
 .  Mature on September 15, 2007.
 .  Pay interest on March 15 and September 15 of each year, commencing March 15,
   2000.
 .  Subject to some exceptions, will be secured by
   . A perfected, first priority lien on the funds deposited in the accounts which we have established under the Deposit and Disbursement Agreement;
   . A perfected, first priority lien on substantially all of our assets, including an assignment of all material contracts to which we are a party; and
   . A perfected, first priority pledge of our general and limited partnership interests.
 .  We can redeem some or all of the notes at our option on at least 30 days'
   notice at a "make-whole" premium.
 .  There will likely be no public market for the new notes.


   This investment involves risk.  See "Risk Factors" beginning on page 10.
--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                    Page                                                                        Page
Prospectus Summary..................................  1              Summary Descriptions of the Principal
Risk Factors........................................ 10                Agreements Relating to the Project....................... 53
Forward-Looking Statements.......................... 18              Regulation................................................. 83
Use of Proceeds......................................19              The Exchange Offer......................................... 89
Capitalization...................................... 19              Description of Notes....................................... 97
Selected Historical and Pro Forma Financial                          Certain Federal Tax Consequences........................... 145
  Data.............................................. 20              Plan of Distribution....................................... 149
Unaudited Pro Forma Condensed Financial                              Legal Matters.............................................. 149
  Data.............................................. 22              Experts.................................................... 149
Management's Discussion and Analysis of.............                 Where You Can Find More Information........................ 149
Financial Condition and Results of Operations....... 27
Business............................................ 36
Management.......................................... 48              Index to Financial Statements.............................. F-1
Overview of the Independent Power Industry                           Exhibit A--Independent Engineer's Report
  in New York....................................... 49

     In making an investment decision regarding the new notes, you must rely on your own examination of our partnership and the terms of the offering, including the merits and risks involved. The contents of this prospectus are not to be considered as legal, business or tax advice. You should consult with your own counsel, accountants and other advisors as to legal, tax, business, financial and other related aspects of an investment in the notes.

     You should not rely on any information not contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                              PROSPECTUS SUMMARY

   This summary does not contain all of the information that may be important to you. We encourage you to read this entire prospectus, including the risk factors, financial data and the accompanying notes, before making an investment decision. References in this prospectus to "Funding L.P." mean Project Orange Funding, L.P., a Delaware limited partnership. References to "Orange L.P." mean Project Orange Associates L.P., a Delaware limited partnership. References to "Capital Co." mean Project Orange Capital Corp., a Delaware corporation.
Funding L.P. was merged with and into Orange L.P. immediately following the issuance of the old notes on December 6, 1999. Except for historical financial information and unless otherwise indicated, all information presented below relating to Orange L.P. gives effect to the consummation of the merger.

                                  The Issuers

   Orange L.P. and Capital Co. will issue the new notes. On December 6, 1999, Funding L.P. and Capital Co. issued the old notes. Funding L.P. and Capital Co. were formed on November 12 and November 10, 1999, respectively, for the sole purpose of issuing the old notes. Funding L.P. merged into Orange L.P., which succeeded to Funding L.P.'s obligations with respect to the old notes. Orange L.P. is a Delaware limited partnership formed in 1988 for the purpose of constructing, owning and operating the project.

                                  The Project

   The project includes an 80 megawatt natural gas-fired simple cycle cogeneration facility located adjacent to the campus of Syracuse University in Syracuse, New York and a 9.5 mile natural gas pipeline connecting the facility to its fuel supply. The project commenced commercial operation in July 1992.

   We believe the key elements of the project are as follows:

 . Stable Revenue Stream. Orange L.P. and Niagara Mohawk Power Corporation, a utility serving areas of central, northern and western New York, have entered into contracts that are structured to provide Orange L.P. with a fixed annual indexed schedule of prices for electricity and, consequently, a stable stream of revenues through June 30, 2008.

 . Prepaid Fuel Supply. As of September 30, 1999, the project had a remaining prepaid supply of approximately 70.6 million MMBtu of natural gas which Orange L.P. purchased in 1991 from Noranda Inc., which assigned its obligations to Canadian Hunter Exploration Ltd. in December 1999. We expect that the remaining quantity of prepaid natural gas will be sufficient to meet the project's fuel requirements beyond the term of the notes.

 . Asset Management by Niagara Mohawk Energy Marketing. Orange L.P. has recently hired Niagara Mohawk Energy Marketing, Inc. to manage Orange L.P.'s business operations and finances. Niagara Mohawk Energy Marketing has a thorough understanding of the upstate New York energy market and experience in managing natural gas-fired cogeneration facilities such as this project.

 .  Operation and Maintenance by GE International. General Electric
   International, Inc. operates and performs all routine and major maintenance on the project. Orange L.P. is a member in a lease engine support program under which, if either of the project's gas turbine generators becomes inoperable, General Electric will, within 72 hours of the outage, deliver and install leased gas turbine equipment until the damaged gas turbine can either be repaired or replaced.

 . Long-Term Steam Contract with Syracuse University. The project supplies steam to Syracuse University under a steam contract with a remaining stated term of approximately 32 years. Orange L.P. operates the steam plant, which is a steam generating boiler facility owned by Syracuse University and located adjacent to the project, as an alternative source of steam generation under a long-term operating agreement with Syracuse University.

 . Beneficial Tax Arrangement. The project occupies an approximately one-acre parcel of land leased from Syracuse University pursuant to a lease agreement for a remaining stated term of approximately 32 years. As part of a beneficial tax arrangement with the City of Syracuse, Orange L.P. has assigned its rights under the ground lease to the City of Syracuse Industrial Development Agency, or SIDA, which, in turn, has subleased the land and leased the project to Orange L.P. under a long-term lease and sublease agreement. As a result of this transfer, Orange L.P. makes payments instead of taxes to the City of Syracuse at rates substantially lower than the local tax rates.

   In the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the section entitled "Business" we summarize in detail the terms of each of the project's contractual arrangements and the background of the entities that are counterparties to these contracts, as well as the financial impact of each of these arrangements on the project.

   Our executive offices are located c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C., 90 Presidential Plaza, Syracuse, New York 13202-2200. Our telephone number is (315) 471-8111.

                              The Exchange Offer

   On December 6, 1999, we completed an offering of $68.0 million aggregate principal amount of our 10.5% Senior Secured Notes due 2007. We entered into a registration rights agreement with the initial purchaser of these notes in which we agreed to complete this exchange offer. You should read the discussion under the headings "--The New Notes" on page 4 and "Description of Notes" on page 97 for more information about the new notes.

   We believe that the new notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are an affiliate of Orange L.P. or Capital Co. or an underwriter or a broker dealer. You should read the discussion under the heading "The Exchange Offer" on page 89 for further information regarding the exchange offer and resale of the new notes.

The Exchange Offer..............................   We are offering to exchange up to $68.0 million of new notes for up to $68.0 million of old notes. Old notes may only be exchanged in increments of $1,000.
                                                   The economic terms of the new notes are identical to the old notes. See "The
                                                   Exchange Offer" on page 89.

Tenders; Expiration Date;
Withdrawal......................................   The exchange offer will expire at 5:00 p.m. New York City time on __________,
                                                   2000, unless we extend it. If extended, the term "expiration date" will mean the latest date and time to which the exchange offer is extended. If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw your tender of old notes at any time before ________, 2000.

Conditions to the Exchange.......................  We are not required to accept any old notes in exchange for new notes. We may terminate or amend the exchange offer if we determine that the exchange offer violates applicable law or any applicable interpretation of the SEC.

Tender Procedures - Beneficial Owners ...........  If you wish to tender notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

                                                   If you are a beneficial holder, you should follow the instructions received from your broker or nominee with respect to tendering procedures and should contact your broker or nominee directly.

Tender Procedures - Registered Holders
and DTC Participants.............................  If you are a registered holder of notes and you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal delivered with this prospectus, or a facsimile thereof. If you are a participant in The Depositary Trust Company and you wish to participate in the exchange offer, you must instruct DTC to transmit to the exchange agent a message indicating that you agree to be bound by the terms of the letter of transmittal.
                                                   You should mail or otherwise transmit the letter of transmittal or facsimile (or
                                                   DTC message), together with your old notes and any other required documentation to U.S. Bank Trust National Association, as exchange agent.

Guaranteed Delivery Procedures...................  If you are a registered holder of old notes and you wish to tender them, but they are not immediately available or you cannot deliver them or the letter of transmittal to the exchange agent prior to the

                                                   expiration date, you must tender your old note according to special guaranteed delivery procedures. For more details, see "The Exchange Offer" -- "Procedures for Tendering--Registered Holders and DTC Participants--Registered Holders" on
                                                   page 92.

Federal Income Tax Consequences..................  We believe that the exchange of old notes in the exchange offer will not result in any gain or loss to you for federal income tax purposes.

Exchange Agent...................................  U.S. Bank Trust National Association is the exchange agent for the exchange offer. Its address is 180 Fifth Street, St. Paul, Minnesota 55101, Attention:
                                                   Corporate Trust Services, Specialized Finance. Its telephone number is
                                                   (651) 244-1215.


                                 THE NEW NOTES

Offered Securities...............................  Up to $68,000,000 aggregate principal amount of 10.5% Senior Secured Notes Series
                                                   B due 2007 which have been registered under the Securities Act.

Maturity Date....................................  September 15, 2007.

Average Life.....................................  The average life of the notes is [4.6 years].

Interest Payment Dates...........................  We will pay interest on the new notes on March 15 and September 15 of each year, beginning March 15, 2000.

Scheduled Principal Payments.....................  We will pay the principal of the new notes in semi-annual installments, commencing March 15, 2000, as follows:

                                         Scheduled                                          Percentage of Principal
                                       Payment Date                                            Amount Payable
March 15, 2000.............................................................................         3.25%
September 15, 2000.........................................................................         6.75%
March 15, 2001.............................................................................         4.25%
September 15, 2001.........................................................................         4.50%
March 15, 2002.............................................................................         4.50%
September 15, 2002.........................................................................         5.25%
March 15, 2003.............................................................................         5.25%
September 15, 2003.........................................................................         6.00%
March 15, 2004.............................................................................         6.00%
September 15, 2004.........................................................................         6.50%
March 15, 2005.............................................................................         7.00%
September 15, 2005.........................................................................         7.00%
March 15, 2006.............................................................................         8.00%
September 15, 2006.........................................................................         8.00%
March 15, 2007.............................................................................         8.75%
September 15, 2007.........................................................................         9.00%

Collateral.......................................  To secure the new notes we will, subject to some permitted exceptions, provide:

                                                   .  a perfected, first priority lien on the funds deposited in the accounts which
                                                      Orange L.P. established under the Deposit and Disbursement Agreement between and Orange L.P. and U.S. Bank Trust National Association;

                                                   .  a perfected, first priority lien on substantially all of Orange L.P.'s assets, including an assignment of all of the contracts to which Orange L.P. is a party; and

                                                   .  a perfected, first priority pledge of Orange L.P.'s general and limited partnership interests.

                                                   For more details, see "Description of Notes--Collateral" on page 99.

Ranking........................................    The new notes will rank senior in right of payment to all of our subordinated indebtedness issued in the future, if any. The new notes will rank equally in right of payment with our future senior borrowings, if any. For more details, see
                                                   "Description of Notes--Brief Description of the Notes" on page 97.

Recourse.......................................    Our owners are not directly obligated under the new notes, but our owner's partnership interests pledged as security for the new notes may be foreclosed upon. Our owners are not obligated to contribute additional funds if monies available to us are insufficient for the payment of debt service in respect of the new notes.

Debt Service Reserve Account...................    We established a debt service reserve account for the benefit of the holders of the new notes under the Deposit and Disbursement Agreement. We funded the debt service reserve account at the closing of the offering of the old notes by depositing proceeds of the offering into that account which will be sufficient to cover approximately one-half of the principal and interest scheduled to be paid on the notes over the next twelve months. U.S. Bank Trust National Association, as the depositary, will fund the debt service reserve account from time to time from project revenues until amounts available to be paid in the debt service reserve account equal the amount of principal and interest due on the new notes on the next semi-annual scheduled payment date. We are entitled to deliver a letter of credit instead of maintaining a cash balance to satisfy this requirement. For more details, see "Description of Notes--Debt Service Reserve
                                                   Account" on page 109.

Capital Expenditure Reserve Account............    We established a capital expenditure reserve account for the benefit of the holders of the new notes under the Deposit and Disbursement Agreement. We initially funded the capital expenditure reserve account at the closing of the offering of the old notes with $3.5 million to reserve for our obligation to
                                                   Syracuse University to refurbish, replace or extend the life of the existing steam boilers. Upon the closing of the offering of the old notes, we requested the Independent Engineer to recalculate the projections to include the cost of the Syracuse University steam boiler life extension program. Any amounts in excess of the discounted value of the estimated

                                                   required capital expenditures based on those revised projections, may, subject to the terms of the notes, be released from the capital expenditure reserve account.
                                                   For more details, see "Description of Notes--Capital Expenditure Reserve
                                                   Account," on page 110.

Optional Redemption............................    We may redeem the new notes at our option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to each holder of new notes. If we choose to redeem the new notes, the redemption price will be the principal amount of the new notes being redeemed, plus accrued interest through the date of redemption, plus a premium calculated to "make whole" each holder of new notes to comparable U.S. Treasury securities plus 50 basis points. For more details, see "Description of Notes--Optional Redemption"
                                                   on page 105.

Mandatory Redemption...........................    We will be required to redeem the new notes under specific circumstances, in whole or in part, at a redemption price equal to the principal amount of the new notes being redeemed plus accrued and unpaid interest to the redemption date. For more details, see "Description of Notes--Mandatory Redemption" on page 105.

Change of Control..............................    If a change of control occurs, we will be required to make an offer to repurchase the new notes, in whole or in part, at a price equal to 101% of the principal amount of those notes then outstanding, plus any accrued and unpaid interest. For more details, see "Description of Notes--Repurchase at the Option of Holders upon
                                                   Change of Control" on page 106.

Principal Covenants............................    The indenture contains restrictive covenants that limit our ability to:
                                                   .   incur additional indebtedness;
                                                   .   release funds from reserve accounts established under the Deposit and
                                                       Disbursement Agreement;
                                                   .   create liens;
                                                   .   sell assets;
                                                   .   pay dividends or make distributions;
                                                   .   enter into sale and lease-back transactions;
                                                   .   enter into some types of transactions with affiliates;
                                                   .   take actions with respect to the material agreements to which we are a party;
                                                       and
                                                   .   enter into any transaction of merger or consolidation or change our form of organization or our business.

                                                   For a more detailed description of these covenants, see "Description of Notes--
                                                   Certain Covenants" on page 114.

Certain Accounts...............................    In accordance with the Deposit and Disbursement Agreement, we established several accounts, including:

                                                   .  the revenue account;

                                                   .  the principal account;

                                                   .  the interest account;

                                                   .  the debt service reserve account;

                                                   .  the gas reserve account;

                                                   .  the capital expenditure reserve account;

                                                   .  the subordinated asset management fee account;

                                                   .  the distribution account;

                                                   .  the distribution suspense account;

                                                   .  the loss proceeds account;

                                                   .  the stipulation reserve account; and

                                                   .  the redemption account.

                                                   We have limited rights to withdraw funds from these accounts in accordance with the terms and conditions in the Deposit and Disbursement Agreement. For more information regarding these accounts, see "Description of Notes--Flow of Funds."

Risk Factors

   The "Risk Factors" section, which begins on page 10, contains a discussion of factors that you should consider in evaluating an investment in the new notes.

           Summary Selected Historical and Pro Forma Financial Data

   The following table shows Orange L.P.'s summary selected historical and pro forma financial data for the periods indicated. The summary selected historical financial data for the nine months ended September 30, 1998 and 1999 was derived from the unaudited financial statements of Orange L.P., which, in the opinion of Orange L.P.'s management, have been prepared in a manner consistent with the audited financial statements for the three years ended December 31, 1998. Financial results for the nine months ended September 30, 1999 are not necessarily indicative of results which may be expected for the full year. The summary selected historical financial data for the three years ended December 31, 1998 are derived from the audited financial statements of Orange L.P. This summary selected historical data is qualified in its entirety by the more detailed information and financial statements, including the related notes, included in this prospectus. You should read the summary selected historical financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

   Our unaudited summary pro forma financial data below are based on historical financial statements of Orange L.P. as adjusted to give effect to the offering of the old notes, the acquisition by G.A.S. Orange Associates, L.L.C., or GAS Orange, of partnership interests in Orange L.P. and the merger of Funding L.P. and Orange L.P. The pro forma income statement and other data for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the offering, the acquisition and the merger as if they had occurred on January 1, 1998 and January 1, 1999, respectively. The pro forma balance sheet data as of September 30, 1999 have been derived as if the offering, the acquisition and the merger occurred on and as of September 30, 1999. The pro forma adjustments are based upon available information and upon assumptions that management believes are reasonable under the circumstances. The pro forma financial statements do not purport to represent what our actual results of operations or actual financial position would have been if the offering, the acquisition and the merger had occurred on those dates or to project our results of operations or financial position for any future period or date. You should read the following pro forma financial data in conjunction with the "Unaudited Pro Forma Condensed Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Orange L.P.'s financial statements and the related notes, in each case included elsewhere in this prospectus.

                                                              Year Ended December 31                Nine Months Ended September 30
                                                 ----------------------------------------------   ----------------------------------
                                                    1996      1997      1998(d)          Pro         1998        1999        Pro
                                                                                       Forma(c)                            Forma(c)
                                                                                         1998                                1999

Income Statement Data:                                                           (Dollars in thousands)
 Revenues
 Energy revenues.................................  $40,801    $37,304   $41,308         $41,308   $29,933      $28,949     $28,949
 Steam revenues..................................    3,322      3,194     2,693           2,693     1,932        2,104       2,104
 Deferred amortization income....................       --         --     7,666           7,666     3,833       11,500      11,500
                                                   -------    -------   -------         -------   -------      -------     -------
   Total revenues................................   44,123     40,498    51,667          51,667    35,698       42,553      42,553
                                                   -------    -------   -------         -------   -------      -------     -------
 Operating Expenses
 Operating and maintenance expenses..............   19,276     17,595    18,095          18,145    13,470        8,490       8,528
 Other operating expenses........................    3,153      4,218     5,419           5,419     5,031        6,182       6,182
 Depreciation....................................    3,153      3,221     6,718           6,718     4,170        7,498       7,498
 Amortizationswap contract.......................       --         --     4,382           4,382     2,191        7,022       7,022
 Amortizationprepaid gas supply..................    3,529      3,897     4,895           4,895     3,474        2,671       2,671
                                                   -------    -------   -------         -------   -------      -------     -------
   Total cost of operations......................   29,260     28,931    39,509          39,559    28,336       31,865      31,901
                                                   -------    -------   -------         -------   -------      -------     -------
 Operating income................................   14,863     11,567    12,158          12,108     7,362       10,690      10,652
                                                   -------    -------   -------         -------   -------      -------     -------
 Interest expense................................   15,063     14,694     7,364           7,411     7,364           --       5,558
 Amortizationdebt issuance costs.................       --         --        --             997        --           --         747
 Interest income.................................     (262)      (438)     (235)           (235)     (142)        (180)       (180)
 Other (income)/expense..........................       --         --        --             978        --           --         733
                                                   -------    -------   -------         -------   -------      -------     -------
 Net income (loss)...............................  $    62    $(2,689)  $ 5,029         $ 2,957   $   140      $10,870     $ 3,794
                                                   =======    =======   =======         =======   =======      =======     =======
Other Data:
 EBITDA(a).......................................  $21,545    $18,685   $20,487         $20,437   $13,364      $16,381     $16,344
 Capital expenditures............................  $          $    40   $    44         $    44   $    44      $   437     $   437
 Ratio of earnings to fixed charges (b)..........     1.0x       0.8x      1.7x            1.4x      1.0x          N/A        1.7x

                                                         As of December 31,               As of September  30,
                                                         ------------------               --------------------
                                                                                                           Pro Forma
                                                     1996      1997      1998(d)       1998       1999        1999
Balance Sheet Data:
 Cash and cash equivalents.......................  $  5,149  $  5,615  $  6,683       $ 12,355  $  5,138   $  4,246
 Restricted cash and cash equivalents............    10,494    13,062    12,603         11,906    12,604     13,830
 Property, plant & equipment, net................   108,032   104,851    98,177        100,724    91,116     91,116
 Total assets....................................   202,498   199,582   257,940        269,039   238,593    247,084
 Current liabilities.............................    11,104    14,558    29,369         31,567    39,664     34,875
 Long-term debt..................................   160,030   153,942        --             --        --     61,200
 Total liabilities...............................   180,566   180,339   241,434        249,656   221,116    277,577
 Total partners' capital.........................  $ 21,932  $ 19,243  $ 16,506         19,383  $ 17,427   $(30,493)

________________________
(a) EBITDA is defined as earnings before interest expense, depreciation, and amortization expenses related to prepaid gas, the swap contract, and debt issuance costs, and excluding deferred amortization income. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. You should not consider EBITDA as an alternative to net income or operating income, as an indicator of Orange L.P.'s operating performance or other operations or cash flow data prepared in accordance with generally accepted accounting principles, or as an alternative to cash flow as a measure of liquidity. Other entities may calculate EBITDA differently and therefore EBITDA as determined by other entities may not be comparable.
(b) The ratio of earnings to fixed charges is computed by dividing earnings
    (net income/loss plus interest charges) by fixed charges. Fixed charges include interest expense and amortization of capitalized expenses related to indebtedness. The deficiency in earnings for the year ended December 31, 1997 was $2,689,000.
(c) The pro forma financial data for the year ended December 31, 1998 and the nine-month period ended September 30, 1999 reflect interest expense using a coupon of 10.5% and amortization of debt issuance costs as if the debt were issued at the beginning of such respective periods.
(d) During 1998, Orange L.P. entered into the master restructuring agreement with Niagara Mohawk, whereby its power purchase agreement was amended. See "Summary Descriptions of the Principal Agreements Relating to the Project-- Amended Power Purchase Agreement" on page 53.

                                 RISK FACTORS

   In addition to the other information set forth in this prospectus, you should carefully consider the risks described below before deciding to exchange your old notes for the new notes. These risks are not the only ones facing us. Additional risks not presently known to us or that we presently consider to be immaterial may also impair our operations and our ability to make payments to you under the notes.

   This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. You should read "Forward-Looking Statements" on page 18 for more information regarding these forward-looking statements.

   The discussion in the "Risk Factors" refers to the indexed swap agreement, the amended power purchase agreement, the steam contract, the steam plant operating agreement, the gas purchase agreement, the firm gas transportation contract, the operation and maintenance agreement and the asset management agreement. These agreements are further identified in "Business -- Principal Contracts and Contracting Parties" on page 37. In addition, we refer to the ground lease and the lease and sublease agreement in "Risk Factors". The ground lease is the lease agreement dated as of February 27, 1990 between Syracuse University and Orange L.P. and the lease and sublease agreement is the lease and sublease agreement dated as of April 5, 1991 between SIDA and Orange L.P.

Dependence Upon Operations of the Project and the Steam Plant--We may not be able to make payments to you under the notes if we do not operate the project and the steam plant successfully.

   Our ability to make payments of principal, premium, if any, and interest on the notes depends entirely on the successful operation of the project and the steam plant. Operating the project and the steam plant involves, among other things, general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Changes in these factors could make it more expensive for Orange L.P. to operate the project or the steam plant, could require additional capital expenditures or could reduce certain benefits currently available to us. In addition to the other risks identified in "Risk Factors," a variety of other risks affect the project and the steam plant, some of which are beyond Orange L.P.'s control, including:

 . The project or the steam plant could perform below expected levels of output or efficiency;

 .  The natural gas supply could be interrupted or unavailable;

 .  Operating costs could increase;

 .  Delivery of electricity to Niagara Mohawk or the New York Independent System
   Operator could be disrupted;

 . Environmental problems could arise which could lead to fines or a shutdown of the project or the steam plant;

 . Project units and equipment have broken down or failed in the past and could break down or fail in the future and replacement parts may be difficult to obtain;

 .  The operator of the project and the steam plant could suffer labor disputes;

 .  The government could change permit or governmental approval requirements;

 .  Third parties could fail to perform their contractual obligations to Orange
   L.P.; and

 . Catastrophic events, such as fires, earthquakes, explosions, floods, severe storms or other occurrences, could affect the project, the steam plant, Niagara Mohawk or other relevant third parties.

   No one can assure you that none of these events will happen or that we will operate the project successfully to enable us to make payments under the notes or that Orange L.P.'s financial condition or results of operations in the future will match those of the past. For example, one of the project's turbines was out of service from April 15 through June 21, 1999 due to the inability of GE Energy Plant Operations, Inc., GE International's predecessor, to obtain a replacement engine in a timely manner, even with the dedicated spare engine. A turbine was also out of service from November 1 through November 6, 1999.

   In addition, if the New York Independent System Operator market price of electricity exceeds the fixed payment price under the indexed swap agreement with Niagara Mohawk, and Orange L.P. is unable, by reason of equipment failure or otherwise, to generate and sell sufficient electricity into the New York Independent System Operator market to meet its floating payment obligation to Niagara Mohawk under the indexed swap agreement (which causes Orange L.P. to default on its payment obligation under the indexed swap agreement), then Niagara Mohawk may terminate the indexed swap agreement. If Niagara Mohawk terminated the indexed swap agreement, this would have a material adverse effect on Orange L.P.'s revenues and could make us unable to make payments of principal, premium, if any, and interest on the notes when due. See "Summary Descriptions of the Principal Agreements to the Project--Amended Power Purchase Agreement--Revenues Generated by Amended Power Purchase Agreement on page 59." For additional information regarding recent shutdowns of the project resulting from equipment failure, see "Exhibit A--Independent Engineer's Report."

Dependence Upon Performance by Third Parties--We may not be able to repay the notes if unrelated third parties do not fulfill their commitments to us.

   Our ability to make payments of principal, premium, if any, and interest on the notes when due, may be materially and adversely affected by the performance of third parties whom we do not control under commercial agreements to which Orange L.P. is party. These third parties include, among others:

 .  Niagara Mohawk under the amended power purchase agreement;

 . Syracuse University under the ground lease, the steam contract and the steam plant operating agreement;

 . Canadian Hunter or Union Pacific Resources, Inc., under the gas purchase agreements;

 .  Tennessee Gas Pipeline Company under the firm gas transportation contract;

 .  GE International under the operation and maintenance agreement;

 .  Niagara Mohawk Energy Marketing under the asset management agreement; and

 . Counterparties under agreements pursuant to which we may agree to sell natural gas or electricity or purchase electricity.

   We call these commercial agreements, together with the other documents and agreements relating to the project, the project documents.

   If any of these third parties:

 . claim that there was a defect in proceedings with respect to the approval of their project documents;

 .  claim that their project documents were not duly authorized by them;

 .  disavow their obligations under their project documents;

 .  fail to perform their contractual or other obligations; or

 . are excused from performing their obligations because we failed to perform our obligations or because of governmental actions or other actions outside of our or their control,

then, among other things, we may not be able to obtain alternate customers, goods or services to cover any third party's non-performance of its obligations. In particular, if Niagara Mohawk fails to fulfill its contractual obligations under the amended power purchase agreement, or is excused from fulfilling its contractual obligations because of governmental actions or other actions, our revenues would significantly decrease and we would not be able to make payments of principal, premium, if any, and interest on the notes when due.

   In addition, failure to receive sufficient natural gas or any interruption in the supply of natural gas would have a material adverse effect on the project, including possibly giving Syracuse University a right to terminate the steam contract, the steam plant operating agreement and the ground lease. Although we believe adequate sources of natural gas would be available to the project if Canadian Hunter, Union Pacific Resources or Tennessee Gas Pipeline Company failed to satisfy their obligations to supply and transport natural gas to the project, no assurance can be given that there will not be a disruption of supply or that cost increases will not result.

Risks Arising from Regulation and Deregulation--If Orange L.P. and its customers and suppliers are not able to comply with regulatory standards, the operations of the project and the steam plant would be adversely affected.

   Orange L.P., as well as its customers and suppliers, are required to comply with many federal, state and local statutory and regulatory standards and to maintain permits and governmental approvals required to operate the project and the steam plant. Some of these permits and governmental approvals contain specific conditions. We cannot assure you that:

 . Orange L.P. and the operator will be able to operate the project and the steam plant and perform under Orange L.P.'s contracts with third parties in the future in accordance with applicable permits, governmental approvals, conditions or regulations, or that the conditions contained in these permits or governmental approvals will not change;

 . Orange L.P.'s customers and suppliers will be able to perform under their contracts with Orange L.P. in the future and in accordance with their applicable permits, governmental approvals, conditions or regulations, or that the conditions contained in these permits or governmental approvals will not change; and

 . changes in laws or regulations (including, but not limited to, taxes and environmental laws) that may occur will not impose more stringent or comprehensive requirements on the operation or maintenance of the project, resulting in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to the project or the steam plant, or expose Orange L.P. to liabilities for previous actions taken in compliance with laws in effect at the time or for actions taken by or conditions caused by third parties.

Uncertainties Associated with Insurance--Insurance proceeds might not be enough to satisfy our obligations under the notes in the event of a material loss.

   Orange L.P. currently maintains property, business interruption, catastrophic and general liability insurance for the project and the steam plant. If an insurable loss occurs with respect to the project, the proceeds of property insurance will be paid to the collateral agent to be held by the collateral agent and will be applied as required under the indenture and the Deposit and Disbursement Agreement. The collateral agent will apply proceeds of insurance relating to the steam plant required under the steam plant operating agreement with Syracuse University as provided in the steam plant operating agreement. We cannot assure you that this insurance coverage will be available in the future at commercially reasonable costs or terms or that the amounts for which the project or the steam plant is or will be insured will cover all potential losses.

   Orange L.P. has title insurance policies in the amount of $68.0 million in favor of the collateral agent with respect to the first mortgage on, among other things, the interest of the City of Syracuse Industrial Development Agency, which we call SIDA, under the ground lease and easement agreements and Orange L.P.'s interest under the lease and sublease agreement. Primarily because of the nature of the rights obtained from Syracuse University and SIDA, the insurance coverage afforded by such policies may be narrower, and the exceptions to coverage may be broader, than those which are commonly provided in transactions of this nature. The title insurance policy includes affirmative assurance that all New York mortgage and recording tax required to be paid with respect to the first mortgage has been paid. In fact, no mortgage recording tax will be paid, because the first mortgage will include SIDA as a mortgagor and will be recorded pursuant to New York Tax Commission and Controller opinions to the effect that mortgages similar to the first mortgage given by SIDA and similar industrial development agencies are entitled to exemption from the mortgage recording tax. If in fact mortgage recording tax is due with respect to the first mortgage and is not paid, the first mortgage and the notes will not be able to be enforced until the mortgage recording tax is paid. While failure to pay the mortgage recording tax and certain other possible title losses will be covered by the title insurance policy, no one can assure you that the title insurer or its reinsurers will be able to satisfy any claims which may be made under the title insurance policy, or that the coverage amounts would be sufficient to satisfy amounts outstanding under the notes at any time.

Risks Relating to Exercise of Remedies--The collateral agent's ability to foreclose on Orange L.P.'s assets may be limited by bankruptcy law and depends on Orange L.P.'s being able to obtain the consents of third parties and on the collateral agent's or any acquiror's being able to obtain new permits and governmental approvals.

   Certain assets comprising the collateral securing the notes require the consent of third parties as a condition to their transfer or utilization upon or following a foreclosure. No one can assure you that these third parties will give their consent or cooperation when asked to facilitate a transfer of assets or operating rights to the collateral agent or any other person upon or following a foreclosure. Accordingly, although our obligations under the notes will be secured by liens on all of Orange L.P.'s material rights and assets, the collateral agent may not have the ability to foreclose upon all of these pledges and liens without these consents or, following a foreclosure, to operate or utilize such assets.

   Some of the permits and governmental approvals that serve as collateral for the notes are not transferable. Upon or following a foreclosure, the acquiror of the project would have to apply for new permits and governmental approvals in order to continue operation of the project and the steam plant. Any delays or inability in obtaining such new permits or appeals could reduce the proceeds available to the holders of notes in the event of a foreclosure.

   The right of the collateral agent to repossess and dispose of the collateral if an event of default occurs is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us prior to the collateral agent's having repossessed and disposed of the collateral. Under the federal bankruptcy code, a secured creditor such as the collateral agent may be prohibited from repossessing or disposing of its security from a debtor in a bankruptcy case, and any action allowed to be taken by the collateral agent to recover its security may be significantly delayed. During any such delay the value of the collateral may diminish. It is also possible that Orange L.P. could seek to oppose any exercise of repossession rights.

   If a bankruptcy case is commenced by or against any party to the project documents other than Orange L.P., all or part of the project documents also could possibly be rejected pursuant to section 365 or section 1123 of the federal bankruptcy code by such other parties or trustees appointed in such bankruptcy cases and, therefore, not be specifically enforceable. If the lease and sublease agreement is rejected in a bankruptcy case with respect to SIDA, or the ground lease is rejected in a bankruptcy case with respect to Syracuse University, under section 365(h) of the federal bankruptcy code, Orange L.P. may be able to retain its rights under such leases (including rights such as those relating to the amount and timing of payment of rent and other amounts payable under the ground lease and any right of use, possession, quiet enjoyment, subletting, assignment or hypothecation) that are appurtenant to the real property covered by the ground lease for the balance of the term and any renewal or extension term enforceable under non-bankruptcy law. While section 365(h) rights exist under the current federal bankruptcy code, there can be no assurance that section 365(h) will not be changed to Orange L.P.'s detriment, or that Orange L.P. or the collateral agent as its assignee will be able to enforce (pursuant to section 365(h)) all of Orange L.P.'s rights under the lease and sublease agreement or the ground lease (including specifically Orange L.P.'s right to purchase SIDA's interest in the project for one dollar).

   Orange L.P.'s ability to continue to operate and maintain possession of the project as collateral for the holders of the notes depends upon the master lease and the ground lease remaining in effect. If Syracuse University properly terminates the ground lease, it has the right to take possession of the Project and the premises without any obligation to pay the notes. If SIDA terminates the lease and sublease agreement, SIDA has the right and obligation to convey its interest in the project to Orange L.P. for one dollar, in which event the PILOT Agreement would terminate. For a discussion of events which could result in the termination of the ground lease or the lease and sublease agreement, see "Summary Descriptions of the Principal Agreements Relating to the Project-- Ground Lease Arrangement--Events of Default; Termination of Ground Lease" on page 63 and "--Ground Lease Arrangement-- Termination of Master Lease, Reconveyance of the Project" on page 64. See also "--University Consent and Agreement," on page 64 "--SIDA Consent and Agreement" on page 66 and "--PILOT Consent and Agreement" on page 69 for a discussion of provisions mitigating these termination risks, including provisions requiring Syracuse University, SIDA and the City of Syracuse to offer the collateral agent a new ground lease, lease and Sublease Agreement and PILOT Agreement, respectively.

New Management of the Project and the Steam Plant--The new managing partner may not be able to manage the project and the steam plant effectively.

   NCP Energy, Inc., a wholly owned subsidiary of GPU International, Inc., under a management agreement with NCP Syracuse, Orange L.P.'s former general partner, served as attorney-in-fact for Orange L.P. In that role, NCP Energy made most of the day-to-day business decisions relating to the management of the project and the steam plant since 1995. Niagara Mohawk Energy Marketing now serves as asset manager of the project and the steam plant under an asset management agreement and a related limited agency agreement, and GE International operates and maintains the project and the steam plant under the operation and maintenance agreement. If the project or the steam plant is not managed effectively, Orange L.P.'s business, financial condition and results of operations could be materially and adversely affected. See "Business--Operation and Maintenance" on page 43 and "--Asset Management" on page 44.

Uncertainties of Estimates, Projections and Assumptions--Our estimates, projections and assumptions could prove to be incorrect.

   In connection with the issuance of the old notes, we prepared certain estimates, projections and assumptions to approximate the revenue generation capability of the project and the steam plant and the associated costs, and provided them to the independent engineer. The independent engineer evaluated the reasonableness of these projections in light of the technical operating parameters of the project and steam plant, the operations and maintenance budgets of the project and steam plant, and the related assumptions and forecasts contained therein. The independent engineer based its evaluations on its inspection and review of certain technical, environmental, economic and regulatory aspects of the project and steam plant. The independent engineer's report contains a discussion of the assumptions and forecasts used in preparing the projections, which concern the operations and maintenance budgets of the project and steam plant.

   For purposes of preparing the projections, we made certain assumptions about general business and economic conditions, such as real property and sales taxes payable by Orange L.P. and other persons, and about numerous other material contingencies and matters that are not within our control or the control of any other person and the outcome of which we cannot predict with any expectation of complete accuracy. We also made assumptions concerning operations and maintenance costs under the operation and maintenance agreement. You should be aware that assumptions are inherently subject to significant uncertainties, and actual results will differ, perhaps materially, from those projected. Accordingly, the projections are not necessarily indicative of future performance, and we do not assume any responsibility for the accuracy of the projections.

   In particular, in preparing the projections, we have assumed that we will not be required to incur any costs under provisions of the steam plant operating agreement that make us responsible for rebuilding the steam boilers in the steam plant and related apparatus and equipment when necessary. Under the terms of the steam plant operating agreement, the replacement costs of the steam boilers are assumed to be approximately $11.9 million. Although based on information currently available to us we believe that the cost to rebuild or replace the steam boilers is substantially less than this amount, we have not obtained any formal bids or estimates from engineers. We deposited $3.5 million in the capital expenditure reserve account. We have requested the Independent Engineer to recalculate the projections to include the cost of the steam boiler life extension program, which we expect to be substantially less than $3.5 million. Following the recalculation of the projections, any amount in excess of the discounted value of the estimated required capital expenditures for the steam boiler life extension program based on the revised projections may, subject to the terms of the notes, be released from the capital expenditure reserve account. We cannot assure you that the actual cost of the steam boiler life extension program will equal the amount set forth in the revised projections or that the life extension program will be adequate to defer our obligation, if any, to rebuild the steam boilers beyond the term of the notes. As a result, after release of the excess amounts from the capital expenditure reserve account, we cannot assure you that the project will generate sufficient cash to rebuild or replace the steam boilers and meet our other obligations, including our obligations with respect to the notes. If we defaulted on our obligation to rebuild or replace the steam boilers, Syracuse University has the benefit of a guaranty of those obligations given by General Electric Company. If Syracuse University were forced to call on this guaranty and General Electric Company were forced to perform under it, General Electric Company would have a subrogation claim against us for the amounts it spends to discharge its obligations under the guaranty. We cannot assure you that we will have the resources to pay the subrogation claim.

   In order to provide for satisfaction of our obligation and the obligations of G.A.S. Orange Partners, L.P., or GAS LP, or pursuant to a settlement with Kronish, Lieb, Weiner & Hellman, former counsel to Adam Victor and GAS LP, the controlling persons of Orange L.P., we have deposited $3.0 million in the stipulation reserve account. We and GAS LP have agreed for the benefit of the holders of the notes that we and GAS LP will honor these obligations, and we believe that the amounts in the Stipulation Reserve Account together with other cash distributable to our partners will be adequate to meet those obligations. We cannot assure you, however, that this will be the case. See "Business-- Ownership of Orange L.P. Following Acquisition and Merger" on page 45.

   We do not make any representation or warranty about the likely existence of any particular future set of facts or circumstances, and you should not place undue reliance on the projections or the independent engineer's report. If actual results are less favorable than those shown or if the estimates and assumptions used in formulating the projections prove to be incorrect, Orange L.P.'s financial performance may be less favorable than that set forth in the projections. As a consequence, our ability to make payments of principal, premium, if any, and interest on the notes when due could be adversely affected.

   We prepared the projections contained in the independent engineer's report based on our present knowledge and assumptions. Deloitte & Touche LLP, the independent auditors of Orange, L.P., has not examined, compiled or performed any procedures with respect to the projections. Accordingly, Deloitte & Touche LLP does not express any opinion or other form of assurance with respect to the projections. Deloitte & Touche LLP's report included in this prospectus relates solely to Orange L.P.'s historical financial information. That report does not extend to the projections contained in the independent engineer's report. Neither we nor the independent engineer intend to provide to the holders of the notes any projections or to evaluate any projections other than the projections set forth in the Independent engineer's report.

Risks that Transfers of the Proceeds of the Offering could be Deemed Fraudulent Conveyances--A court could decide in connection with a bankruptcy proceeding that transfers made in connection with the offering of the notes are fraudulent conveyances.

   Our payment to GAS Orange of a distribution of the proceeds from the sale of the old notes may be subject to review under federal and state fraudulent conveyance laws in a bankruptcy case involving, or a lawsuit commenced by or on behalf of, our unpaid creditors. Under those laws, if a court were to find that at the time the notes were issued, either (a) we had incurred the indebtedness under the notes with the intent of delaying or defrauding creditors or (b) we received less than reasonably equivalent value or fair consideration for the notes and (i) were insolvent or rendered insolvent by reason of such transaction; (ii) were engaged in a business or transaction for which the assets remaining with us, constituted and unreasonably small capital; or (iii) intended to incur, or believed that we would incur, debts that we would be unable to pay when due, the court could subordinate the notes to our present or future indebtedness, void the issuance of some or all of the debt under the notes, direct the repayment of any amounts paid for the notes to us or to a fund for the benefit of our creditors, or take other action which could be detrimental to the holders of the notes.

   We believe that the indebtedness represented by the notes is being incurred for proper purposes and in good faith and that we were and are solvent under the standards described above and that we had, have and will have sufficient capital for carrying on our business and were, are and will be able to pay our debts as they mature. We cannot assure you, however, that a court would reach the same conclusions.

Year 2000 Problems--Orange L.P. could be materially adversely affected by unanticipated Year 2000 compliance problems.

   Orange L.P. implemented a plan in 1999 to resolve the potential impact of the Year 2000 issue on the processing of information in its computer systems and in its control systems. As a result, at the end of 1999, the operations of Orange L.P.'s computer and control systems were not disrupted on account of any Year 2000 compliance problems. No one can assure you, however, that Orange L.P. will not experience material disruptions in its operations as a result of Year 2000 non-compliance problems that may occur in the future.

   Orange L.P. has also worked with third parties, including Niagara Mohawk and Syracuse University, to identify and assess the potential impact that this issue may have on its relationship with these parties. If Niagara Mohawk fails to fulfill its contractual obligations under the amended power purchase agreement because it failed to resolve its own Year 2000 issues, or Syracuse University fails to fulfill its contractual obligations under the Steam Contract or otherwise because it failed to resolve its own Year 2000 issues, these circumstances could have a material adverse effect on Orange L.P.'s revenues and our ability to make payments under the notes. While Orange L.P. intends to continue to work with Niagara Mohawk and other third parties to minimize any potential remaining Year 2000 problems, no one can assure you that these issues will be resolved to its satisfaction or that Orange L.P. will not experience a material adverse effect to its operations from unanticipated Year 2000 issues or problems, including failure to resolve Year 2000 issues in a timely manner, or delays or changes in the estimated time of their compliance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue" on page 34.

Financing a Change of Control Offer--We may not have the funds necessary to finance a change of control offer which may be required under the indenture.

   If a change of control event occurs, we will be required under the indenture to offer to repurchase all outstanding notes. No one can assure you that we will have sufficient funds at the time of a change of control to be able to make the required repurchases of the notes. See "Description of Notes--Repurchase at the Option of Holders upon a Change of Control" on page 106.

Risk Factors Relating to the Exchange Offer.

If you do not exchange your old notes in the exchange offer, you may not ever be able to sell them.

   It may be difficult for you to sell old notes that are not exchanged in the exchange offer. Those notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws.

   If you do not tender your old notes or if we do not accept some of your old notes, those notes will continue to be subject to the transfer and exchange restrictions in:

 .  the indenture,

 .  the legend on the old notes, and

 .  the offering memorandum relating to the old notes.

The restrictions on transfer of the old notes arise because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the old notes under the Securities Act. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

You cannot be sure that an active trading market will develop for these notes.

     The new notes are being offered to the holders of the old notes only. There is no public market for the new notes. The new notes could trade at prices that may be higher or lower than the initial offering price of the old notes. The liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for similar securities, existing interest rates and by our operating results.

                          FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements. All statements other than statements of historical facts included in this prospectus regarding industry prospects, our prospects and our financial position are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot give you any assurance that our expectations will prove to be correct. We have based these statements on our beliefs, assumptions and expectations and on information currently available to us. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by these statements. Forward-looking statements are not guarantees of performance.

   We have identified some of these risks, uncertainties and other important factors in "Risk Factors," in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the assumptions made by our independent engineer in its report, a copy of which is included in this prospectus. You should also consider, among others, the following important factors:

 .  general economic and business conditions in the United States;

 . changes in governmental regulations affecting Orange L.P., the project and the United States electric power industry;

 .  general industry trends;

 .  changes to the competitive environment;

 .  power costs and resource availability;

 . changes in business strategy, development plans or vendor relationships, or in Orange L.P.'s relationship with Niagara Mohawk;

 .  availability, terms and deployment of capital; and

 .  availability of qualified personnel.

   These forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange offer.



                                CAPITALIZATION

   Funding L.P. was formed on November 12, 1999 and did not engage in any operations before it merged with and into Orange L.P. on December 6, 1999. Capital Co. was formed on November 10, 1999 and has not engaged in any operations since its formation. The following table sets forth the historical capitalization of Orange L.P. as of September 30, 1999 and on an adjusted basis to give effect to the offering of the old notes, GAS Orange's acquisition of partnership interests in Orange L.P. and the merger of Funding L.P. into Orange L.P., as if they had occurred on September 30, 1999. The information set forth below should be read in conjunction with Orange L.P.'s Unaudited Pro Forma Condensed Financial Data, Orange L.P.'s historical financial statements and the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this prospectus.

                        PROJECT ORANGE ASSOCIATES, L.P.


                                                                                            As of
                                                                                      September 30, 1999
                                                                               ------------------------------
                                                                                     (Dollars in thousands)
                                                                                   Actual         As Adjusted
Unrestricted cash.......................................................            $ 5,138           $  4,246
Restricted cash.........................................................             12,604             13,830
                                                                                    =======           ========
Senior secured notes....................................................               $ --           $ 68,000
Tax Distribution Note to NCP and SOP (a)................................                 --                293
                                                                                    -------           --------
     Total debt.........................................................               $ --           $ 68,293

Partners' capital.......................................................             17,427            (30,493)
                                                                                    -------           --------
     Total capitalization...............................................            $17,427           $ 37,800
                                                                                    =======           ========

__________
(a) Total debt includes the aggregate principal amount of notes to be issued to each of NCP Syracuse and Syracuse Orange Partners pursuant to the partnership interest purchase agreement in payment of the balance of their respective tax liability for income of Orange L.P. allocated to them from July 1, 1999 to December 6, 1999, the date of closing of the acquisition. Pursuant to the partnership interest purchase agreement, an aggregate distribution of $684,661 was paid to NCP Syracuse and Syracuse Orange Partners on the closing date immediately prior to consummation of the acquisition. The aggregate principal amount of these notes is currently estimated to be $293,425 and will be payable at the time that NCP Syracuse and Syracuse Orange Partners pay their respective tax liabilities. We cannot assure you, however, that Orange L.P.'s obligations under these notes will not be greater than currently estimated.

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

   The following table shows our selected historical and pro forma financial data for the periods indicated. The selected financial data for the nine months ended September 30, 1998 and 1999 was derived from our unaudited financial statements, which, in our opinion, have been prepared in a manner consistent with the audited financial statements for the five years ended December 31, 1998. Financial results for the nine months ended September 30, 1999 are not necessarily indicative of results which may be expected for the full year. The selected financial data for the five years ended December 31, 1998 are derived from our audited financial statements. This selected data is qualified in its entirety by the more detailed information and financial statements, including the related notes, included in this prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

   Our unaudited summary pro forma financial data set forth below are based on our historical financial statements as adjusted to give effect to the offering of the old notes, GAS Orange's acquisition of partnership interests in Orange L.P. and the merger of Funding L.P. with and into Orange L.P. The pro forma income statement and other data for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the offering of the old notes, the acquisition, and the merger as if they had occurred on January 1, 1998 and January 1, 1999, respectively. The pro forma balance sheet data as of September 30, 1999 have been derived as if the offering of the old notes, the acquisition and the merger occurred on and as of September 30, 1999. The pro forma adjustments are based upon available information and upon assumptions that management believes are reasonable under the circumstances. The pro forma financial statements do not purport to represent what our actual results of operations or actual financial position would have been if the offering of the old notes, the acquisition and the merger had occurred on those dates or to project our results of operations or financial position for any future period or date. The following pro forma financial data should be read in conjunction with the "Unaudited Pro Forma Condensed Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our financial statements and the related notes included in this prospectus.

                        PROJECT ORANGE ASSOCIATES, L.P.


                                                          Year Ended December 31                           Nine Months Ended
                                          -----------------------------------------                   -----------------------------
                                                                                                              September 30,
                                                                                                        ------------------------
                                                                                              Pro                            Pro
                                                                                            Forma(c)                       Forma(c)
                                            1994     1995       1996      1997    1998(d)    1998      1998      1999        1999
                                                                      (Dollars in thousands)
Income Statement Data:
 Revenues
 Energy revenues........................  $40,364   $ 36,690   $40,801   $37,304   $41,308   $41,308  $29,933   $28,949     $28,949
 Steam revenues.........................    3,634      2,986     3,322     3,194     2,693     2,693    1,932     2,104       2,104
 Deferred amortization income...........       --         --        --        --     7,666     2,666    3,833    11,500      11,500
                                          -------   --------   -------   -------   -------   -------  -------   -------     -------
   Total revenues.......................   43,998     39,676    44,123    40,498    51,667    51,667   35,698    42,553      42,553
                                          -------   --------   -------   -------   -------   -------  -------   -------     -------
 Operating Expenses
 Operating and maintenance expenses.....   23,800     18,466    19,276    17,595    18,095    18,145   13,470     8,490       8,528
 Other operating expenses...............       --      2,837     3,153     4,218     5,419     5,419    5,031     6,182       6,182
 Depreciation...........................    3,063      3,121     3,153     3,221     6,718     6,718    4,170     7,498       7,498
 Amortizationswap contract..............       --         --        --        --     4,382     4,382    2,191     7,622       7,022
 Amortizationprepaid gas supply.........    2,385      2,659     3,529     3,897     4,895     4,895    3,474     2,671       2,671
                                          -------   --------   -------   -------   -------   -------  -------   -------     -------
   Total cost of operations.............   29,248     27,583    29,260    28,931    39,509    39,559   28,336    31,863      31,901
                                          -------   --------   -------   -------   -------   -------  -------   -------     -------
 Operating income.......................   14,750     12,093    14,863    11,567    12,158    12,108    7,362    10,690      10,652
                                          -------   --------   -------   -------   -------   -------  -------   -------     -------
 Interest expense.......................   15,596     15,333    15,063    14,694     7,364     7,411    7,364       --        5,558
 Amortizationdebt issuance costs........       --         --        --        --        --       997       --       --          747
 Interest income........................     (237)       294      (262)     (438)     (235)     (235)    (142)     (180)       (180)
 Other (income)/expense.................       --         --        --        --        --       978       --       --          734
                                                               -------   -------   -------   -------  -------   -------     -------
 Net income (loss)......................    ($609)   ($2,946)  $    62   $(2,689   $ 5,029   $ 2,957  $   140   $10,870     $ 3,794
                                          =======   ========   =======   =======   =======   =======  =======   =======     =======
Other Data:
 EBITDA(a)..............................  $20,198   $ 17,873   $21,545   $18,685   $20,487   $20,437  $13,364   $16,381     $16,344
 Capital expenditures...................  $    --   $     --   $         $    40   $    44   $    44  $    44   $   437     $   437
 Ratio of earnings to fixed charges(b)..     1.0x       0.8x      1.0x      0.8x      1.7x      1.4x     1.0x       N/A         N/A

                                                             As of December 31,                              As of September 30,
                                                 ----------------------------------------              -----------------------------
                                               1994      1995      1996      1997     1998(d)            1998      1999      1999
                                                                                (Dollars in thousands)
Balance Sheet Data:
 Cash and cash equivalents  ..............   $  4,672  $  1,314  $  5,149  $  5,615  $  6,683          $ 12,355  $  5,138  $  4,246
 Restricted cash and cash equivalents  ...      5,948     8,130    10,494    13,062    12,603            11,906    12,604    13,830
 Property, plant & equipment, net  .......    114,306   111,185   108,032   104,851    98,177           100,724    91,116    91,116
 Total assets  ...........................    212,609   202,322   202,498   199,582   257,940           269,039   238,593   247,084
 Current liabilities  ....................      8,363     9,254    11,104    14,558    29,369            31,567    39,664    34,875
 Long-term debt  .........................    167,562   164,062   160,030   153,942        --                --        --    61,200
 Total liabilities  ......................    181,794   180,452   180,566   180,339   241,434           249,656   221,166   277,577
 Total partners' capital  ................   $ 30,815  $ 21,870  $ 21,932  $ 19,243  $ 16,506          $ 19,383  $ 17,427  $(30,493)

_______________________
(a) EBITDA is defined as earnings before interest expense, depreciation, and amortization expenses related to prepaid gas, the swap contract, and debt issuance costs, and excluding deferred amortization income. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. You should not consider EBITDA as an alternative to net income or operating income, as an indicator of our operating performance or other operations or cash flow data prepared in accordance with generally accepted accounting principles, or as an alternative to cash flow as measure of liquidity. Other entities may calculate EBITDA differently and therefore EBITDA as determined by other entities may not be comparable.
(b) The ratio of earnings (net income/loss plus interest charges) to fixed charges is computed by dividing earnings by fixed charges. Fixed charges include interest expense and amortization of capitalized expenses related to indebtedness. The deficiency in earnings for the year ended December 31, 1997 and 1995 was $2,689,000 and $3,534,000, respectively.
(c) The pro forma financial data for the year ended December 31, 1998 and the nine-month period ended September 30, 1999 reflects interest expense using a coupon of 10.5% and amortization of debt issuance costs as if the debt were issued at the beginning of such respective periods.
(d) During 1998, we completed the master restructuring agreement with Niagara Mohawk, which amended our power purchase agreement. See "Summary Descriptions of the Principal Agreements Relating to the Project--Amended Power Purchase Agreement."

                 UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

   The following unaudited pro forma condensed financial statements are based on our historical financial statements, as adjusted to give effect to (i) the offering of the old notes; (ii) GAS Orange's acquisition of partnership interests in Orange L.P.; and (iii) the merger of Funding L.P. with and into Orange L.P., assuming that these transactions occurred on the date of the balance sheet and at the beginning of the periods with respect to which the financial information is provided.

   The pro forma financial statements and accompanying notes are derived from and should be read in conjunction with our historical audited financial statements and the related notes included in this prospectus. The pro forma financial statements are presented for informational purposes only and do not purport to represent what Orange L.P.'s financial position or results of operations would actually have been if the offering of the old notes, the acquisition and the merger, had occurred on the dates indicated, or to Orange L.P.'s financial position or results of operations at any future date or for any future period. However, the pro forma financial statements contain, in our opinion, all adjustments necessary for a fair presentation.

                        PROJECT ORANGE ASSOCIATES, L.P.
                 Unaudited Pro Forma Statements of Operations
                       For Year Ended December 31, 1998
                            (Dollars in thousands)

                                                                                                      Pro Forma
                                                                                      ----------------------------------
                                                                                                                  As
                                                                              Actual         Adjustments       Adjusted
Income Statement Data:
Revenues
   Energy revenues......................................................         $41,308               --          $41,308
   Steam revenues.......................................................           2,693               --            2,693
   Deferred amortization income  .                                                 7,666               --            7,666
                                                                            ------------      ------------    ------------
       Total revenues...................................................          51,667               --           51,667
                                                                            ------------      ------------    ------------
Operating Expenses
   Operating and maintenance
      expenses..........................................................         $18,095               50 (a)       18,145
   Other operating expenses.............................................           5,419               --            5,419
   Depreciation.........................................................           6,718               --            6,718
   Amortization - Swap contract.........................................           4,382               --            4,382
   Amortization - Prepaid gas
      supply............................................................           4,895               --            4,895
                                                                            ------------      ------------    ------------
      Total cost of operations..........................................          39,509               50 (a)       39,559
                                                                            ------------      ------------    ------------
   Operating income.....................................................          12,158              (50)          12,108
                                                                            ------------      ------------    ------------
   Interest expense.....................................................           7,364               47 (b)        7,411
   Amortization -
      debt issuance costs...............................................             $--              997 (c)          997
   Interest income......................................................            (235)              --             (235)
   Other (income)/expense...............................................              --              978 (d)          978
                                                                            ------------      -----------     ------------
   Net income (loss)....................................................         $ 5,029           $2,072          $ 2,957
                                                                                 =======        =========          =======
Other Data:
   EBITDA...............................................................         $20,487               --          $20,437
   Capital expenditures.................................................         $    44               --          $    44
   Ratio of earnings to fixed charges                                                N/A                               1.4

(a) Reflects the net additional amount of $50,000 owed to GE International in respect of the membership fee for participating in the GE lease engine program. The total membership fee is $350,000, from which the annual fee of $300,000 paid by Orange L.P. to GE International under the Operation & Maintenance agreement is deducted.

(b) Reflects the incremental estimated interest expense for the first twelve months associated with the old notes assuming a coupon of 10.5%. Total interest expense for the first 12 months is $7.4 million.

(c) Reflects amortization of debt issuance costs, including discount at issuance associated with the offering of the old notes during the first twelve months.

(d) Reflects the tax distribution amount representing the respective tax liabilities for income of Orange L.P. allocated to NCP Syracuse and SOP from July 1, 1999 to December 6, 1999.

                        PROJECT ORANGE ASSOCIATES, L.P.
                 Unaudited Pro Forma Statements of Operations
                   For Nine Months Ended September 30, 1999
                            (Dollars in thousands)

                                                                                                     Pro Forma
                                                                                     --------------------------------------
                                                                                                                 As
                                                                            Actual         Adjustments        Adjusted
Income Statement Data:
Revenues
   Energy revenues....................................................        $28,949            --              $28,949
   Steam revenues.....................................................          2,104            --                2,104
   Deferred amortization income.......................................         11,500            --               11,500
                                                                              -------   -----------              -------
       Total revenues.................................................         42,553            --               42,553
                                                                              -------   -----------              -------
Operating Expenses
   Operating and maintenance
     expenses.........................................................          8,490            38 (a)            8,528
   Other operating expenses...........................................          6,182            --                6,182
   Depreciation.......................................................          7,498            --                7,498
   Amortization -- Swap contract......................................          7,022            --                7,022
   Amortization -- Prepaid gas
      supply..........................................................          2,671            --                2,671
                                                                                        -----------              -------
       Total cost of operations.......................................         31,863            38               31,901
                                                                              -------   -----------              -------
   Operating income...................................................         10,690           (38)              10,652
                                                                              -------   -----------              -------
   Interest expense...................................................        $    --         5,558 (b)            5,558
   Amortization --
   debt issuance costs................................................                          747 (c)              747
   Interest income....................................................           (180)           --                 (180)
   Other (income)/expense.............................................        $    --           733 (d)              733
                                                                              -------   -----------              -------
   Net income (loss)..................................................        $10,870       ($7,076)             $ 3,794
                                                                              =======   ===========              =======

Other Data:
   EBITDA.............................................................        $16,381            --              $16,344
   Capital expenditures...............................................        $   437            --              $   437
   Ratio of earnings to fixed charges.................................          N/A                                 1.7x

(a) Reflects the net additional amount of $50,000 owed to GE International in respect of the membership fee for participating in the GE lease engine program. The total membership fee is $350,000, from which the annual fee of $300,000 paid by Orange L.P. to G.E. International under the operations and maintenance agreement is deducted.

(b) Reflects the estimated interest expense for the first nine months associated with the old notes using a coupon of 10.5%.

(c) Reflects amortization of debt issuance costs, including discount at issuance associated with the offering of the old notes for nine months.

(d) Reflects the tax distribution amount representing the respective tax liabilities for income of Orange L.P. allocated to NCP Syracuse and SOP from July 1, 1999 to December 6, 1999.

                        PROJECT ORANGE ASSOCIATES, L.P.
                  Unaudited Pro Forma Condensed Balance Sheet
                           As of September 30, 1999
                            (Dollars in thousands)

                                                                                                Pro Forma
                                                                      --------------------------------------------------------------
                                                                                                                   As
                                                            Actual                 Adjustments                  Adjusted
Assets
Current Assets:
Cash and cash equivalents.................................    $  5,138        $46,735 (a)           $47,627 (b)     $  4,246
Restricted cash and cash equivalents......................      11,897          6,158 (c)                --           18,055
Accounts receivable.......................................       2,614             --                    --            2,614
Prepaid expenses and other assets.........................         408            350 (e)                --              758
                                                              --------        -------               -------         --------
  Total Current Assets....................................      20,057         53,243                47,627           25,673
                                                              --------        -------               -------         --------
Non Current Assets:
Restricted cash and cash equivalents......................         707          6,950 (f)            11,882 (g)       (4,225)
Indexed Swap Agreement....................................      71,750             --                    --           71,750
Property, plant & equipment...............................      91,116             --                    --           91,116
Prepaid gas supply, net...................................      54,963             --                    --           54,963
Debt issuance costs.......................................          --          7,807 (h)                --            7,807
                                                              --------        -------               -------         --------
Total Non-Current Assets..................................     218,536         14,757                11,882          221,411
                                                              --------        -------               -------         --------
     Total Assets.........................................    $238,593        $68,000               $59,509         $247,084
                                                              ========        =======               =======         ========
Liabilities and Partners' Capital
Current Liabilities:
Accounts payable and accrued liabilities..................    $  3,359        $    --               $    --         $  3,359
Current portion of long-term debt.........................          --             --                 6,800 (i)        6,800
Tax Note..................................................          --             --                   293 (d)          293
Deferred gas payments.....................................      11,882         11,882 (j)                --               --
Deferred revenue -- Master Restructuring Agreement........      24,423             --                    --           24,423
                                                              --------        -------               -------         --------
Total Current Liabilities.................................      39,664         11,882                 7,093           34,875
                                                              --------        -------               -------         --------

Long-Term Liabilities:
  Long-term debt..........................................          --             --                61,200 (i)       61,200
Deferred revenue -- Master Restructuring Agreement........     181,502             --                    --          181,502
                                                              --------        -------               -------         --------
     Total Long-Term Liabilities..........................     181,502             --                61,200          242,702
                                                              --------        -------               -------         --------

Partners' capital.........................................      17,427         47,920  (b) (d)            --           (30,493)
                                                              --------        -------                -------          --------
Total Liabilities and Partners' Capital...................    $238,593        $59,802                $68,293          $247,084
                                                              ========        =======                =======          ========

(a) Reflects the gross proceeds of $68 million from the offering of the notes, net of: (i) $6.65 million in transaction costs and other payments; (ii) $6.2 million required to fund the debt service reserve account; (iii) $3.5 million required to fund the capital expenditure reserve account; (iv) $3 million required to fund the stipulation escrow account; (v) $450,000 representing 50% of the estimated amount of the casualty insurance claim for property damages; and (vi) $350,000 reflecting the prepayment of fees owed to the GE lease engine program pursuant to the terms of the notes.

(b) Reflects: (i) $46 million of distributions made to GAS Orange to fund its obligation to acquire a 1% general partnership interest and an 89% limited partnership interest in Orange L.P. pursuant to the partnership interest purchase agreement; (ii) $684,661 of distributions made to NCP Syracuse and Syracuse Orange Partners, representing 70% of the respective tax liability for income of Orange L.P. allocated to NCP Syracuse and Syracuse Orange Partners from July 1, 1999 to December 6, 1999 (Refer to footnote (d) below); (iii) $942,000 of distributions made to

     NCP Syracuse and Syracuse Orange Partners representing certain adjustments to the cash purchase price pursuant to the partnership interest purchase agreement

(c) Reflects the $6.2 million required to fund the debt service reserve account pursuant to the notes.

(d) Reflects the $978,087 of tax liability for income of Orange L.P. allocated to NCP Syracuse and SOP from July 1, 1999 to December 6, 1999. This amount is reduced from the partners' capital. As per the partnership interest purchase agreement, 70% of this amount ($684,661) was paid in cash on the date of closing, while the balance (approximately $293,425) will be paid when the actual tax returns of these two entities are available. A tax note will be issued to these two entities for this amount.

(e) Reflects the prepayment of fees owed to GE Industrial Aeroderivative Engines Division with respect to the lease engine program pursuant to the terms of the notes.

(f) Reflects the $3.5 million required to fund the capital expenditure reserve account, $3 million required to fund the stipulation reserve account, and $450,000 required to be reserved of the estimated amount of an insurance claim payable to Orange L.P.

(g) Reflects the release and distribution at the closing of the offering of the old notes of $11.9 million of cash held in escrow for the benefit of Canadian Hunter pursuant to the gas purchase agreement. Funds are comprised of the maximum deferred principal amount equal to $11.3 million and $607,934 of deferred gas payments relating to the nine months ended September 30, 1999. Refer to footnote (j) below.

(h) Reflects the establishment of capitalized transaction fees and expenses, including $1.2 million of discount at issuance incurred in connection with the offering of the old notes. The issuance costs will be amortized over the life of the notes.

(i) Reflects the offering of $68.0 million of notes. The current portion of long term debt relates to the two semi-annual principal payments due within the next twelve months.

(j) The deferred gas payment liability reflects the maximum deferred payment principal amount of $11,280,000 as per the gas purchase agreement. In addition the amount includes accrued payments for the nine months ended September 30, 1999 comprised of a $470,000 quarterly payment and accrued interest of $133,000. This liability was extinguished upon the entire proceeds of the deferred gas payments restricted cash account being paid out to Canadian Hunter at the closing of the offering on the notes. Refer to footnote (g) above.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

   The following discussion and analysis relates to the financial condition and results of operations of Orange L.P. and should be read in conjunction with "Selected Historical and Pro Forma Financial Data" and the audited historical financial statements of Orange L.P., and the related notes, included in this prospectus. Except for the historical financial information contained herein, this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of GAS Orange's plans, objectives, expectations and intentions for Orange L.P. Orange L.P.'s actual financial results could differ materially from those discussed. Issues that could cause or influence differences include those discussed under the headings below as well as those discussed under "Risk Factors."


General

   Orange L.P. is a limited partnership formed for the purpose of constructing, owning and operating the project. The project generates electricity for sale pursuant to the amended power purchase agreement, which expires no later than June 30, 2008. The project also sells steam to Syracuse University for its steam distribution systems pursuant to a steam contract with a stated expiration date in July 2032.


Principal Contracts

   Master Restructuring Agreement. On June 30, 1998, Niagara Mohawk consummated the master restructuring agreement under which 27 of its power purchase agreements with independent power producers were terminated and amended and restated, resulting in lump sum cash payments to those independent power producers and/or new contracts with Niagara Mohawk. In connection with the master restructuring agreement, Niagara Mohawk and Orange L.P. amended and restated their existing power purchase agreement, replacing it with a power put agreement and an indexed swap agreement, which each expire no later than June 30, 2008. We refer to these agreements together as the "amended power purchase agreement." The right of Orange L.P. to put energy and capacity to Niagara Mohawk terminates when the New York Independent System Operator is fully established and functioning. The New York Independent System Operator began operating on a trial basis on November 18, 1999. The power put agreement envisions the creation of a New York Power Exchange in addition to the New York Independent System Operator. A New York Power Exchange has not been implemented to date, and we believe all its proposed functions are being performed at this time by the New York Independent System Operator. For a more detailed discussion of the New York Independent System Operator and Power Exchange System, see "Overview of the Independent Power Industry in New York." In addition, Orange L.P. received cash proceeds under the master restructuring agreement resulting in a gain, which is included in "Deferred revenue--Master Restructuring Agreement" on Orange L.P.'s balance sheet.

   The Power Put Agreement. Orange L.P. currently has, under the power put agreement with Niagara Mohawk, the right, but not the obligation, to sell up to 663,000 MWh plus 5% of energy and associated capacity to Niagara Mohawk annually, subject to applicable monthly and hourly thresholds. Prior to November 18, 1999, the date of establishment of a competitive market for electricity and creation of the New York Independent System Operator, the price per MWh for electricity sold to Niagara Mohawk under the power put agreement is determined by reference to a formula based on Niagara Mohawk's short-term avoided energy and capacity costs as filed with the New York Public Service Commission under the SC-6 tariff. Thereafter, the power put agreement provides that Orange L.P. may sell energy and associated capacity to Niagara Mohawk at the then-applicable New York Independent Operator System market price for energy or market capacity price, if applicable. Once the New York Independent System Operator achieves certain volumetric tests, Orange L.P.'s right to sell power to Niagara Mohawk will terminate and Orange L.P. will have an unlimited right to sell energy and associated capacity through the New York Independent System Operator. In addition, at that time, Orange L.P. also will have the right to sell energy and associated capacity outside the New York Independent System Operator on a bilateral contract basis. See "Summary Descriptions of the Principal Agreements Relating to the Project--Amended Power Purchase Agreement--Power Put Agreement."

   Indexed Swap Agreement.   The indexed swap agreement between Niagara Mohawk
and Orange L.P., which expires on June 30, 2008, serves as a financial hedge against movements in the price of electricity. Under the indexed swap agreement, Niagara Mohawk is required to make certain monthly fixed payments to Orange L.P. amounting to an indexed annual price per MWh ($54.62/MWh for the current annual period ending June 30, 2000) multiplied by the applicable notional quantity of electricity for each hourly interval during such month, (which aggregates, on an annual basis, to 663,000 MWh). On each payment date, such monthly fixed payment will be netted against a monthly floating payment that Orange L.P. is obligated to pay to Niagara Mohawk. The monthly floating payment under the indexed swap agreement was equal to the price for sales of energy and associated capacity made to Niagara Mohawk under the power put agreement, multiplied by the applicable notional quantity of energy and associated capacity for each hourly interval during such month, until Orange L.P.'s right to sell energy and associated capacity to Niagara Mohawk terminated in November 1999. For all periods thereafter, the floating payment will equal the New York Independent System Operator market price for sales of energy and, if applicable, the market capacity price, multiplied by the notional quantity of energy and associated capacity, as applicable, for each hourly interval during such month. See "Summary Descriptions of the Principal Agreements Relating to the Project--Amended Power Purchase Agreement--Indexed Swap Agreement."

   The fair value of the indexed swap agreement on September 30, 1999 amounted to $71.8 million and was included in indexed swap agreement in the balance sheet of Orange L.P. as a long-term asset. The initial valuation of the indexed swap agreement was derived using the discounted estimated cash flows related to payments expected to be received by Orange L.P. A corresponding amount was recorded in deferred revenues and is being recognized as income over the earlier of a ten-year period or when certain rights between Orange L.P. and Niagara Mohawk expire under the power put agreement.

   The power put agreement and the indexed swap agreement have been structured to provide Orange L.P. with a stable revenue stream through June 30, 2008 assuming the Project generates an annual quantity of electricity (consistent with applicable monthly and hourly thresholds) at least equal to the notional quantity. However, if, among other things, the price for sales of energy and associated capacity to Niagara Mohawk or the New York Independent System Operator market price of electricity, as applicable, exceeds the fixed payment price under the indexed swap agreement with Niagara Mohawk (i.e. the net payment under the indexed swap agreement with Niagara Mohawk inures to the benefit of Niagara Mohawk) and Orange L.P. is unable, by reason of equipment failure or otherwise, to generate and sell a sufficient quantity of electricity into the New York Independent System Operator market to match its floating payment obligation to Niagara Mohawk under the indexed swap agreement, (which causes Orange L.P. to default on its payment obligation under the indexed swap agreement) then Niagara Mohawk may terminate the indexed swap agreement, which could have a material adverse effect on Orange L.P.'s revenues and could materially and adversely affect our ability to make payments of principal, premium, if any, and interest on the notes when due.

   Gas Purchase Agreement.   Under the Restated Gas Sale and Purchase Contract
dated March 18, 1991, between Orange L.P. and Canadian Hunter, which we refer to as the gas purchase agreement, for a lump-sum payment of $88 million in 1991, Orange L.P. purchased and prepaid in full for 120 million MMBtu of natural gas for the Project. Under the gas purchase agreement, Orange L.P. may request a maximum of 30,000 MMBtu of natural gas per day. The Project's average daily consumption of natural gas from January 1, 1996 through December 31, 1998 was 18,936 MMBtu. As of September 30, 1999, approximately 70.6 million MMBtu of natural gas remained available under the gas purchase agreement, which Orange L.P. expects to be sufficient to meet the fuel requirements of the project beyond the term of the notes, assuming heat rates and capacity factors consistent with the project's historical experience. See "Summary Descriptions of the Principal Agreements Relating to the Project--Gas Purchase Agreement."

   Steam Contract.   Under the Steam Contract, dated February 27, 1990 between
Syracuse University and Orange L.P., Orange L.P. has agreed to provide up to a specified maximum quantity of steam to Syracuse University and several related parties to meet their steam requirements for a term of 40 years. The steam contract requires Syracuse University to accept delivery of and pay for minimum quantities of steam. The steam contract has a remaining stated term of approximately 32 years. Syracuse University is the sole and exclusive purchaser of steam from the project. See "Summary Descriptions of the Principal Agreements Relating to the Project--Steam Contract."

   Steam Plant Operating Agreement.   Orange L.P., for the term of the steam
contract, operates the steam plant pursuant to the Steam Plant Operating Agreement. The steam plant operating agreement requires Orange L.P. to pay a specified annual user charge to Syracuse University, which for the current year and for each year during the term of the notes will be $1.25 million payable annually.

                             Capacity Utilization

   For purposes of consistency in financial presentation, the plant capacity factor for the project is based on a nominal capacity amount of 80 MW. Utilization of this capacity is based upon a number of factors and can be expected to vary throughout the year under normal operating conditions.

   The following table includes the operating capacity factor, capacity and electricity production (in MWh) for the project:

                                                                                                         Nine Months Ended
                                                                     Year Ended December 31                 September 30
                                                                -------------------------------          -----------------
                                                                1996          1997          1998         1998         1999
  Operating Capacity Factor  ............................         92.41%        84.64%        92.71%      95.16        76.66
  Average Capacity  .....................................         73.93         67.70         74.17       73.24        43.77
  Energy Produced  ......................................       649,368       593,013       649,649      482,481      288,343

--------------------------------------
(a) The reduction in the operating capacity factor, average capacity and energy produced for the nine months ended September 30, 1999 resulted from the implementation, starting in January 1999, of an operating strategy to shut-down the project during off-peak hours in order to minimize off-peak generation. In addition, one of the project's turbines was out of service from April 15 through June 21, 1999.


Results of Operations for the Nine Months Ended September 30, 1998 and the Nine Months Ended September 30, 1999

Revenues
                                           -------------------------------

                                                                                                       Nine Months Ended
                                                                                                          September 30
                                                                                                       ----------------
                                                                                                       1998         1999
                                                                                                     (Dollars in thousands)
     Electricity  ................................................................................      $29,933      $28,949
     Steam  ......................................................................................        1,932        2,104
     Deferred amortization income  ...............................................................        3,833       11,500
                                                                                                        -------      -------
        Total Revenues  ..........................................................................      $35,698      $42,553
                                                                                                        =======      =======

                                           -------------------------------


   Total revenues increased 19% to $42.6 million for the nine months ended September 30, 1999 from $35.7 million for the nine months ended September 30, 1998. The increase was primarily due to the recognition of deferred revenue based on the master restructuring agreement with Niagara Mohawk and the amortization of deferred revenue from the Indexed Swap Agreement, amounting to approximately $12 million for the nine month period ended September 30, 1999. For more details, see Principal Contracts - Indexed Swap Agreement" The deferred revenue represents a portion of the gain realized on proceeds received from the restructuring of Orange L.P.'s Power Purchase Agreement with Niagara Mohawk. Excluding the deferred amortization income from the master restructuring agreement and the indexed swap agreement, total revenues decreased by approximately 13%.

   Revenues from electricity and steam generation decreased for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998. Revenues from electricity generation decreased 63% to $8.5 million for the nine months ended September 30, 1999 from $22.9 million for the nine months ended September 30, 1998 and revenues from steam generation increased 9% to $2.1 million for the nine months ended September 30, 1999. The reduction in electric generation revenues was partially offset by an increase in indexed swap revenues. The significant reduction in electricity generation revenues was due to the implementation of generator shut-downs during off-peak hours which commenced in January 1999 and the lower pricing of electricity associated with the implementation of the master restructuring agreement. In addition, one of the project's turbines was out of service from April 15 through June 21, 1999.

Operating Expenses

                                                                                                       Nine Months Ended
                                                                                                          September 30
                                                                                                       ----------------
                                                                                                       1998         1999
                                                                                                     (Dollars in thousands)
     Operating and maintenance expenses  ..........................................................     $18,501      $14,672
     Depreciation..................................................................................       4,170        7,498
     Amortization of prepaid gas supply  ..........................................................       3,474        2,671
     Amortization of swap contract  ...............................................................       2,191        7,022
                                                                                                        -------      -------
     Total Operating Expenses......................................................................     $28,336      $31,863
                                                                                                        =======      =======


   Total operating expenses increased 13% to $31.9 million for the nine months ended September 30, 1999 from $28.3 million for the nine months ended September 30, 1998. Operating and maintenance expenses declined 21% to $14.7 million for the nine months ended September 30, 1999 from 18.5 million for the nine months ended September 30, 1998 due to the decline related primarily to a reduction in maintenance fees and expenses resulting from the amendment of the operating and maintenance agreement in November of 1998. During 1999, depreciation and amortization of the indexed swap agreement increased due to the recognition of nine months of expense, compared to three months of such expense during the comparative period in 1998.

   In June 1998, Orange L.P.'s power purchase agreement with Niagara Mohawk was restructured, and the remaining depreciable life of these capitalized costs was reduced to 10 years to match the term of the amended agreement. Prior to the restructuring of the power purchase agreement, capitalized costs were depreciated over the term of the original power purchase agreement of 39.6 years. In July 1998, the Orange L.P. changed the basis of its amortization of prepaid gas supply to a fixed per unit rate in conjunction with the implementation of the master restructuring agreement and the power put agreement. Prior to the effectiveness of the master restructuring agreement, prepaid gas supply was amortized on increasing per unit amounts of expense inherent in the negotiation of the gas purchase agreement. Also, in June 1998 Orange L.P. entered into the indexed swap agreement. During the nine months ended September 1999, Orange L.P. recognized $7 million of swap contract amortization expense compared to $2.2M for the nine months ended September 1998.

   Interest Expense


                                                                                                        Nine Months Ended
                                                                                                          September 30
                                                                                                       ------------------
                                                                                                       1998          1999
                                                                                                     (Dollars in thousands)
Total Interest Expense (Income)                                                                          $7,222        $(180)


   The decline in total interest expense for the nine months ended September 30, 1999 from an expense of $7.2 million for the nine months ended September 30, 1998 was due to the repayment by Orange L.P. of all its then outstanding long-term debt on June 30, 1998 with the cash proceeds received from Niagara Mohawk under the terms of the master restructuring agreement.

Net Income


                                                          Nine Months Ended September 30,
                                                         --------------------------------
                                                               (Dollars in thousands)
                                                             1998                  1999
                                                            -----               -------
Net Income (Loss)..........................                 $140                $10,870

   Net income increase to $10.9 million for the nine months ended September 30, 1999 as compared to $0.1 million during the nine months ended September 30, 1998, primarily due to increases in revenues in connection with the master restructuring agreement and decreases in interest expense and operating and maintenance expense.


Results of Operations for the Years Ended December 31, 1996, 1997 and 1998

   The following discussion and analysis includes an explanation of the significant changes in revenues and expenses when comparing results of operations for each of 1998 to 1997 and 1997 to 1996.


 Revenues

                                                                                              Year Ended December 31,
                                                                                          -------------------------------
                                                                                            1996       1997       1998
                                                                                              (Dollars in thousands)
     Electricity  ....................................................................     $40,801    $37,304    $41,308
     Steam  ..........................................................................       3,322      3,194      2,693
     Deferred amortization income  ...................................................          --         --      7,666
                                                                                           -------    -------    -------
        Total Revenues  ..............................................................     $44,123    $40,498    $51,667
                                                                                           =======    =======    =======

   Total revenues increased 27.6% to $51.7 million in 1998 from $40.5 million in 1997. The increase was primarily due to the recognition of deferred revenue on the master restructuring agreement. This deferred revenue represents the gain realized on proceeds received from the restructuring of Orange L.P.'s power purchase arrangement with Niagara Mohawk. Excluding the deferred amortization income, total revenues for 1998 increased approximately 8.6% over those for 1997.

   Electricity revenues increased 10.7% to $41.3 million in 1998 from $37.3 million in 1997. This increase was principally due to the amortization of deferred revenue from the indexed swap agreement, amounting to approximately $4.3 million in 1998. Excluding the amortization of deferred revenue from the indexed swap agreement, electricity revenues decreased approximately 1% in 1998 despite an increase in net output of electricity from 593,013 MWh in 1997 to 649,649 MWh in 1998, reflecting the lower pricing of electricity associated with the implementation of the master restructuring agreement. Revenues from steam delivery declined 15.7% to $2.7 million in 1998 from $3.2 million in 1997. This decline in demand was principally due to unusually warm weather in New York State associated with the El Nino weather pattern experienced during the early months of 1998.

   Total revenues declined 8.2% to $40.5 million in 1997 from $44.1 million in 1996. This decrease was attributed to declines in both net output of electricity, which decreased from 649,368 MWh in 1996 to 593,013 MWh in 1997, and steam delivery during 1997. Electricity revenues declined 8.6% to $37.3 million in 1997 from $40.8 million in 1996, principally due to a reduction in power purchased by Niagara Mohawk during 1997. In addition, in 1996, electricity sales included a reimbursement from Niagara Mohawk of approximately $2.1 million for sales deemed to have exceeded the generation cap. There was no similar reimbursement during 1997, contributing to the decline in electricity revenues.

Steam revenues declined 3.9% from $3.3 million in 1996 due to reduced demand as a result of a reduction in the average price per pound of steam.


Operating Expenses

                                                                                           Year Ended December 31,
                                                                                       -------------------------------
                                                                                         1996       1997       1998
                                                                                           (Dollars in thousands)
     Operating and maintenance expenses  .............................................   $22,578    $21,813    $23,514
     Depreciation  ...................................................................     3,153      3,221      6,718
     Amortization of prepaid gas supply  .............................................     3,529      3,897      4,895
     Amortization of swap contract  ..................................................        --         --      4,382
                                                                                         -------    -------    -------
        Total Operating Expenses  ....................................................   $29,260    $28,931    $39,509
                                                                                         =======    =======    =======

   Total operating expenses increased 36.6% to $39.5 million in 1998 from $28.9 million in 1997. This increase resulted primarily from the increase in depreciation and amortization expenses due to changes in depreciable lives of the project's assets implemented in conjunction with the signing of the master restructuring agreement. Operating and maintenance expenses increased approximately 7.8% to $23.5 million in 1998 from $21.8 million in 1997, largely as a result of higher royalties and other variable expenses associated with the increase in MWh produced by the project in 1998.

   Total operating expenses declined by 1.1% to $28.9 million in 1997 from $29.3 million in 1996. Operating and maintenance expenses declined slightly to $21.8 million in 1997 from $22.6 million in 1996 due to a decrease in royalties and other variable expenses associated with the decrease in MWh produced by the project in 1997. Despite a decrease in total MWh of electricity produced in 1997, amortization of prepaid gas supply increased by approximately 10.4% to $3.9 million in 1998 from $3.5 million in 1997 due to the increasing per unit amounts applicable pursuant to the terms of the gas purchase agreement.

Interest Expense

                                                                                            Year Ended December 31,
                                                                                         ------------------------------
                                                                                           1996       1997       1998
                                                                                             (Dollars in thousands)
Total Interest Expense  ...........................................................       $15,063    $14,694    $7,364

   Interest expense declined by 49.9% to $7.4 million in 1998 from $14.7 million in 1997. This decrease was principally due to the repayment by Orange, L.P. on June 30, 1998 of all of its then outstanding long-term debt with the cash proceeds received from Niagara Mohawk under the master restructuring agreement.

   Interest expense declined by 2.4% to $14.7 million in 1997 from $15.1 million in 1996. This decrease was primarily due to reductions in the outstanding balance of long-term debt as a result of scheduled repayments of principal in accordance with the terms of Orange L.P.'s debt agreement.


Net Income

                                                                                            Year Ended December 31,
                                                                                        -------------------------------
                                                                                          1996       1997        1998
                                                                                            (Dollars in thousands)
Net Income (Loss)  ...............................................................        $62.0     $(2,689)    $5,029

   Net income increased to $5.0 million in 1998 from a loss of $2.7 million in 1997. This increase was principally attributable to an increase in total revenues of $11.2 million and a decrease in interest expense of $7.3 million offset by an increase in operating expenses of $10.5 million.

   The decline in net income from $62,000 in 1996 to a loss of $2.7 million in 1997 resulted primarily from a reduction in the output of electricity and steam, resulting in a $3.6 million reduction in total revenue, offset by a decrease in total operating expenses and interest expense totaling $700,000.


Liquidity and Capital Resources

   Orange L.P. derived substantially all of its cash flow from the sale of electricity to Niagara Mohawk pursuant to its amended power Purchase agreement and from the sale of steam to Syracuse University pursuant to the steam contract for the years 1996 and 1997. During 1998, pursuant to the master restructuring agreement, the power purchase agreement with Niagara Mohawk was renegotiated and amended and restated as the power put agreement and indexed swap agreement. Substantially all of Orange L.P.'s cash flow in 1998 was derived from the proceeds received by Orange L.P. from Niagara Mohawk pursuant to the master restructuring agreement. Orange L.P. has used its cash primarily to make payments on its existing debt, to pay financing costs, and to make distributions to its partners.

   The following table sets forth a summary of Orange L.P.'s cash flows for the years ended December 31, 1996, 1997 and 1998:

   Cash Flows


                                                                                                Year Ended December 31,
                                                                                        ---------------------------------------
                                                                                           1996         1997          1998
                                                                                               (Dollars in thousands)
Net Cash Flows From Operating Activities  .............................................   $ 7,341      $ 4,538      $   7,489
Net Cash Flows From/(Used In) Investing Activities  ...................................        (6)         (40)       178,932
Net Cash Flows Used In Financing Activities  ..........................................    (3,500)      (4,032)      (185,353)
                                                                                          -------      -------      ---------
Net Change In Cash  ...................................................................   $ 3,835      $   466      $   1,068
                                                                                          =======      =======      =========

   Orange L.P.'s net cash flows from operating activities increased 65.0% to $7.5 million in 1998 from $4.5 million in 1997 principally due to the reduction in Orange L.P.'s interest expense in 1998 following repayment by Orange L.P. of its outstanding indebtedness on June 30, 1998. Cash flows from operating activities decreased 38.2% to $4.5 million in 1997 from $7.3 million in 1996, primarily due to a decrease in both electricity and steam revenues. In addition, in 1996 Orange L.P. received a reimbursement from Niagara Mohawk of approximately $2.1 million for sales deemed to exceed the generation cap in 1996, which did not recur in 1997.

   Cash flows from investing activities increased from a loss of $40,000 in 1997 to a gain of $178.9 million in 1998. This increase was due to the receipt of cash proceeds from Niagara Mohawk of approximately $180.3 million in connection with the execution of the master restructuring agreement. This increase in cash flows was offset in part by remittance of approximately $1.3 million of the escrowed construction funds to the party responsible for the completion of some elements of the project. Orange L.P. increased its use of cash in investing activities by approximately $34,000 in 1997 compared to 1996 as a result of increased expenditures on property and equipment.

   Cash flows used in financing activities increased 4,497.0% to $185.4 million in 1998 from $4.0 million in 1997, due to the repayment of all of Orange L.P.'s outstanding long-term debt and payment of related financing costs in 1998 using the proceeds received from Niagara Mohawk under the master restructuring agreement. Included in the payment of related financing costs was approximately $9.6 million of swap breakage costs incurred upon the termination of the interest rate swap agreements executed in conjunction with the long-term debt repayment prior to the scheduled termination dates. In addition, Orange L.P. made a distribution in an aggregate amount of $7.8 million to its partners during 1998. No similar distribution was made in either 1996 or 1997. Cash flows used in financing activities increased 15.2% to $4.0 million in 1997 from $3.5 million in 1996, principally due to an increase in the amount of long-term debt repaid in 1997 in accordance with the term of Orange L.P.'s long-term debt agreement.

   Orange L.P. was entitled to defer payment of and hold a portion of the funds owed to Canadian Hunter under the gas purchase agreement, for royalties, operating costs and transportation costs. Pursuant to the terms of the gas purchase agreement, these deferred amounts, totaling $470,000 per quarter to a maximum of $11,280,000, were payable to Canadian Hunter, with interest earned on the deferred amounts once the maximum deferred principal amount was reached. Orange L.P. provided for a restricted cash account in an amount equal to the outstanding deferred principal amount, plus interest earned on the funds. During 1998, the maximum deferred principal amount was reached, and Orange L.P. made payments to Canadian Hunter totaling $3,130,024, which included $2,190,024 in accrued interest. The entire proceeds of the restricted cash account, equal to approximately $11.3 million, were paid to Canadian Hunter at the closing of the offering of the old notes.

   Orange L.P. has assumed all of Funding L.P.'s obligations with respect to $68.0 million aggregate principal amount of the notes. GAS Orange, Funding L.P.'s general partner, received a distribution of $46.9 million. GAS Orange immediately paid this amount to NCP Syracuse and Syracuse Orange Partners to acquire their partnership interests in Orange L.P. and to become a 1% general partner and a 89% limited partner of Orange L.P. Orange L.P. funded the Capital Expenditure Reserve Account established under the Deposit and Disbursement Agreement with $3.5 million out of the proceeds of the offering of the old notes. Orange L.P. used $6.2 million of the proceeds of the offering of the original unregistered notes to fund a debt service reserve account established under the Deposit and Disbursement Agreement. The remaining net proceeds of the offering of the old notes were used to fund transaction costs related to the offering of the notes and to pay or provide for certain of our obligations that arose as a consequence of the offering of the old notes.

   Financial Instruments

   In 1998, Orange L.P. entered into foreign currency options which were based on a contracted notional amount which totaled $5.9 million to reduce exposure to exchange rate fluctuations relative to the production and transportation of fuel received from Canadian Hunter. These options give Orange L.P. the right, but not the obligation, to buy foreign currency at a specific price. Orange L.P.'s exposure to loss from changes in the relative value of the currency is limited to the amount paid for the options.

   Orange L.P. used interest rate swap agreements as hedges to manage the proportions of fixed versus floating rate debt. Differences between amounts paid and received under interest rate swaps were recorded as adjustments to the interest expense of the underlying debt. Orange L.P. does not hold or issue financial instruments for trading purposes. The interest rate swap agreements, which were based upon a contracted notional amount which totaled $160.0 million at December 31, 1997 were terminated on June 30, 1998 as part of the repayment of all of Orange L.P.'s outstanding indebtedness.

   Orange L.P. also entered into the Indexed Swap Agreement to manage the price of electricity, see "--Principal Contracts--Indexed Swap Agreement."

   Year 2000 Issue

   The "Year 2000 problem" arose because many existing computer programs use only the last two digits to refer to a year. These computer programs do not properly recognize a year that begins with "20" instead of the familiar "19." Two key dates in this process are January 1, 2000 and February 29, 2000. If not corrected, many computer applications could have failed or created erroneous results. No Year 2000 problems have surfaced in connection with the project to date, nevertheless, the extent of any remaining potential impact of the Year 2000 problem is not yet known.

   Beginning in 1998, Orange L.P. implemented a comprehensive program to address the potential impact of the Year 2000 issue. This program involved several stages, including inventory and impact assessment, remediation, testing and implementation. The inventory and impact assessment of the information technology infrastructure, computer applications and computerized processes embedded in certain operating equipment were completed, and the necessary modifications have been remediated, tested and implemented. As a result, Orange L.P. encountered no system problems on January 1, 2000.

   Orange L.P. depends substantially for its operating revenues on Niagara Mohawk's and Syracuse University's purchases of electricity and steam, respectively, generated by the project and the steam plant. With the creation of the New York Independent System Operator, Orange L.P. is now also largely dependent on the New York Independent System Operator, for its operating revenues. While no problems were encountered regarding the arrival of January 1, 2000, if either Niagara Mohawk or Syracuse University fails to fulfill its contractual obligations under the Power Put Agreement or Steam Contract, or the New York Independent System Operator and Power Exchange is unable to properly execute its functions because either entity has failed to resolve any of its own remaining Year 2000 issues, this could have a material adverse effect on Orange L.P.'s revenues and ability to make payments under the notes. Orange L.P. has contacted Niagara Mohawk and Syracuse University and both report that their Year 2000 programs will be completed by December 31, 1999. Orange L.P. will continue to communicate with Niagara Mohawk and Syracuse University in an effort to minimize any potential risks relating to their Year 2000 compliance. However, at this time it is not possible to guarantee that either party has resolved all of its Year 2000 issues. The development of the New York Independent System Operator occurred before the end of 1999, and no problems arose on January 1, 2000. Orange L.P., however, is currently unable to determine whether the New York Independent System Operator will be Year 2000 compliant in all respects. These entities and other related third-parties might fail to resolve their own Year 2000 issues on a timely basis, or might experience delays or changes in the estimated time it takes to fix these problems.

   The total cost expended to date by Orange L.P. for the Year 2000 plan has been approximately $140,000.

   Contingency planning for Year 2000-induced events has received a high level of attention from the various federal and state government agencies, regulatory bodies, the electric utility industry and the management and staff of Orange L.P. The management of Orange L.P. believes that reliable electric power generation is too important to rely solely on a remediation program to assure performance on critical date rollovers, therefore, contingency plans have been developed and implemented. These contingency plans build on readiness and emergency response plans already in place and add specific actions for mitigation of possible Year 2000-induced events.

   Management of Orange L.P. believes that it has an effective program in place to adequately address any remaining Year 2000 issue in a timely manner. Nevertheless, failure of third parties upon which Orange L.P.'s business relies could result in disruption of Orange L.P.'s generation of revenues and payments to third parties. Accordingly, the amount of potential liability and lost revenue cannot be reasonably estimated at this time.


   New Accounting Standards

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", also referred to as SFAS 133, which is effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 1999 (see below). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives, within the scope of this statement, as assets or liabilities on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, changes in fair value of the derivative will either be offset against the change in fair value of the hedged assets, liability or firm commitment through earnings or be recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of the derivative's change in fair value will be immediately recognized in earnings. Orange L.P. is currently evaluating the impact of SFAS 133.

  In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities, Deferral of the Effective Date of FASB Statement No. 133," also referred to as SFAS 137, an amendment of the SFAS 133, which defers the effective date of SFAS 133 for one year. SFAS 133 will now be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 137 also defers by one year the transition date regarding embedded derivatives in SFAS 133.

                                    BUSINESS

Project Overview

   Orange L.P. is a Delaware limited partnership formed in 1988 for the purpose of constructing, owning and operating the project. The project consists of a fully completed and operating 80 MW natural gas-fired simple cycle cogeneration facility located adjacent to Syracuse University's campus in Syracuse, New York and a 9.5 mile natural gas pipeline connecting the facility to its fuel supply. The project commenced commercial operation in July 1992 and has maintained an average availability factor since 1996 of 94.5%.

   The key elements of the Project are the following:

 . Stable Revenue Stream. Orange L.P. and Niagara Mohawk, a utility serving areas of central, northern and western New York, which had $3.9 billion in revenues in 1998, have entered into contracts that have been structured to provide Orange L.P. with a fixed annual indexed schedule of prices for electricity and, consequently, a stable stream of revenues, through June 30, 2008.

 . Prepaid Fuel Supply. As of September 30, 1999, the project had a remaining prepaid supply of approximately 70.6 million MMBtu of natural gas which Orange L.P. purchased in 1991 under the gas purchase agreement with Canadian Hunter, as successor by assignment from Noranda Inc. The remaining quantity of prepaid natural gas is expected to be sufficient to meet the project's fuel requirements beyond the term of the notes.

 . Asset Management by Niagara Mohawk Energy Marketing. Orange L.P. has recently contracted with Niagara Mohawk Energy Marketing to manage Orange L.P.'s business operations and finances. Niagara Mohawk Energy Marketing has a thorough understanding of the upstate New York energy market and has experience in managing natural gas-fired cogeneration facilities such as Orange L.P.'s.

 . Operation and Maintenance by GE International. GE International, as successor to GE Energy Plant Operations, operates and performs all routine and major maintenance on the project. Orange L.P. has arranged to become a member in a lease engine support program under which, if either of the project's gas turbine generators becomes inoperable, General Electric Company will, within 72 hours of the relevant outage, deliver and install leased gas-turbine equipment until such time as the damaged gas turbine can either be repaired or replaced.

 . Long-Term Steam Contract with Syracuse University. The project supplies steam to Syracuse University under a steam contract with a remaining stated term of approximately 32 years. Orange L.P. operates the steam plant as an alternative source of steam generation under a long-term operating steam plant agreement with Syracuse University.

 .  Beneficial Tax Arrangement. The project occupies land leased from Syracuse
   University, which we refer to as the premises, pursuant to the ground lease for a remaining stated term of approximately 32 years. As part of a beneficial tax arrangement with the City of Syracuse, Orange L.P. has assigned its rights under the Ground Lease to SIDA, which, in turn, has subleased the premises and leased the Project to Orange L.P. under the lease and sublease agreement. As a result of this transfer, Orange L.P. makes payments in lieu of taxes to the City of Syracuse at rates substantially lower than prevailing local tax rates.



Systems and Equipment

   The project includes two General Electric LM-5000 PC STIG gas turbine driven generators and two Deltak heat recovery steam generators, which use natural gas as the fuel source. Natural gas is supplied to the project through its 9.5 mile natural gas pipeline, which pipeline connects to a delivery point located on Tennessee Gas Pipeline Company's main gas line near Syracuse. As of September 30, 1999, the project has a remaining prepaid supply of approximately 70.6 million MMBtu of natural gas which Orange L.P. purchased from Noranda Inc., Canadian Hunter's predecessor, in 1991 and which we expect will be sufficient to meet the natural gas requirements of the project beyond the term of the notes, assuming heat rates and capacity factors are consistent with the project's historical experience.

   Electrical power is generated by the project at 13,800 volts by two skid mounted General Electric type LM-5000 PC STIG combustion gas turbine generators. The project has two (one per generator) ABB step-up transformers which step up the project's electrical power to 115Kv. Niagara Mohawk connects to the substation through underground cabling routed from its Temple Substation, located approximately two miles west of the project.

   Exhaust gases exit the gas turbines and are ducted to the two heat recovery steam generators. Each heat recovery steam generator is a 3 pressure level boiler with individual pressure level steam drums and controls. The heat recovery steam generators are natural circulation water-tube recovery units designed to produce (i) dry, saturated, low pressure steam; (ii) superheated, high pressure steam; and (iii) superheated, intermediate pressure steam. Each heat recovery steam generator contains a feedwater heater (deaerator) to increase the steam efficiency of the project. The project's steam system also includes all steam piping and valves required throughout the project, including the piping which connects to the steam plant. All steam piping is equipped with necessary expansion loops and steam traps to provide high quality steam to all systems.

   Each heat recovery steam generator includes an emissions reduction catalyst for reduction of carbon monoxide and emissions monitoring ports. Gases exiting the heat recovery steam generators are ducted to two stacks which are approximately 200 feet high.

   The project also includes a water treatment system, which consists of all equipment required to provide demineralized water for boiler feedwater and chemical treatment for the heat recovery steam generators.

   For a more complete discussion of the design of the project equipment and systems and an assessment of their condition and performance, please see "Exhibit A--Independent Engineer's Report."

Principal Contracts and Contracting Parties

   Orange L.P.'s principal contracts and the related contracting parties are summarized below.

        [CHART OF PRINCIPAL CONTRACTS AND RELATED CONTRACTING PARTIES]

Electricity Sales

   Orange L.P. sells power pursuant to an amended power purchase agreement consisting of a power put agreement and an indexed swap agreement, each with Niagara Mohawk.


   The Power Put Agreement

   The power put agreement dated as of September 18, 1986 between Niagara Mohawk and Orange L.P. provides Orange L.P. with the right, but not the obligation, to sell up to 663,000 MWh plus 5% of energy and associated capacity to Niagara Mohawk annually, subject to applicable monthly and hourly limits. Prior to the establishment of a competitive market for electricity administered by the New York Independent System Operator, the price per MWh for energy and associated capacity sold to Niagara Mohawk under the power put agreement was determined by reference to a formula based on Niagara Mohawk's short-term avoided energy and associated capacity costs. For all periods after November 18, 1999, the date the New York Independent System Operator was implemented, the power put agreement provides that Orange L.P. may sell energy and associated capacity to Niagara Mohawk at the then-applicable market price for energy or market capacity price, if applicable. Once the New York Independent System Operator achieves specified volumetric tests, Orange L.P.'s right to sell power to Niagara Mohawk will terminate. Orange L.P. has the right to sell energy and associated capacity through the New York Independent System Operator, and to sell energy and associated capacity outside the New York Independent System Operator system on a bilateral contract basis, subject to Niagara Mohawk's right of first refusal for a limited period of time. The New York Independent System Operator system began operating on a trial basis during the second half of November 1999. See "Summary Descriptions of the Principal Agreements Relating to the Project--Amended Power Purchase Agreement--Power Put Agreement."


   Indexed Swap Agreement

   The indexed swap agreement between Niagara Mohawk and Orange L.P., which expires on June 30, 2008, serves as a financial hedge against movements in the price of electricity. Under the indexed swap agreement, Niagara Mohawk will be required to make certain monthly fixed payments to Orange L.P. amounting to an indexed annual price per MWh, which is $54.62/MWh for the current annual period ending June 30, 2000 multiplied by the applicable notional quantity of electricity for each hourly interval during that month, which aggregates, on an annual basis, to 663,000 MWh, the notional quantity. On each payment date, the monthly fixed payment will be netted against a monthly floating payment that Orange L.P. is obligated to pay to Niagara Mohawk. The monthly floating payment under the indexed swap agreement equaled the price for sales of energy and associated capacity made to Niagara Mohawk under the power put agreement, multiplied by the applicable notional quantity of energy and associated capacity, for each hourly interval during that month, until Orange L.P.'s right to sell energy and associated capacity to Niagara Mohawk terminates. For all periods after that time, the floating payment will equal the New York Independent System Operator market price for sales of energy and, if applicable, the market capacity price multiplied by the notional quantity of energy and associated capacity, as applicable, for each hourly interval during that month. See "Summary Descriptions of the Principal Agreements Relating to the Project-- Amended Power Purchase Agreement--Indexed Swap Agreement."


   Amended Power Purchase Agreement Supports a Stable Revenue Stream

   The power put agreement and indexed swap agreement have been structured to provide Orange L.P. with a stable revenue stream through June 30, 2008 assuming the project generates an annual quantity of electricity, consistent with applicable monthly and hourly limits at least equal to the notional quantity. As illustrated in the table below, assuming Orange L.P. generates energy and associated capacity in an amount at least equal to 663,000 MWh per year, the notional quantity, revenues to Orange L.P. under the amended power purchase agreement would be insensitive to the market price of electricity. If the project generates less than this notional quantity of electricity in any year or if the quantity of electricity generated in specified intervals falls short of applicable hourly or monthly thresholds, revenues to Orange L.P. under the amended power purchase agreement may be lower than those shown in the table below.

   Illustrative Revenue Streams at Different Market Prices for Electricity

                                                             Indexed Swap Agreement
                                                      ------------------------------------
       Assumed            Market
    Annual Energy        Price of                       Floating Payment    Fixed Payment
     Production           Energy      Energy Sales        from Orange        from Niagara     Annual Revenue
      (MWh)(1)          ($/MWh)(2)     Revenue(3)           L.P.(4)           Mohawk(5)      to Orange L.P.(6)
       663,000           $10.00       $ 6,630,000         ($6,630,000)      $36,213,060        $36,213,060
       663,000            15.00         9,945,000          (9,945,000)       36,213,060         36,213,060
       663,000            20.00        13,260,000         (13,260,000)       36,213,060         36,213,060
       663,000            25.00        16,575,000         (16,575,000)       36,213,060         36,213,060
       663,000            30.00        19,890,000         (19,890,000)       36,213,060         36,213,060
       663,000            35.00        23,205,000         (23,205,000)       36,213,060         36,213,060
       663,000            40.00        26,520,000         (26,520,000)       36,213,060         36,213,060
       663,000            45.00        29,835,000         (29,835,000)       36,213,060         36,213,060
       663,000            50.00        33,150,000         (33,150,000)       36,213,060         36,213,060
       663,000            55.00        36,465,000         (36,465,000)       36,213,060         36,213,060
       663,000            60.00        39,780,000         (39,780,000)       36,213,060         36,213,060
       663,000            65.00        43,095,000         (43,095,000)       36,213,060         36,213,060
       663,000            70.00        46,410,000         (46,410,000)       36,213,060         36,213,060
       663,000            75.00        49,725,000         (49,725,000)       36,213,060         36,213,060
       663,000            80.00        53,040,000         (53,040,000)       36,213,060         36,213,060

___________________________
(1) Assumes the project generates 663,000 MWh, but there can be no assurance that the project will do so.
(2) "Market Price" is defined as either (i) the applicable market price for energy or market capacity price payable by Niagra Mohawk under the power put agreement or (ii) the New York Independent System Operator market price, whichever is applicable.
(3) Energy Sales Revenue is the market price multiplied by assumed annual energy production.
(4) The floating payment from Orange L.P. under the indexed swap agreement is the annual notional quantity multiplied by the market price.
(5) The fixed payment from Niagara Mohawk under the indexed swap agreement is the annual notional quantity multiplied by the indexed fixed rate for the annual contract year ending June 30, 2000 (or $54.62 per MWh).
(6) Annual Revenue to Orange L.P. is the sum of the energy sales revenue less the floating payments from Orange L.P. plus the fixed payments from Niagara Mohawk.

    For additional information, see "Exhibit A--Independent Engineer's Report."


    Niagara Mohawk Power Corporation

    Niagara Mohawk is engaged in the purchase, transmission, distribution and sale of electricity and the purchase, distribution, sale and transportation of natural gas in New York State. Niagara Mohawk provides electric service to its customers in areas of central, northern and western New York having a total population of approximately 3.5 million, including the cities of Buffalo, Syracuse, Albany, Utica, Schenectady, Niagara Falls, Watertown and Troy. Niagara Mohawk sells, distributes and transports natural gas in areas of central, northern and eastern New York contained within its electric service territory having a total population of approximately 1.7 million. In 1998, Niagara Mohawk had $3.9 billion in revenues and its senior unsecured debt is currently rated "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Services.

Fuel Supply Arrangements

  Gas Purchase Agreement

  Under the gas purchase agreement dated as of March 18, 1991 between Canadian Hunter Exploration Ltd., as successor by assignment from Noranda Inc., and Orange L.P., Orange L.P. purchased and prepaid in full for 120 million MMBtu of natural gas for the Project. Under the Gas Purchase Agreement, Orange L.P. may request a maximum of 30,000 MMBtu of natural gas per day. The Project's average daily consumption of natural gas from January 1, 1996 through December 31, 1998 was 18,936 MMBtu. As of September 30, 1999, approximately 70.6 million MMBtu of natural gas remained available under the Gas Purchase Agreement, which Orange L.P. expects to be sufficient to meet the fuel requirements of the Project beyond the term of the notes, assuming heat rates and capacity factors are consistent with the Project's historical experience. Under the Gas Purchase Agreement, Canadian Hunter is responsible for delivering the natural gas to an interconnection between the pipeline facilities of TransCanada Pipelines and Tennessee Gas Pipeline Company, located near Niagara Falls, New York. Effective January 1, 2000 Union Pacific Resources assumed 41.667% of Canadian Hunter's gas supply obligations under the Gas Purchase Agreement. See "Summary Descriptions of the Principal Agreements Relating to the Project--Gas Purchase Agreement."


  Canadian Hunter Exploration Ltd.

  Canadian Hunter is an Alberta, Canada based company. Prior to December 31, 1998, Canadian Hunter was a wholly owned subsidiary of Noranda Inc. and acted as agent for Noranda in connection with its oil and gas exploration, development and production businesses. On December 31, 1998, Noranda spun off Canadian Hunter into a separate public company. At December 31, 1998, Canadian Hunter produced and sold an average of 288 million cubic feet per day of natural gas, and 8,238 barrels per day of liquids from its nine major producing properties. At December 31, 1998, Canadian Hunter's reserve base reached 927 billion cubic feet equivalent of natural gas and liquids, with 79% of the reserves in the form of natural gas. In 1998, Canadian Hunter had approximately CDN $266.0 million in revenues.


  Union Pacific Resources Inc.

  Union Pacific Resources is a Canadian corporation which is a wholly owned subsidiary of Union Pacific Resources Group Inc., a Utah corporation engaged primarily in the exploration for and the development and production of natural gas, natural gas liquids and crude oil in several major producing basins in the United States, Canada, Guatemala, Venezuela and other international areas. In March 1998, Union Pacific Resources Group and Union Pacific Resources acquired Norcen Energy Resources Limited, a major Canadian oil and gas exploration and production company with primary operations in western Canada, the Gulf of Mexico, Guatemala and Venezuela. For the six months ended June 30, 1999, Union Pacific Resources had operating revenues of $187.8 million and at June 30, 1999 had total assets of approximately $2.0 billion. Union Pacific Resources Group's senior unsecured debt is currently rated "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Services.


  Sale of Natural Gas

  Orange L.P. is entitled under the gas purchase agreement to attempt to optimize the economic value of its annual entitlement of prepaid natural gas from Canadian Hunter by electing either to consume the natural gas to generate electricity and steam from the project or to sell its entitlement in that year to third parties. Niagara Mohawk Energy Marketing, in its capacity as asset manager for the project, continuously monitors electricity and natural gas prices in order to determine when it would be economically advantageous for Orange L.P. to either consume or sell its entitlement of prepaid natural gas in any given period. Consistent with the terms of the notes, when Orange L.P. elects to sell quantities of natural gas that it would have needed to consume by generating electricity to meet its obligations to Niagara Mohawk under the indexed swap agreement for such period, it uses the proceeds from such sale to acquire an amount of electricity necessary to insure that it will be able to meet such obligations. See "Description of Notes--Certain Covenants-- Prohibitions on Fundamental Changes."

  Natural Gas Transportation Contracts

  Pursuant to the Firm Gas Transportation Contract dated March 29, 1991 between Orange L.P. and Tennessee Gas Pipeline Company, Tennessee Gas Pipeline Company delivers the natural gas purchased from Canadian Hunter from Tennessee Gas Pipeline Company's interconnection point with TransCanada Pipelines' pipeline at Niagara Falls, New York to the project's natural gas pipeline at a delivery point constructed and operated by Tennessee Gas Pipeline Company on Tennessee Gas Pipeline Company's main natural gas line near Syracuse. The natural gas is then delivered to the project via the project's natural gas pipeline. Orange L.P. compensates Tennessee Gas Pipeline Company for these transportation services based on standard rates established by the U.S. Federal Energy Regulatory Commission, or FERC. Orange L.P. has also entered into an interruptible gas transportation contract dated as of March 11, 1999 with Tennessee Gas Pipeline Company, under which Tennessee Gas Pipeline Company provides interruptible natural gas transportation services for up to an additional 5,000 dekatherms of natural gas per day. See "Summary Descriptions of the Principal Agreements Relating to the Project--Natural Gas Transportation Contracts."


  Tennessee Gas Pipeline Company

  Tennessee Gas Pipeline Company is a wholly owned subsidiary of El Paso Energy Corporation. The principal business of Tennessee Gas Pipeline Company consists of the interstate transportation of natural gas. Tennessee Gas Pipeline Company's primary asset is an interstate natural gas pipeline system known as the Tennessee Gas Pipeline Company system, which consists of approximately 14,700 miles of pipeline with a design capacity of 5,512 MMcf/d. The Tennessee Gas Pipeline Company system serves the northeast section of the U.S., including the New York City and Boston metropolitan areas. At December 31, 1998, Tennessee Gas Pipeline Company had a total assets of approximately $5.8 billion and operating revenues for 1998 of $766 million. Tennessee Gas Pipeline Company's senior unsecured debt is currently rated "Baa1" by Moody's Investors Service and "BBB+" by Standard & Poor's Ratings Services.


Steam Sales

  Steam Contract

  Under the steam contract dated February 27 1990 between Syracuse University and Orange L.P., Orange L.P. agreed to provide up to a specified maximum quantity of steam to Syracuse University and several related parties to meet their steam requirements for a term of 40 years. The steam contract requires Syracuse University to accept delivery of and pay for certain minimum quantities of steam. The steam contract has a remaining stated term of approximately 32 years. Under the steam contract, the steam may be provided by either the project or the steam plant, which is operated by Orange L.P. Syracuse University is the sole and exclusive purchaser of steam from the Project. See "Summary Descriptions of the Principal Agreements Relating to the Project--Steam Contract."


  Steam Plant Operating Agreement

  Pursuant to the steam plant operating agreement between Syracuse University and Orange L.P., Orange L.P. operates and maintains the steam plant. The steam plant operating agreement provides that, for the term of the steam contract, Orange L.P. must maintain the steam plant in a state of readiness as an alternate or supplemental source of steam should the supply of steam from the project be interrupted. Orange L.P. pays an annual user charge to Syracuse University for the right to use the steam plant. The annual user charge for the current year and for each year during the term of the notes will be $1.25 million payable annually. See "Summary Descriptions of the Principal Agreements Relating to the Project--Steam Plant Operating Agreement."

  Syracuse University

  Syracuse University is a private, coeducational institution located in Syracuse, New York. Syracuse University was officially chartered in 1870 and has a student body of approximately 18,300 full-time and part-time students in its undergraduate and graduate degree programs. Syracuse University's senior unsecured debt is currently rated "A1" by Moody's Investors Service and "A+" by Standard & Poor's Ratings Services.


Operations and Maintenance

  Pursuant to the operation and maintenance agreement dated March 1998 between GE International, as successor to GE Energy Plant Operations, and Orange L.P., GE International will operate and perform all required routine and major maintenance on the project, the steam plant, the project's natural gas pipeline, the premises and certain rights of way related to the Project through April 1, 2008. In consideration for these services, Orange L.P. pays GE International certain expenses and fees, including reimbursable expenses, a fired-hour fee, a spare parts fee and an operating fee. The operating fee is an annual fee of $350,000. Each of the operating fee, fired-hour fee, handling fee and spare parts fee, are subject to escalation based on increases in the consumer price index.

  Orange L.P. arranged to become a member beyond the term of the notes in a lease engine support program with General Electric Company, acting through GE Industrial Aeroderivative Engines Division, or GE Industrial, which provides that, if either of the project's gas turbine generators becomes inoperable, GE Industrial will, within 72 hours of notification, deliver and install leased gas-turbine equipment for the Project to utilize until such time as the damaged gas turbine can either be repaired or replaced. The lease engine support program imposes significant monetary penalties on GE Industrial if it fails to timely perform its obligations. See "Summary Descriptions of the Principal Agreements Relating to the Project--Operation and Maintenance Agreement."


  GE International, Inc.

  GE International is a Delaware corporation and a wholly owned subsidiary of General Electric Company. GE International, as successor to GE Energy Plant Operations, originally took over day-to-day operations and management of the project in 1998, as assignee of Stewart & Stevenson Operations, Inc., the former operator of the Project, following the acquisition by General Electric Company of the gas turbine division of Stewart & Stevenson Services, Inc. Orange L.P. entered into the current operation and maintenance agreement with GE Energy Plant Operations in November 1998. At December 31, 1998, General Electric Company had total assets of approximately $356.0 billion and total revenues for 1998 of approximately $100.5 billion. General Electric Company's senior unsecured debt is currently rated "Aaa" by Moody's Investors Service and "AAA" by Standard & Poor's Ratings Services.


Asset Management

  Asset Management Agreement

  Pursuant to the asset management agreement dated December 6, 1999 entered into by Niagara Mohawk Energy Marketing and Orange L.P., Niagara Mohawk Energy Marketing manages the business operations and finances of Orange L.P. Under the asset management agreement, Niagara Mohawk Energy Marketing is paid a fixed monthly fee of $22,750 per month, which amount will escalate pursuant to an annual inflation adjustment beginning in January 2001. See "Summary Descriptions of the Principal Agreements Relating to the Project--Asset Management Agreement."


  Niagara Mohawk Energy Marketing, Inc.

  Niagara Mohawk Energy Marketing is a wholly owned subsidiary of Niagara Mohawk Energy, Inc. and constitutes substantially all of Niagara Mohawk Energy's assets. Niagara Mohawk Energy Marketing's primary business is the sale of energy commodities at both the retail and wholesale levels, and the provision of energy-related services to end-users, generation asset owners and retail aggregators. Niagara Mohawk Energy Marketing's wide range of generation asset management experience includes providing asset management services for several New York independent power producers who, similar to Orange L.P., participated in the master restructuring agreement. Niagara Mohawk Energy Marketing's duties have included optimizing operating and other cost-reduction strategies, overseeing and directing plant operations and maintenance staff, energy marketing and accounting services, portfolio management and accounting services, and related services. Niagara Mohawk Energy Marketing's primary market area is the Northeast region, which includes New York, Pennsylvania, Ohio, New England and eastern Canada. For the year ended December 31, 1998, Niagara Mohawk Energy had total assets of $43 million and revenues for 1998 of $169 million, of which $165 million were generated by Niagara Mohawk Energy Marketing.


Competition

  Orange L.P. currently sells power generated by the Project pursuant to its amended power purchase agreement with Niagara Mohawk, which has a remaining stated term of approximately 8.4 years. Because of the terms of the amended power purchase agreement, Orange L.P.'s revenues are not significantly affected by competition from other sources of generation. If the amended power purchase agreement were terminated prior to its stated expiration date in 2008, however, we would likely face intense competition from generation companies and electric power marketers throughout the region.


Insurance

  The project and the steam plant will maintain, among others, the following types of insurance:

 . all risk property coverage with a limit of $90 million (for replacement costs);

 . earthquake and flood coverage with an annual aggregate limit of $50 million;

 . business interruption insurance of $30 million;

 . comprehensive general liability insurance with a limit of $1 million per occurrence and $2 million in the aggregate per year;

 . automobile liability insurance with a limit of $1 million per accident;

 . umbrella excess liability insurance with a limit of $50 million;

 . extra expense insurance of $3 million; and

 . workers compensation insurance in accordance with New York State statutes. The all risk property coverage and the flood and earthquake coverage are subject to deductibles of $300,000 and $100,000, respectively, per loss and the business interruption coverage has a 30-day average daily value deductible.


  These policies were issued by domestic insurance carriers and syndicates rated A or better with a size of XIII or greater.


Employees

  Orange L.P. does not have any employees. All of the employees who operate and maintain the project for GE International are currently employed by either GE International or Granite Services, Inc, a wholly owned subsidiary of General Electric Company. GE International and Granite Services have retained substantially the same employees previously employed by Stewart & Stevenson Services, Inc., the prior operator of the project. As of September 30, 1999, (i) GE International employed four employees at the project who perform administrative and technical functions and provide technical direction to workers at the project and (ii) Granite Services employed 16 employees at the project who perform primarily operation, maintenance and technical support functions. Approximately 15% of the employees who currently work at the project have been employed there since 1991.

  None of GE International's or Granite Services' employees are covered by any collective bargaining agreement. We believe that GE International's and Granite Services' employee relations are good.


Environmental Matters

  Orange L.P. is subject to environmental laws and regulations at the federal, state and local level in connection with its ownership and operation of the project and its operation of the steam plant. These environmental laws and regulations generally require that a wide variety of permits and governmental approvals be obtained to operate an energy-producing facility. The project must operate in compliance with the terms of these permits and approvals. If Orange L.P. fails to operate the project in compliance with applicable laws, permits and approvals, governmental agencies could levy fines or curtail operations.

  Orange L.P. believes that the project is in substantial compliance in all material respects with all environmental regulatory requirements applicable to it, and Orange L.P. believes that maintaining substantial compliance with current governmental requirements will not require a material increase in capital expenditures or materially adversely affect Orange L.P.'s financial condition or results of operations. It is possible, however, that future developments, such as more stringent requirements of environmental laws and enforcement policies thereunder, could affect capital and other costs at the project and the manner in which Orange L.P. conducts its business. See "Regulation--Environmental Regulation."


Litigation

  There are presently two lawsuits pending to which Orange L.P. is a party. The first case, David Soltau v. Project Orange Associates, L.P., relates to a slip and fall accident that occurred on or about March 14, 1992 and was filed in the Supreme Court of the State of New York, County of Onondaga, which we refer to as the Soltau case. The original complaint in the Soltau case seeks $600,000 in damages. Orange L.P. has denied liability in the Soltau case based on an argument that it was under no duty to inspect the project site while the project was under construction. An affidavit for motion to dismiss the Soltau case was prepared on May 11, 1999 and filed with the court. The second case, Edward Mosher v. Syracuse University; Syracuse University v. North Fork Enterprises and Project Orange Associates, L.P., in which Orange L.P. is a third party defendant, was filed in the Supreme Court of the State of New York, County of Onondaga, which we refer to as the Mosher case. The Mosher case relates to a slip and fall accident that occurred on or about November 20, 1992. North Fork Enterprises, a co-third party defendant for whom Mr. Mosher worked when the accident occurred, has agreed to assume the defense of the Mosher case and to indemnify Orange L.P. thereunder.


Principal Sponsor

  Adam H. Victor indirectly controls 100% of GAS LP and is a beneficiary of the Victor Family Irrevocable Trust which has an 84% interest in GAS Orange. Gas Orange has delegated limited authority to Adam Victor as its agent for the purpose of reaching technical decisions on behalf of GAS Orange respecting the activities of Niagara Mohawk Energy Marketing under the asset management agreement and GE International under the operation and maintenance agreement. Since 1979, Mr. Victor has been involved as the developer of the project and in the negotiations relating to many of the project documents. He has continued to be involved in Orange L.P. through his interest in GAS LP. Mr. Victor received a Master of Business Administration from the Wharton School of Finance and a B.S. from Cornell University.


Ownership of Orange L.P. Following the Acquisition and Merger

                                     LOGO

                       [Ownership Chart of Orange L.P.]




_________________________

(1) The other membership interests in GAS Orange are held by:
    Douglas Corbett 12.5%
    Richard S. Scolaro 2.0%
    James Ryan 1.0%
    Jeffrey M. Fetter 0.5%

    Funding L.P. is a limited partnership organized under Delaware law. Capital Co. is a Delaware corporation. Both of their offices are located at 90 Presidential Plaza, Syracuse, New York 13202-2200 and their telephone number is
(315) 471-8111.

    Funding L.P. and Capital Co. were formed in November 1999 for the sole purpose of issuing the original unregistered notes. After the original unregistered notes were issued, Funding L.P. merged into Orange L.P. under the agreement and plan of merger between Funding L.P. and Orange L.P. Orange L.P. succeeded to Funding L.P.'s obligations with respect to the old notes.

    GAS Orange, a Delaware limited liability company, acquired a 1% general partnership interest in Orange L.P. from NCP Syracuse, and an 89% limited partnership interest in Orange L.P. from Syracuse Orange Partners. Orange L.P. now has two partners, GAS Orange and GAS LP. See "Summary Descriptions of the Principal Agreements Relating to the Project--Purchase of Certain Partnership Interests in Orange L.P."

    Since the purchase in December 1999 by GAS Orange of NCP Syracuse's general partnership interest in Orange L.P. and the merger of Funding L.P. with and into Orange L.P., GAS Orange has acted as managing partner of Orange L.P., Niagara Mohawk Energy Marketing has managed Orange L.P.'s business operations and finances and GE International has continued to operate and maintain the project and the steam plant under the operation and maintenance agreement. The GAS Orange operating agreement provides that GAS Orange is managed by its members. Generally, provided a quorum is present at any meeting of the members of GAS Orange, the vote or written consent of members of GAS Orange holding not less than a majority of the membership interests in GAS Orange will be the act of the members. The sole other partner of Orange L.P. is GAS LP, which is both a general partner and a limited partner.

    On or about January 1995, GAS LP, some of its affiliates and Adam Victor brought an action in New York against Syracuse Orange Partners, NCP Syracuse and North Canadian Power Incorporated, a shareholder in NCP Syracuse, relating to a disagreement as to (i) whether NCP Syracuse and Syracuse Orange Partners were honoring the special rights of GAS LP, as developer general partner in Orange L.P., to participate in partnership decision making and (ii) whether GAS LP was receiving its fair share of partnership distributions derived from the revenues received by Orange L.P. from various activities. In settlement documents, including stipulations of discontinuance of actions in the appropriate courts, dated on or about March 28, 1996, the parties agreed to release their claims against each other. As part of the settlement, GAS LP agreed to relinquish its special rights as the developer general partner in Orange L.P., and Orange L.P. agreed to make a one-time payment to GAS LP. Since then, GAS LP has not participated in the day-to-day management of Orange L.P.

    A third party, Kronish, Lieb, Weiner & Hellman, former counsel to Adam Victor and GAS LP, has a permanent cash flow interest in 25% of the partnership distributions to which GAS LP is entitled under the Orange L.P. partnership agreement. Kronish Lieb, however, has no equity or voting rights respecting GAS LP or Orange L.P. Kronish Lieb obtained a carried cash flow interest of 12.5% of certain net revenues Mr. Victor would receive from the project, together with additional sums as part of a structured contingency fee arrangement as counsel to Mr. Victor and GAS LP in 1987. In 1994, Mr. Victor and GAS LP, which was originally the developer general partner of Orange L.P., were involved in an arbitration proceeding respecting the interpretation of that arrangement and Kronish Lieb's share of sums due to GAS LP as distributions on equity from Orange L.P. That arbitration resulted in an award in favor of Kronish Lieb. Mr. Victor and GAS LP immediately appealed the award and, concurrently with their appeal, commenced a case under Chapter 11 of the federal bankruptcy code in the U.S. Bankruptcy Court for the Southern District of New York on July 12, 1994. Kronish Lieb contested the petitions. Subsequently, Kronish Lieb, Mr. Victor and GAS LP settled all outstanding claims, and Mr. Victor and GAS LP withdrew their respective bankruptcy cases as well as their appeal of the arbitration, pursuant to a Stipulation dated November 14, 1994 and Order of the Bankruptcy Court dated December 8, 1994, or the stipulation.

  Pursuant to the stipulation, Mr. Victor agreed to pay Kronish Lieb a fixed sum, and agreed to increase Kronish Lieb's permanent cash flow interest to 25% of the partnership distributions GAS LP is entitled to receive going forward. Under the other terms of the stipulation, GAS LP or Adam Victor or the entities through which Adam Victor indirectly holds an interest in GAS LP are not permitted, without the consent of Kronish Lieb, to pledge or sell any or all of their partnership interests in Orange L.P., amend the partnership agreement of Orange L.P. or enter into any agreement or transaction with Orange L.P. or NCP Syracuse, the effect of which would be to delay or diminish any benefit to be received by Kronish Lieb under the Stipulation or otherwise adversely affect Kronish Lieb. Mr. Victor and GAS LP have fulfilled their payment obligations in favor of Kronish Lieb under the stipulation, except to the extent of Kronish Lieb's continuing 25% cash flow interest in the partnership distributions GAS LP is entitled to receive going forward. Pursuant to an Amendment, Release and Covenant Not to Sue, or the covenant, dated April 5, 1991 among Kronish Lieb, GAS LP, Adam Victor, Orange L.P. and others, Orange L.P. is authorized and directed to pay Kronish Lieb all amounts which it is entitled to receive under the Stipulation.

  In order to provide that Kronish Lieb receives the amounts which it is entitled to receive under the stipulation and the covenant, and to provide that the other terms of the stipulation and the covenant are being complied with, upon the closing of the offering of the old notes, Orange L.P. deposited $3.0 million into the stipulation reserve account created under the Deposit and Disbursement Agreement. This amount represents Orange L.P.'s determination of the maximum amount which should be needed either to pay or otherwise satisfy, by way of a buy-out or other type of settlement, the obligations of GAS LP to Kronish Lieb under the stipulation. At Orange L.P.'s request, the Collateral Agent will transfer, free of the liens of the Collateral Documents, amounts in the stipulation reserve account to an escrow account established and administered in accordance with the covenant in the event of a dispute as to GAS LP's obligations to make payments to Kronish Lieb under the stipulation.

                                  MANAGEMENT

Directors and Executive Officers

     The executive officers of GAS Orange, Orange L.P.'s general partner, are as follows:

     Name                  Age     Position
     ----                  ---     --------
     Adam H. Victor         47     President, Treasurer
     Douglas Corbett        50     Vice President, Secretary
     Richard S. Scolaro     62     Vice President, Assistant Secretary


     The executive officers and directors of Capital Co. are as follows:

     Name                  Age     Position
     ----                  ---     --------
     Adam H. Victor         47     President, Treasurer, Director
     Douglas Corbett        50     Vice President, Secretary, Director
     Richard S. Scolaro     62     Vice President, Assistant Secretary, Director

     Adam H. Victor has served as a Director of Capital Co. and as President and Treasurer of both GAS Orange and Capital Co. since their respective dates of formation. Mr. Victor was involved with the development of the project and has continued his involvement in Orange L.P. through his interest in GAS LP. GAS Orange has delegated limited authority to Mr. Victor as its agent for the purpose of reaching technical decisions on behalf of GAS Orange respecting the activities of Niagara Mohawk Energy Marketing and GE International.

     Douglas Corbett has served as a Director of Capital Co. and as Vice President and Secretary of both GAS Orange and Capital Co. since their respective dates of formation. Mr. Corbett, a business consultant and attorney, has been a principal with Corbett & Schreck, P.C., a Houston, Texas-based law firm since 1992.

     Richard S. Scolaro has served as a Director of Capital Co. and as Vice President and Assistant Secretary of both GAS Orange and Capital Co. since their respective dates of formation. Since February 1979, Mr. Scolaro, an attorney, has been a principal with Scolaro, Shulman, Cohen, Lawler & Burstein, P.C., a Syracuse, New York-based law firm, which provides legal services to Orange L.P.. Mr. Scolaro is also a director of Charles W. Commack Associates, Inc., a member of the NASD.


Director Compensation

  Members of the Board of Directors of Capital Co. do not receive compensation for services as a director.

Executive Compensation

  For the year ended December 31, 1999, Adam H. Victor received a management fee from Orange L.P. in the amount of $360,000. Other than Mr. Victor, no executive officer of GAS Orange or Capital Co. received compensation of $100,000 or more during the same period.

            OVERVIEW OF THE INDEPENDENT POWER INDUSTRY IN NEW YORK

  The United States electric industry, including companies engaged in providing generation, transmission, distribution, and ancillary services, has undergone significant change over the last several years, leading to significant deregulation and increased competition. As a result, numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generation business and many are expected to commence this process in the next few years, as legislative and regulatory developments drive the industry to disaggregate. The initiation of customer choice together with the loss of a regulatory obligation to serve previously captive markets at regulated rates either has or may lead to franchised utilities incurring stranded costs, to the extent these utilities are unable to recover their individual revenue requirements in the competitive market place.

  The restructuring of the vertically integrated utility industry in New York began in May 1996 as a result of a New York Public Service Commission order requiring each investor-owned utility to file a restructuring plan. The New York Public Service Commission order called for retail competition starting in 1998 and suggested the creation of an independent system operator to assume operational control of the investor owned utilities transmission assets. In the order, the New York Public Service Commission expressed a preference for the divestiture of generation assets and indicated that it would allow the recovery of prudent and verifiable stranded costs. Restructuring agreements for all of New York State's investor-owned utilities have now been approved and are being implemented. Retail access was implemented throughout New York State by year end 1999. Most New York investor-owned utilities are divesting their generating assets and will become primarily distribution companies, likely resulting in fragmentation in the ownership of New York State's generation assets and increased competition for generation sales. It is possible that divestiture could lead to the concentration of divested generation in the hands of a relatively small number of new owners, which in turn could reduce competition. However, we believe it is more likely than not that regulatory oversight will prevent this concentration from occurring, and will maintain or increase competitive pressures.

  Historically, the New York Power Pool operated a centrally-dispatched pool to minimize member production costs and to maintain statewide reliability. It also coordinated the operation of the bulk power transmission facilities in the state. The New York Power Pool system has become an independent system operator, which now administers an open access transmission tariff and an independent system operator services tariff which have been accepted by FERC, as modified by minor changes to comply with FERC requirements. The New York Independent System Operator commenced trial operations on November 18, 1999. The New York Independent System Operator system originally envisioned the establishment of three new entities, the New York Independent System Operator, the New York State Reliability Council, or NYSRC, and the New York Power Exchange. The New York Independent System Operator is a non-profit New York corporation under FERC's jurisdiction. It will be governed by a board of directors comprised of representatives from all market participants, including buyers of power, sellers of power, consumer groups and transmission owners. The NYSRC will have the primary responsibility to preserve the reliability of electricity service on the bulk power system within New York State and will set the reliability standards to be used by the Independent System Operator. The New York Power Exchange was envisioned to be the main power exchange to facilitate competition in the power markets, and to operate the actual day-ahead and real-time markets for installed capacity, energy and ancillary services. The New York Power Exchange has not been implemented, its proposed functions are being handled instead by the New York Independent System Operator. In a filing in December 1997 with the Federal Energy Regulatory Commission, or FERC, the utilities that are members of the New York Power Pool withdrew their original application to form the Power Exchange, proposing instead that the functions envisioned for the Power Exchange be offered by the Independent System Operator. It is unclear whether a power exchange separate from the New York Independent System Operator ever will be implemented. It is possible that other entities may form competing power exchanges in the future.

  The New York Power Pool member systems serve over 99% of New York State's electric power requirements. Currently, its members are the investor owned utilities in the state, the New York Power Authority, and the Long Island Power Authority. In addition, over 5,000 MW of capacity is owned by independent power producers, who sell the bulk of their output to investor-owned utilities under long-term contracts. New York Power Pool is interconnected with New England Power Pool to the Northeast, Hydro Quebec and Ontario Hydro to the north, and Pennsylvania-New Jersey-Maryland Power Pool, or the PJM, to the south.

  Transmission System Market.   Transmission access will be available to all
market participants on an open access and non-discriminatory basis. The wheeling party will pay the independent system operator a transmission service charge that has three components, a transmission service charge, a transmission use charge, and a New York Power Authority transmission access charge.

  The transmission service charge is an hourly rate that recovers the embedded fixed costs of the transmission system. The transmission service charge is assessed on the basis of hourly metered loads for deliveries within the independent system operator's control area (including purchases from the power exchange, bilateral transactions, and imports) and on the basis of scheduled deliveries for exports or through transactions. Transactions that are not subject to this charge are the transmission provider's use of its own system to provide bundled retail service to its native load customers, retail transmission service pursuant to another tariff or rate schedule that explicitly provides for other transmission charges, and wholesale wheeling agreements pursuant to existing bilateral contracts that have been grandfathered by the parties. Loads within the independent system operator control area will pay a single system rate based on the costs of the transmission provider where the points of delivery are located. Wheeling transactions that involve exports or through system transactions will pay a transmission service charge based on the costs of the transmission provider that owns the intertie which serves as the point of delivery to an adjacent control area.

  The second rate component, the transmission use charge, recovers any congestion costs associated with the transaction and marginal losses. Customers wishing to receive firm transmission service under bilateral transactions must agree to pay transmission use charges. Congestion costs are based on constraints on the optimum economic operation of the system. Parties can hedge their exposure to congestion charges through transmission congestion contracts which will be auctioned biannually. Marginal losses are the real power losses associated with each additional megawatt-hour of consumption by load, or each additional megawatt-hour transmitted under a bilateral transaction as measured at the points of withdrawal.

  The final rate component, the New York Power Authority transmission adjustment charge, is assessed on all transactions and is intended to recover any shortfall in New York Power Authority's revenue requirement that is not recovered in New York Power Authority's transmission service charge. Unlike other investor owned utility members of the independent system operator, New York Power Authority does not operate a separate service area and most of its customers are located in the service areas of other transmission providers.

  FERC has set a number of issues concerning the transmission service charge and marginal losses for hearing. Although the hearing did not impact the start date for independent system operator operations, its outcome may materially impact the costs of transmission service offered by the independent system operator. For example, FERC has accepted the New York Power Authority transmission access charge and the independent system operator's proposal to adopt the member investor owned utilities existing revenue requirements as the basis for the transmission service charge, but has set for hearing the reasonableness of certain adjustments to the revenue requirements which have been proposed by the independent system operator as a necessary part of the transition to independent system operator operations. FERC has also accepted the independent system operator's marginal losses proposal, but has set for hearing the clarity of the method used to compute marginal losses and the information to be made available to transmission customers to allow informed decision making.

  New York Power Pool Wholesale Market.   Generators may transact in the
centralized wholesale power exchange implemented by the New York Independent System Operator, and may compete in distinct markets for energy, installed capacity and ancillary services. Pricing is based upon market clearing prices which are the prices at which sufficient electricity will be supplied to satisfy all demand for which bids have been submitted. The generator is paid the market clearing price, not its bid price, at the point it supplies energy to the system and the purchaser paying the market clearing price at the point it receives energy from the system.

  Bilateral Energy Markets.   Any generator in the state, including Orange L.P.,
subject to Niagara Mohawk's right of first refusal, so long as Niagara Mohawk has such right, has the right to sell its output of energy to any wholesale customer statewide including utilities, municipalities, and energy supply companies. Generators can sell energy under bilateral contracts, with pricing and other provisions determined by two-party negotiation. Customers that want to engage in bilateral transactions must schedule either firm or non-firm transmission service with the independent system operator.

  Installed Capacity Market.   An installed capacity market has been established
to ensure there is enough generation capacity to meet retail demand and ancillary service requirements. Any load serving entity, including regulated distribution utilities, municipalities and energy supply companies, will be required to procure capacity commitments sufficient to meet its capacity requirements for the next year based on its forecasted annual peak load plus a reserve requirement. Initially, each load serving entity will be required to purchase installed capacity commitments equal to 118% of its forecasted annual peak load, which translates into a 22% control area reserve margin. These capacity commitments can be secured by the load serving entity through a bilateral contract or through the New York Independent System Operator. Any capacity commitment which is not procured locally would need to satisfy the requirement that, as an import, it will not violate transmission constraints. Any load serving entity that fails to satisfy its installed capacity requirements will be subject to a deficiency payment of $52.50 per KW-year in the first year escalating to $62.50 per KW-year in the third year, which is well above forecasted capacity prices. The deficiency payments are higher for New York City and Long Island.

  Suppliers of installed capacity will not be required to supply the associated energy to the load serving entity with whom they have a contract. However, if the load serving entity does not purchase energy from its supplier, the supplier would be required to bid into the day-ahead energy market. If the supplier is not selected in the day-ahead energy market, the supplier, for the next day, will be free either to bid in the real-time market or to sell energy to any customer, including an out-of-state customer.

  Ancillary Services Market.   The independent system operator will procure
various ancillary services required for reliability from generators as needed at market rates. These services include operating reserves and regulation and frequency response service. Generators will be compensated for other services, including voltage support and black start capability, on a cost basis.

  Generation.   The existing generation mix in New York is fairly diverse.
Baseload generation, including nuclear and coal, makes up 28% of the installed capacity. Independent power producers, which are predominantly natural gas-fired, form another 15% of installed capacity. The remaining 57% of installed capacity, comprised of oil, gas and seasonal hydro plants, is considered to be peaking capacity. Even though the baseload facilities, nuclear and coal, comprised 28% of the installed capacity, they produced 38% of the energy in 1997.

   Net Capacity by Fuel Type in        Net Generation by Fuel Type in
          New York (1997)                     New York (1997)

Oil/Dual--fuel...............  41%   Independent Power Producers.....  23%
Independent Power Producers..  15    Nuclear.........................  20
Coal.........................  14    Conventional Hydro..............  19
Nuclear......................  14    Coal............................  18
Conventional Hydro...........  12    Natural Gas.....................  13
Pumped Storage Hydro.........   3    Oil.............................   6
Natural Gas..................   1    Pumped Storage Hydro............   1
                              ---                                     ---
                              100%                                    100%

Source:  NEW YORK POWER POOL, Load and Capacity Data 1998.

  Regions.   New York State has regional transmission constraints which divide the state's power market into two distinct regions. As a result, the most significant regional differences in the power market are between the western and eastern regions. The eastern region includes the service areas of Long Island Power Authority, Keyspan, Inc, formerly Long Island Lighting Company, Consolidated Edison Company of New York, Inc., Orange & Rockland Utilities, Inc. and Central Hudson Gas & Electric Corporation. The western region includes service areas of Niagara Mohawk, Rochester Gas & Electric Corporation, New York Power Authority and most of New York State Electric & Gas Corporation.

  The western region is dominated by low cost baseload, nuclear and coal, and hydro facilities which, together with must-run independent power producer facilities, form 83% of installed capacity. The eastern region has a predominance of peaking facilities which form 80% of its installed capacity. Even though the western region has only 40% of New York Power Pool's generation capacity, power normally flows from the West into the East. The flow of power from the lower priced western region to the higher priced eastern region is limited to approximately 5,000 MW by transmission limits and reliability considerations. When this limit is reached, higher cost units in the New York City area are dispatched even when lower cost units in the western region are available.

  Demand.   In 1997, the New York Power Pool summer peak was 28,700 MW and energy demand totaled 148,882 GWh. The statewide peak grew by an average of 2.8% per year from 1992 to 1997, while energy demand grew by an average of 0.8% annually during that same period. Current New York Power Pool forecasts predict a continued capacity surplus until 2003, at which point new capacity will be required in order to maintain system reserve margin requirements. There have been recent announcements of new Projects from PG&E Generating Company and Sithe Energies, Inc. which, if completed, will extend the forecasted capacity surplus until beyond 2008.

  Interconnection.   Western and central New York are relatively unattractive
markets for the transmission of imported power due to low generation costs and low on-peak energy prices relative to the area's adjacent markets, New England Power Pool, PJM and eastern New York. On the export side, New England Power Pool and PJM forecast higher demand growth for their markets. Also, the existing transmission infrastructure permits us to access these neighboring markets, subject to constraints imposed by capacity limitations and reliability considerations.

  PJM is a market characterized by high price volatility where peak hour pricing is set by inefficient diesel-fired facilities. PJM forecasts peak demand to grow 1.0% per year over the next ten years and Projects that a capacity shortage will occur by 2000. New England Power Pool, where energy prices are among the highest in the U.S., relies heavily on relatively inefficient oil and gas-fueled steam power plants. New England Power Pool is currently experiencing capacity shortfalls primarily due to nuclear outages and retirements. New capacity is required in New England Power Pool to meet increasing demand, which is likely to increase capacity prices in the near term. The New York Power Pool has transfer capacity to New England Power Pool of 1,675 MW through two 345 KV interconnections and transfer capacity to PJM of 725 MW.

               SUMMARY DESCRIPTIONS OF THE PRINCIPAL AGREEMENTS
                            RELATING TO THE PROJECT

  The following descriptions of the Amended Power Purchase Agreement, Steam Contract, Steam Plant Operating Agreement, Ground Lease, Master Lease, PILOT Agreement, Host Community Agreement, Gas Purchase Agreement, TransCanada Pipelines Limited Firm Service Contract, Firm Gas Transportation Contract, Interruptible Gas Transportation Contract, Tennessee Gas Pipeline Company Letter of Credit, Operation and Maintenance Agreement, Asset Management Agreement, Partnership Interest Purchase Agreement, and related consents and agreements, which together we refer to as the Significant Project Contracts, do not describe every detail of the agreements and are subject to, and are qualified in their entirety by reference to the Significant Project Contracts. For definitions of terms used but not defined in the descriptions of the Significant Project Contracts below, see "Description of Notes--Certain Definitions."


Amended Power Purchase Agreement

  At the time that it commenced commercial operations, the Project had contracted to sell all of its output of electricity to Niagara Mohawk under a long-term power purchase agreement. In May 1996, the New York Public Service Commission called for a competitive market for electricity in the State of New York and required each investor-owned utility, including Niagara Mohawk, to file a restructuring plan. The New York Public Service Commission also suggested the creation of an independent system operator to assume operational control of the transmission assets of each investor-owned utility. Under the independent system operator system instituted on November 18, 1999, the New York Independent System Operator is facilitating competition in the power markets and operates the actual day-ahead and real-time markets for installed capacity, energy and ancillary services.

  In connection with this New York Public Service Commission initiative to develop a competitive market for electricity in the State of New York, Niagara Mohawk entered into the Master Restructuring Agreement with 27 independent power producers, including Orange L.P. The Master Restructuring Agreement amended and restated Orange L.P.'s then existing power purchase agreement with Niagara Mohawk, dividing it into a Power Put Agreement and Indexed Swap Agreement described below.


 Power Put Agreement

  The Power Put Agreement became effective on June 30, 1998 upon the completion of the restructuring contemplated by the Master Restructuring Agreement and, except with respect to provisions relating to the power put option, remains in effect for a period of ten years.

  Power Put Option; Pricing. Under the Power Put Agreement, until the New York Independent System Operator has achieved certain volumetric tests (the period ending on such date being what we refer to as the Proxy-Market Price Period), but in no event later than June 30, 2008, Orange L.P. has the right but not the obligation, to sell to Niagara Mohawk (i) energy up to the contract quantities of electricity in the table entitled "POWER PUT AGREEMENT--Contract Quantity" below, including energy subject to an overgeneration amount of +5% of the specified contract quantity, and (ii) capacity, which is subject to both seasonal variation and degradation associated with the contract quantity of electricity for the immediately succeeding month, in each case for each interval during the preceding calendar month. The interval is one hour or other period of time as determined under the Power Put Agreement. Niagara Mohawk is obligated to take and pay for energy and capacity from the Project at the Proxy-Market Price or the Market Price and, if applicable, the Market Capacity Price, as the case may be. The Proxy-Market Price means (a) prior to the establishment of the New York Independent System Operator, Niagara Mohawk's short-term avoided energy and capacity costs as filed with the New York Public Service Commission under the SC-6 tariff and (b) after the establishment of the New York Independent System Operator, the Market Price and, if applicable, the Market Capacity Price. The Market Price means the applicable day ahead locational-based market price paid to sellers for energy, specified and published by the New York Independent System Operator. The Market Capacity Price shall mean the regional market price paid to sellers for capacity, which will be applicable only after the New York Independent System Operator has been established and if there then exists a market for capacity.

  The Power Put Agreement provides that Orange L.P. has the right to sell energy and associated capacity to Niagara Mohawk for specified periods ranging from a minimum of one hour to a maximum period of one month. Prior to the beginning of each month, Orange L.P. must provide to Niagara Mohawk a schedule indicating the projected deliveries of energy and associated capacity for that month. The schedule may be updated by Orange L.P. on an hourly basis by providing notice of the change no less than 30 minutes prior to the start of the hour in which the change to the schedule is to be effective.

  At the conclusion of the Proxy-Market Price Period, Orange L.P.'s right to sell energy and associated capacity to Niagara Mohawk will terminate. Orange L.P. will have the right to sell energy and associated capacity through the New York Independent System Operator, and to sell energy and associated capacity outside the New York Independent System Operator system on a bilateral contract basis, subject to Niagara Mohawk's right of first refusal to purchase energy and associated capacity. Niagara Mohawk's right of first refusal to purchase energy and associated capacity terminates at the conclusion of the Proxy-Market Price Period. The New York Independent System Operator system began operating on a trial basis during the second half of November 1999.


                     POWER PUT AGREEMENT--Contract Quantity


                                                   Monthly Contract Quantity (MWh/month)
              Annual
 Contract    Contract
   Year      Quantity   Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
     1        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     2        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     3        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     4        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     5        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     6        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     7        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     8        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
     9        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884
    10        663,000  57,884  52,160  57,884  55,976  50,774  54,928  56,072  55,988  49,590  57,884  55,976  57,884

_________________________

  The contract quantity of electricity for each Interval will not exceed 80 MWh + 5% (the "Interval Cap"); provided however, the aggregate contract quantity of electricity that Orange L.P. will have the right to put to Niagara Mohawk in each contract year under the Power Put Agreement will not exceed 663,000 MWh + 5%.

  Right of First Refusal.   Pursuant to the Power Put Agreement, until the New
York Independent System Operator is fully established and functioning and achieves certain volumetric tests, Niagara Mohawk has a right of first refusal to purchase the energy or capacity associated with the quantities covered under the Power Put Agreement. Energy and associated capacity in excess of these amounts of energy or associated capacity are not subject to the Power Put Agreement and, at Orange L.P.'s option, may be sold to third parties without an obligation to offer this excess energy and associated capacity to Niagara Mohawk.

  Delivery of Electricity.   The Power Put Agreement requires that Orange L.P.
deliver electricity to Niagara Mohawk's system at specified approximate voltage levels. Niagara Mohawk may suspend its acceptance of and obligation to pay for electricity which Orange L.P. produces for periods of time when its transmission system is temporarily physically unable to accept this electricity for reasons of necessary maintenance, repair, system emergency, safety or similar actions. Orange L.P. may shut down the operation of the Project or temporarily disconnect it from Niagara Mohawk's system whenever and for any periods of time as may be necessary for maintenance, safety or emergency reasons. Under the Power Put Agreement, Orange L.P. must provide to Niagara Mohawk schedules of planned maintenance requirements, including the number and duration of any planned outages. At Orange L.P.'s option, Orange L.P. may reschedule deliveries of power which are not made due to any suspension or shutdown, upon a mutually agreed schedule.

  Force Majeure.   If a force majeure event prevents either Niagara Mohawk or
Orange L.P. from carrying out, in whole or in part, its obligations other than payments of amounts due under the Power Put Agreement, the Power Put Agreement provides that, on notice to the other party, either party may suspend performance of its obligations so far as the obligations are affected by the force majeure event. At Orange L.P.'s option, it may reschedule deliveries of power which are not made due to any force majeure event, upon a mutually agreeable schedule.

  Required Payments for Changes in Costs. On each date specified in the Power Put Agreement, Orange L.P. and Niagara Mohawk are required to make payments adjusting for changes in costs as compared to costs established under contractual arrangements as of January 1, 1997, regarding the local distribution system gas transportation and the electrical interconnection to which both Orange L.P. and Niagara Mohawk are a party. To the extent the increase in the cost of these items to Orange L.P. exceeds any decrease in the cost of these items from Niagara Mohawk's contractual arrangements, then Niagara Mohawk makes a payment to Orange L.P. To the extent there is a net decrease in the cost of these items to Orange L.P., then Orange L.P. makes a payment to Niagara Mohawk of this net decrease. In addition, Orange L.P. and Niagara Mohawk must make net payments adjusting for changes in costs as compared to costs established under contractual arrangements, as of January 1, 1997 attributable to changes in federal, state or local laws, during the Priority-Market Price Period and any later periods during which like adjustments in costs are recovered by any entity that owns any of Niagara Mohawk's non-nuclear generating assets.

  The contract prices under the Power Put Agreement do not specifically address the charges for reactive power, voltage support services or line-losses. The Power Put Agreement provides that Orange L.P. and Niagara Mohawk reimburse or pay these charges in addition to the contract prices established under the Power Put Agreement. If Niagara Mohawk's tariffs require Orange L.P. to pay Niagara Mohawk for reactive power or line-losses during periods when Niagara Mohawk's generating facilities are producing electricity, then Orange L.P. is entitled to reimbursement by Niagara Mohawk in an amount equal to all reactive power charges and/or line-loss charges or costs actually incurred by Orange L.P. during the associated payment period. In addition, if, under any independent system operator tariff, Orange L.P. is required to provide voltage support services, as defined by the independent system operator tariff, Niagara Mohawk will pay to Orange L.P. on each payment date any and all voltage support service payments made by the independent system operator to Niagara Mohawk in the associated payment period which are attributable to the voltage support services provided by Orange L.P. Also, if the independent system operator charges Orange L.P. for any line-losses, then Orange L.P. will be entitled to reimbursement by Niagara Mohawk in an amount equal to all line-loss charges incurred by Orange L.P. during the associated payment period.

  Orange L.P. must provide Niagara Mohawk with a notice of any payment due before the fifth business day of each calendar month, after netting amounts owing. Niagara Mohawk must then provide, if applicable, a revised notice with actual electricity prices and quantities, and the adjusted amounts may be paid on the subsequent payment date without interest being applied. If, in good faith, either Orange L.P. or Niagara Mohawk disputes any part of any notice or payment obligation, a written explanation of the basis for the dispute must be provided and the undisputed amount paid as required. If any underpayment or overpayment is established, either through mutual agreement or settlement reached according to the terms of the Power Put Agreement, the amount will be paid along with interest.

  Qualifying Facility Status.   Under the Power Put Agreement, Orange L.P. has
the right, but not the obligation, in its sole discretion to maintain the Project's status as a qualifying facility under federal and state law. As a qualifying facility, Orange L.P. is not considered to be a "public utility" and is exempt from most state and federal regulations applicable to public utilities. The Power Put Agreement states that Niagara Mohawk's rights and obligations, including without limitation, its obligation to pay for electricity produced by Orange L.P. as set forth in the Power Put Agreement, continue as a contractual right regardless of whether Orange L.P. maintains the Project's qualifying facility status.


 Indexed Swap Agreement

  In connection with the Power Put Agreement, Orange L.P. entered into the Indexed Swap Agreement with Niagara Mohawk, which serves as a financial hedge against movements in the price of electricity and is not a contract for the actual physical delivery or purchase of electricity. Unless terminated early as provided in the Indexed Swap Agreement, the Indexed Swap Agreement will terminate on June 30, 2008.

  Under the Indexed Swap Agreement, Niagara Mohawk is required to make monthly fixed payments to Orange L.P. and Orange L.P. is required to make monthly floating payments to Niagara Mohawk. On the monthly payment date these payments will be netted against each other, with the party owing the greater amount making a net payment to the other party.

  Fixed Payments.   The fixed payments are $54.62/MWh for the annual period
ending June 30, 2000, multiplied by the applicable notional quantity of electricity to be delivered to Niagara Mohawk during the applicable interval as the notional quantity is specified in the Indexed Swap Agreement. After the period ending June 30, 2000, the fixed payments will be $53.84/MWh adjusted by an index factor and increment, or the Indexed Contract Price, multiplied by the applicable notional quantity. The notional quantities of electricity during the Proxy Market Period and for the period after the Proxy Market Period are shown in the tables below entitled "Contract Quantity Proxy Market Period (MWh/hr)" and "Contract Quantity for Contract Years Following the Proxy Market Period (MWh/hr)," respectively.

  Floating Payments.   The floating payments are (i) the Proxy-Market Price or
the Market Price, if applicable, multiplied by the applicable notional quantity for each hourly interval and (ii) if applicable, the Market Capacity Price multiplied by the weighted average capacity associated with the applicable notional quantity.

  Indexed Contract Price.   The Indexed Contract Price is calculated pursuant to
the following formula:

  ICP = CP * [(15% * (GC/GC\\o\\)) + (41% * (INF/INF\\o\\))] + CN

  Where:  ICP = The Indexed Contract Price.

          CP = The Contract Price in the reference year (CP = $53.84/MWh).

          GC = The average Niagara Border Spot Price for natural gas (delivered to pipe as stated in U.S. dollars) published by Natural Gas Week in its Canadian Price Report first issue of month.

          GC\\o\\ = The average Niagara Border Spot Price for natural gas (delivered to pipe as stated in U.S. dollars) published by Natural Gas Week in its weekly Canadian Price Report for June 1998

          INF = The Consumer Price Index--All Urban Consumers for New York-- Northern New Jersey--Long Island, All items, available on the first day of the month from the US Department of Labor, Bureau of Labor Statistics (base year = 1982-84 = 100).

          INF\\o\\ = The Consumer Price Index--All Urban Consumers for New York- -Northern New Jersey--Long Island, All items, available on the first day of June 1998 from the US Department of Labor, Bureau of Labor Statistics (base year = 1982-84 = 100).

          CN = as indicated below in $/MWh:

                 Contract Year                                  CN
                       1                                        n/a
                       2                                        n/a
                       3                                       23.56
                       4                                       23.99
                       5                                       24.67
                       6                                       25.28
                       7                                       25.93
                       8                                       26.77
                       9                                       27.42
                      10                                       27.70

             Hourly Contract Quantity Proxy-Market Period (MWh/hr)

                          Annual                            Hourly Contract Quantity (MWh/hr)
                         Contract                                                                                       Contract
       Contract          Quantity                                                                                         Price
         Year              (MWh)     Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    ($/MWh)
           1              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80     53.84
           2              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80     54.62
           3              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           4              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           5              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           6              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           7              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           8              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
           9              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I
          10              663,000   77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80  77.70  77.80       I

_________________________
  For each Contract Year which is a leap year, the Contract Quantity for the month of February will be adjusted by a factor of 28 divided by 29.
  I = Indexed Contract Price


 Hourly Contract Quantity for Contract Years Following the Proxy-Market Period
                                   (MWh/hr)


                                                            Hourly Contract Quantity (MWh/hr)
                          Annual
                         Contract                                                                                       Contract
       Contract          Quantity                                                                                         Price
         Year              (MWh)     Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    ($/MWh)
           1              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69     53.84
           2              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69     54.62
           3              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           4              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           5              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           6              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           7              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           8              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
           9              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I
          10              663,000   75.69  75.68  75.68  75.68  75.68  75.68  75.68  75.68  75.69  75.69  75.69  75.69       I

_________________________
  For each Contract Year which is a leap year, the Contract Quantity for the month of February will be adjusted by a factor of 28 divided by 29.
  I = Indexed Contract Price

  Tax Adjustments.   Orange L.P. entered into the Indexed Swap Agreement with
the expectation that neither Orange L.P. nor Niagara Mohawk would be required to make any deduction or withholding for or on account of any tax from any payment (except for certain interest payments) to be made by either Orange L.P. or Niagara Mohawk under the Indexed Swap Agreement. In general, the Indexed Swap Agreement provides that if either Orange L.P. or Niagara Mohawk is required to make a deduction or withholding from a payment on account of a tax, the party required to make the payment will be required to pay an additional amount to the other party in an amount necessary to ensure that the net amount actually received will equal the full amount the receiving party would have received had no deduction or withholding been required, except in specified circumstances, including situations involving actions commenced by the relevant taxing authority or resulting from a change in tax law occurring after the execution and delivery of the Indexed Swap Agreement.

  Events of Default and Other Termination Events.   The Indexed Swap Agreement
provides that specified events with applicable cure periods shall constitute events of default, including:

 . Orange L.P.'s or Niagara Mohawk's failure to pay when due any payment required under the Indexed Swap Agreement or, and continuation of the failure for a period of 3 local business days after notice from the other party;

 . Orange L.P.'s or Niagara Mohawk's failure to comply with or perform any agreement or obligation to be complied with or performed in accordance with the Indexed Swap Agreement, other than payment defaults described in (i) and failures to provide notice or documentation, if the failure is not remedied within 30 days after notice of the failure is given;

 . any materially incorrect or misleading representation made by Orange L.P. or Niagara Mohawk in the Indexed Swap Agreement;

 .  Orange L.P.'s default under hedging or related transactions involving Niagara
   Mohawk or Niagara Mohawk's default under hedging or related transactions involving Orange L.P.;

 . Orange L.P.'s or Niagara Mohawk's filing for voluntary bankruptcy, making a general assignment, arrangement or composition with or for the benefit of its creditors, being adjudicated bankrupt and insolvent or involvement in insolvency proceedings;

 . a merger, amalgamation or consolidation of Orange L.P. or Niagara Mohawk with another entity, if the resulting or surviving entity fails to assume all the obligations of Orange L.P. or Niagara Mohawk, as applicable, under the Indexed Swap Agreement;

 . with respect to Orange L.P., the occurrence or existence of defaults under debt instruments, individually or collectively, which amount in the aggregate to at least $30 million and which have resulted in the acceleration of debt or payment defaults; and

 . with respect to Niagara Mohawk, defaults under debt instruments which amount in the aggregate to the lesser of (A) $50 million or (B) 10% of the shareholder equity in Niagara Mohawk, and which have resulted in the acceleration of the debt or payment defaults of $50 million.


  The Indexed Swap Agreement provides that specified events, with applicable cure periods, will constitute termination events, including:

 . any change in law or interpretation by any court, tribunal or regulatory authority which makes it unlawful for either Orange L.P. or Niagara Mohawk to perform its obligations under the Indexed Swap Agreement;

 . actions taken by a taxing authority, or brought in a court of competent jurisdiction or some types of changes in tax law;

 . merger events resulting in specified tax payments or other effects, and

 . any merger, amalgamation or consideration of Orange L.P. or Niagara Mohawk with another entity in which the surviving or transferee entity has a significantly weaker creditworthiness.


  On the occurrence of any one or more events of default, either Orange L.P. or Niagara Mohawk may, within twenty (20) days after the occurrence of the event or events of default, give written notice of the default(s) and designate an early termination date, except that termination will occur automatically upon the occurrence of some insolvency events or the institution of proceedings relating to those insolvency events.

  On the occurrence of one or more termination events, if no transfer of contractual obligations or agreement can be reached concerning the termination event, the appropriate party may give written notice of and designate an early termination date.

  On the occurrence of an early termination event, the Indexed Swap Agreement also provides for payment by either Orange L.P. or Niagara Mohawk, or applicable. In the case of a termination resulting from an event of default, an amount equal to the loss incurred by the non-defaulting party, or the Non-Defaulting Party Termination Loss, shall be paid by the defaulting party to the non-defaulting party if the Non-Defaulting Party Termination Loss is positive and shall be paid by the non-defaulting party to the defaulting party if the Non-Defaulting Party Termination Loss is negative. In the case of a termination resulting from a termination event, the losses or benefits inuring to the two parties are shared equally.


 Revenues Generated by Amended Power Purchase Agreement

  Based on specified assumptions and conditions, the Amended Power Purchase Agreement will result in a minimum net payment obligation from Niagara Mohawk to Orange L.P. during the period ending June 30, 2008 of an amount equal to the Fixed Payment under the Indexed Swap Agreement, multiplied by the applicable notional quantity of electricity specified under the Indexed Swap Agreement.

  Significant among the assumptions and conditions giving rise to this minimum net payment obligation are the following:

 . during the Proxy Market Price Period, Orange L.P. is able to generate and sell to Niagara Mohawk under the Power Put Agreement electricity in an amount at least equal to the notional quantity of electricity under the Indexed Swap Agreement;

 . during the period after the Proxy Market Price Period, Orange L.P. is able to generate and sell into the New York Independent System Operator electricity in an amount at least equal to the notional quantity of electricity under the Indexed Swap Agreement and at a price at least equal to the floating payments price applicable to payments required to be made by Orange L.P. to Niagara Mohawk under the Indexed Swap Agreement;

 . there are no cost adjustments permitted under the Power Put Agreement which have the effect of reducing the price paid by Niagara Mohawk to Orange L.P. for electricity generated and sold to Niagara Mohawk under the Power Put Agreement;

 . there are no cost or liability adjustments permitted under the Indexed Swap
  Agreement which have the effect of increasing the floating payment paid by Orange L.P. to Niagara Mohawk or decreasing the fixed payment paid by Niagara Mohawk to Orange L.P. for the notional quantity of electricity under the Indexed Swap Agreement; and

 . the Indexed Swap Agreement is not terminated early because of the occurrence of an event of default or other event giving rise to an early termination under the Indexed Swap Agreement.


  Orange L.P.'s ability to generate and sell a sufficient amount of electricity to Niagara Mohawk or to the New York Independent System Operator, as applicable, could be adversely affected by various circumstances, including equipment failure or other operational difficulties, failure by third parties to perform their contractual obligations to Orange L.P., regulatory changes or unforeseeable circumstances beyond the control of Orange L.P. In addition, Orange L.P.'s ability to generate and sell electricity also would be adversely affected by Orange L.P.'s failure to perform its contractual obligations to third parties. For example, Orange L.P.'s right to possess the Project under the Ground Lease could be terminated if Orange L.P. fails to perform its obligations under the Steam Contract, the Steam Plant Operating Agreement or the Ground Lease.


Niagara Mohawk Consent

  Niagara Mohawk has consented to Orange L.P.'s assignment of its interests under the Amended Power Purchase Agreement to the Collateral Agent pursuant to the Security Agreement and the other Collateral Documents as security for our obligations under the notes and the indenture. Niagara Mohawk has agreed to accept the Collateral Agent's performance of Orange L.P.'s obligations under the Amended Power Purchase Agreement and, for so long as the Amended Power Purchase Agreement has been assigned to the Collateral Agent or has been assumed by the Collateral Agent, its designee(s) or assignee(s), will make all payments due to Orange L.P. under the Amended Power Purchase Agreement directly to the Collateral Agent, in accordance with the Collateral Agent's written instructions. On a default or breach by Orange L.P. under the Amended Power Purchase Agreement, Niagara Mohawk has agreed not to

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terminate the Amended Power Purchase Agreement without first providing the
Collateral Agent with written notice of the default or breach and providing the Collateral Agent with (i) up to 30 days to cure a payment default or (ii) a reasonable time as is necessary to cure a non-payment default so long as the Collateral Agent has commenced to cure the default within 60 days after receipt of the notice and thereafter diligently pursues the cure to completion. If the Collateral Agent commences foreclosure proceedings to obtain possession of the project, the Collateral Agent will be allowed a reasonable period to complete the proceedings.


Steam Contract

  Orange L.P. has entered into a Steam Contract with Syracuse University dated as of February 27, 1990, as amended, pursuant to which Syracuse University purchases and Orange L.P. supplies steam to Syracuse University. The remaining stated term of the Steam Contract is approximately 32 years.

  Steam Delivery Requirements.   The Steam Contract requires that Orange L.P.
provide steam from the Project to Syracuse University in amounts necessary to meet the steam requirements of Syracuse University and some of its ancillary customers; provided, however, that Orange L.P. has no obligation to provide steam at a rate in excess of 450,000 pounds per hour or more than a maximum annual average of 230,000 pounds of steam per hour, or a total of 2,014,800,000 pounds during any 12-month period. Syracuse University must accept delivery of or pay for a minimum quantity of steam equal to the lesser of (i) the minimum amount required to maintain the project as a qualifying cogeneration facility under the Public Utility Regulatory Policies Act of 1978, as amended, or PURPA, and (ii) 60,000 pounds of steam per hour, or a total of 525,600,000 pounds in any 12-month period. The minimum annual requirement may be reduced if the supply of steam to Syracuse University is interrupted or discontinued and the interruption or discontinuance is not the fault of Syracuse University.

  Steam Purchase; Pricing.   The Steam Contract provides that Syracuse
University is the sole and exclusive purchaser of steam from the Project. Although the Steam Contract generally prohibits Orange L.P. from selling or furnishing steam, power or energy to third parties without Syracuse University's prior written consent, the Steam Contract expressly permits Orange L.P. to sell electricity to Niagara Mohawk or other public utilities without Syracuse University's consent. As discussed above, FERC regulates the New York Independent System Operator as a public utility subject to FERC's jurisdiction. The Steam Contract sets forth a base steam price until July 2008 of $4.27 per thousand pounds of steam. The price is subject to adjustment on account of increases or decreases in fuel and labor costs. The base price for steam will be further adjusted beginning in July 2008 on the sixteenth anniversary of operation of the Project. The Steam Contract further provides a pricing formula for excess steam delivered to Syracuse University as well as a future adjustment to the steam price in the event that an alternative fuel or technology would reduce the cost at which Syracuse University could obtain its steam requirements.

  Defaults; Failure to Deliver Steam.   In the event of a default by Orange
L.P., which includes events of bankruptcy or insolvency of Orange L.P. or failure by Orange L.P. to deliver the required steam, Syracuse University may require Orange L.P. to make other arrangements for the delivery of steam or may make alternative arrangements for the delivery of such steam and, in either event shall be entitled to receive reimbursement from Orange L.P. for amounts paid to purchase or produce the steam in excess of the amounts it would pay under the Steam Contract. Additionally, under some circumstances following a default, Syracuse University may immediately assume operating control of the Project as provided in the Steam Contract. However, the Steam Contract provides that Orange L.P. will have no responsibility for any failure to supply steam to Syracuse University that is caused, or materially contributed to, by the fault of Syracuse University or by force majeure events, including acts of God, strikes or interference through legal proceedings, state, federal or local laws or regulations of any governmental authority.


Steam Plant Operating Agreement

  In connection with the Steam Contract, Orange L.P. has entered into the 40-year Steam Plant Operating Agreement with Syracuse University, dated as of February 27, 1990, as amended, pursuant to which Orange L.P. is responsible for operating and maintaining the Steam Plant. The Steam Plant Operating Agreement provides that Orange L.P., at all times during the term thereof shall, with its own work force and at its sole cost and expense, will operate

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and maintain the Steam Plant in a state of readiness to make available an alternate or supplemental source of steam to Syracuse University and its ancillary customers, at the pressures and temperature and meeting the other requirements of the Steam Contract after the interruption of the required supply of steam from the project. Unless sooner terminated in accordance with its terms, the Steam Plant Operating Agreement will continue in effect for the term of the Steam Contract.

  User Charge.   In consideration of Orange L.P.'s right to operate the Steam
Plant, Orange L.P. must make an annual user charge payment to Syracuse University. The user charge payment is due each July, although Orange L.P. may elect to make twelve equal monthly payments. The current annual user charge is $1.25 million per year which amount shall increase at various intervals as shown below.


                                Year            Annual User Charge
                            Present-2007             $1,250,000
                              2008-2012              $1,350,000
                              2013-2022              $1,450,000
                              2023-2031              $1,550,000
                        2032 (Final payment)         $1,550,000


  Insurance; Indemnification.   The Steam Plant Operating Agreement imposes an
obligation on Orange L.P. to maintain casualty and other insurance on the Steam Plant throughout the term thereof. In addition, the Steam Plant Operating Agreement imposes indemnification obligations on Syracuse University and Orange L.P. in connection with claims asserted against each other with respect to the Steam Plant, including specific limitations with respect to liabilities arising with respect to the existence of certain hazardous substances or other environmental conditions.

  Damage to Steam Plant.   In the event of damage or destruction by fire or
otherwise of the Steam Plant or any part of it, Orange L.P. shall notify Syracuse University and shall restore, replace or rebuild the Steam Plant at Orange L.P.'s sole cost and expense; provided, however, that if the insurance proceeds are insufficient for such restoration, Orange L.P.'s obligation to restore with funds other than insurance proceeds shall be subject to Syracuse University's obligation to indemnify Orange L.P.

  Eminent Domain.   As described in the Steam Plant Operating Agreement, if all or substantially all of the Steam Plant is taken by right of eminent domain, the Steam Plant Operating Agreement will automatically terminate; provided, however, that under certain circumstances, such as if the portion, if any, of the Project remaining available to Orange L.P. is sufficient to enable Orange L.P. to comply to a material extent with its obligations under the Steam Contract or if Orange L.P. is required to replace the project in accordance with the Ground Lease, Syracuse University may replace the Steam Plant or take other appropriate action to enable Orange L.P. to comply with its obligations under the Steam Contract at no additional cost to Orange L.P. Unless and until a replacement or other alternate or supplemental source of steam is available to Orange L.P., Orange L.P.'s obligations under the Steam Contract will be appropriately modified to reflect, among other things, the actual steam generating capacities of the Project as it then exists and the absence of a suitable or supplemental source of steam.

  Obligation to Rebuild Boilers.   The Steam Plant Operating Agreement obligates
Orange L.P. to rebuild the boilers in the Steam Plant when they wear out. The need to rebuild the boilers will either be agreed to by Syracuse University and Orange L.P. or determined by a professional consultant selected by Syracuse University and Orange L.P. Orange L.P. may replace a boiler with a package boiler if such replacement is more economic than rebuilding the boiler. Orange L.P. and Syracuse University have agreed that the current boiler replacement costs for the boilers in the Steam Plant are $11.9 million, and that this amount is to be redetermined every five years. Until the redetermination date, the boiler replacement cost amount increases by 5% annually.

  Defaults; Termination of Steam Plant Operating Agreement.   The Steam Plant
Operating Agreement provides that specified events will constitute events of default, including the following: Orange L.P.'s failure to pay user charges or observe and perform any of the terms, covenants or conditions under the Steam Plant Operating Agreement, bankruptcy, abandonment of the Steam Plant or termination of the Steam Contract or the Ground Lease for any reason

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other than a default of Syracuse University. On or after any one or more events of default, Syracuse University may, give written notice to Orange L.P. of the default and state that the Steam Plant Operating Agreement will terminate on the date specified in the notice. On termination of the Steam Plant Operating Agreement, Orange L.P. must surrender use and possession of the Steam Plant to Syracuse University and is liable to Syracuse University for damages for Orange L.P.'s default.


Ground Lease Arrangement

  Ground Lease.   Orange L.P. has entered into the Ground Lease with Syracuse
University dated February 27, 1990, as amended, pursuant to which Syracuse University leased to Orange L.P. the parcel of land (but specifically excluding underground oil storage tanks) on which the project was constructed, which we refer to as the premises. Under the Ground Lease Syracuse University also provides an easement for a transmission line for natural gas and/or propane over certain land owned by Syracuse University.

  Assignment of Ground Lease. In connection with the issuance on April 5, 1991 by SIDA of its 1991 Taxable Industrial Development Revenue Bonds (Project Orange Associates, L.P.), the proceeds of which were used by Orange L.P. to finance, among other things, the development, acquisition and construction of the Project and to obtain a prepaid supply of natural gas for the Project, Orange L.P. assigned to SIDA Orange L.P.'s rights, title and interest in and to the premises under the Ground Lease pursuant to an assignment of lease dated as of April 5, 1991.

  Master Lease.   At the same time Orange L.P. entered into the Master Lease with SIDA, dated as of April 5, 1991 under which Orange L.P. (a) sublets from SIDA the premises and easements which had been assigned to SIDA by Orange L.P. and (b) leases from SIDA the Project, easements granted to SIDA by the City of Syracuse and all personal property acquired by SIDA for use in connection with the Project. The Master Lease incorporates all of the rights and obligations of SIDA, and terms and provisions applicable under the Ground Lease to be Orange L.P.'s rights and obligations and terms and provisions applicable, under the Master Lease.

  Modifications.   The operation of provisions in the Ground Lease and Master
Lease have been modified by the University Consent and Agreement and the SIDA Consent and Agreement. See "--University Consent and Agreement" and "--SIDA Consent and Agreement."

  Rent Payments.   Under the Ground Lease, Orange L.P. is required to pay
Syracuse University nominal annual rent of one dollar for the premises. The Ground Lease is intended to be a net lease with the effect that all costs, expenses and obligations of every kind and nature whatsoever relating to the Project or the premises shall be paid by Orange L.P. The Master Lease provides for a nominal annual rent payment of one dollar payable in arrears on December 31 of each year.

  Term.   The term of the Ground Lease shall expire on the date the Steam
Contract expires, unless terminated earlier in accordance with the Ground Lease. The term of the Master Lease will continue until the earlier of (i) the termination of the Ground Lease, as it may be extended, or (ii) the termination or expiration of the term of the PILOT Agreement.

  Ownership.   During the term of the Ground Lease and the Master Lease, the project will be owned by SIDA. On the termination or expiration of the Master Lease, Orange L.P. will purchase from SIDA, and SIDA will convey to Orange L.P., for a nominal fee of one dollar, SIDA's entire right, title and interest in the Project and any improvements to the premises. On the expiration or earlier termination of the Ground Lease, the Project and any improvements to the premises will become the property of Syracuse University without any further consideration by Syracuse University.

  Maintenance and Repair.   The Ground Lease and the Master Lease provide that
Orange L.P., at its sole cost and expense, must maintain and promptly repair the premises and the project.

  Insurance and Indemnification under the Ground Lease.   The Ground Lease
contains indemnification provisions and insurance requirements virtually identical to those set forth in the Steam Plant Operating Agreement.

  Insurance and Indemnification under the Master Lease.   The Master Lease
incorporates the indemnification provisions and insurance requirements of the Ground Lease into the Master Lease. In addition under the Master Lease, Orange L.P. is required to indemnify and hold SIDA and its members, officers, agents and employees harmless from all claims arising as a result of SIDA's undertaking the project, including, liability for loss or damage to property or bodily injury occasioned by any cause pertaining to the project, liability arising from or expense incurred by SIDA's owning the Project, all taxes assessed against the Project and any liability, loss, cost, damage or expense relating to violations of federal, state or local statutes or regulations relating to hazardous substances. The indemnification obligations will survive the termination of the Master Lease and any conveyance of SIDA's interest in the Project to Orange L.P.

  Damage, Destruction and Restoration. If all or part of the project is damaged by fire or other casualty, Orange L.P. must restore the Project to its original condition, at Orange L.P.'s sole cost, whether or not the insurance proceeds are sufficient to do so. Insurance proceeds payable with respect to any damage or destruction will be paid to the holder of a permitted mortgage (as defined below) to be applied as required in the permitted mortgage and the applicable Consent and Agreement.

  Condemnation.   In the event that all or substantially all of the premises is taken by condemnation, the Ground Lease will be terminated and the net condemnation proceeds will be distributed:

 . first, to Syracuse University, to pay the value of the land taken;

 . second, to the holder of any Permitted Mortgage, to pay the unpaid amounts secured by the permitted mortgage;

 . third, to Syracuse University, to pay any subordinated or deferred user charges under the Steam Plant Operating Agreement; and

 . fourth, to Syracuse University and Orange L.P. in proportion to the relevant values of their interests in the Project and the Steam Plant.


If less than all or substantially all of the premises and the project and the Steam Plant are taken, the Ground Lease will remain in effect and the net condemnation proceeds after payment of the value of the land to Syracuse University will be paid to Orange L.P., and Orange L.P. will restore the project to the extent reasonably practicable, to its condition prior to the condemnation. If the net condemnation proceeds exceed the cost of restoration, the excess shall be distributed as provided above.

  Right to Mortgage.   The Ground Lease entitles Orange L.P. to mortgage its
leasehold interest in the premises to a lending institution so long as 100% of the proceeds of the mortgage loan, or 95% of the proceeds of any refinancing of any such mortgage loan, are designated for use in connection with the construction, development, improvement, expansion, alteration, maintenance, repair, replacement or operation of the project or the Steam Plant, or for costs of the development of the project or the Steam Plant, including the establishment of appropriate reserves and the payment of other financing costs, or for the purchase or redemption of any economic interest in the Project. (Any mortgage meeting this definition is referred to as a permitted mortgage.) A permitted mortgage must fully amortize prior to the expiration of the Ground Lease and must expressly recognize the rights of Syracuse University under the Ground Lease and the Steam Contract. The Ground Lease permits the holder of a permitted mortgage rights to cure any of Orange L.P.'s defaults prior to its termination by Syracuse University.

   Events of Default; Termination of Ground Lease.   The Ground Lease provides
that certain specified events will constitute events of default, including the following:

 . Orange L.P.'s failure to pay rent when due and payable for a period of sixty days after written notice from Syracuse University;

 . Orange L.P.'s failure to observe and perform any of the terms, covenants, conditions, limitations or agreements with regard to: punctual payment of taxes and utility charges with respect to the project and the premises; compliance with all laws applicable to the project and the premises; maintenance of required insurance; and Orange L.P.'s entry into a mortgage not in the form of a permitted mortgage;

 . Orange L.P.'s filing for voluntary bankruptcy or being adjudicated bankrupt and insolvent;

 . commencement against Orange L.P. of an action seeking involuntary bankruptcy or appointment of a trustee without Orange L.P.'s consent or acquiescence;

 .  Orange L.P.'s abandonment of the Project and the premises;

 . a final judgment against Orange L.P. for the payment of money in excess of $100,000 which remains undischarged for a period of sixty days; and

 . the termination of the Steam Contract for any reason other than the default of Syracuse University.

 . On the occurrence any one or more events of default, Syracuse University may give written notice to Orange L.P. of the default and state that the Ground Lease will terminate on the date specified in the notice. Under the University Consent and Agreement, the Collateral Agent will receive notice of and have an opportunity to cure any default. On termination of the Ground Lease, Orange L.P. must surrender use and possession of the Project and the premises to Syracuse University and is liable to Syracuse University for damages for Orange L.P.'s default.

   Termination of Master Lease; Reconveyance of the Project.   SIDA may
terminate the Master Lease and reconvey and assign to Orange L.P. SIDA's entire right, title and interest in the Project as provided in the PILOT Agreement following the occurrence and continuation of an event of default under the Ground Lease or the PILOT Agreement. SIDA may also exercise its right to terminate the Master Lease following events of default or violations of statutes or regulations relating to hazardous substances with respect to conditions at the Project. Orange L.P. may exercise its option, in its sole discretion and at any time, to terminate the Master Lease, by giving notice to SIDA. In the event that either party terminates the Master Lease, Orange L.P. must make specified payments, including all unpaid fees and expenses of SIDA incurred under the Master Lease and mortgages related to the Project and all amounts due and payable under the PILOT Agreement. On the termination or expiration of the Master Lease, Orange L.P. must purchase from SIDA and SIDA will convey to Orange L.P., for a nominal payment of one dollar, SIDA's entire right, title and interest in the Project.

University Consent and Agreement

   Consent to Assignment and Payment; Notices; Amendments.   Syracuse University
has consented and agreed to Orange L.P.'s assignment of Orange L.P.'s interests under the Ground Lease, the Steam Contract, the Steam Plant Operating Agreement and some other agreements with Syracuse University to the Collateral Agent under the Security Agreement and other Collateral Documents as security for our obligations under the notes, the indenture and the other financing documents. Syracuse University has also agreed that the Collateral Documents constitute a permitted mortgage for purposes of these Syracuse University agreements.

   Syracuse University has agreed to make all payments due to Orange L.P. under the Syracuse University agreements directly to the Collateral Agent, in accordance with the Collateral Agent's written instructions. Syracuse University has also agreed to accept performance of Orange L.P.'s obligations under Syracuse University agreements by the Collateral Agent, holders of the notes and the Trustee or their respective designee(s). We refer to these parties collectively as the Secured Parties .

   Syracuse University has further agreed that neither the Collateral Agent nor the Secured Parties nor any designee will be liable for the performance or observance of any of Orange L.P.'s obligations or duties nor will any assignment of Syracuse University agreements to the Collateral Agent, the Secured Parties or a designee give rise to any duties or obligations; provided that if the Collateral Agent, the Secured Parties or a designee exercise their rights with respect to Syracuse University agreements or make any claims with respect to any payments, deliveries or any obligations under

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Syracuse University agreements, the terms and conditions of Syracuse University agreements relating to exercise of those rights or claims will apply.

   Orange L.P. and Syracuse University have agreed not to amend, terminate, waive or supplement any Syracuse University agreement without obtaining the prior written consent of the Secured Parties .

   Cure Rights.   Syracuse University has agreed that the provisions of the
Steam Contract entitling it to assume operating control of the Project under specific circumstances will not be construed or enforced so as to limit or restrict the exercise of any rights or remedies available to the Collateral Agent or the Secured Parties in their capacities as secured creditors under the financing documents and the Collateral Documents, including their rights to take possession of or obtain entry to the Project, to assume and exercise operating control of the Project, and to foreclose on and sell and transfer Orange L.P.'s interest in the Project and the Syracuse University agreements. In assuming or exercising operating control, the Secured Parties and the Collateral Agent will exclude or prevent Syracuse University from itself assuming or exercising operating control of the Project. Syracuse University will, however, be entitled to give written notice to the Collateral Agent of its intent to exercise its right to terminate the Steam Contract if reimbursed as required within eight months after the interruption of service. The Collateral Agent and the Secured Parties must give written notice to Syracuse University of their intent to exercise their rights and remedies under the Collateral Documents.

   Syracuse University has agreed that it will exercise any rights it may have to assume possession of or to operate the Project in accordance with Syracuse University agreements and the Niagara Mohawk agreements and will not knowingly operate the Project so that its net electrical output exceeds 75 MW.

   Syracuse University has agreed that it will not terminate any Syracuse University agreement without providing the Collateral Agent at least 120 days prior written notice of its intent to terminate the agreement, and the Collateral Agent or the Secured Parties have not cured the condition giving rise to the right of termination within this 120 day period.

   If possession of or obtaining entry to the Project is necessary to cure a default or if the default is not susceptible of being cured by the Collateral Agent or the Secured Parties , then Syracuse University will not be entitled to terminate any Syracuse University agreement by reason of that default if and for so long as the Collateral Agent or the Secured Parties diligently proceed to obtain possession of or entry to the Project and diligently proceed to cure the default.

   The Collateral Agent and the Secured Parties may assign their rights and interests and Orange L.P.'s rights and interests under the Syracuse University agreements to any purchaser or transferee of the Project upon notice to Syracuse University; provided the purchaser or transferee is reputable and solvent and any assignment and assumption does not by its terms modify the provisions of the Syracuse University agreements. Foreclosure of any Collateral Document, or any sale thereunder, whether by judicial proceeding or any power of sale, or any conveyance from Orange L.P. in lieu thereof, does not require the consent of Syracuse University or constitute a breach of any Syracuse University agreement.

   Insurance, Condemnation and Other Proceeds.   Syracuse University has agreed
that the application of insurance and condemnation proceeds, proceeds from surety bonds and similar obligations and proceeds from contract claims relating to the Project, and decisions to sue on, compromise, settle or release any of the foregoing will be made by the Collateral Agent under the Collateral Documents. In the event of any damage to or destruction of the Project, the Collateral Agent and the Secured Parties are required to consider in good faith the application of any insurance proceeds for the rebuilding and reconstruction as long as (i) no default or event of default is continuing under the indenture and other financing documents which permits the acceleration of the maturity of the notes, (ii) the aggregate proceeds and all other funds available for rebuilding or reconstruction are sufficient to complete the same within a reasonable time, and (iii) either (x) the conduct of the rebuilding or reconstruction or the operation of the Project after completion of the reconstruction are not likely in the reasonable judgment of the Collateral Agent to give rise to a similar default or event of default or (y) the amount of insurance proceeds required to effect the rebuilding or reconstruction does not exceed the greater of (a) 35% of the replacement value of the Project or (b) the replacement cost of one of the gas turbines in the Project.

   Insolvency.   In the event that any Syracuse University agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding or terminates prior to the date it would otherwise expire, for any reason other

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than with the consent of the Collateral Agent, within 90 days after the rejection or termination, the Collateral Agent, the Secured Parties or their designee(s) may request Syracuse University to execute and deliver a new Syracuse University agreement, on the same conditions, agreements, terms, provisions and limitations as the original Syracuse University agreement in effect on the date of termination.

   In the event the Collateral Agent or the Secured Parties elect to perform Orange L.P.'s obligations under any Syracuse University agreement or to enter into a new Syracuse University agreement, the sole recourse of Syracuse University will be to the Secured Parties' interests in the Project and the Collateral.

   Right of First Refusal.   If an event of default occurs and is continuing and
the Secured Parties have determined to sell or otherwise dispose of all or any part of the Collateral, then the Collateral Agent shall give notice to Syracuse University. Within 45 days after notice from the Collateral Agent, Syracuse University may offer to purchase and the Collateral Agent may agree to sell at a price and on terms and conditions mutually acceptable, any or all of the Gas Purchase Agreement and the other Collateral, instruments and money. Syracuse University will: (i) purchase the Gas Purchase Agreement or such other Collateral, "as is", "where is" and pay to the Collateral Agent for the benefit of the Secured Parties the aggregate purchase price for the Gas Purchase Agreement or the other Collateral, in cash and (ii) enter into any and all reasonable documentation required.

   Syracuse University has agreed that any lien, charge or encumbrance that it has on or with respect to the Gas Purchase Agreement under the Syracuse University agreements will be limited to an amount equal to any then due but unpaid user charges plus interest and any accrued user charges plus any excess steam payments plus interest then due and unpaid under the Steam Contract.

SIDA Consent and Agreement

   SIDA has agreed to Orange L.P.'s assignment of its interests under the Master Lease and the Lease Documents under the Security Agreement, the Indenture and the First Mortgage. SIDA has consented to the First Mortgage and the Collateral Documents and has agreed that the First Mortgage and other Collateral Documents will be deemed to constitute a permitted mortgage as defined in the Ground Lease. SIDA has agreed to several amendments to the Master Lease for the purposes of the provisions of the Ground Lease that are incorporated by reference in the Master Lease including the subordination of the Master Lease to the Ground Lease.

   Consent to Assignment and Payment; Amendments.   SIDA has agreed to make all
payments due to Orange L.P. under the Lease Documents directly to the Collateral Agent in accordance with the Collateral Agent's written instructions. SIDA has agreed to accept performance of Orange L.P.'s obligations under the Lease Documents by the Collateral Agent, the Secured Parties or their designee(s).

   SIDA has agreed that neither the Collateral Agent nor the Secured Parties nor a designee will be liable for the performance or observance of any of Orange L.P.'s obligations or duties under the Lease Documents, nor will any assignment of the Lease Documents to the Collateral Agent, the Secured Parties or a designee give rise to any duties or obligations; provided that insofar as the Collateral Agent, the Secured Parties or designee exercise their rights with respect to the Lease Documents under the First Mortgage or other Collateral Documents or make any claims with respect to any payments, deliveries or other obligations under the Lease Documents the terms and conditions of the Lease Documents relating to the exercise of those rights or claims will apply.

   Orange L.P. and SIDA may not amend, surrender, terminate, waive, supplement or otherwise modify any Lease Document, or consent to an amendment, without obtaining the prior written consent of the Collateral Agent.

   Cure Rights.   SIDA has agreed that it will not terminate any lease-related document to which it is a party unless it has given the Collateral Agent at least 120 days prior written notice of its intent to terminate the lease document and the Collateral Agent or the Secured Parties have not cured the condition giving rise to the right of termination within the 120 days. If a default under any of these lease documents requires taking possession of or obtaining entry to the Project, or if the default is not susceptible of being cured by the Collateral Agent or the Secured Parties , then SIDA will not be entitled to terminate the lease document by reason of the default if and for so long as the Collateral Agent or the

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Secured Parties diligently proceed to obtain possession of or entry to the
Project or upon obtaining possession diligently proceed to cure the default, if the default is susceptible of being cured. Neither the Collateral Agent nor the Secured Parties will be required to continue to proceed to obtain possession or entry, or to continue in possession of the Project, if the default is cured.

   The Collateral Agent and the Secured Parties may assign their rights and interests, and, after foreclosure or by assignment in lieu of foreclosure, Orange L.P.'s rights and interests under these lease documents, to any purchaser or transferee of the Project, upon notice to SIDA; provided the purchaser or transferee is reputable and solvent and the assignment and assumption does not by its terms modify the provisions of these lease documents. Foreclosure of the First Mortgage or any other Collateral Document, or any sale thereunder by the Collateral Agent or any Secured Party, whether by judicial proceeding or any power of sale, or any conveyance by Orange L.P. in lieu thereof, will not require the consent of SIDA or constitute a breach of any of these lease document.

   If the Collateral Agent or the Secured Parties perform Orange L.P.'s obligations under any lease document or enter into any new lease document, the sole recourse of SIDA will be to the Secured Parties ' interests in the Project and other Collateral.

   In addition, SIDA will not exercise any remedy against Orange L.P. as a secured creditor without providing the Collateral Agent with at least 30 days prior written notice of its intent to exercise the remedy, nor will SIDA take any similar action if Orange L.P. or the Collateral Agent provides SIDA with additional security.

   Insolvency.   In the event that any lease document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding or terminates prior to the date it would otherwise expire for any reason other than with the consent of the Collateral Agent, within 90 days of the rejection or termination, the Collateral Agent or the Secured Parties or their designee(s) may request SIDA to execute and deliver a new lease document, which will contain the same conditions, agreements, terms, provisions and limitations as the original lease document as in effect on the date of termination.

   Reconveyance Option.   SIDA has agreed, and, under the agreements described
below, the City of Syracuse has consented, that in the event SIDA or Orange L.P. has any right or obligation to convey and assign SIDA's interests in the Project, a reconveyance option, pursuant to the Master Lease, the PILOT Agreement or otherwise Orange L.P. and SIDA must obtain the prior written consent of the Collateral Agent, and provide to the Collateral Agent any instruments, documents, opinions of counsel and endorsements to the Collateral Agent's title insurance policy as the Collateral Agent deems necessary. In addition, SIDA has agreed to (i) grant liens and security interests pursuant to the First Mortgage and other Collateral Documents to the Collateral Agent before any reconveyance, if required by the Collateral Agent, at its option. If an event of default or default under the Indenture is continuing, or if the Collateral Agent has entered into or is entitled to a new Master Lease or a new Ground Lease, at the option of the Collateral Agent, SIDA has agreed to reconvey its interests in the Project under any reconveyance option directly to the Collateral Agent or its designee(s). The City of Syracuse has consented to the foregoing agreement by SIDA pursuant to the PILOT Consent and Agreement. In the event that Orange L.P., acquires any or all of SIDA's interests in the Project pursuant to the Master Lease or the PILOT Agreement or otherwise, then SIDA's interests so transferred to Orange L.P., will be deemed to be mortgaged and granted to the Collateral Agent as mortgagee under the First Mortgage to the same extent as if originally set forth in the First Mortgage.

   Bankruptcy.   SIDA has assigned, transferred and set over to the Collateral
Agent SIDA's claims and rights to the payment of damages arising from any rejection of any lease document by any party to any lease document pursuant to the Federal bankruptcy code.

   SIDA has agreed to obtain the Collateral Agent's prior consent, before electing to treat any lease document as terminated under Section 365(h)(1) of the federal bankruptcy code. If SIDA seeks to offset the amount of any damages caused by the non-performance by any party against the rent or other charges reserved in any lease document, SIDA will, prior to effecting the offset, notify the Collateral Agent of its intention to do so, and the Collateral Agent shall have 30 days after receipt of the notice from SIDA, to reasonably object to all or any part of the offset and the Collateral Agent will have the right to bring its objections to the attention of any court supervising the bankruptcy.

   If any action, proceeding, motion or notice is commenced or filed in respect of the mortgaged property in connection with any case under the federal bankruptcy code, the Collateral Agent may participate in the litigation. If an event of default has occurred and is continuing, the Collateral Agent will have the option of assuming the control of any litigation and SIDA will execute any and all powers, authorizations, consents and other documents required by the Collateral Agent. SIDA will, promptly after obtaining knowledge of the default, notify the Collateral Agent of any and all filings by or against any party under any lease document of a petition under the federal bankruptcy code.

   SIDA has assigned and transferred to the Collateral Agent a non-exclusive right to apply to the bankruptcy court under Section 365(d)(4) of the bankruptcy code for an order extending the period during which any lease document may be rejected or assumed.

   Insurance, Condemnation and Other Proceeds.   SIDA has agreed that the
application of insurance and condemnation proceeds, proceeds from surety bonds and similar obligations and proceeds from contract damage claims relating to the Project, and decisions to sue on, compromise, settle or release any of the foregoing, other than any unassigned Rights, will be made by the Collateral Agent pursuant to the Collateral Documents.

   Liens.   SIDA has agreed it will not assign or transfer, or mortgage, pledge, grant a security interest in or otherwise encumber, directly or indirectly, by operation of law or otherwise, its interest in or under any of the lease documents, without the prior written consent of the Collateral Agent, except pursuant to a reconveyance option, or a merger, consolidation or transfer of all or substantially all of its assets with or to another industrial development agency or similar governmental entity.

PILOT Agreement

   Orange L.P. entered into a Payment in Lieu of Tax Agreement dated April 5, 1991, or the PILOT Agreement, with the City of Syracuse and SIDA, under which Orange L.P. makes payments in lieu of real property taxes to the City of Syracuse for approximately 20 years with respect to the portion of the Project lying within the boundaries of the City of Syracuse.

   Tax-Exempt Status of the Project.   For so long as SIDA retains its interest
in the Project, the portion of the Project lying within the boundaries of the City of Syracuse shall be assessed by the City of Syracuse as exempt upon its tax assessment rolls.

   Payment In Lieu of Taxes.   In consideration of the Master Lease, the PILOT
Agreement requires Orange L.P. to pay to the City of Syracuse an annual payment in lieu of real property taxes, referred to as the PILOT Amount. The PILOT Amount fluctuates annually as a function of the change in the tax rate applicable to the premises each year. The PILOT Amount is further adjusted based on the electric rates and revenue that the Project generates from electricity sales. The PILOT Amount is paid quarterly in equal installments. With respect to each quarterly payment, the excess, if any, of that portion of the PILOT Amount which is due in respect of that calendar quarter is subordinate to the monthly debt service due under existing mortgage(s).

   Events of Default.   Events of default under the PILOT Agreement include:

     (1) Orange L.P.'s failure to pay amounts due to the City of Syracuse on any portion of amounts as required under the PILOT Agreement;

     (2) Orange L.P.'s failure to observe and perform any other covenant, condition or agreement as required under the PILOT Agreement and the continuance of the failure for 30 days after receipt of written notice from the City of Syracuse;

     (3) any material false representation made by Orange L.P. or any entity on Orange L.P.'s behalf in the PILOT Agreement;

     (4) Orange L.P.'s compulsion to transfer, assign or terminate its interests in the Project as a consequence of any default or event of default on our part under the instruments governing the notes; and

     (5) Orange L.P.'s filing for voluntary bankruptcy, filing of a petition under any current or future bankruptcy code, statute or law or being adjudicated bankrupt and insolvent.

   Termination.   The PILOT Agreement will terminate on the earlier of July 22,
2012, which is the twentieth anniversary of the date of substantial completion of the Project, or upon termination of the Master Lease. In the event that the maximum electrical output of the Project exceeds 80 MW, Orange L.P. and SIDA both will have the right to terminate the PILOT Agreement upon thirty days notice. The City of Syracuse and SIDA may terminate the PILOT Agreement on the continuance of an event of default under the PILOT Agreement beyond applicable notice and cure periods; however, a mortgagee will have a reasonable opportunity to cure any of Orange L.P.'s defaults, except defaults relating to Orange L.P.'s bankruptcy or insolvency. In addition, upon the continuance of an event of default the City of Syracuse or SIDA may compel the reconveyance of the Project to us, causing a termination of the PILOT Agreement; and upon the continuance of an event of default relating to our bankruptcy or insolvency, the reconveyance will be deemed to have occurred automatically. Under the SIDA Consent and Agreement described above, SIDA has agreed, and the City of Syracuse has consented that any reconveyance will not occur unless the Collateral Agent consents to it. Under the PILOT Consent and Agreement described below, in the event the existing PILOT Agreement is terminated by reason of the continuance of an event of default relating to Orange L.P.'s bankruptcy or insolvency or otherwise, other than the expiration of its term, without the consent of the Secured Parties and Orange L.P., the Collateral Agent will have the right to obtain a new PILOT Agreement on the same terms and conditions as the existing PILOT Agreement.

   The exercise of the rights of the Collateral Agent to consent to the reconveyance of the Project or to obtain a new PILOT Agreement following termination as a result of an event of default would under most circumstances require that the event of default be cured.

   Priority of PILOT Payments.   Orange L.P. and the Collateral Agent have
agreed in the SIDA Consent and Agreement that the payments due under the PILOT Agreement will be treated as being a lien on the Project superior in rank to the liens under the First Mortgage and other Collateral Documents.

PILOT Consent and Agreement

   Consent to Assignment.   SIDA and the City of Syracuse have consented and
agreed to Orange L.P.'s assignment of its interests under the PILOT Agreement to the Collateral Agent pursuant to the First Mortgage, the Security Agreement and other Collateral Documents as security for our obligations under the notes, the Indenture and the other financing documents.

   Each of the City of Syracuse and SIDA has agreed to amendments to the PILOT Agreement to ensure the terms and provisions refer to the Indenture and the Collateral Documents and to extend the cure rights of the Secured Parties.

   The City of Syracuse and SIDA have agreed that the Collateral Agent and the Secured Parties will be entitled to exercise all rights and to cure any defaults under the PILOT Agreement.

   Cure Rights.   The City of Syracuse and SIDA have agreed that if an event of default is curable by the Collateral Agent or the Secured Parties but cannot reasonably be cured by them within the 30-day period (or 15-day period for some monetary defaults), the Collateral Agent, the Secured Parties or their designee(s) will have a period of 120 days from the date of receipt of the notice of the event of default. If possession of the Project is necessary to cure the event of default, or if the event of default is not susceptible of being cured by the Collateral Agent or the Secured Parties, then the City of Syracuse and SIDA will not be entitled to terminate the PILOT Agreement or exercise other remedies so long as the Collateral Agent, the Secured Parties or their designee(s) proceed diligently to obtain possession of or entry to the Project pursuant to the rights of the Collateral Agent or the Secured Parties under their mortgage(s) and other security documents, and after obtaining possession proceed diligently to cure the event of default, if it is susceptible of being cured.

   Insolvency; Termination.   If the PILOT Agreement is terminated by virtue of
Orange L.P.'s bankruptcy or insolvency or otherwise, other than by the expiration of its term, without the Secured Parties' consent, the City of Syracuse and SIDA have the obligation to execute and deliver a new payment in lieu of taxes agreement on the same terms and conditions as the existing PILOT Agreement. Within 90 days after the Collateral Agent receives notice of the rejection or termination, the Collateral Agent, the Secured Parties , their designees, successors or assigns may request the City of Syracuse and SIDA to execute and deliver a new PILOT Agreement.

Host Community Agreement

   Orange L.P. has also entered into a Host Community Agreement dated April 5, 1991 with the City of Syracuse and the Syracuse Housing Authority, a municipal housing authority formed and operating pursuant to the Public Housing Law of the State of New York. The Host Community Agreement required us, on the commencement of construction of the Project, to make an initial payment to the Syracuse Housing Authority of $100,000. The proceeds of that payment were to be used by Syracuse Housing Authority to help fund the construction by Syracuse Housing Authority of a multi-purpose community center in Syracuse. The center was never constructed. The Host Community Agreement also provides that Orange L.P. must make annual payments (a) to Syracuse Housing Authority for operation and maintenance of the center for a period of 40 years and (b) to the City of Syracuse for its general fund for a period of 20 years. In each case, the initial annual amount is $10,000, which increases by five percent per year, compounded yearly over the life of the payment obligation. Orange L.P. has not been billed for and, accordingly, has not paid the annual payments to the Syracuse Housing Authority or the City of Syracuse.

Gas Purchase Agreement

   Under the Gas Purchase Agreement dated as of March 18, 1991 entered into by Noranda and Orange L.P., which was assigned by Noranda to, and assumed by, Canadian Hunter as of December 3, 1999, Orange L.P. purchased 120 million MMBtu of natural gas for the Project. Orange L.P. did not purchase specific identifiable reserves. Rather, Orange L.P. acquired the right to obtain quantities of natural gas from Canadian Hunter as requested, subject to contractual daily and annual limits. As of September 30, 1999, approximately
70.6 million MMBtu of gas remained available under the Gas Purchase Agreement, which Orange L.P. expects to be sufficient to meet the fuel requirements of the Project beyond the term of the notes, assuming heat rates and capacity factors are consistent with the Project's historical experience.

   Purchase of Gas; Quantity.   The Gas Purchase Agreement provides that,
subject to its terms and conditions, Canadian Hunter shall make up to 30,000 MMBtu of natural gas per day available for sale and delivery to Orange L.P. at the point of delivery. The point of delivery is an interconnection between the pipeline facilities of TransCanada Pipelines and Tennessee Gas Pipeline Company located near Niagara Falls, New York. In order to meet the obligation under the Gas Purchase Agreement, Canadian Hunter may, at its option, purchase natural gas from third parties. Except under specified circumstances, Orange L.P. may not use in the Project natural gas purchased from any person other than Canadian Hunter. Those circumstances include failure by Canadian Hunter to deliver the quantity of natural gas nominated by Orange L.P., the occurrence of a force majeure event preventing delivery of the natural gas from the point of delivery to the Project or where the quantity of natural gas required by Orange L.P. for consumption in the Project for any day exceeds specified amounts.

   Payments; Pricing.   In accordance with the Gas Purchase Agreement, Orange
L.P. made a lump-sum payment of $88 million to Noranda (Canadian Hunter's predecessor) on April 30, 1991 to purchase the 120 million MMBtu of natural gas. In addition to that payment, Orange L.P. is responsible for other payments, including royalties, production costs and some transportation costs at the point of delivery. Orange L.P. is also responsible for payments relating to the cost of natural gas for compressor fuel necessary to transport the natural gas to be sold and delivered under the Gas Purchase Agreement. Additionally, the Gas Purchase Agreement provides that Orange L.P. and Canadian Hunter will each pay half of any tax on the export of gas from Canada or the import of gas into the United States; provided, however, that Canadian Hunter is responsible for all sales and use taxes in Canada and Orange L.P. is responsible for all sales and use taxes in the United States.

   Sales to Third Parties.   The Gas Purchase Agreement provides that, subject
to some limitations, Orange L.P. may request and, upon request, Canadian Hunter will use all reasonable efforts to sell to third parties quantities of natural gas purchased by Orange L.P. Proceeds from sales to third parties by Canadian Hunter, net of the sum of (a) 3% of the gross price obtained from the sale plus
(b) the amount of all taxes other than income taxes and transportation costs paid by Canadian Hunter in connection with the sale, will be paid to Orange L.P. Under some circumstances and subject to some limitations, Orange L.P. may arrange for the delivery of purchased natural gas to one or more third parties. Orange L.P. may also make arrangements with Canadian Hunter to deliver quantities of purchased natural gas to third parties.

   Transportation; Risk of Loss; Indemnification.   Under the Gas Purchase
Agreement, Canadian Hunter is required to transport natural gas to the point of delivery described above. The Gas Purchase Agreement states that title to and risk of loss of all natural gas, other than compressor fuel, will pass from Canadian Hunter to Orange L.P. at the point of delivery. Orange L.P. has responsibility for transportation of the natural gas from the initial point of delivery and, in connection therewith, entered into the Firm Gas Transportation Contract and the Interruptible Gas Transportation Contract, as described below. The Gas Purchase Agreement provides that Canadian Hunter will indemnify Orange L.P. with respect to all suits, debts, damages, liabilities and expenses arising out of claims of any or all persons to natural gas sold under the Gas Purchase Agreement or other charges on gas which attach before title passes to Orange L.P. Orange L.P. provides identical indemnification to Canadian Hunter with respect to claims to natural gas sold under the Gas Purchase Agreement or other charges on such gas which attach after title passes to Orange L.P.

   Force Majeure; Failure to Deliver.   The Gas Purchase Agreement provides that
the exercise of rights and performance of obligations, other than payment obligations under the Gas Purchase Agreement, may be suspended due to an event of force majeure. If Canadian Hunter can deliver required quantities of natural gas to Orange L.P. from alternate sources, it may not suspend its delivery obligations due to an event of force majeure. If, as a result of an event of force majeure, Canadian Hunter fails to deliver natural gas that Orange L.P. has requested in accordance with the Gas Purchase Agreement, Orange L.P. may obtain natural gas from substitute suppliers and may be entitled to a refund of a portion of the lump sum payment made to Canadian Hunter. If Orange L.P. cannot take delivery of natural gas for periods of 150 days as a result of some events of force majeure, including laws, regulation or court order (or 60 days for most other events of force majeure), Orange L.P. may terminate the Gas Purchase Agreement by delivering a notice of termination to Canadian Hunter in accordance with the Gas Purchase Agreement. Following such termination of the Gas Purchase Agreement by Orange L.P., Canadian Hunter is required to repay to Orange L.P. the portion of the lump-sum payment described above corresponding to the unused portion of the Maximum Entitlement.

   Termination.   Orange L.P. and Canadian Hunter also have some rights to
terminate the Gas Purchase Agreement if the other party defaults. The Gas Purchase Agreement provides that if Canadian Hunter defaults in its obligation to deliver requested quantities of natural gas, Orange L.P. may obtain substitute supplies of natural gas and may discontinue some payments due or chargeable until Canadian Hunter resumes performance thereunder. Following the default, Canadian Hunter must promptly inform Orange L.P. of the reasons for the default and the anticipated duration of the period of default and shall take all steps necessary to resume full performance as soon as possible. Upon receipt of the notice, Orange L.P. may notify Canadian Hunter of its intention to terminate the Gas Purchase Agreement; provided, however, that the Gas Purchase Agreement enables Canadian Hunter to avoid termination by remedying and removing the cause of default within certain cure periods and indemnifying Orange L.P. for certain incurred costs. If the Gas Purchase Agreement is terminated, Canadian Hunter must repay the portion of the lump-sum payment corresponding to the unused portion of the entitlement of natural gas, plus certain other amounts, including a lump-sum payment equal to the present value of the excess, if any, of costs to Orange L.P. to acquire a replacement supply of gas.

   In the event that Orange L.P. fails for more than forty-five (45) days after the due date to make certain payments due to Canadian Hunter, Canadian Hunter may reduce the unconsumed portion of Orange L.P.'s entitlement of natural gas in accordance with the Gas Purchase Agreement. Unless and until the unconsumed portion of its entitlement of natural gas is reduced to zero, Canadian Hunter may not suspend or interrupt deliveries of natural gas to Orange L.P. under the Gas Purchase Agreement on account of Orange L.P.'s failure to make one of these payments. If the unconsumed entitlement is reduced to zero because of the reductions, Canadian Hunter may immediately suspend deliveries to Orange L.P. of natural gas and may notify Orange L.P. of its intention to terminate the Gas Purchase Agreement. If, within 90 days of receipt of the notice, Orange L.P. has remedied its particular failure to make a payment and has reimbursed Canadian Hunter for all other monies due under the Gas Purchase Agreement, the reduction in the unconsumed entitlement in respect of the particular failure will be reversed and deemed not to have been made, the unconsumed entitlement will be reinstated to that extent and the Gas Purchase Agreement will remain in full force and effect.

   Term.   Subject to earlier termination in accordance with the terms thereof, the Gas Purchase Agreement has a stated term of twenty (20) years from June 1992, the date of the initial delivery of natural gas thereunder. At the end of such 20-year period, whether or not Orange L.P. has by actual sales and deliveries and otherwise used its entire entitlement of natural gas (including by way of sales to third parties), Orange L.P. will be deemed irrebuttably and irrevocably to have forfeited all right and entitlement to such amounts of natural gas.

   Assignment of Obligations to Union Pacific Resources.   Orange L.P., Canadian
Hunter and Union Pacific Resources agreed to replace the Gas Purchase Agreement with two agreements, one between Canadian Hunter and Orange L.P., which we refer to as the Canadian Hunter Supply Agreement, and the other between Union Pacific Resources and Orange L.P., which we refer to as the Union Pacific Resources Supply Agreement, effective as of January 1, 2000, subject to compliance with the conditions below. Canadian Hunter will not have any liability under the Union Pacific Resources Supply Agreement and Union Pacific Resources will not have any liability under the Canadian Hunter Supply Agreement. The terms of the Canadian Hunter Supply Agreement will, except to the extent required to reflect the status of Canadian Hunter or Union Pacific Resources, as the case may be, as obligor thereunder, be identical to the Gas Purchase Agreement, except that:

   (1) the maximum daily quantity, unconsumed entitlement, maximum entitlement and other quantities of natural gas to be supplied by Canadian Hunter and purchased by Orange L.P. shall be 58.333% of the quantities set forth in or determined pursuant to the Gas Purchase Agreement;

   (2) there shall be no further deferral of payments as contemplated in Section
       3.7 of the Gas Purchase Agreement; and

   (3) the Canadian Hunter Supply Agreement shall be governed by the laws of the Province of Alberta, Canada.

   The terms of the Union Pacific Resources Supply Agreement will be identical to the Canadian Hunter Supply Agreement, except that:

   (1) the maximum daily quantity, unconsumed entitlement, maximum entitlement and other quantities of natural gas to be supplied by Union Pacific Resources and purchased by Orange L.P. shall be 41.667% of those quantities set forth in the same clauses of the Gas Purchase Agreement; and

   (2) Canadian Hunter, as Union Pacific Resources' agent, will administer nominations and transportation services applicable to supplies of natural gas purchased by Orange L.P. from Union Pacific Resources, and accounting and payments due from Orange L.P. to Union Pacific Resources.

   Orange L.P., Canadian Hunter and Union Pacific Resources have agreed that the unconsumed entitlement under the Gas Purchase Agreement was 70,236,028 MMBtu as at October 1, 1999 and that if the Canadian Hunter Supply Agreement and Union Pacific Resources Supply Agreement had been in force on that date, the unconsumed entitlements thereunder would have been 40,970,782 MMBtu and 29,265,246 MMBtu, respectively.

   Orange L.P., Canadian Hunter and Union Pacific Resources have also agreed that it is their mutual intent that upon the effectiveness of the Canadian Hunter Supply Agreement and the Union Pacific Resources Supply Agreement in replacement of the Gas Purchase Agreement, Orange L.P. will be in the same position, economic and otherwise, as it was in under the Gas Purchase Agreement as in effect on the date of the offering of the original unregistered notes, except that Union Pacific Resources and Canadian Hunter will have separate, and not joint and several, liability. In addition, Orange L.P., Canadian Hunter and Union Pacific Resources have agreed to cooperate fully to incorporate any other changes to the Gas Purchase Agreement that they mutually determine to be necessary and appropriate to realize this intent. On the date of this prospectus Orange L.P., Canadian Hunter and Union Pacific Resources are in the process of finalizing the split and Orange L.P. anticipates that the Canadian Hunter Supply Agreement and the Union Pacific Resources Supply Agreement will be in effect by February 28, 2000.

   To be sure that the two new gas supply agreements are enforceable and subject to the security interests of the Collateral Agent, the following additional actions shall be taken and documents will be delivered as conditions precedent to the effectiveness of the Canadian Hunter Supply Agreement and the Union Pacific Resources Supply Agreement:

   (1) A consent and agreement from Union Pacific Resources in favor of the Collateral Agent substantially in the form executed by Canadian Hunter in connection with the closing of the offering of the original unregistered notes, modified as appropriate for Union Pacific Resources;

   (2) An opinion of Alberta counsel to Union Pacific Resources in customary form as to the enforceability of the Union Pacific Resources Supply Agreement against Union Pacific Resources and other customary matters, addressed to said lenders;

   (3) A revised consent and agreement from Canadian Hunter in favor of the lenders, bringing forward the consent and agreement of Canadian Hunter;

   (4) An updated opinion from Alberta counsel to Canadian Hunter, bringing forward the opinion of Canadian Hunter's counsel;

   (5) Orange L.P. shall have received evidence reasonably satisfactory to it that firm gas transportation arrangements with TransCanada Pipelines Limited shall be in place with respect to all deliveries to be made under the Canadian Hunter Supply Agreement and the Union Pacific Resources Supply Agreement at no additional cost to Orange L.P. over and above Orange L.P.'s existing costs for such arrangement under the Gas Purchase Agreement; and

   (6) Orange L.P. shall submit to the U.S. Department of Energy an application seeking an expedited approval of an amendment to Orange L.P.'s authorization for the importation of natural gas, and shall have received a binding order from the Department of Energy to such effect.

Canadian Hunter Consent and Agreement

   Canadian Hunter has consented and agreed to Orange L.P.'s assignment of its interest under the Gas Purchase Agreement to the Collateral Agent pursuant to the Security Agreement and the other Collateral Documents as security for our obligation under the notes, the Indenture and the other financing documents. Union Pacific Resources will enter into a Consent Agreement substantially similar to the Canadian Hunter Consent and Agreement.

   Consent to Assignment and Payment; Notices; Amendments.   Canadian Hunter has
agreed that the Collateral Agent will be entitled to exercise all rights and to cure any of Orange L.P.'s defaults under the Gas Purchase Agreement and it will accept the Collateral Agent's performance of Orange L.P.'s obligations under the Gas Purchase Agreement upon receipt of written notice from the Collateral Agent. Canadian Hunter has agreed to make all payments (if any) to be made by it under the Gas Purchase Agreement directly to the Collateral Agent in accordance with the Collateral Agent's written instructions.

   Canadian Hunter has agreed it will not, without the prior written consent of the Collateral Agent,

    (1) cancel or terminate the Gas Purchase Agreement except as provided therein nor consent to or accept any cancellation or termination thereof by Orange L.P.,

    (2) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Gas Purchase Agreement, or

    (3) amend or modify the Gas Purchase Agreement in any material respect.

   Canadian Hunter has also agreed to notify the Collateral Agent of each single reduction of the unconsumed entitlement if the particular single reduction exceeds 2 million MMBtu and of any such single reduction of the unconsumed entitlement if the particular reduction, together with all previous reductions aggregates more than 2 million MMBtu. Canadian Hunter's rights to suspend deliveries of natural gas

    (1) during any period when it is permitted to do so under the Gas Purchase Agreement or

    (2) if the unconsumed entitlement is reduced to zero, have not been affected by Canadian Hunter's Consent and Agreement.

   Cure Rights.   Canadian Hunter's rights to terminate the Gas Purchase
Agreement on account of any default or breach by Orange L.P. will not be effective until

   (1) if the default is the failure to pay money to Canadian Hunter under the Contract, thirty (30) days from the date on which the default notice is delivered to the Collateral Agent, or

   (2) if the breach or default cannot be cured by the payment of money to Canadian Hunter, after a reasonable period of time as is necessary to cure the default, so long as the Collateral Agent has commenced to cure the default within thirty (30) days from the date on which the default notice is delivered to the Collateral Agent.

If possession of the Project is necessary to cure the breach or default, and the Collateral Agent has commenced foreclosure proceedings, the Collateral Agent will be allowed a reasonable time to complete such proceedings. Canadian Hunter has consented to the transfer of Orange L.P.'s interest under the Gas Purchase Agreement to the Collateral Agent, or a purchaser or grantee at a foreclosure sale by judicial or non-judicial foreclosure and sale or by a conveyance by Orange L.P. in lieu of foreclosure, and has agreed that upon such foreclosure, sale or conveyance, it will recognize the Collateral Agent, or such other purchaser or grantee, as the buyer under the Gas Purchase Agreement; provided that the Collateral Agent, or any purchaser or grantee,

    (1) has stockholders' equity of not less than U.S. $150 million,

    (2) assumes and agrees to perform all of Orange L.P.'s obligations under the Gas Purchase Agreement and

    (3) is the owner of the Project.

   Insolvency.   If the Gas Purchase Agreement is rejected by a trustee or
debtor-in-possession in any bankruptcy or insolvency proceeding, or terminated for any reason other than a default which could have been but was not cured by the Collateral Agent, the Collateral Agent may within 45 days of the rejection or termination, request Canadian Hunter to execute and deliver a new agreement on the same terms and conditions as the original Gas Purchase Agreement as in effect on the date of termination.

   If the Collateral Agent or its designee or assignee elects to perform Orange L.P.'s obligations under the Gas Purchase Agreement or to enter into a new agreement the sole recourse of Canadian Hunter in seeking the enforcement of such obligations will only extend to such parties' interest in the Project.

Natural Gas Transportation Contracts

   TransCanada Pipelines Firm Service Contract

   Canadian Hunter and TransCanada Pipelines Limited, or TransCanada Pipelines, entered into a Firm Service Contract dated as of October 11, 1990, which we refer to as the TransCanada Pipelines Firm Service Contract, pursuant to which TransCanada Pipelines provides transportation of natural gas from Alberta to an interconnection point on the pipeline facilities of TransCanada Pipelines and Tennessee Gas Pipeline Company.

   Transportation.   Subject to the provisions of the TransCanada Pipelines Firm
Service Contract and TransCanada Pipelines' gas transportation tariff, TransCanada Pipelines provides firm transportation service for Canadian Hunter in respect of a volume of natural gas which, in any one day, shall not exceed
566.66 thousand cubic meters.

   Term.   The TransCanada Pipelines Firm Service Contract has a stated term which continues until October 31, 2005.

   Collateral Assignment of TransCanada Pipelines Firm Service Contract. Pursuant to a Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991, or Collateral Assignment of Firm Service Contract, Canadian Hunter assigned its rights under the TransCanada Pipelines Firm Service Contract to Orange L.P. The assignment was not an absolute assignment, but was made as collateral security for the payment and performance of some obligations under the Gas Purchase Agreement. Pursuant to the Collateral Assignment of Firm Service Contract, Canadian Hunter and Orange L.P. agreed that Orange L.P. may at its election and upon prior written notice to TransCanada Pipelines and Canadian Hunter Exploration

   (1) at any time after the termination of the Gas Purchase Agreement by Orange L.P. pursuant to the Gas Purchase Agreement, exercise any and all rights of Canadian Hunter under the TransCanada Pipelines Firm Service Contract in accordance with its terms, or assign any and all such rights to any person or entity to the extent permitted thereunder, and

   (2) at any time after the occurrence of a default under the Gas Purchase Agreement such that Orange L.P. is obtaining substitute supplies, exercise any and all rights of Canadian Hunter under the TransCanada Pipelines Firm Service Contract in accordance with its terms and, to the same extent as if it were a party in the place of Canadian Hunter, for so long as Orange L.P. is obtaining substitute supplies in respect of the particular default.

   TransCanada Pipelines Consent and Agreement

   Consent to Assignments and Payment; Notices; Amendments.   TransCanada
Pipelines and Canadian Hunter have consented and agreed to Orange L.P.'s assignment of its interests under the TransCanada Pipelines Firm Service Contract to the Collateral Agent pursuant to the Security Agreement and other Collateral Documents as security for our obligations under the notes, the Indenture and the other financing documents.

   Canadian Hunter and TransCanada Pipelines Limited have agreed that, upon receipt of a written notice thereof, Orange L.P. or the Collateral Agent, may at their election,

   (1) at any time after the termination of the Gas Purchase Agreement, exercise any and all rights of Canadian Hunter under the TransCanada Pipelines Firm Service Contract in accordance with its terms, or assign any and all such rights to any person or entity to the extent permitted thereunder, and

   (2) at any time after the occurrence of a default by Canadian Hunter under the Gas Purchase Agreement such that Orange L.P. is obtaining substitute supplies of natural gas, Orange L.P. or the Collateral Agent may exercise Canadian Hunter's rights under the TransCanada Pipelines Firm Service Contract in accordance with its terms and, to the same extent as if it were a party in the place of Canadian Hunter, for so long as Orange L.P. is obtaining substitute supplies in respect of the particular default.

   In exercising Canadian Hunter's rights, Orange L.P. and the Collateral Agent must satisfy certain financial assurance requirements and supply TransCanada Pipelines with any information reasonably requested by it, including evidence that Orange L.P. or the Collateral Agent have obtained necessary certificates, permits, orders, licenses and authorizations from regulators or other governmental agencies. Any assignment or re-assignment of the rights under the TransCanada Pipelines Firm Service Contract including to Canadian Hunter under the Collateral Assignment to Firm Service Contract will be subject to the prior written consent of TransCanada Pipelines, and must satisfy certain pre-conditions required by TransCanada Pipelines.

   Canadian Hunter has agreed that TransCanada Pipelines may act in accordance with the exercise of its rights by Orange L.P., the Collateral Agent, or any assignee, and that TransCanada Pipelines will not be liable to Canadian Hunter in connection therewith. The ability of Orange L.P. or the Collateral Agent to exercise the rights or make an assignment are subject to some restrictions contained in the Collateral Assignment of the Firm Service Contract. Any notice to TransCanada Pipelines from the Collateral Agent, or an assignee thereof, will be given priority by TransCanada Pipelines over any notice from Orange L.P., or an assignee thereof, and Orange L.P. may exercise Canadian Hunter's rights only for so long as TransCanada Pipelines has not received notice that the Collateral Agent intends to exercise Canadian Hunter's rights.

   TransCanada Pipelines has acknowledged that Canadian Hunter must obtain the consent of Orange L.P. and the Collateral Agent for any amendment to the TransCanada Pipelines Firm Service Contract, provided that Canadian Hunter must ensure compliance with its agreement with Orange L.P. and the Collateral Agent, that neither agreement shall prevent TransCanada Pipelines from proposing or making any modification or amendment to TransCanada Pipelines' gas transportation tariff and that neither agreement shall prevent TransCanada Pipelines from making any modification or amendment of the TransCanada Pipelines Firm Service Contract necessary to conform with the requirements of any governmental or regulatory authority.

   Cure Rights.   TransCanada Pipelines will deliver to Orange L.P. and the
Collateral Agent a notice of any default or breach by Canadian Hunter under the TransCanada Pipelines Firm Service Contract concurrently with the delivery of any such notice to Canadian Hunter. Orange L.P. and the Collateral Agent will be given the same time period allowed to Canadian Hunter to cure such default or breach.

   Firm Gas Transportation Contract

   Orange L.P. has entered into the Firm Gas Transportation Contract with Tennessee Gas Pipeline Company dated March 29, 1991, under which Tennessee Gas Pipeline Company provides firm natural gas transportation service for the natural gas purchased by Orange L.P. under the Gas Purchase Agreement.

   Delivery and Receipt of Gas.   The Firm Gas Transportation Contract provides
that Orange L.P. will cause delivery of natural gas to Tennessee Gas Pipeline Company at a point of interconnection between Tennessee Gas Pipeline Company and the facilities of TransCanada Pipelines at the point of receipt at the Niagara River near Lewiston, New York, which point of receipt is the same as the point of delivery under the Gas Purchase Agreement. Tennessee

Gas Pipeline Company shall cause the delivery of natural gas to Orange L.P. at a delivery point constructed and operated by Tennessee Gas Pipeline Company located on Tennessee Gas Pipeline Company's main line near Syracuse, New York. The quality specifications and standards for measurement for all gas received, transported and delivered under the Firm Gas Transportation Contract are based on Tennessee Gas Pipeline Company's FERC Gas Tariff.

   Compensation; Ownership. Compensation for Tennessee Gas Pipeline Company's transportation services is based on a rate schedule approved by FERC. Tennessee Gas Pipeline Company reserves the right to make changes in the rate schedule pursuant to the Firm Gas Transportation Contract, subject to FERC review and adjustment. As set forth in the Firm Gas Transportation Contract, from the time gas is caused to be delivered to Orange L.P. by Tennessee Gas Pipeline Company at the point of receipt and prior to delivery of such gas at the point of delivery, Tennessee Gas Pipeline Company has the unqualified right to commingle such gas with other gas in its pipeline system and shall have the unqualified right to treat such gas as its own.

   Term; Termination.   The stated 20-year term of the Firm Gas Transportation
Contract has 12.3 years remaining. Following the stated expiration date, the Firm Gas Transportation Contract will continue from year to year thereafter, provided that either Orange L.P. or Tennessee Gas Pipeline Company may elect to terminate the Firm Gas Transportation Contract as of the end of the stated term or any extended annual period by giving 12 months' prior written notice. Tennessee Gas Pipeline Company's provision of transportation under the Firm Gas Transportation Contract is subject to termination on 30 days' written notice at the option and sole discretion of either Tennessee Gas Pipeline Company or Orange L.P.

   Interruptible Gas Transportation Contract

   Orange L.P. also has entered into an Interruptible Gas Transportation Contract with Tennessee Gas Pipeline Company dated as of November 11, 1999, which replaces the original such agreement dated as of June 26, 1992, under which Tennessee Gas Pipeline Company agrees to provide transportation, on an interruptible basis, for up to 5,000 dekatherms of natural gas daily received at the point of receipt, or interim points, and delivered to the point of delivery, or interim points.

   Transportation Rates.   Under the Interruptible Gas Transportation Contract,
the compensation that Orange L.P. pays to Tennessee Gas Pipeline Company for transportation services is in accordance with Tennessee Gas Pipeline Company's Rate Schedule IT filed with FERC and the General Terms and Conditions of Tennessee Gas Pipeline Company's FERC Gas Tariff.

   Term.   Tennessee Gas Pipeline Company's provision of transportation under the Interruptible Gas Transportation Contract is subject to termination on 30 days' written notice at the option and sole discretion of either Tennessee Gas Pipeline Company or Orange L.P. In addition, the Interruptible Gas Transportation Contract will terminate automatically if Orange L.P. fails to pay all of the amount of any bill for service rendered by Tennessee Gas Pipeline Company thereunder when that amount is due, provided that Tennessee Gas Pipeline Company gave notice to FERC and Orange L.P. prior to any such termination.

   Tennessee Gas Pipeline Company Letter of Credit

   Orange L.P. has entered into a Letter of Credit Drawing Agreement with Tennessee Gas Pipeline Company dated as of March 29, 1991, under which Orange L.P. agreed to provide an irrevocable letter of credit in favor of Tennessee Gas Pipeline Company, from which Tennessee Gas Pipeline Company could make drawings in the event that Orange L.P. failed to pay specified charges due and payable under the Firm Gas Transportation Contract. Orange L.P. amended the Letter of Credit Drawing Agreement on June 26, 1992 to permit drawings under the letter of credit to pay charges that are due and payable under the Interruptible Gas Transportation Agreement.

   Pursuant to a Pledge and Security Agreement made by Orange L.P. to Citibank, N.A. dated August 6, 1998, or the Citibank Pledge Agreement, Citibank has provided an irrevocable letter of credit for the benefit of Tennessee Gas Pipeline Company in the stated amount of $700,000. Orange L.P. deposited in a special cash collateral account held by Citibank an amount equal to $700,000, which amount is pledged and assigned to Citibank under the Citibank Pledge Agreement to provide collateral for Citibank's letter of credit.

   Tennessee Gas Pipeline Company Consent and Agreement

   Consent to Assignment and Payment; Notices; Amendments. Tennessee Gas Pipeline Company has consented and agreed to Orange L.P.'s assignment of its interests under the Tennessee Gas Pipeline Company natural gas transportation contracts to the Collateral Agent pursuant to the Security Agreement and the other Collateral Documents as security for our obligations under the notes, the Indenture and the other financing documents.

   Tennessee Gas Pipeline Company has agreed that the Collateral Agent will be entitled to exercise all of Orange L.P.'s rights and to cure any of Orange L.P.'s defaults under the natural gas transportation contracts and, it will accept the Collateral Agent's performance of Orange L.P.'s obligations under the natural gas transportation contracts upon receipt of written notice from the Collateral Agent. Tennessee Gas Pipeline Company has agreed to make all payments (if any) to be made by it under the natural gas transportation contracts directly to the Collateral Agent in accordance with the Collateral Agent's written instructions.

   Tennessee Gas Pipeline Company will not, without using reasonable efforts to obtain the prior written consent of the Collateral Agent,

   (1) cancel or terminate any of the natural gas transportation contracts except as provided therein, nor consent to or accept any cancellation or termination thereof by Orange L.P.,

   (2) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Tennessee Gas Pipeline Company agreements except as provided therein or

   (3) amend or modify the natural gas transportation contracts in any material respect; provided that Tennessee Gas Pipeline Company may make any modification or amendment to its gas tariff or the rates or charges payable to Tennessee Gas Pipeline Company pursuant to such tariff or any modification or amendment of the Tennessee Gas Pipeline Company agreements necessary to conform with the requirements of any governmental or regulatory authority.

   Cure Rights.   Tennessee Gas Pipeline Company will not terminate any of the natural gas transportation contracts on account of any default or breach by us thereunder without providing to the Collateral Agent

   (1) if such default is the failure to pay amounts due and payable to Tennessee Gas Pipeline Company, within 30 days from the date on which written notice of default or breach is delivered to the Collateral Agent or

   (2) if such breach or default cannot be cured by the payment of money to Tennessee Gas Pipeline Company, a reasonable time of not less than 90 days, necessary to cure such default, so long as the Collateral Agent or its designee has commenced to cure the breach or default within 90 days of receipt of the default notice.

   If possession of the Project is necessary to cure a breach or default, and the Collateral Agent has commenced foreclosure proceedings, the Collateral Agent will be allowed a reasonable period to complete such proceedings. Tennessee Gas Pipeline Company has consented to the transfer of Orange L.P.'s interest under the natural gas transportation contracts to the Collateral Agent, or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by Orange L.P. in lieu of foreclosure and has agreed that upon such foreclosure, sale or conveyance, it will recognize the Collateral Agent or other purchaser or grantee as the buyer under the natural gas transportation contracts.

   Insolvency. If any of the natural gas transportation contracts is terminated by virtue of being rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding and within 45 days of such rejection or termination, the Collateral Agent or its successors or assigns may request Tennessee Gas Pipeline Company to execute and deliver to the Collateral Agent new agreements, which shall be on the same terms and conditions as the original natural gas transportation contracts as in effect on the date of termination.

   The Collateral Agent may assign all or part of its interest in the natural gas transportation contracts to a person or entity to whom the Project is transferred, provided the transferee assumes Orange L.P.'s obligations, or the Collateral Agent, under the natural gas transportation contracts, including the obligation to provide security as described in the Letter of Credit Drawing Agreement, and has a financial capability at least equivalent to Orange L.P.'s on the date of the offering of the old notes. In the event the Collateral Agent or its designee or assignee elect to perform Orange L.P.'s obligations under the natural gas transportation contracts or to enter into new contracts its sole recourse in seeking the enforcement of such obligations shall be limited to such parties' interest in the Project; provided, that any successors to Orange L.P.'s interest under the natural gas transportation contracts or any new agreements entered into, agree that the obligation to provide security under the Letter of Credit Drawing Agreement shall remain in full force and effect.

Operation and Maintenance Agreement

   Orange L.P. has entered into the Operation and Maintenance Agreement with GE International (as successor to GE Energy Plant Operations) dated as of November 1, 1998, under which GE International operates, maintains and repairs the Facility. As used in the Operation and Maintenance Agreement, the term "Facility" includes in substantial part, the Project, the Steam Plant, the Project's natural gas pipeline, the premises and certain rights of way on land across and through which this pipeline passes. Prior to the Operation and Maintenance Agreement, GE Energy Plant Operations operated, maintained and repaired the Project as assignee of Stewart & Stevenson Operations, Inc. pursuant to a prior operation and maintenance agreement following the acquisition by General Electric Company of the gas turbine division of Stewart & Stevenson Services, Inc.

   Operation and Routine Maintenance.   Pursuant to the Operation and
Maintenance Agreement, GE International continuously operates the Facility and performs all routine maintenance on a 24 hours/day, 7 days/week, 365 days/year basis in accordance with instructions from Orange L.P.

   Compensation.   As provided in the Operation and Maintenance Agreement, in consideration for performance by GE International of its obligations, Orange L.P. pays GE International certain expenses and fees, including reimbursable expenses, a fired-hour fee, a spare parts fee and an operating fee. The reimbursable expenses, include among other things,

 . all wages and salaries paid directly by GE International to its employees for operating the Facility,

 .  training expenses,

 .  relocation expenses for relocation of employees to Syracuse, New York,

 . direct costs and expenses incurred by GE International for the services of subcontractors and consultants,

 . all taxes (other than GE International's franchise taxes, state, local or federal income taxes or any other taxes measured by GE International's income) incurred by GE International under the Operation and Maintenance Agreement and

 . a fixed annual handling fee of $50,000 in consideration for labor and services incurred by GE International in connection with its purchase of parts and tools for the Facility.

Subject to some adjustments described in the Operation and Maintenance Agreement, the fired-hour fee is an amount equal to the product of $88 and the number of hours each gas turbine in the Project is operating. The spare parts fee is an annual fee of $50,000 in consideration of GE International's purchasing, delivering and maintaining the inventory of spare parts for the Facility. The operating fee is an annual fee of $350,000 for operation and maintenance of the Facility. As provided in the Operation and Maintenance Agreement, each of the operation fee, fired-hour fee, handling fee, and spare parts fee are subject to escalation based on increases in the consumer price index.

   GE Lease Engine Program. Orange L.P has entered into a LM-5000 Engine Lease Agreement with GE Industrial. Under the Engine Lease Agreement, for a stated term that will extend beyond the maturity of the notes, GE Industrial will deliver an operable leased LM-5000 gas generator to the Project and qualified technical direction for its installation and removal within 72 hours of notification of a need for such unit from Orange L.P. If GE Industrial fails to deliver a leased generator within such time frame, GE Industrial will, as Orange L.P.'s sole and exclusive remedy therefor, be liable for significant hourly and daily late delivery penalties, subject to a specified maximum liability per occurrence. The Engine Lease Agreement provides that Orange L.P. will pay GE Industrial an annual fee plus certain weekly use rate fees which are incurred during any period after a lease unit is delivered to the Project.

   Either party may terminate the Engine Lease Agreement if the other party has committed a material breach thereof and the breach has not been remedied within 10 days of written notice of such breach. For purposes of the Lease Engine Agreement, failure of Orange L.P. to make timely annual payment of the annual fee and/or payment for the usage of a leased generator shall constitute a material breach. Orange L.P. may cancel the Engine Lease Agreement at any time, but will be liable, in addition to any then outstanding and unpaid amounts, for payment of a portion of the unpaid annual fee for all remaining years in the stated term of the Engine Lease Agreement. Finally, the parties may cancel the Engine Lease Agreement by mutual written agreement without penalty to either party.

   Term.   The stated term of the Operation and Maintenance Agreement continues until April 1, 2008, unless such date is either extended or the Operation and Maintenance Agreement is terminated prior to such date. Orange L.P. may extend the Operation and Maintenance Agreement for up to eight (8) additional years by providing notice of such extension to GE International at any time prior to January 1, 2008. At the end of the term of the Operation and Maintenance Agreement, GE International is required to leave the Facility, or cause the Facility to be left, in the same condition as on July 1, 1992, normal wear and tear and any other degradation for which GE International is not responsible excepted.

   Events of Default; Termination.   The Operation and Maintenance Agreement
provides that GE International may, by written notice to Orange L.P., terminate the Operation and Maintenance Agreement immediately because of some events of default by Orange L.P. These events of default include, among others,

   (1) Orange L.P.'s failure to pay any amounts due to GE International or perform any of its material obligations under the Operation and Maintenance Agreement, which failure continues for 30 days after notice from GE International of such failure, and

   (2) bankruptcy or insolvency of Orange L.P.

   The Operation and Maintenance Agreement also grants termination rights to Orange L.P. if GE International defaults and fails to cure the default within the applicable cure period. Events of default include, among others,

 . failure by GE International to pay any amount due to Orange L.P. for 30 days after notice from Orange L.P. of the failure,

 .  bankruptcy or insolvency of GE International,

 . GE International's failure to deliver steam from the Facility in accordance with the Steam Agreement for a period of 10 consecutive days or a total of 30 days in any operating year,

 . GE International's taking any action or failing to take any reasonable action which has a material adverse effect on the status of the Facility as a qualifying facility and

 . GE International taking any action or failing to take any reasonable action which results in the breach of any significant Project contracts.

   In addition to the foregoing termination rights, the Operation and Maintenance Agreement provides that Orange L.P. may terminate the Operation and Maintenance Agreement at any time in its sole discretion, without cause, provided that Orange L.P. pays to GE International a termination fee.

   Force Majeure.   In the event that a force majeure results in the total
interruption of operation of the Project, the reduction of electric output of the Project by 20 MW or more, or an increase in the heat rate of the Project by 25% or more, in any case for a period of 180 days or more, in accordance with the Operation and Maintenance Agreement, then Orange L.P. may, with written notice to GE International, suspend operation of the Facility and suspend performance by both parties for the duration of such force majeure, during which suspension, GE International shall have no continuing obligations with respect to the Facility and Orange L.P. shall have no obligation to make payments or carry out any other obligation to GE International.

GE International Consent and Agreement

   Consent to Assignment and Payment; Notices; Amendments.   GE International
has consented and agreed to Orange L.P.'s assignment of its interest under the Operation and Maintenance Agreement to the Collateral Agent pursuant to the Security Agreement and other Collateral Documents as security for our obligations under the notes, the Indenture and the other financing documents.

   GE International has agreed that the Collateral Agent will be entitled to exercise all rights and to cure any defaults by Orange L.P. under the Operation and Maintenance Agreement. GE International has agreed to accept the Collateral Agent's performance of our obligations under the Operation and Maintenance Agreement upon receipt of a written notice from the Collateral Agent. GE International has agreed to make all payments and in accordance with (if any) to be made by it under the Operation and Maintenance Agreement directly to the Collateral Agent upon receipt of the Collateral Agent's written instructions.

   GE International will not, without the prior written consent of the Collateral Agent,

 . cancel or terminate the Operation and Maintenance Agreement except as provided therein or consent to or accept any cancellation or termination thereof by Orange L.P.,

 . sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Operation and Maintenance Agreement, or

 . amend or modify the Operation and Maintenance Agreement in any material respect.

   GE International has waived its rights

 .  to terminate the Operation and Maintenance Agreement,

 . to any equitable adjustment in the operating fee, fired-hour fee, per-hour fee, or spare parts fee and to any other fee under the Operation and Maintenance Agreement, and

 . to any rights to reduce, extend the time for, or suspend its performance thereunder, resulting from Orange L.P.'s failure to meet any of Orange L.P.'s obligations under the Operation and Maintenance Agreement due as of the closing date.

   Cure Rights.   GE International will not terminate the Operation and
Maintenance Agreement on account of any default or breach thereunder without providing the Collateral Agent with

   (1) if such default is the failure to pay amounts due and payable to GE International, 45 days from the date on which written notice of default or breach is received by the Collateral Agent to cure such default or

   (2) if the breach or default cannot be cured by the payment of money to GE International, a reasonable time necessary to cure such default, provided the Collateral Agent has commenced to cure the default within 90 days of receipt of the default notice and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under the Operation and Maintenance Agreement.

If possession of the Project is necessary to cure a breach or default, and the Collateral Agent commenced foreclosure proceedings, the Collateral Agent will be allowed a reasonable period to complete such proceedings. GE International has consented to the transfer of Orange L.P.'s interest under the Operation and Maintenance Agreement to the Collateral Agent or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by Orange L.P. in lieu of foreclosure and has agreed that upon such foreclosure, sale or conveyance, it will recognize the Collateral Agent or any other purchaser or grantee as a party under the Operation and Maintenance Agreement.

   Insolvency.   If the Operation and Maintenance Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if the Operation and Maintenance Agreement is terminated for any reason other than a default which could have been but was not cured by the Collateral Agent and within 45 days after such rejection or termination, the Collateral Agent or its successors or assigns may request GE International to execute and deliver to the Collateral Agent a new agreement on the same terms and conditions as the original Operation and Maintenance Agreement as in effect on the date of termination.

   The Collateral Agent may assign all or part of its interest in the Operation and Maintenance Agreement or a new agreement to a person or entity to whom the Project is transferred, if the transferee assumes the obligations of Orange L.P., or the Collateral Agent, under the Operation and Maintenance Agreement and has a financial capability at least equivalent to Orange L.P.'s on the closing date. If the Collateral Agent elects to perform Orange L.P.'s obligations under the Operation and Maintenance Agreement or to enter into a new operations and maintenance agreement, the sole recourse of GE International in seeking the enforcement of such obligations shall be limited to such party's interest in the Project.

Asset Management Agreement

   Pursuant to an Asset Management Agreement between Niagara Mohawk Energy Marketing and Orange L.P. dated December 6, 1999, Niagara Mohawk Energy Marketing manages the business operations and finances of Orange L.P.

   Asset Management Services.   Pursuant to the Asset Management Agreement,
Niagara Mohawk Energy Marketing performs all routine accounting and related functions for Orange L.P. and for the Project and related assets, including rendering invoices, manufacturing accounts receivable and accounts payable, and providing budgets and reports. In addition, Niagara Mohawk Energy Marketing administers and monitors Orange L.P.'s performance under the Project documents, negotiates, as required, new energy supply, purchase or transportation agreements and tariffs, and makes recommendations regarding and, with Orange L.P.'s consent, assist in the implementation of cost reduction or revenue enhancement strategies.

   We also entered into an energy services management agreement dated December 6, 1999 with Niagara Mohawk Energy Marketing, pursuant to which Niagara Mohawk Energy Marketing provides energy management services to Orange L.P. and to the Project and related assets.

   Compensation.   Niagara Mohawk Energy Marketing's compensation under the
Asset Management Agreement is $22,750 per month, which will escalate pursuant to an annual inflation adjustment beginning January 1, 2001. In addition, Niagara Mohawk Energy Marketing is entitled to payment of its actual costs, including employee expenses and time related to extraordinary, unforeseen events.

   Exculpation; Indemnity; Limitation of Remedies.   The Asset Management
Agreement provides that Niagara Mohawk Energy Marketing will not be responsible for any liability or damages associated with the ownership and/or operation of the Project or related assets and that damage claims against Niagara Mohawk Energy Marketing for any breach of its obligations under the Asset Management Agreement will be limited to the amount of compensation paid to Niagara Mohawk Energy Marketing under the Asset Management Agreement. Moreover, Orange L.P. will indemnify and hold harmless Niagara Mohawk Energy Marketing and its officers and employees for any claims or liabilities arising from or related to Orange L.P.'s ownership or operation of the Project or related assets.

   Termination.   The Asset Management Agreement may be terminated by Orange
L.P. upon 60 days' prior notice to Niagara Mohawk Energy Marketing and may be terminated by Niagara Mohawk Energy Marketing upon six months' prior notice to Orange L.P.

Asset Management Consent and Agreement

   Consent to Assignment and Payment; Notices; Amendments.   Niagara Mohawk
Energy Marketing has consented and agreed to the assignment by Orange L.P. of its interest under the Asset Management Agreement to the Collateral Agent pursuant to the Security Agreement and the other Collateral Documents as security for Orange L.P.'s obligations under the notes, the Indenture and the other financing documents.

   Niagara Mohawk Energy Marketing has agreed that the Collateral Agent will be entitled to exercise all rights and to cure any defaults by Orange L.P. under the Asset Management Agreement and will accept the Collateral Agent's performance of Orange L.P.'s obligations under the Asset Management Agreement upon receipt of a written notice from the Collateral Agent. Niagara Mohawk Energy Marketing has agreed to make all payments, if any, to be made by it under the Asset Management Agreement directly to the Collateral Agent in accordance with the Collateral Agent's written instructions.

   Niagara Mohawk Energy Marketing will not without the prior written consent of the Collateral Agent

   (1) cancel or terminate the Asset Management Agreement except as provided therein and, with respect to any termination for default or breach by Orange L.P., in accordance with the provisions described in "Cure Rights" below, or consent to or accept any cancellation or termination thereof by Orange L.P.,

   (2) sell, assign, except as authorized under the Asset Management Agreement with respect to assignments of the Asset Management Agreement to an affiliate of Niagara Mohawk Energy Marketing or payments to a third party agent for financing collateral purposes, or otherwise dispose

       (by operation of law or otherwise) of any part of its interest in the Asset Management Agreement or

   (3) amend or modify the Asset Management Agreement in any material respect.

Niagara Mohawk Energy Marketing has waived its rights to terminate the Asset Management Agreement, to any equitable adjustment in its compensation due under the Asset Management Agreement, and to any rights to reduce, extend the time for or suspend its performance thereunder resulting from Orange L.P.'s failure to meet any obligations under the Asset Management Agreement due as of the closing date.

   Cure Rights.   Niagara Mohawk Energy Marketing will not terminate the Asset
Management Agreement on account of any default or breach by Orange L.P. thereunder without providing the Collateral Agent with

   (1) if the default is the failure to pay amounts due and payable to Niagara Mohawk Energy Marketing, 45 days from the date on which written notice of default or breach is received by the Collateral Agent to cure such default or

   (2) if the breach or default cannot be cured by the payment of money to Niagara Mohawk Energy Marketing, a reasonable time necessary to cure the default so long as the Collateral Agent has commenced to cure the default within 90 days of its receipt of the default notice and either the Collateral Agent or Niagara Mohawk Energy Marketing thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under the Asset Management Agreement.

If possession of the Project is necessary to cure a breach or default, and the Collateral Agent commenced foreclosure proceedings, the Collateral Agent will be allowed a reasonable period to complete such proceedings. Niagara Mohawk Energy Marketing has consented to the transfer of Orange L.P.'s interest under the Asset Management Agreement to the Collateral Agent or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by Orange L.P. in lieu of foreclosure and has agreed that upon such foreclosure, sale or conveyance, it will recognize the Collateral Agent or any other purchaser or grantee as party under the Asset Management Agreement so long as there are no uncured defaults.

   Insolvency.   If the Asset Management Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if the Asset Management Agreement is terminated for any reason other than a default which could have been but was not cured by the Collateral Agent and within 45 days after such rejection or termination, the Collateral Agent or its successors or assigns may request Niagara Mohawk Energy Marketing to execute and deliver to the Collateral Agent a new agreement on the same terms and conditions as the original Asset Management Agreement as in effect on the date of termination.

   The Collateral Agent may assign all or part of its interest in the Asset Management Agreement or a new agreement to a person or entity to whom the Project is transferred, if the transferee assumes the obligations of Orange L.P., or the Collateral Agent, under the Asset Management Agreement and has a financial capability at least equivalent to Orange L.P.'s on the closing date. In the event the Collateral Agent or its designee or assign elect to perform Orange L.P.'s obligations under the Asset Management Agreement or to enter into a new agreement, the sole recourse of Niagara Mohawk Energy Marketing in seeking the enforcement of such obligations shall be limited to such party's interest in the Project.

                                  REGULATION


Energy Regulation

   PURPA

   The Public Utility Regulatory Policies Act of 1978, as amended, or PURPA, provides an electric generating plant with rate and regulatory incentives and exemptions if the plant is a "qualifying facility." There are two types of qualifying facilities: small power qualifying facilities and cogeneration qualifying facilities. The Project is a cogeneration qualifying facility. Under PURPA, a power production facility is a cogeneration qualifying facility if no more than 50 percent of the equity interest in the qualifying facility is owned by an electric utility or electric utility holding company, and the qualifying facility satisfies FERC's operating and efficiency standards on a calendar year basis.

   Under PURPA, qualifying facilities receive two primary benefits. First, PURPA exempts qualifying facilities, such as the Project, from the definition of "electric utility company" under the Public Utility Holding Company Act of 1935, or PUHCA, most provisions of the Federal Power Act and certain state laws relating to financial, organization and rate regulation of electric utilities. Second, the regulations promulgated by FERC under PURPA require that

   (1) electric utilities purchase electricity generated by qualifying facilities, construction of which commenced on or after November 9, 1978, at a rate based on the purchasing utility's full "avoided costs" and

   (2) electric utilities sell supplementary, back-up, maintenance and interruptible power to qualifying facilities on a just and reasonable and nondiscriminatory basis.

FERC's regulations define "avoided costs" as the "incremental costs to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, the utility would generate itself or purchase from another source." Utilities may also purchase power at prices other than avoided cost of energy pursuant to negotiations as provided by FERC's regulations. As a qualifying facility, the Project is also permitted to sell its excess output at negotiated rates.

   Orange L.P. expects that the Project will continue to meet all of the criteria required for certification as a qualifying facility under PURPA. If the Project failed to meet such criteria, Orange L.P. may become subject to regulation as a public utility company or its equivalent under PUHCA and the Federal Power Act. Under Orange L.P.'s original power purchase agreement with Niagara Mohawk, Orange L.P. warranted to Niagara Mohawk that it would maintain the qualifying facility status of the Project throughout the term of the related power purchase agreement. The Power Put Agreement, however, no longer requires that Orange L.P. maintain the Project's qualifying facility status.

   It is possible, however, that

   (1) PURPA could be repealed or amendments to PURPA could be enacted that substantially reduce the benefits currently afforded qualifying facilities, or

   (2) PURPA's requirements for the Project to maintain its status as a qualifying facility could be made more burdensome.

Because the Power Put Agreement does not require Orange L.P. to maintain the qualifying facility status of the Project, it is unlikely the repeal or amendment of PURPA would materially affect Orange L.P.'s rights and obligations under the Power Put Agreement. Moreover, Orange L.P. expects that if PURPA were amended or repealed and this jeopardized Orange L.P.'s qualifying facility status, it is likely Orange L.P. could obtain market-based pricing authority and light handed regulatory treatment from FERC as discussed below under "PUHCA" and the "Federal Power Act."

   PUHCA

   PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company," which is defined to include an "electric utility company" or a "gas utility company," or a company that is a "holding company" of a public utility company is subject to registration with the SEC and to regulation under PUHCA, unless exempt by SEC rule, regulation or order. An entity may also be deemed to be a holding company if the SEC determines, after providing notice and an opportunity for a hearing, such entity exercises a controlling influence over the management or policies of any public utility or holding company as to make it necessary or appropriate in the public interest or for the protection of investors or consumers that such entity be regulated as a holding company. Unless an exemption is obtained, PUHCA requires registration for a holding company of a public utility company, and requires a public utility holding company to limit its utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of its financing transactions.

   As a qualifying facility, the Project is not considered to be an electric utility company as defined in PUHCA, and investors in the Project would, therefore, not be deemed to be public utility holding companies solely by virtue of their investments in the Project.

   The Energy Policy Act of 1992 contains amendments to PUHCA that may allow Orange L.P. to operate the Project without becoming subject to PUHCA by becoming an exempt wholesale generator in the event that the Project loses its status as a qualifying facility. Under the Energy Policy Act, a company engaged exclusively in the business of

   (1) owning and/or operating one or more facilities used for the generation of electric energy exclusively for sale at wholesale and

   (2) selling electric energy at wholesale, may qualify as an exempt wholesale generator and be exempted from PUHCA.

To obtain such an exemption, a company must apply to FERC for a determination of eligibility, pursuant to implementing rules promulgated by FERC. Although this would cause Orange L.P. to become subject to regulation by FERC as a public utility under the Federal Power Act, it is reasonable to expect that under FERC's current policy Orange L.P. would be able to obtain market-based pricing authority which would likely include light-handed regulation such as exemptions from FERC's accounting and cost-of-service filing requirements.

   Federal Power Act

   Under the Federal Power Act, FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be based on a cost of service approach or may be determined through competitive bidding or negotiation. If the Project were to lose its qualifying facility status, the rates set forth in Orange L.P.'s Power Put Agreement would have to be filed with FERC and would be subject to review by FERC under the Federal Power Act. Under present FERC policy, Orange L.P. could request FERC to grant it market-based pricing authority by showing that Orange L.P. lacks market power in generation and transmission markets, does not control any other barriers to entry by potential competitors, and has addressed potential concerns regarding preferential dealing with franchised electric utility affiliates. FERC would likely give favorable consideration to a request for market-based pricing authority given the small size of the Project (80 MW), Orange L.P.'s lack of control over transmission facilities (the New York Independent System Operator will have operational control over such facilities), and the absence of affiliation with fuel suppliers or franchised electric utilities. If FERC granted Orange L.P.'s request, Orange L.P. would likely be required to file the Power Put Agreement with FERC as a tariff, and FERC would likely accept it for filing as a negotiated market-based contract. If FERC were to deny Orange L.P. market based pricing authority, Orange L.P. would still be required to file the Power Put Agreement as a tariff with FERC, and provide cost justification in support of the rates charged under that agreement.

   The Federal Power Act and FERC's regulations under the Federal Power Act subject public utilities to various other requirements, including the filing of cost of service information, accounting and record-keeping requirements; FERC approval requirements applicable to activities such as selling, leasing or otherwise disposing of facilities; FERC approval requirements for mergers, consolidations, acquisitions and the issuance of securities; and certain restrictions regarding affiliations of officers and directors. Some of these requirements, however, are typically waived by FERC for public utilities with market-based pricing authority. Accordingly, if the Project lost its qualifying facility status, and if FERC granted Orange L.P. market based pricing authority as discussed above, FERC would be likely to grant waivers of the cost of service filing, accounting and reporting requirements, to pre-authorize issuances of securities or assumptions of obligations, and authorize abbreviated reporting requirements for interlocking officers and directors. FERC would be unlikely, however, to waive the requirements for pre-authorization of mergers, consolidations, or other acquisitions.

   State Regulation

   Power production facilities are also subject to regulation under the New York State Public Service Law. However, if a power project cogenerates electricity and thermal energy, or shaft horsepower, and does not produce power in excess of 80 MW, it may qualify as a "co-generation facility" under Section 2(2-a) of the Public Service Law. A "co-generation facility" under Section 2(2-a) of the Public Service Law is not an "electric corporation" under Section 2(13) of the Public Service Law, and therefore is not subject to state regulation as a public utility.

   The New York courts have held that there is a distinction between a federal qualifying facility and a New York co-generation facility. To date, however, the New York Public Service Commission has not established any standards for New York co-generation facilities similar to FERC's operating, efficiency, or other standards for cogeneration and small power production qualifying facilities. Thus a power project that cogenerates electricity and steam in New York can not be sure it is a co-generation facility under the New York Public Service Law and thus not an electric corporation under that statute. However, the New York Public Service Commission has not to date challenged the status of a federal cogeneration qualifying facility that is under 80 MW. As a net 80 MW power project that is a federal qualifying facility, the Project is, in Orange L.P.'s opinion, a co-generation facility under the New York Public Service Law. So long as the Project maintains such status, it also will be exempt from regulation as a steam corporation under the New York Public Service Law. Additionally, pursuant to FERC's regulations, so long as the Project maintains its qualifying facility status, it would not be subject to state laws relating to regulation of rates or financial and organizational structure of electric utilities.

   If the Project were found not to be a co-generation facility under state law, Orange L.P. or the operator of the Project, or both, would be an electric corporation under the New York Public Service Law and subject to regulation by the New York Public Service Commission as a utility. Orange L.P. does not believe, however, that such a finding would pose significant risks because the Power Put Agreement no longer requires that the Project maintain co-generation status under state law.

   In any case, in that event Orange L.P. could petition the New York Public Service Commission for an order declaring the Project to be a co-generation facility and to obtain a "Certificate of Public Convenience and Necessity" from the New York Public Service Commission. In the case of cogeneration facilities over 80 MW seeking such a certificate, the New York Public Service Commission has imposed a regime of "lightened regulation." Lightened regulation involves submitting annual reports concerning sales to retail customers and any SEC filings, together with certain limited additional filing requirements and New York Public Service Commission review described in recent New York Public Service Commission orders. Nonetheless, failure to maintain such status could subject the Project to regulation as a utility under state law.

   To the extent the Project is not operating to produce electricity, it meets its thermal energy requirements under the Steam Contract either by operating steam boilers at Syracuse University or by operating auxiliary boilers owned by the Project. This operation is permitted under the Project's status as a qualifying facility under PURPA and as a co-generation facility under New York state law.

Environmental Regulation

   Orange L.P.'s operations are subject to numerous federal, state, and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection and restriction upon land use. These laws and regulations primarily involve the generation, handling, storage, transport, and disposal of hazardous substances, the emission or discharge of air and water pollutants, the emission of noise from the facilities, and the implementation of safety and health standards with respect to Orange L.P.'s facilities or the public or environment in general. In addition, these laws and regulations in many cases require Orange L.P. to secure permits and other regulatory approvals with respect to its ongoing or planned projects, which often triggers the need to comply with lengthy and complex permitting or approval procedures, as well as imposing ongoing reporting and compliance obligations. Modified or renewed permits and authorizations may be required for any physical or operational changes to Orange L.P.'s facilities. Failure to comply with these applicable laws and regulations, including any permits or authorizations required thereunder, may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup costs and liens, and, to a lesser extent, issuance of injunctions to limit or cease operations. As discussed below, while Orange L.P. believes it is in substantial compliance with applicable laws and regulations, Orange L.P. cannot assure you that it will be able to obtain all necessary permits and approvals for proposed projects or that compliance with new or changed environmental laws, regulations and policies would not have a material adverse effect on its operations, financial condition, or competitive position.

   Federal Clean Air Act and Related Requirements

   The Project and the Steam Plant are subject to the federal Clean Air Act, to federal regulations implementing the Clean Air Act, and to state laws and regulations dealing with air quality. These laws, and permits issued under them, limit the emissions of certain pollutants, including nitrogen oxides, sulfur dioxide, carbon monoxide and particulate matter from the Project and the Steam Plant. In addition, the Project and the Steam Plant are required to obtain federal and state permits and to operate according to the terms and conditions of the permits. Should the Project or the Steam Plant make operational changes, it may be necessary to amend the permits. If the Project or the Steam Plant were to exceed limits on emissions or fail to fulfill permit conditions, it would be subject to enforcement actions initiated by the state or federal government.

   In June 1997, the Project and Syracuse University filed a joint application for an operating permit under Title V of the Clean Air Act. The New York State Department of Environmental Conservation, or NYDEC, has confirmed that such Title V operating permit application was timely and complete, and it has provided the Project and Syracuse University with a joint draft Title V permit.

   NYDEC issued a certificate to operate to the Project which requires the Project to monitor its emissions of carbon monoxide and nitrogen oxide, or NOx, and to submit self-monitoring reports each quarter. In addition, the certificate to operate requires the Project to submit on a quarterly basis the results of tests assessing the performance of the emissions monitors. The Steam Plant is not required to conduct similar monitoring because NYDEC has exempted the Steam Plant from a regulatory requirement to monitor opacity. The Project's certificate to operate also specifies that excess emissions may constitute violations of the applicable emission limits if the excess emissions do not occur during periods of startup, shutdown or malfunction and limits the Project's emissions of noise. In 1998, the Project paid a modest penalty for failing to report two NOx exceedances in the second quarter of 1997. In January 1999, the Project reported to NYDEC a NOx exceedance caused by a control equipment malfunction. Also in 1999, the Project paid a modest penalty to NYDEC for failing to submit a timely report.

   Based upon current federal regulations, Orange L.P. believes that the Project meets the requirements for exemption from the requirements of the Acid Rain Program established under Title IV of the Clean Air Act, because the Project is a qualifying facility certified by FERC. Orange L.P. believes that the Steam Plant is exempt from Title IV because the Steam Plant does not generate electricity.

   New York is located within the northeast Ozone Transport Region, where all areas are subject to regulation as areas that are not in attainment with the National Ambient Air Quality Standard for ozone. Because New York has promulgated regulations pursuant to a 1994 multi-state agreement to reduce emissions of NOx, an ozone precursor, the Project is subject to state requirements to limit NOx emissions, including NOx controls based on reasonably available control technology, or NOx RACT, and the NOx Budget Program regulations. The Project and the Steam Plant timely submitted a joint plan for complying with the requirement to implement NOx controls based on NOx RACT. According to the NOx RACT compliance plan and the Project's Title V operating permit application, the Project uses steam injection to limit NOx emissions to 25 ppm dry, corrected to 15 percent oxygen. Compliance test results submitted to NYDEC indicated that the four operating boilers at the Steam Plant that are subject to NOx RACT emit NOx at or below the applicable emission rate in the NOx RACT regulation. The Project has fulfilled its obligations under the administrative sections in NOx Budget regulations, which took effect on May 1, 1999. The Project's 1999 NOx emissions were significantly below the Project's NOx allocation for the year. The Steam Plant is not subject to the requirements of the NOx Budget Program regulations because its boilers do not generate electricity and because all of its operating boilers have heat input capacity lower than the applicability threshold specified in the NOx Budget Program regulations.

   The 1994 multi-state agreement to which New York is a party contemplates consideration of a third phase of emission reductions to go into effect in 2003. Therefore, additional measures to limit NOx emissions may be necessary at that time. In addition, the U.S. Environmental Protection Agency has promulgated a rule that requires states to revise their regulations setting out how they will attain the National Ambient Air Quality Standard for ozone. Depending upon the requirements in the state regulations responding to the Environmental Protection Agency, the Project and the Steam Plant may be required to further reduce their respective NOx emissions in order to comply with the new regulations.

   There is a substantial quantity of asbestos-containing material used for insulation at the Steam Plant. The cost for total removal of the asbestos-containing material was estimated at approximately $2 million in 1989. Because most of the ACM is reportedly in an undamaged condition, Orange L.P. has developed and implemented a procedure to inspect and repair or replace any asbestos-containing material insulation that becomes damaged due to normal operations or activities. Orange L.P. does not believe total replacement is necessary or will be required by regulatory authorities.

   Orange L.P. believes that the Project and the Steam Plant are in substantial compliance with the applicable requirements under federal and state laws relating to air quality.

   Federal Clean Water Act and Related Requirements

   Orange L.P.'s operations are subject to the federal Clean Water Act and analogous state and local laws and regulations relating to the discharge of pollutants to surface and groundwaters. The Clean Water Act and state laws also establish requirements for municipally-owned sewage treatment plants, including pretreatment requirements for industrial users of those plants. Local sewerage authorities also have established regulations governing connections to and discharges into their sewer systems and treatment plants. Pursuant to these laws and regulations, Orange L.P. is required to obtain permits for the discharge of its wastewater and to develop and implement a spill prevention, control and countermeasure plan with respect to its handling and storage of oil.

   In accordance with permits issued by the Onondaga County Department of Drainage and Sanitation, Orange L.P. is authorized to discharge, within specified limits, industrial wastewaters generated by the Project and the Steam Plant to the Onondaga County's wastewater system. The Project's discharge permit (#140) expires on November 2, 2001 and the Steam Plant's discharge permit (#125) expires on July 1, 2001. Orange L.P. submits semi-annual self-monitoring reports for both discharges. In recent years, Orange L.P. has paid several small penalties to Onondaga County for pH excursions, primarily associated with discharges that were not in compliance with Permit #125. Orange L.P. completed a Project designed to correct these excursions in early 1999. Stormwater runoff from the Steam Plant and the Project is discharged to an Onondaga County combined sewer. Orange L.P. believes that the Project and the Steam Plant are in substantial compliance with their respective wastewater discharge permits. As required by federal regulations, Orange L.P. maintains a certified spill prevention, control and countermeasure plan applicable to the Project and the Steam Plant that was updated in November, 1997.

   Federal Resource Conservation and Recovery Act and Related Requirements

   Orange L.P. generates wastes, including occasionally hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act, or RCRA, and New York's waste management laws and regulations. RCRA regulates the generation, treatment, storage, handling, transportation, and disposal of hazardous and non-hazardous wastes. Moreover, the Environmental Protection Agency and NYDEC have limited the approved methods of disposal for certain hazardous and non-hazardous wastes. In recent years, both the Project and the Steam Plant have been RCRA small quantity generators. A recent assessment performed by Orange L.P.'s environmental consultant noted several solid and hazardous waste management compliance issues which Orange L.P. believes are easily corrected by altering administrative practices and will not have a material adverse effect on it.

   Comprehensive Environmental Response, Compensation and Liability Act and Related Requirements

   The Comprehensive Environmental Response, Compensation and Liability Act, which we refer to as CERCLA or Superfund, and similar state laws, including the New York State Superfund Program, impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleanup of the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Orange L.P. does not believe that there are any pending or imminent claims against it under CERCLA or similar state laws. A recent inspection of the Project and Steam Plant sites by Orange L.P.'s environmental consultant found no evidence of on-site contamination that could have an impact to soil or groundwater.

   New York Petroleum and Hazardous Substances Bulk Storage Facilities Requirements

   New York has established regulatory programs governing underground and aboveground petroleum and hazardous substances bulk storage facilities. Certain underground petroleum and hazardous substance bulk storage facilities are also regulated under the Environmental Protection Agency's RCRA tank program. In some respects, the federal requirements are more comprehensive and stringent than NYDEC's regulations. In general, the state and federal requirements address registration and permitting, operating practices, closure and reporting obligations for various types of tanks and associated piping. NYDEC and the Environmental Protection Agency have broad civil, administrative and criminal enforcement authority for violations of statutory, regulatory and permit requirements.

   The Steam Plant has four 30,000-gallon underground fuel oil tanks and one 275-gallon aboveground diesel oil tank. Syracuse University owns all of the tanks and Orange L.P. operates them. Orange L.P. also owns and operates a 7,000-gallon aboveground fuel oil tank and a 7,000-gallon aboveground caustic tank and operates a 1,500-gallon aboveground acid tank. In 1999 Orange L.P. made certain capital improvements to retrofit the two acid and caustic tanks in order to comply with new NYDEC chemical bulk storage requirements for secondary containment or equivalent technology. As a result, Orange L.P. believes the Project is in substantial compliance with these regulations. In all other respects, Orange L.P. also believes it is in substantial compliance with all federal and state requirements relating to the bulk storage of petroleum and hazardous substances.

   Prior to the construction of the Project and Orange L.P.'s operation of the Steam Plant, Syracuse University removed, replaced and/or closed several bulk fuel oil underground storage tanks on the Steam Plant site. At the time a 15,000-gallon underground storage tank was closed in 1988, Syracuse University removed and disposed of approximately 100 cubic yards of petroleum-contaminated soil and installed a groundwater well to recover residual free product from the groundwater surface adjacent to the closed tank. In 1992, an environmental consultant retained by Syracuse University reviewed the soil and groundwater conditions at the site and concluded that no further remedial action was required. Based on the location and historic nature of this petroleum release, as well as the completed remediation, Orange L.P. believes that any requirement for further action associated with the previously-identified soil and groundwater contamination is remote.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   Orange L.P. and Capital Co. (the "Issuers") are offering to issue their 10.5% Senior Secured Notes Series B due 2007 (the "New Notes") in exchange for their 10.5% Senior Secured Notes Series A due 2007 (the "Old Notes") as described herein (the "Exchange Offer").

   The Old Notes were sold by Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser") on December 6, 1999 to a limited number of institutional investors (the "Purchasers"). In connection with the sale of the Old Notes, the Issuers and the Initial Purchaser entered into a Registration Rights Agreement, dated December 6, 1999 (the "Registration Rights Agreement"), which requires, among other things, the Issuers

(1)  to register the Old Notes under the Securities Act, or

(2) to file with the SEC a registration statement under the Securities Act with respect to the New Notes identical in all material respects to the Old Notes and use their reasonable effort to cause that registration statement to be declared effective under the Securities Act.

The Issuers are further obligated, upon the effectiveness of the registration statement described in paragraph (2) above, to offer the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Issuers' obligations under that agreement. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Issuers' books or any other person who has obtained a properly completed assignment from the registered holder. At the date of this prospectus, the sole Holder of the Old Notes is The Depositary Trust Corporation, or DTC.

   In participating in the Exchange Offer, a Holder is deemed to represent to the Issuer, among other things, that

(1) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder,

(2) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes,

(3) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and

(4) neither the Holder nor any such other person is an "affiliate" of the Issuers, as defined in Rule 405 under the Securities Act.

   Based on a previous interpretation by the staff of the SEC set forth in no-action letters issued to third-parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991), and "K-III Communications Corp." (available May 14, 1993), the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under no circumstances may this prospectus be used for an offer to resell, resale or other retransfer of the New Notes. In the event that the Issuers' belief is inaccurate, Holders of the New Notes who transfer New Notes in violation of the prospectus delivery provisions of the Securities Act without an exemption from registration thereunder may incur liability thereunder. The Issuers do not assume or indemnify Holders against such liability. The Exchange Offer is not being made to, nor will the Issuer accept tenders for exchange from, Holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Issuers have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer. See "Plan of Distribution," on page 149.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, the Issuer will accept any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York time, on the Expiration Date (defined below). The Issuer will issue $1,000 in principal amount of the New Notes in exchange for each $1,000 in principal amount of outstanding Old Notes surrendered in the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

   The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered under the Securities Act and hence will not be subject to restrictions on the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes.

   As of the date of this prospectus, $68,000,000 in aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered Holders of the Old Notes.

   The Issuers will be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the New Notes from the Issuers.

   Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and will be entitled to the rights and benefits such Holders have under the Indenture. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

   Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses," on page 95.

Expiration Date; Extensions; Amendments to the Exchange Offer

   The term "Expiration Date" shall mean 5:00 p.m., New York City time on _______, 2000, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

   In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent (defined below) of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

   The Issuers reserves the right, in their sole discretion,

(1) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or

(2)  to amend the terms of the Exchange Offer in any manner.

Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

   Without limiting the manner in which the Issuers may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuers will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

   Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer," below. For purposes of the Exchange Offer, the Issuers will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers shall have given oral or written notice thereof to the Exchange Agent.

   In all cases, issuance of the New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal and all other required documents; provided, however, that the Issuers reserve the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, then such unaccepted or non-exchanged Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offer

   Notwithstanding any other term of the Exchange Offer, the Issuers will not be required to exchange any Old Notes for any New Notes and may terminate the Exchange Offer before the acceptance of any Old Notes for exchange, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuers' reasonable judgment, might materially impair the ability of the Issuer to proceed with the Exchange Offer; or

(2) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is to be interpreted by the staff of the SEC, which, in the Issuers' reasonable judgment, might materially impair the ability of the Issuer to proceed with the Exchange Offer.

   If the Issuers determine in their sole discretion that any of these conditions are not satisfied, the Issuers may

(1) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders,

(2) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Notes to withdraw their tendered Old Notes, or

(3) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Procedures for Tendering -- Registered Holders and DTC Participants

   Registered Holders of Old Notes, as well as beneficial owners who are direct participants in DTC, who desire to participate in the Exchange Offer should follow the directions set forth below and in the letter of transmittal.

   All other beneficial owners should follow the instructions received from their broker or nominee and should contact their broker or nominee directly. The instructions set forth below and in the letter of transmittal DO NOT APPLY to such beneficial owners.

Registered Holders

   To tender in the Exchange Offer, a Holder must complete, sign and date the letter of transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the Exchange Agent prior to the Expiration Date. In addition, either

(1) certificates for such Old Notes must be received by the Exchange Agent along with the letter of transmittal, or

(2) the Holder must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to the Expiration Date.

   The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

   The method of delivery of Old Notes and the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No letter of transmittal or Old Notes should be sent to the Issuers. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered

(1) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

(2)  for the account of an Eligible Institution (as defined below).

   In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

   If the letter of transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power signed by such registered Holder as such registered Holder's name appears on such Old Notes.

   If the letter of transmittal or any Old Notes or bond or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuer of their authority to so act must be submitted with the letter of transmittal.

   Holders who wish to tender their Old Notes and

(1)  whose Old Notes are not immediately available, or

(2) who cannot deliver their Old Notes, the letter of transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (A)  The tender is made through an Eligible Institution;

     (B) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificates number(s) of such Old Notes and the principal amount of Old Notes tendered stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (C) Such properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and other documents required by the letter of transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

   Upon request to the Exchange Agent a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

DTC Participants

   Any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. Such delivery must be accompanied by either

(1) the letter of transmittal or facsimile thereof, with any required signature guarantees, or

(2)  an Agent's Message (as hereinafter defined),

and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus.

   The term "Agent's Message" means a message, transmitted by DTC, received by the Exchange Agent and forming part of a book-entry transfer where a tender is initiated, which states that DTC has received an express acknowledgement from a participant tendering Old Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that the Issuer may enforce such agreement against the participant.

Miscellaneous

   All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify Holders of defects or irregularities with respect to tenders of Old Notes, none of the Issuers, the Exchange Agent, or any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

   By tendering, each Holder or the person receiving the New Notes, as the case may be, will be deemed to represent to the Issuers that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the Person receiving such New Notes, whether or not such person is the Holder,

(1) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes,

(2) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and

(3) neither the Holder nor any such other Person is an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer.

   In all cases, issuance of New Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered Old Notes are not accepted for any reasons set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

   The Issuers reserve the right in their sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth above under " - Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Withdrawal of Tenders of Old Notes

   Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

   To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York time, on the Expiration Date. Any such notice of withdrawal must

(1) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),

(2) identify the Old Notes to be withdrawn (including the certificate number or),

(3) be signed by the Holder in the same manner as the original signature on the letter of transmittal by which such Old Notes have been tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender, and

(4) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by any method of delivery described in this paragraph.

   All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal; and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures above under " - Procedures for Tendering" at any time prior to the Expiration Date.

Exchange Agent

   U.S. Bank Trust National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery with respect to the exchange of the Old Notes should be directed to the Exchange Agent addressed as follows:

   U.S. Bank Trust National Association
   180 Fifth Street
   St. Paul, Minnesota  55101
   Attention:  Corporate Trust Services, Specialized Finance

   By Telephone:
   (651) 244-1215

   By Facsimile:
   (651) 244-1537

Fees and Expenses

   The expenses of soliciting tenders will be paid by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Issuer and its affiliates.

   The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers and are estimated in the aggregate to be approximately [$100,000.] Such expenses include registration fees, fees and expenses of the Exchange Agent, accounting and legal fees and printing costs, among others.

   The Issuers will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes for principal amounts or number of shares not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of Old Notes tendered, or if tendered the Old Notes are registered in the name of, any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to such tendering Holder.

                              DESCRIPTION OF NOTES

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

   The Issuers will issue the New Notes under an Indenture dated as of December 6, 1999 between the Issuers and U.S. Bank Trust National Association, as Trustee and Collateral Agent. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The agreements referred to under the caption "-- Collateral" define the terms of the security interests that will secure the notes.

   On December 6, 1999, concurrently with the issuance and sale of the Old Notes, Funding L.P. merged with and into Orange L.P., with Orange L.P. as the surviving partnership, pursuant to the Merger Agreement. As a condition to the issuance of the Old Notes, Orange L.P. expressly assumed, and agreed to perform and discharge, all of the obligations of Funding L.P. with respect to the Notes and the Indenture.

   Capital Co., our wholly-owned subsidiary incorporated in Delaware, is serving as co-Issuer of the notes in order to facilitate the offering. We believe that certain prospective purchasers of the New Notes may be restricted in their ability to purchase debt securities of a limited partnership, such as Orange L.P., unless such debt securities are jointly issued by a corporation. Capital Co. was incorporated solely for the purpose of acting as co-Issuer of the notes.

   The following description is a summary of the material provisions of the Indenture, the Deposit and Disbursement Agreement, the Security Agreement, the SIDA Security Agreement, the First Mortgage and the Pledge Agreements. It does not restate those agreements in their entirety. We urge you to read the Indenture, the Deposit and Disbursement Agreement, the Security Agreement, the SIDA Security Agreement, the First Mortgage and the Pledge Agreements because they, and not this description, define your rights as holders of the New Notes. Copies of the Indenture and the other Financing Documents are available as set forth below under "Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Notes

   The notes:

 .  are general obligations of the Issuers;

 .  are secured by:

     (1) a perfected, first priority lien on, and security interest in, the funds in the Accounts under the Deposit and Disbursement Agreement; and

     (2) a perfected, first priority lien on substantially all of the assets of Orange L.P., including an assignment of all of the contracts, of Orange L.P.; and

     (3) a perfected, first priority pledge of the Equity Interests in Orange L.P. held by GAS Orange, and to the extent not inconsistent with the terms of the Stipulation for so long as it is in effect, the Equity Interest of GAS LP in Orange L.P. and of the partners of GAS LP in GAS LP.

 . are pari passu in right of payment to all unsecured senior borrowings of the Issuers.

   The notes are payable solely from revenues generated by Orange L.P. and from other funds that may be available from time to time in the Accounts held by the Collateral Agent. The Issuers' obligations under the notes are non-recourse to the direct and indirect current or former owners of the Issuers except for recourse to those partners' ownership interests in Orange L.P. or GAS LP to the extent such interests have been pledged to the Collateral Agent as security for the notes. None of GAS Orange and GAS LP, which are collectively referred to as the Partners, nor any of the direct or indirect current or former owners of the Partners or of the Issuers, will be obligated to contribute additional funds if monies in the Accounts are insufficient for the payment of debt service in respect of the notes. So long as the notes are outstanding, distributions to the Partners from the Distribution Account will constitute Restricted Payments under and as defined in the Indenture.

Principal, Maturity and Interest

   The Indenture provides for the issuance by the Issuers of up to $68.0 million aggregate principal amount of notes in the offering. The Issuers will issue all notes in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The notes will mature on September 15, 2007.

   Interest on the notes will accrue at the rate of 10.5% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2000. The Issuers will make each interest payment to the Holders of record of the notes on the immediately preceding March 1 and September 1, as the case may be. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   The Issuers will pay the principal of the notes in semi-annual installments, commencing March 15, 2000, as follows:

                                                 Percentage of Principal
                Schedule Payment Date                 Amount Payable

                March 15, 2000............................ 3.25%
                September 15, 2000........................ 6.75%
                March 15, 2001............................ 4.25%
                September 15, 2001........................ 4.50%
                March 15, 2002............................ 4.50%
                September 15, 2002........................ 5.25%
                March 15, 2003............................ 5.25%
                September 15, 2003........................ 6.00%
                March 15, 2004............................ 6.00%
                September 15, 2004........................ 6.50%
                March 15, 2005............................ 7.00%
                September 15, 2005........................ 7.00%
                March 15, 2006............................ 8.00%
                September 15, 2006........................ 8.00%
                March 15, 2007............................ 8.75%
                September 15, 2007........................ 9.00%

Methods of Receiving Payments on the Notes

   If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, premium, if any, and interest on that Holder's notes in accordance with those instructions. Otherwise, the Issuers will make all payments of principal, premium, if any, and interest on the notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

   The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders, and either Issuer may act as Paying Agent or Registrar.

Transfer and Exchange

   A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

   The Issuers and the Trustee will treat the registered Holder of a Note as the owner of the Note for all purposes.

Collateral

   The notes will, subject to certain permitted exceptions, be secured by:

     (1) a perfected, first priority lien on the funds in the Accounts established under the Deposit and Disbursement Agreement; and

     (2) a perfected, first priority lien on and security interest in substantially all of the assets of Orange L.P., including a mortgage on the leasehold and subleasehold interest of Orange L.P. under the Master Lease and an assignment of all of the contracts and personal property of Orange L.P.; and

     (3) a perfected, first priority pledge of the Equity Interests in Orange L.P. held by GAS Orange, and to the extent not inconsistent with the terms of the Stipulation for so long as it is in effect, the Equity Interests of GAS LP in Orange L.P. and of the partners of GAS LP in GAS LP.

   The collateral does not include the Steam Plant (or insurance in respect thereof) or any turbine and associated equipment leased from GEAID under the lease engine support program.

   Deposit and Disbursement Agreement

   Orange L.P. entered into a deposit and disbursement agreement (as more particularly defined in "Certain Definitions " below, the "Deposit and Disbursement Agreement"). The Deposit and Disbursement Agreement grants to U.S. Bank Trust National Association, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Trustee, the Holders of the notes and the other Secured Parties, a perfected, first priority lien on the funds in the Accounts.

   First Mortgage

   SIDA and Orange L.P. entered into a mortgage and assignment of rents (as more particularly defined in "Certain Definitions" below, the "First Mortgage"), granting to the Collateral Agent for the benefit of the Holders of the notes and other Secured Parties a first mortgage lien on, and security interest in, Orange L.P.'s interest in the Mortgaged Property described therein, including SIDA's

     (1) leasehold estate under the Ground Lease and Easement Lease in the Leased premises and the Outside Easements,

     (2) easement interest under the City Easement Agreements in the City Easements,

     (3) title to the improvements (including the Project) and equipment located on the Leased Premises and the Easements, subject to Permitted Liens, including certain Permitted Title Encumbrances; and including, SIDA's and Orange L.P.'s

     (4) subleasehold estate under the Master Lease in the Leased Premises and the Outside Easements,

     (5)  leasehold estate under the Master Lease in the City Easements,

     (6) leasehold estate under the Master Lease in the improvements (including the Project) and the equipment located on the Leased Premises and the Easements and

     (7) all Orange L.P.'s right, title and interest under the Master Lease, subject to Permitted Liens, including certain Permitted Title Encumbrances.

   Lease Documents and Rents.   The First Mortgage includes a lien upon,
security interest in, and present assignment of, the Lease Documents and the rents, issues, profits, and proceeds by Orange L.P. and SIDA to the Collateral Agent, subject to the right of Orange L.P. to collect the rents, issues, profits and proceeds, until the occurrence and during the continuance of an Event of Default.

   Secured Obligations; Maximum Principal Amount of Secured Obligations.   The
First Mortgage secures the payment and performance when due of all of Orange L.P.'s obligations under the notes, the Indenture and the Collateral Documents. However, the maximum principal amount of the Secured Obligations under the First Mortgage will be limited to $68.0 million (the "Maximum Principal Amount"), plus interest payable pursuant to the notes on the Maximum Principal Amount, premium payable upon prepayment of notes in the Maximum Principal Amount and repayment after default of amounts advanced for the payment of real estate taxes, payments in lieu of taxes, charges and assessments, insurance premiums, costs of collection, costs of enforcement and other amounts paid by the Collateral Agent, provided that the Secured Obligations will not include interest on any unpaid interest to the extent, if any, and the same would require the payment of additional mortgage recording tax with respect thereto, unless such mortgage recording tax is in fact paid. Orange L.P. agrees to pay any mortgage recording tax that may be or become due with respect to the First Mortgage. The First Mortgage expressly provided that the limitation on the Maximum Principal Amount of the Secured Obligations secured under the Mortgage does not limit the amount of the Secured Obligations secured under the Security Agreement or any other Collateral Document.

   Reconveyance Option.   In the event Orange L.P. has any right or obligation
to acquire SIDA's interests pursuant to the Master Lease or the PILOT Agreement (each a "Reconveyance Option"), Orange L.P. must obtain the prior written consent of the Collateral Agent and provide to the Collateral Agent such instruments, documents, opinions of counsel and endorsements to the Collateral Agent's title insurance policy as the Collateral Agent requests before exercising such right or fulfilling such obligation. If an Event of Default is continuing, then at the option of the Collateral Agent, SIDA's interests being reconveyed pursuant to any Reconveyance Option will be conveyed directly to the Collateral Agent.

   Bankruptcy.   Orange L.P. has assigned, transferred and set over to the
Collateral Agent Orange L.P.'s claims and rights to the payment of damages arising from the rejection of any of the Master Lease, the Ground Lease or the Easement Agreements pursuant to the Federal Bankruptcy Code.

   Orange L.P. has agreed to obtain the Collateral Agent's prior written consent before electing to treat any of the Master Lease, the Ground Lease or the Easement Agreements as terminated under Section 365(h)(1) of the Federal Bankruptcy Code. If Orange L.P. seeks to offset the amount of any damages caused by the non-performance by any party against the rent or other charges reserved in any of the Master Lease, the Ground Lease or the Easement Agreements, Orange L.P. will, prior to effecting such offset, notify the Collateral Agent of its intention to do so, and the Collateral Agent will have 30 days after receipt of such notice from Orange L.P. to object to all or any part of such offset and bring its objection to the attention of any court supervising the bankruptcy of such party.

   If any action, proceeding, motion or notice shall be commenced or filed in respect of the Mortgaged Property in connection with any case under the Federal Bankruptcy Code, the Collateral Agent may participate in any such litigation. If an Event of Default shall be continuing, the Collateral Agent will have the option of assuming the control of any such litigation and Orange L.P. has agreed to execute any and all powers, authorizations, consents and other documents required by the Collateral Agent in connection therewith and pay all costs and expenses incurred by the Collateral Agent in connection therewith. Orange L.P. has agreed, promptly after obtaining knowledge thereof, to notify the Collateral Agent of any and all filings by or against any party under any of the Master Lease, the Ground Lease and or the Easement Agreements of a petition under the Federal Bankruptcy Code.

   Orange L.P. has assigned and transferred to the Collateral Agent a non-exclusive right to apply to the bankruptcy court under Section 365(d)(4) of the Federal Bankruptcy Code for an order extending the period during which any of the Master Lease, the Ground Lease and/or the Easement Agreements may be rejected or assumed.

   Remedies.   Upon the occurrence and during the continuance of an Event of
Default:

(1) the Collateral Agent may (A) have a receiver appointed to collect the rents, issues, profits, income and proceeds from and operate the Mortgaged Property; (B) may enter upon the Mortgaged Property itself or by its agents for such purposes; and (C) may collect the rents, issues, profits, income and proceeds without such entry;

(2) the Collateral Agent may commence actions to foreclose the First Mortgage or enforce the provisions thereof;

(3) the Collateral Agent may foreclose the First Mortgage by non-judicial power of sale (and Orange L.P. and SIDA have agreed to waive any right granted under Section 1421 of the New York Real Property Actions and Proceedings Law to challenge the Collateral Agent's enforcement of the First Mortgage by non-judicial power of sale);

(4) the Collateral Agent may exercise all of the rights of a "secured party" under the New York Uniform Commercial Code;

(5) the Collateral Agent may cure defaults and pay and perform obligations of Orange L.P. under the First Mortgage; and

(6) the Collateral Agent, the Trustee, the Holders and the other Secured Parties may exercise any other rights and remedies available under the Financing Document, at law and in equity.

   Security Agreements

   The Issuers and SIDA will each enter into a security agreement (the "Security Agreement" and the "SIDA Security Agreement" respectively and, collectively, the "Security Agreements") granting an assignment and a perfected, first priority security interest in favor of the Collateral Agent for the benefit of the Trustee, the Holders of the notes and the other Secured Parties of all of their respective interests

(1) under each of the Project Documents to which it is a party and any other agreement relating to the Project to which it is party and all amendments, supplements and renewals thereto;

(2) to the insurance policies required to be maintained under the Financing Documents;

(3)  all Governmental Approvals;

(4) to all revenues derived from their respective ownership and operation of the Project;

(5) to their assets, including their respective personal property and fixtures (in the case of SIDA, to the extent relating to the Project);

(6)  to the Accounts;

(7)  to the Permitted Investments; and

(8)  to the proceeds, if any, derived from any of (1) through (6).

   So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, all revenues actually received by Orange L.P. will be allocated to the appropriate Accounts in the manner described under the caption "Flow of Funds."

   Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may:

(1) declare all amounts immediately due and payable under the Indenture and the notes;

(2) proceed to protect and enforce the rights vested in it pursuant to the respective Security Agreements;

(3) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligations or rights under the Collateral;

(4)  sell or otherwise dispose of the Collateral;

(5) perform any obligation of either the Issuers or SIDA under any Financing Document;

(6)  take possession of the Collateral;

(7)  secure the appointment of a receiver; and

(8) exercise its rights as a "secured party" under the New York Uniform Commercial Code.

   Pledge Agreements

   The Partners and the partners of GAS LP will enter into one or more pledge agreements (each, a "Partner Pledge Agreement" and, collectively, the "Pledge Agreements") providing for the perfected, first priority pledge to the Collateral Agent for the benefit of the Trustee, the Holders and the other Secured Parties of all of the respective partnership interests of each of GAS Orange in Orange L.P., and to the extent not inconsistent with the terms of the Stipulation for so long as it is in effect, the partnership interests of GAS LP in Orange L.P. and of the partners of GAS LP in GAS LP. It is currently contemplated that while the Stipulation is in effect, GAS LP will not pledge its partnership interests in Orange L.P., but will agree not to pledge to any other party its interest therein or its rights to receive distributions in respect thereon.

   These pledges will secure the payment and performance when due of all of Orange L.P.'s Obligations under the notes and the other Financing Documents. Cash payments (including, without limitation, distributions and dividends) made by Orange L.P. to a pledgor in respect of such collateral which are permitted by the Indenture and proceeds received by a pledgor from a sale of such collateral which is permitted by the Indenture shall upon receipt by such pledgor be released from the Lien created by the relevant Pledge Agreement.

   So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, all revenues actually received by Orange L.P. will be allocated to the appropriate Accounts in the manner described under the caption "Flow of Funds."

   Upon the occurrence and during the continuance of an Event of Default (subject, in the case of direct or indirect interests in Orange L.P. held through GAS LP, to the requirements of the Stipulation):

(1) all rights of Orange L.P. and any pledgors to exercise any voting or other consensual rights in respect of the pledged Collateral will cease. All of these rights will become vested in the Collateral Agent acting at the direction of the Trustee, which, to the extent permitted by law, will have the sole right to exercise these voting and other consensual rights;

(2) the Trustee may sell or cause the Collateral Agent to sell the Collateral or any part thereof for the benefit of the Secured Parties in accordance with the terms of the Collateral Documents;

(3) the Trustee may exercise or cause the Collateral Agent to exercise all or any other rights and remedies that the Trustee, the Collateral Agent or the other Secured Parties have under any of the Financing Documents, at law or in equity; and

(4) the Trustee shall have all rights of a "secured party" under the New York Uniform Commercial Code.

   University Subordination Agreement

   In 1991, as security for Orange L.P.'s performance under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease, Orange L.P. entered into

(1) a Mortgage and Security Agreement dated as of April 5, 1991 with SIDA and Syracuse University pursuant to which Orange L.P. and SIDA granted to Syracuse University a mortgage lien on, and a security interest in, the Project in the maximum principal amount of twenty million dollars ($20,000,000) (the "University Facility Mortgage");

(2) a Mortgage and Security Agreement dated as of April 5, 1991 with SIDA and Syracuse University pursuant to which Orange L.P. and SIDA granted to Syracuse University a mortgage lien on, and a security interest in, the Pipeline in the principal amount of ten million dollars ($10,000,000) to secure Orange L.P.'s obligations relating to access to the Pipeline after the termination or expiration of the Ground Lease (the "University Pipeline Mortgage"); and

(3) two Security Agreements dated as of April 5, 1991 with SIDA and Syracuse University pursuant to which we and SIDA granted a security interest in our contracts and other assets relating to the Project (the "University Security Agreements", together with the University Facility Mortgage and the University Pipeline Mortgage are referred to as either the "University Collateral Documents" or the "Subordinate Collateral Documents") in favor of the Collateral Agent. Syracuse University does not have a security interest in the Equity Interests in Orange L.P.

   The Subordinate Collateral Documents are, by their terms, subordinate to any Permitted Mortgage and certain unassigned rights of SIDA. In order to confirm and effectuate the subordination of the Subordinate Collateral Documents to the First Mortgage, the Security Agreement and the SIDA Security Agreement (the "Senior Collateral Documents") securing Orange L.P.'s obligations under the notes and other Financing Documents, Syracuse University, the Collateral Agent and Orange L.P. will enter into a Subordination Agreement (the "University Subordination Agreement") under which Syracuse University will acknowledge and agree that

(1) the Senior Collateral Documents are and will remain a Permitted Mortgage under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease,

(2) the Subordinate Collateral Documents created or arising thereunder are and will remain subject and subordinate in all respects to the Senior Collateral Documents created or arising thereunder, notwithstanding the times or order of the granting thereof, the times or order of recording thereof, the property, rights or interests covered thereby or any other fact or circumstance, and

(3) notwithstanding the union of the fee simple title and the leasehold estate created under the Ground Lease or the merger of any other University Document in Syracuse University either by purchase, foreclosure or otherwise, the separation of the fee simple estate and the leasehold estate in the Ground Lease and the separation of the parties' interests in the other University Documents will be maintained and a merger will not take place without the prior written consent of the Secured Parties ; provided, however, that this will not limit or restrict in any manner the right of Syracuse University to terminate the Ground Lease or the other University Documents in accordance with their terms and the terms of the University Consent and Agreement. While Syracuse University is not barred from foreclosing upon its interests secured by the Subordinate Collateral Documents, any such foreclosure would constitute an Event of Default under the Senior Collateral Documents.

   Insurance and Condemnation Proceeds

   The First Mortgage and the other Collateral Documents include a lien upon, and security interest in, Orange L.P.'s and SIDA's interests in all insurance, condemnation and other proceeds (including Loss Proceeds, Eminent Domain Proceeds and Title Event Proceeds) with respect to the Project. Under the SIDA Consent and Agreement, SIDA has agreed that all insurance and condemnation proceeds with respect to the Project will be applied as provided in the First Mortgage and other Collateral Documents. See "Summary Descriptions of the Principal Agreements Relating to the Project--SIDA Consent and Agreement." Under the University Consent and Agreement, Syracuse University will also agree that all insurance and condemnation proceeds with respect to the Project will be applied as provided in the First Mortgage and other Collateral Documents. However, the Collateral Agent will agree with Syracuse University that, if the Project is damaged or destroyed, the Collateral Agent and the Secured Parties are required to consider in good faith the application of any insurance proceeds and permit the application of such insurance proceeds for the rebuilding and reconstruction of the Project as long as

(1) no Default or Event of Default is continuing under the Indenture and other Financing Documents which permits the acceleration of the maturity of the notes,

(2) the aggregate of such proceeds and all other funds available for such rebuilding or reconstruction are sufficient to complete the same within a reasonable time, and

(3) either (x) the conduct of such rebuilding or reconstruction or the operation of the Project after completion thereof are not likely in the reasonable judgment of the Collateral Agent to give rise to such a Default or Event of Default or (y) the amount of such insurance proceeds required to effect such rebuilding or reconstruction does not exceed the greater of

(A)  35% of the replacement value of the Project or

(B)  the replacement cost of one of the gas turbines in the Project.

  See "Summary Descriptions of the Principal Agreements Relating to the Project- -Ground Lease Arrangement--Insurance and Indemnification under the Ground Lease," "--Insurance and Indemnification under the Master Lease," "-- Condemnation" and "University Consent and Agreement."

   Proceeds of Collateral

   All proceeds from any foreclosure or other remedies with respect to the Collateral remaining after payment of the costs of such foreclosure or other remedies received by the Collateral Agent or the Trustee will be deposited in the Redemption Account or otherwise as provided in the Deposit and Disbursement Agreement and the Indenture, to be distributed as provided in the Deposit and Disbursement Agreement and the Indenture.

   Exercise of Remedies

   The Trustee will determine the circumstances and manner in which it or the Collateral Agent will dispose of the Collateral, including whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Trustee will determine the circumstances and manner in which it, the Collateral Agent and the other Secured Parties will exercise their other rights and remedies under and with respect to the Financing Documents, at law or in equity. Upon the full and final payment and performance of all Obligations in respect of the notes and the Indenture, the notes will be canceled and the Collateral Documents will terminate, or be assigned to any subsequent lender, and the Collateral will be released.

Optional Redemption

   The notes will be redeemable at the option of the Issuers at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of

(1)  100% of the principal amount of such notes and

(2) as determined by a Reference Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuers default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

Mandatory Redemption

   The Issuers are required to redeem the notes as described below. The notes are subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date, upon:

(1) the receipt of Loss Proceeds or Eminent Domain Proceeds by Orange L.P. if Orange L.P. determines that:

     (A) the Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or Orange L.P. determines not to rebuild, repair or restore the Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds will be available for a redemption, or

     (B) only a portion of the Project is capable of being rebuilt, repaired or restored, in which case, if excess proceeds exist after such rebuild, repair or restoration, only the amount of the excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption;

(2) the receipt by Orange L.P. of proceeds in connection with a Title Event, in which case the amount of the Title Event Proceeds shall be made available for a redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that Orange L.P. will be subject to as a result of the Title Event; and

(3) the receipt by Orange L.P. of payments arising from the occurrence of a Contract Termination Event in which case the amount of all such payments shall be made available for such redemption, subject to reduction, in the case of a Contract Termination Event relating to the Gas Purchase Agreement, by the costs expended in connection with obtaining a replacement or substitute gas supply and funding the Gas Reserve Account.

Selection and Notice

   If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, provided that no notes of $1,000 or less shall be redeemed in part. The Issuers will mail notices of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the partially redeemed note will be issued in the name of the Holder of the partially redeemed note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless the Issuers default in payment of the redemption price on and after the redemption date, interest ceases to accrue on the notes or portions of the notes called for redemption.

Repurchase at the Option of Holders upon Change of Control

   Upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Issuers to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such Holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Issuers will, to the extent lawful,

   (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

   (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered and

   (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. Finally, the Issuers' ability to pay cash to the Holders of notes upon a repurchase may be limited by the Issuers' then existing financial resources. See "Risk Factors-- Financing a Change of Control Offer."

   The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuers to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers to another Person or group may be uncertain.

Nature of Recourse on the Notes

   All payments of principal, premium, if any, and interest on the notes will be obligations solely of the Issuers. The Issuers' obligations to make those payments will, subject to certain permitted exceptions, be secured by a perfected, first priority lien on substantially all of the assets and contracts of the Issuers, the ownership interests of the Partners and the Accounts held by the Collateral Agent. The Issuers' obligations to make payments under the notes will be non-recourse to the direct and indirect owners of the Issuers except, in the case of the Partners, with respect solely to recourse to either of the Partner's ownership interests in Orange L.P. pledged to the Collateral Agent as security for the notes. Except for Orange L.P. and the Partners, solely to the extent that each Partner has pledged its ownership interests in Orange L.P., neither the equity owners of Orange L.P. nor any Affiliate, incorporator, officer, director or employee thereof will guarantee the payment of the notes or has any obligation with respect to the payment of the notes.

Flow of Funds

   Deposit and Disbursement Agreement

   Under the Deposit and Disbursement Agreement, the Trustee, on behalf of the Secured Parties, will appoint the Collateral Agent as security agent for the Secured Parties with respect to funds of Orange L.P. in which the Collateral Agent has been granted a security interest. The Collateral Agent will hold, invest and disburse funds in which the Collateral Agent, on behalf of the Secured Parties, has been granted a security interest.

   The Deposit and Disbursement Agreement Accounts

   Orange L.P. will establish and create the following accounts (collectively, the "Accounts") with the Collateral Agent and pledge these Accounts as security for the benefit of the Collateral Agent acting on behalf of all the Secured Parties :

   (1)   Revenue Account;

   (2)   Principal Account;

   (3)   Interest Account;

   (4)   Debt Service Reserve Account;

   (5)   Gas Reserve Account;

   (6)   Capital Expenditure Reserve Account;

   (7)   Subordinated Asset Management Fee Account;

   (8)   Distribution Account;

   (9)   Distribution Suspense Account;

   (10)  Loss Proceeds Account;

   (11)  Stipulation Reserve Account; and

   (12)  Redemption Account.

   At the written request and direction of Orange L.P., the Collateral Agent will invest all amounts deposited with the Collateral Agent in Permitted Investments.

   Revenue Account; Priority of Payments

   All revenues or other proceeds actually received by Orange L.P. or otherwise derived from the ownership or operation of the Project will be paid into the Revenue Account. Orange L.P. will arrange for the direct payment of the revenues into the Revenue Account, and neither Orange L.P. nor any Partner will have any right of withdrawal from the Revenue Account except under the priority of payments described below.

   The Revenue Account shall be funded from the following:

   (1) all revenues and other proceeds actually received by Orange L.P. (including payments under the Niagara Mohawk Agreements);

   (2) to the extent amounts in any reserve accounts equal the required balance, the income, if any, from the investment of funds in such account; and

   (3) other amounts as required to be transferred to the Revenue Account from any other Account pursuant to the Deposit and Disbursement Agreement.

   Upon receipt of a certificate from Orange L.P. (or its duly authorized agent for such purposes) detailing the amounts to be paid, funds in the Revenue Account shall be transferred via wire transfer by the Collateral Agent:

   First, as and when required, to pay Operating and Maintenance Costs of Orange L.P., provided that, if such cumulative Operating and Maintenance Costs in any fiscal year either exceeds or falls short of the projected Operating and Maintenance Costs in the applicable annual Operating Budget by more than 10%, then no amounts may be withdrawn on behalf of Orange L.P. to pay non-budgeted operating costs unless Orange L.P. certifies that (i) the additional non-budgeted, or reduced under-budgeted, costs are reasonably designed to permit, or shall not adversely affect the ability of, the Issuers to satisfy their obligations in respect of the notes and maximize Orange L.P.'s revenue and net income and (ii) the Independent Engineer certifies that the additional (or reduced) cost is prudent and reasonable;

   Second, on a monthly basis, to the Trustee and the Collateral Agent any amounts then due and payable to each of them as fees, costs and expenses; provided, however, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph Second, distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

   Third, on a monthly basis

   (1) to the Interest Account an amount which, together with the amount then in such account, equals all of the interest due or becoming due on the notes on the next succeeding Interest Payment Date;

   (2) to the Principal Account an amount which, together with the amount then in such account, equals all of the principal and premium, if any, due or becoming due on the notes on the next succeeding Principal Payment Date;

   (3) to a sub-account within the Principal Account an amount which, together with the amounts then in such sub-account, equals all of the principal due or becoming due on any Permitted Indebtedness other than the notes within the succeeding six-month period; and

   (4) to a sub-account within the Interest Account an amount which, together with the amounts then in such sub-account, equals all of the interest due or becoming due on any Permitted Indebtedness other than the notes within the succeeding six-month period; provided, however, that if monies in the Revenue Account are insufficient on any date to make the transfers specified in this paragraph Third, distribution of monies shall be made, first, ratably to the Accounts referred to in clauses
         (1) and (2) of this paragraph Third based on the respective amounts owed such Accounts and second, ratably to the Accounts referred to in clauses (3) and (4) of this paragraph Third based on the respective amounts owed such Accounts;

   Fourth, on a monthly basis, to the Debt Service Reserve Account an amount as necessary to fund the Debt Service Reserve Account so that the sum of the amount available to be drawn under any Debt Service Reserve Letter of Credit plus the balance in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance;

   Fifth, on a monthly basis, to the Gas Reserve Account, an amount necessary to cause the balance thereof to be equal to the Gas Reserve Required Balance;

   Sixth, on a monthly basis, to the Capital Expenditure Reserve Account, an amount necessary to cause the balance thereof to be equal to the Capital Expenditure Reserve Required Balance;

   Seventh, on a monthly basis, to the Subordinated Asset Management Fee Account, an amount necessary for the payment of Subordinated Asset Management Fees then due and owing;

   Eighth, on a monthly basis, any remaining amounts to the Distribution Account; and

   Ninth, any amounts in the Distribution Account which cannot be distributed because of the failure to satisfy certain conditions to distributions, to the Distribution Suspense Account.

Interest Account and Principal Account

   Funds in the Interest Account and the Principal Account will be utilized to make payments of interest, principal and premium, if any, on the notes and any outstanding Permitted Indebtedness.

Debt Service Reserve Account

   The Debt Service Reserve Account was funded with proceeds from the sale of the original unregistered notes in an amount equal to the Debt Service Reserve Required Balance. Orange L.P. may replace amounts in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit having a stated amount equal to the amount being withdrawn from the Debt Service Reserve Account. These deposits, in conjunction with the Debt Service Reserve Letter of Credit, if any, will be available in the event the Revenue Account, the Principal Account and the Interest Account lack sufficient funds on a Payment Date to meet payments of principal, premium, if any, and interest on the notes.

   At any time that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Required Balance, the Debt Service Reserve Account shall then accumulate cash deposits from, and in the following order of priority:

  (1) the Revenue Account, as provided above under "Revenue Account; Priority of Payments;" and

  (2) net interest, if any, earned on amounts deposited in the Debt Service Reserve Account; and

  (3) amounts then on deposit in the Subordinated Asset Management Fee Account;

until the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance. Once the Debt Service Reserve Required Balance is reached, interest income, if any, in excess of such amount shall be transferred to the Revenue Account.

Gas Reserve Account

   The Gas Reserve Account will be funded in accordance with the provisions set forth above under the caption "Flow of Funds--Revenue Account; Priority of Payments" until the amount then on deposit in the Gas Reserve Account equals the Gas Reserve Required Balance. Once the Gas Reserve Required Balance is reached, interest income, if any, in excess of such amount will be transferred to the Revenue Account.

   The Gas Reserve Required Balance at any time will equal the Gas Reserve Deficit at such time multiplied by the highest average "Niagara Border Spot Price" for natural gas (delivered to pipe as stated in U.S. dollars) reported at any time during the previous 12 months in the weekly Canadian Price Report published by Natural Gas Week (on an MMBtu basis).

   The Gas Reserve Deficit at any time will equal:

   (1) the amount of gas necessary, in the judgment of the Independent Engineer, to operate the Project through the latest stated maturity date of the notes, or September 15, 2007, so that electric output of the Project for such period will average at least 663,000 MWh per year and Orange L.P. can meet its obligations to deliver steam under the Steam Contract less;

   (2)  the sum of:

     (A) the "Unconsumed Entitlement" (as such term is used in the Gas Purchase Agreement) at such time plus

     (B) the unconsumed quantity, at such time, of any natural gas (in addition to the Unconsumed Entitlement), purchased and paid for by Orange L.P. and as to which transportation pursuant to arrangements approved by the Independent Engineer as being consistent with prudent industry practice are in place plus

     (C) the Btu equivalent of energy and associated capacity that Orange L.P. has purchased the right to acquire in connection with permitted sales of natural gas as described under the caption "Prohibition on Fundamental Changes."

   The Independent Engineer shall determine the Gas Reserve Deficit at least annually in connection with the preparation and approval of the Operating Budget prior to the end of each calendar year and in connection with each withdrawal of funds from the Gas Reserve Account.

Capital Expenditure Reserve Account

   The Capital Expenditure Reserve Account will be funded to the Capital Expenditure Reserve Required Balance in accordance with the provisions set forth above under the caption "Flow of Funds--Revenue Account; Priority of Payments" and in accordance with the Operating Budget and schedules thereto approved by the Independent Engineer prior to the end of each calendar year (and, in good faith, so as to implement even monthly contributions) or with such variations from such Operating Budget and schedules as Orange L.P. certifies to the Trustee and the Collateral Agent are reasonable and necessary and in accordance with prudent industry practice. Amounts on deposit in the Capital Expenditure Reserve Account will be used for Capital Expenditures to be made in accordance with prudent industry practice and as may be required pursuant to the terms of the Indenture and the Deposit and Disbursement Agreement. Funds on deposit in the Capital Expenditure Reserve Account in excess of the Capital Expenditure Reserve Required Balance may be distributed to the partners of Orange L.P. or as Orange L.P. will direct.

Subordinated Asset Management Fee Account

   Funds in the Subordinated Asset Management Fee Account will be used for the payment of Subordinated Asset Management Fees due and owing under Niagara Mohawk Energy Marketing Agreement (subject to the subordination provisions applicable to the payment of such amounts).

   In addition, interest earned on funds in the Subordinated Asset Management Fee Account will be transferred to the Debt Service Reserve Account under the circumstances described in the second paragraph under the caption "--Debt Service Reserve Account."

Distribution Account

   The Distribution Account will receive funds transferred from the Revenue Account after all other then required amounts have been paid as provided above under "Revenue Account; Priority of Payments." Restricted Payments may be made only from and to the extent funds are on deposit in the Distribution Account. Such distributions will be made no more frequently than once every six months and are subject to the prior satisfaction of the following conditions:

  (1) the amount then on deposit in the Principal Account will be equal to or greater than the aggregate payments of principal and premium, if any, due on the notes on the next succeeding Principal Payment Date and on other Permitted Indebtedness within the succeeding six-month period, and the amount then on deposit in the Interest Account shall be equal to or greater than the aggregate payments of interest due on the notes on the next succeeding Interest Payment Date and on other Permitted Indebtedness within the succeeding six-month period;

  (2) the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount on deposit in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Required Balance, the amount on deposit in the Gas Reserve Account equals or exceeds the Gas Reserve Required Balance and the amount on deposit in the Capital Expenditure Reserve Account equals or exceeds the Capital Expenditure Reserve Required Balance;

  (3) no Default or Event of Default has occurred and is continuing;

  (4) the Debt Service Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such distribution is to be made (or in the case of any proposed distribution date prior to the date on which internal financial statements are available for a period of four full fiscal quarters after the Original Closing Date, the Debt Service Coverage Ratio for the period commencing on the Original Closing Date, and ending on the last date of the most recently ended quarter for which internal financial statements are available immediately preceding the date on which such distribution is to be made) is equal to or greater than 1.35 to 1, in the opinion of the Independent Engineer and as certified by an authorized officer of Orange L.P. or Niagara Mohawk Energy Marketing;

  (5) the projected Debt Service Coverage Ratio for the next succeeding four full fiscal quarters is equal to or greater than 1.35 to 1, in the opinion of the Independent Engineer and as certified by an authorized officer of Orange L.P. or Niagara Mohawk Energy Marketing;

  (6) the amount then on deposit in the Revenue Account, after giving effect to the payment of such distributions, is at least $1 million;

  (7) either (i) the average of the "Market Price" (as defined in the Indexed Swap Agreement) for the preceding six months is less than 80% of the then applicable "Indexed Contract Price" (as so defined) or (ii) if the average Market Price for such period equals or exceeds 80% of the then applicable Indexed Contract Price, then the average operating availability for the immediately preceding four fiscal quarters for which such information is available and the projected operating availability for the next succeeding four fiscal quarters are, in each case, at least 94.61% in the opinion of the Independent Engineer and as certified by an authorized officer of Orange L.P. or Niagara Mohawk Energy Marketing; and

  (8) there are no pending or threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, that could, if determined adversely, have a Material Adverse Effect.

If the payment by Orange L.P. of, or the right of any partner of Orange L.P. to receive any permitted distribution or other payment by Orange L.P. to any of its Partners, is disputed pursuant to any pending or threatened legal proceeding, the Collateral Agent shall have the right to deposit the disputed amount of such distribution or payment in an interest bearing escrow account pending the final resolution of such dispute.

Distribution Suspense Account

   Funds in the Distribution Account which may not be distributed because of a failure to satisfy any conditions to distributions will be transferred to the Distribution Suspense Account. Funds in the Distribution Suspense Account may be transferred back to the Distribution Account and distributed when

   (1) all conditions to distribution are satisfied and

   (2) no Default or Event of Default has occurred and is continuing.

If funds in the Revenue Account are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Account, then funds in the Distribution Suspense Account shall be transferred to the Revenue Account for distribution as required.

Loss Proceeds Account

   All Loss Proceeds and Eminent Domain Proceeds received by Orange L.P. shall be deposited in the Loss Proceeds Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

   The Collateral Agent will apply the amounts in the Loss Proceeds Account to the payment, or reimbursement to the extent the same have been paid or satisfied by Orange L.P., of

   (1) the costs incurred by the Collateral Agent or the Trustee in connection with any negotiation, action or proceeding to collect the Loss Proceeds or Eminent Domain Proceeds in question; and

   (2) the costs of repair or replacement of the Project or any part thereof that has been affected due to an Event of Loss or Event of Eminent Domain upon the Collateral Agent's receipt of a complete and properly executed requisition from an authorized officer of Orange L.P. and approved by the Independent Engineer;

provided, however, that no such approval of the Independent Engineer shall be required if the repair or replacement in question is reasonably estimated by Orange L.P. to cost less than $1.0 million.

   If Orange L.P. determines that the Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or determines not to rebuild, repair or restore the Project (or if the Loss Proceeds and Eminent Domain Proceeds, together with any other amounts available to Orange L.P. for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement), the Collateral Agent shall transfer the Loss Proceeds and Eminent Domain Proceeds to the Redemption Account for application in accordance with the Indenture and the Deposit and Disbursement Agreement. The Collateral Agent shall transfer the Loss Proceeds and Eminent Domain Proceeds in excess of the cost of repairing or replacing the Project to the Redemption Account for application in accordance with the Indenture and the Deposit and Disbursement Agreement. If Orange L.P. does not rebuild or replace the Project, the Collateral Agent shall transfer the Loss Proceeds and Eminent Domain Proceeds to the Redemption Account for application in accordance with the Indenture and the Deposit and Disbursement Agreement. See "--Mandatory Redemption."

   All Title Event Proceeds received by Orange L.P. or the Collateral Agent, as applicable, shall be deposited in the Loss Proceeds Account to the payment, or reimbursement to Orange L.P. to the extent the same have been paid or satisfied by Orange L.P., of

   (1) the costs incurred by the Collateral Agent or the Trustee in connection with any negotiation, action or proceeding to collect the Title Event Proceeds in question; and

  (2) to the cost of remedying such Title Event. Any Title Event Proceeds related to the New York mortgage recording tax and any penalties and interest thereon shall be used to pay such tax before being used for any other purpose. Any Title Event Proceeds not so expended shall be transferred to the Redemption Account for application in accordance with the Indenture and the Deposit and Disbursement Agreement.

Stipulation Reserve Account

   The Stipulation Reserve Account was funded on the Original Closing Date with proceeds from the sale of the original unregistered notes in the amount of $3.0 million. Amounts on deposit to the Stipulation Reserve Account will be applied at the direction of Orange L.P. to make payments to Kronish Lieb of amounts which it is entitled to receive from time to time under the Stipulation or to make provision for other payments to Kronish Lieb in respect of such amounts or Kronish Lieb's entitlement thereto, including payments for the extinguishment of Kronish Lieb's entitlement to payment of the amounts or the resolution of claims relating thereto and payments into the escrow arrangement described in the Covenant. If Orange L.P. provides a written certification to the Collateral Agent to the effect that the likelihood is remote that all or any part of the amount on deposit to the Stipulation Reserve Account will be required to make payments to Kronish Lieb of amounts which it is entitled to receive from time to time under the Stipulation or to make other payments to Kronish Lieb in respect of such amounts or Kronish Lieb's entitlement thereto, or if Kronish Lieb has consented in writing to the release of the amount on deposit in the Stipulation Reserve Account, then the Collateral Agent will distribute all or any such portion of the amounts on deposit to Orange L.P., or otherwise as directed by Orange L.P.

   In addition, income earned on funds on deposit to the Stipulation Reserve Account will be credited to the Stipulation Reserve Account.

Redemption Account

   The Redemption Account will be funded from:

  (1) certain proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event;

  (2) certain proceeds realized in connection with a Contract Termination Event; and

  (3) proceeds received as a result of the foreclosure of the Collateral following an Event of Default under the Indenture.

   All proceeds received in connection with an Event of Loss, Event of Eminent Domain or a Title Event will be deposited in the Loss Proceeds Account and proceeds will be transferred to the Redemption Account if not used to repair or replace the Project or remediate the title deficiency, as permitted under the Indenture, and will be distributed to the Collateral Agent for distribution after giving effect to the provisions of the Indenture, and the Deposit and Disbursement Agreement with respect to such proceeds. See "--Mandatory Redemption."

Investment of Monies

   Amounts deposited in the Accounts under the Deposit and Disbursement Agreement, at the written request and direction of Orange L.P., will be invested by the Collateral Agent in Permitted Investments. The investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Deposit and Disbursement Agreement. Net interest or gain received, if any, from such investments will be applied as provided in the Deposit and Disbursement Agreement. Absent written instructions from Orange L.P., the Collateral Agent will invest the amounts held in the accounts and funds under the Deposit and Disbursement Agreement in Permitted Investments described in clause (1) of such definition. So long as an outstanding balance remains in any of the Accounts under the Deposit and Disbursement Agreement, the Collateral Agent will provide Orange L.P. with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each of the Accounts.

Excluded Accounts

   In addition to the Accounts, Orange L.P. may establish, fund and maintain other accounts ("Excluded Accounts") with any bank, securities brokerage firm, or financial institution, provided that the accounts are funded exclusively with one or more of the following:

      (1)  funds contributed to Orange L.P. by any Partner,

      (2)  funds loaned to Orange L.P. that constitute Permitted Indebtedness,

      (3) funds which have been properly released or otherwise properly paid to Orange L.P. pursuant to the terms of the Deposit and Disbursement Agreement,

      (4) pending the release thereof, cash collateral subject to a lien permitted by the Indenture, and/or

      (5)  any interest or other income earned on any of the Excluded Accounts.

All Excluded Accounts shall be free of any Liens and security interests in favor of Orange L.P., the Collateral Agent and/or the Secured Parties and shall be free of any and all operating restrictions and investment restrictions imposed under the Indenture.

Certain Covenants

   Limitations on Indebtedness

   The Issuers will not create, incur or suffer to exist any Indebtedness except Permitted Indebtedness.

   Limitations on Guarantees

   The Issuers will not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

   Liens

   The Issuers will not directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any of their respective assets now owned or hereafter acquired, except Permitted Liens or to the extent they may be considered Liens, Permitted Title Encumbrances.

   Restricted Payments

   The Issuers shall not make any Restricted Payments except for payments permitted under the Deposit and Disbursement Agreement as described under the caption "Flow of Funds."

   Investments

   The Issuers shall not make any Investments, except

       (1)  Permitted Investments;

       (2) Orange L.P.'s investment in Capital Co. existing on the Original Closing Date;

       (3)  to the extent they constitute Investments:

            (A) contracts to purchase natural gas described in clause (2)(B) of the definition of "Gas Reserve Deficit"; and

            (B) contracts to purchase energy and associated capacity required to be entered into in connection with permitted sales of natural gas; and

       (4) pursuant to the Project Documents and the exercise of rights thereunder permitted by the Indenture to the extent they constitute Investments.

   Sale and Lease-Back Transactions

   The Issuers shall not enter into any Sale and Lease-Back Transactions.

   Transactions with Affiliates

   The Issuers will not make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

       (1) such Affiliate Transaction is on terms that are no less favorable to the applicable Issuer than those that would have been obtained in a comparable transaction by such Issuer with an unrelated Person and

       (2)  such Issuer delivers to the Trustee

            (A) with respect to any Affiliate Transaction or any series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above; and

            (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to such Issuer of such Affiliate Transaction from a financial point of view issued by a nationally recognized expert in evaluating such transactions;

provided that transactions expressly permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," shall not be deemed Affiliate Transactions.

   Project Documents

   Orange L.P. will

   (1) pay all amounts payable under each of the Project Documents as and when such amounts become due and payable,

   (2) perform and observe in all material respects the covenants and agreements contained in each of the Project Documents,

   (3) enforce, defend and protect all of its material rights contained in any of the Project Documents and

   (4) take all reasonable and necessary actions to prevent the termination or cancellation of any of the Project Documents (other than by performance) unless

        (A) Orange L.P. determines in good faith that such failure to perform, observe, enforce, defend, protect or act under clause (2), (3) or
            (4) is in the best interest of Orange L.P.,

        (B) such failure would not have a Material Adverse Effect and

        (C) Orange L.P. promptly gives the Trustee and the Collateral Agent notice of the failure to so perform, observe, defend, protect or act and the basis for such determination, if possible, not later than five days prior to such failure, but in any event not later than five days thereafter.

   In addition, Orange L.P. will not

   (1) breach any obligation under any Project Document to which it is a party and fail to cure such breach within the applicable cure period provided for in such Project Document (or, if no cure period is specified in such Project Document, within 30 days of such breach),

   (2) (A) amend, vary or waive, or consent to any amendment, variation or waiver of, any terms of any of the Project Documents,

        (B) release, surrender, cancel or terminate any rights or obligations, or discharge any obligations (other than by performance), consent to any release, surrender, cancellation, termination or discharge (other than by performance), under any of the Project Documents or

        (C) affirmatively consent to the assignment by any party to any Project Document of such party's right or obligations under such Project Document in each case without the consent of the Required Holders, or

   (3) assign, transfer or otherwise dispose of any of its rights in any of the Project Documents unless, in each case

        (A) Orange L.P. determines in good faith that such action is in the best interests of Orange L.P.,

        (B) such action would not have a Material Adverse Effect and

        (C) Orange L.P. promptly gives the Trustee and the Collateral Agent notice of such action and the basis for such determination, if possible, not later than five days prior to such action, but in any event not later than five days thereafter.

   Prohibitions on Other Obligations or Assignments

   The Issuers may not assign any of their rights or obligations under any Financing Document or Material Project Document, and may not enter into additional contracts if it would be reasonably expected to cause a Material Adverse Effect and except otherwise only as contemplated under the Indenture, including entering into contracts in connection with Permitted Investments.

   Continued Operation of the Project

   Orange L.P. will operate the Project at all times, except to the extent prevented by scheduled or unscheduled maintenance in a manner consistent with prudent industry practice for similar operations and, in any event, in a manner so as to guarantee that Orange L.P.'s obligations to provide steam to Syracuse University under the Steam Contract and to make payments to Niagara Mohawk under the Indexed Swap Agreement will be met and, as consistent with prudent industry practice and in compliance with the terms of the Project Documents so as to assure, to the extent reasonably possible, the maximum generation of net revenue for the Project consistent with the Project Documents. See "Summary Descriptions of the Principal Agreements Relating to the Project."

   Orange L.P. will renew, extend or replace the Operation and Maintenance Agreement so that it remains in full force and effect at all times and shall replace or consent to the replacement of the Operator if the Operator is not operating the Project and the Steam Plant in accordance, in all material respects, with the provisions of any of the Financing Documents, the Operation and Maintenance Agreement, and the other Material Project Documents, upon receipt of notice from Trustee to the effect that, in the opinion of the Required Holders or the Independent Engineer, the Operator has failed to perform any material obligations which are or may be performed on Orange L.P.'s behalf by the Operator or has failed to perform its obligations under the Operation and Maintenance Agreement; provided however, that the Operator may have 30 days from Orange L.P.'s receipt of notice to cure said failure (or to establish to the satisfaction of the Required Holders that a failure does not exist); provided, further, that if such failure cannot be corrected within such 30 days, the Required Holders will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by the Operator within the 30-day period and thereafter diligently pursued until the failure is corrected and such extension shall not in the judgment of the Required Holders have a material adverse effect on the Holders' interests in the Project and the Collateral. Notwithstanding the above, Orange L.P. will have no obligation to terminate the Operation and Maintenance Agreement if such termination would constitute a breach under the Operation and Maintenance Agreement. Orange L.P. will not exercise its right under the Operation and Maintenance Agreement to terminate the obligation of the Operator to perform major maintenance on the gas turbine packages in return for the payment of the fired-hour fee without the consent of the Required Holders. Orange L.P. shall also continue its membership in the lease engine support program under which General Electric Company will deliver and install substitute leased turbine equipment if either of the Project's gas turbines become inoperative and need to be repaired or replaced.


  Orange L.P. will renew, extend or replace the Asset Management Agreement so that it remains in full force and effect at all times and shall replace or consent to the replacement of Niagara Mohawk Energy Marketing if Niagara Mohawk Energy Marketing is not managing the Project and the Steam Plant in accordance, in all material respects, with the provisions of any of the Financing Documents, the Asset Management Agreement, and the other Material Project Documents, upon receipt of notice from Trustee to the effect that, in the opinion of the Required Holders or the Independent Engineer, Niagara Mohawk Energy Marketing has failed to perform any material obligations which are or may be performed on Orange L.P.'s behalf by Niagara Mohawk Energy Marketing or has failed to perform its obligations under the Asset Management Agreement; provided however, that Niagara Mohawk Energy Marketing may have 30 days from Orange L.P.'s receipt of notice to cure said failure (or to establish to the satisfaction of the Required Holders that a failure does not exist); provided, further, that if the failure cannot be corrected within such 30 days, the Required Holders will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by Niagara Mohawk Energy Marketing within the 30-day period and thereafter diligently pursued until the failure is corrected and the extension will not in the judgment of the Required Holders have a material adverse effect on the Holders' interests in the Project and the Collateral. Notwithstanding the above, Orange L.P. will have no obligation to terminate the Asset Management Agreement if such termination would constitute a breach under the Asset Management Agreement.


Prohibitions on Fundamental Changes

  Except for the merger of Funding L.P. with and into Orange L.P. which occurred on the Original Closing Date, Orange L.P. may not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business. Orange L.P. is also restricted from engaging in any business other than owning and operating the Project and activities incidental thereto, issuing the notes, incurring Permitted Indebtedness and performing its obligations under the Operative Documents.

  Orange L.P. may not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except for

(1) sales of obsolete, worn out or replaced property not used or useful in its business, in each case for not less than fair market value,

(2) in the ordinary course of its business as contemplated by the Project Documents,

(3)  the sale of Permitted Investments, and

(4)  sales of natural gas that are permitted.

In order for a sale of natural gas to be permitted, it must satisfy the following conditions:

  (1) after giving effect to such sale of natural gas, the aggregate quantity of gas sold or consumed by the Project and the Steam Plant during any twelve month period will not exceed the maximum displacement amount permitted to be drawn under the Gas Purchase Agreement during the period plus such additional amounts as would not cause the Gas Reserve Deficit to be greater than zero;

  (2) the sale of natural gas must satisfy the requirements of the Gas Purchase Agreement and the other Project Documents and, after giving effect to such sale, Orange L.P. will continue to be entitled to draw and/or have secured supply and transportation rights to, natural gas sufficient for it to meet its obligations under the Steam Contract;

  (3) the purchase price for such natural gas must be payable in U.S. dollars on a date certain and the purchaser must, in writing, agree to remit such purchase price directly to the Revenue Account and consent to the assignment by Orange L.P. of its rights under the natural gas purchase agreement with such purchaser to the Collateral Agent;

  (4) the purchaser of such natural gas must either itself have, or arrange for its obligations to Orange L.P. to be secured by a letter of credit or guaranty issued by an entity that has outstanding unsubordinated unsecured long term debt that is rated Investment Grade, defined as "Baa3" and "BBB- " by Moody's Investors Service and Standard & Poor's Ratings Services, respectively, or certain other specific rating agencies, or in the alternative, secure its payment obligations to Orange L.P. by depositing cash or cash equivalents as collateral with the Collateral Agent in a manner sufficient, as established by an opinion of counsel to create a perfected security interest therein in favor of Orange L.P. and the Collateral Agent as Orange L.P.'s assignee; and

  (5) Orange L.P. will not sell any natural gas which it is entitled to draw during any period when the notes remain outstanding unless all of the following conditions are satisfied:

     (A) Orange L.P. will not sell any entitlement that it has to draw natural gas during on-peak hours (as defined in the Indexed Swap Agreement) between June 15 and September 15 of any year;

     (B) For any period for which Orange L.P. sells its entitlement to draw natural gas, it will purchase the right (whether in a financial transaction or transaction for physical delivery of energy and associated capacity) to acquire an equivalent amount of energy and associated capacity, on a Btu equivalent basis assuming an unadjusted heat rate value equal to 10,000 Btu/kWh at the higher heating value in 2000, and as adjusted for 0.5% annual degradation on a going forward basis, for a purchase price that is less than or equal to the net proceeds payable to Orange L.P. from the sale of such natural gas;

     (C) The energy and associated capacity that Orange L.P. has the right to purchase must be deliverable during the same period during which the natural gas sold was to be drawn so that Orange L.P. could acquire and resell such energy and associated capacity through the New York Independent System Operator or settle the financial transaction in such a way as to generate revenues sufficient to pay Niagara Mohawk the floating rate payment payable by Orange L.P. under the Indexed Swap Agreement that corresponds to such period;

     (D) The payment terms with regard to the energy and associated capacity that Orange L.P. has the right to purchase for any period must be such that the proceeds of sale from the natural gas sold that corresponds to such period will be available to pay when due the purchase price of, or settle amounts for, such energy and associated capacity;

     (E) In the case of a contract for the delivery of energy or associated capacity, the seller of such energy and associated capacity to Orange L.P. must agree to pay liquidated damages to Orange L.P. in the event that the seller fails to deliver any energy and associated capacity acquired by Orange L.P. in an amount at least equal to the amount that Orange L.P. would have received if such energy and associated capacity was delivered and sold by Orange L.P. through the New York Independent System Operator net of net revenues (after costs of cover) Orange L.P. receives from any cover transaction in replacement of such failed deliveries of energy and associated capacity;

     (F) The seller of such energy and associated capacity must agree in writing to remit any such liquidated damages or other payments required to be made by it to Orange L.P. directly to the Revenue Account and consent to the assignment by Orange L.P. of its rights under the energy and associated capacity purchase agreement to the Collateral Agent; and

     (G) The seller of such energy and associated capacity must either itself have, or arrange for its obligations to Orange L.P. to be secured by a letter of credit or guaranty issued by an entity that has, outstanding unsubordinated unsecured long term debt that is rated investment grade by either Moody's Investors Service or Standard & Poor's Ratings Services or, in the alternative, secure its payment obligations to Orange L.P. by depositing cash or cash equivalents as collateral with the Collateral Agent in a manner sufficient, as established by an opinion of counsel, to create a perfected security interest therein in favor of Orange L.P. and the Collateral Agent as Orange L.P.'s assignee, such security to be in an amount adequate, in accordance with then applicable industry standards, to protect Orange L.P. from risk of counterparty default.

   Additional Covenants


  In addition to the covenants described above, the Indenture will also contain covenants of the Issuers regarding:

 (1)  maintenance of existence;

 (2)  payment of taxes;

 (3)  maintenance of books and records;

 (4)  insurance;

 (5)  compliance with laws;

 (6)  maintenance of separate existence;

 (7) delivery to the Trustee and the Rating Agencies of compliance certificate and of notices of Events of Default;

 (8) delivery to the Trustee and the Rating Agencies of unaudited quarterly reports of the Issuers for the first three quarters of each fiscal year containing condensed combined financial information and audited annual reports of the Issuers,

(9)   delivery to the Independent Engineer of a draft annual Operating Budget,

(10) maintenance of "qualifying facility" status under PURPA, so long as PURPA shall remain in effect, or otherwise remain exempt from regulation under the Federal Power Act and PUHCA (except as an

      "exempt wholesale generator" of electricity as defined in PUHCA), so long as such laws shall remain in effect, such that none of the Holders shall be deemed subject to, or not be exempt from, regulation under the Federal Power Act or PUHCA solely as a result of holding the notes,

(11)  compliance with their obligations under the Covenant, and

(12) delivery to the Trustee of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Holder with Rule 144A in connection with the resale of the notes.


Events of Default

   Certain Events


The following events will constitute Events of Default under the Indenture:

  (1) Failure to pay any principal, premium, if any, and interest or other amounts owed on any Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for five days or more following the due date for payment; or

  (2) Any representation or warranty made by either Issuer or any other Credit Party in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of either Issuer or any other Credit Party proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date Orange L.P. receives notice thereof from the Trustee; provided that, if such Issuer or other Credit Party commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, such Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an Event of Default for an additional 60 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or

  (3) (A) The Issuers fail to pay any Imposition as and when due and payable, and such failure continues for fifteen days or more following the date such payment becomes delinquent; or

      (B) either Issuer fails to perform or observe in any material respect any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, Investments, Sale Lease-Back Transactions, Affiliate Transactions, Project Documents, disposition of assets, operation of the Project, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date such Issuer receives notice thereof from the Trustee; or if such Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in any of the Project Documents and such failure continues uncured for 30 or more days from the date such Issuer receives notice thereof from the Trustee, provided that the same does not constitute an event of default under the relevant Project Document, or

     (C) an event that then gives any Person the right to terminate or materially adversely affect any of Orange L.P.'s rights under the relevant Project Document; or

     (D) if any event of default by Orange L.P. under any of the Project Documents, or any event arises that in either case then gives any Person, other than Orange L.P., the right to terminate or materially adversely affects any of Orange L.P.'s rights under any of the Project Documents, shall occur and be continuing; or

     (E) any event that then gives Syracuse University the right to foreclose under any University Collateral Document; or

     (F) the commencement and continuance of any action, suit or proceeding for the foreclosure, including foreclosure by power of sale, of any lien on a security interest in any Collateral, including any such foreclosure under any University Collateral Document; or

  (4) Either Issuer or any other Credit Party fails to perform or observe any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents, other than those referred to in clauses (1) through (3) inclusive above and (5) through (7) inclusive below, and such failure continues uncured for 30 or more days from the date Orange L.P. receives notice thereof from the Trustee of such failure; provided that if such Issuer or other Credit Party commences and diligently pursues efforts to cure such default within such 30-day period, such Issuer or other Credit Party may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or

  (5) Some events involving the bankruptcy, insolvency, receivership or reorganization of either Issuer; or

  (6) Any Collateral Document or any material provision thereof ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted in any Collateral Document such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that Orange L.P. shall have 10 days after Orange L.P. obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or

  (7) Any event of default under any Permitted Indebtedness of either Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity.

Control by Holders


  The Holders of at least a majority in aggregate principal amount of the outstanding notes (the "Required Holders") will have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in the Indenture or the other Financing Documents. The Required Holders, acting through the Trustee, will have the right to direct the time, place and method for exercising any right or remedy available to the Collateral Agent under the Collateral Documents.

  Subject to the above paragraph, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the notes arising therefrom, payments on the notes are not made when due, the Trustee is required to enforce the Collateral Documents and the rights of the Holders thereunder.

Enforcement of Remedies

  If one or more Events of Default have occurred and are continuing, then:


  (1) in the case of an Event of Default described in clause (5) above under "Certain Events," the entire principal amount of the notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the notes, the Indenture and the other Financing Documents, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

  (2)  in the case of an Event of Default described in:

     (A) clause (1) above under "Certain Events," upon the direction of the Holders of no less than 25% in aggregate principal amount of the outstanding notes, the Trustee will, by notice to the Issuers, declare the entire principal amount of the notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the notes, the Indenture and the other Financing Documents, if any, to be due and payable, or

     (B) clauses (2), (3), (4), (6) or (7) above under "Certain Events," upon the direction of the Required Holders, the Trustee will, by notice to the Issuers, declare the entire principal amount of the notes, all interest accrued and unpaid thereon and all premium and other amounts payable under the notes, the Indenture and the other Financing Documents, if any, to be due and payable.

  If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

  If an Event of Default relating to failure to pay amounts owed on the notes has occurred and is continuing, the Trustee may declare the principal amount of the notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the notes, the Indenture and the other Financing Documents, if any, to be immediately due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the outstanding notes directing the Trustee to accelerate the maturity of the notes, unless Holders of more than 75% in aggregate principal amount of the outstanding notes direct the Trustee not to accelerate the maturity of such notes, if, in the good faith exercise of its discretion, the Trustee determines that such action is necessary to protect the interests of the Holders.

  In addition, if one or more of the Events of Default referred to in clause
(2)(B) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the notes, the Indenture and the other Financing Documents, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the notes unless the Required Holders direct the Trustee not to accelerate the maturity of the notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

  If any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, a premium equal to the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

  At any time after the principal of the notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the outstanding notes, by written notice to the Issuers and the Trustee, shall rescind and annul such declaration and its consequences if:

  (1) there has been paid to or deposited with the Trustee a sum sufficient to pay:

      (A) all overdue interest on the notes,

      (B) the principal of and premium, if any, on any notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the notes for overdue principal,

      (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the notes for overdue interest, and

     (D) all sums paid or advanced by the Trustee and the Collateral Agent and the reasonable compensation, expenses, disbursements, and advances of the Trustee and the Collateral Agent, and their agents and counsel, and

     (E) all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived in accordance with the Indenture.

  (2) If an Event of Default relating to failure to pay amounts owed on the notes has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 25% in aggregate principal amount of the outstanding notes may request) direct the Collateral Agent to foreclose upon and take possession of all Collateral.

  (3) If an Event of Default other than that referred to in clauses (2) above has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request), direct the Collateral Agent to foreclose upon and take possession of all Collateral.

   Application of Monies Collected by Trustee


  Any monies collected or to be applied by the Trustee after an Event of Default in respect of the notes will be applied in the following order from time to time, on the date or dates fixed by the Trustee:

  (1) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under the Indenture;

  (2) second,

      (A) in case the unpaid principal amount of the Outstanding notes has not become due, to the payment of any overdue interest,

      (B) in case a portion of the unpaid principal amount of the Outstanding notes has become due, first, to the payment of accrued interest on all Outstanding notes for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all notes or

      (C) in case all the unpaid principal amount of all the Outstanding notes has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding notes for principal, premium, if any, and interest, together with interest for overdue principal, premium, if any, and overdue interest; and

  (3) third, in case the unpaid principal amount of all the Outstanding notes has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with the notes have been fully paid, any surplus then remaining will be paid to the Issuers, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided that proceeds from the disposition of Collateral upon foreclosure shall be applied first to amounts due and unpaid to SIDA under the PILOT Agreement.

Amendments and Supplements

  The Issuers, the Trustee and the Collateral Agent may amend or supplement the Indenture or execute a waiver without the consent of the Holders

  (1) to add additional covenants of the Issuers, to surrender rights conferred upon the Issuers, or to confer additional benefits upon the Holders,

  (2) to increase the assets securing the Issuers' obligations under the Indenture,

  (3) to cure any ambiguity, defect or inconsistency,

  (4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939 or

  (5) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

  The Indenture may be otherwise amended or supplemented by the Issuers, the Trustee and the Collateral Agent with the consent of the Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of notes, modify:

  (1) the principal, premium and interest payable upon the notes,

  (2) the dates on which interest or principal on any notes is paid,

  (3) the dates of maturity of any notes, and

  (4) the procedures for amendment by a supplemental Indenture.

Notwithstanding the foregoing, the provisions in the Indenture relating to a Change of Control and the related definitions as used therein may be amended by the Required Holders.

Satisfaction and Discharge of the Indenture; Defeasance


  The Issuers may terminate the Indenture by delivering all outstanding notes to the Trustee for cancellation and by paying all other sums payable under the Indenture.

  Legal and covenant defeasance shall be permitted upon terms and conditions customary for transactions of this nature.

Trustee


  There will at all times be a Trustee under the Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $500.0 million, or (b) having a combined capital and surplus of at least $100.0 million and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $500.0 million in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve. The Issuers jointly agree to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the negligence, bad faith or willful misconduct of the Trustee.

  The Trustee may resign at any time by giving written notice thereof to the Issuers. The Trustee may be removed at any time by act of the Required Holders, delivered to the Trustee and to the Issuers. The Issuers shall give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

Book-Entry, Delivery and Form


  The New Notes will initially be issued in the form of one or more registered notes in global form without interest coupons registered in the name of DTC or its nominee.

  The global notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "- -Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedelbank), which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

   Depositary Procedures

  The following descriptions of the operations and procedures of DTC, Euroclear and Cedelbank are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Issuers that DTC is a limited purpose trust company created to hold securities for its participating organizations, or Participants, and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, or Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Issuers that, pursuant to procedures established by it, ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

  Investors in the New Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedelbank) which are Participants in such system. All interests in a global note, including those held through Euroclear or Cedelbank, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedelbank may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

  Payments in respect of the principal of, and premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. None of the Issuers or the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedelbank participants, interests in the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedelbank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between the Participants in DTC, on the one hand, and participants in Euroclear or Cedelbank, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedelbank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedelbank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedelbank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedelbank participants may not deliver instructions directly to the depositories for Euroclear or Cedelbank.

  DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

  Although DTC, Euroclear and Cedelbank have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, Euroclear and Cedelbank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers or the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedelbank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   Exchange of Book-Entry Notes for Certificated Notes

  A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

   (1) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the global notes and the Issuers thereupon fail to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act,

   (2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

   (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes. In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).


   Exchange of Certificated Notes for Book-Entry Notes


  Notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such notes.

   Same Day Settlement and Payment


  The Indenture will require that payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the global note Holder. With respect to notes in certificated form, the Issuers will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the global notes are expected to be eligible to trade in the Depositary Agent's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by the Depositary Agent to be settled in immediately available funds. The Issuers expect that secondary trading in any certificated notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedelbank participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedelbank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedelbank) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Cedelbank as a result of sales of interests in a global note by or through a Euroclear or Cedelbank participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following DTC's settlement date.

Certain Definitions

  Certain terms defined below are summaries of terms defined in, and are defined more specifically in, the Project Documents and the Financing Documents. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Project Documents and the Financing Documents.

  "Accounts" means the accounts established under and defined in the Deposit and Disbursement Agreement.

  "Additional Project Documents" means any contracts or agreements related to the construction, testing, maintenance, management, repair, operation or use of the Project or the Steam Plant entered into by Orange L.P. and any other Person subsequent to the date of the Indenture.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

  "Agency Agreement" means the Agency Agreement and Power of Attorney dated as of April 5, 1991 between SIDA and Orange L.P.

  "Asset Manager" means Niagara Mohawk Energy Marketing, Inc.

  "Asset Manager Agreement" means the Asset Management Letter Agreement dated as of December 6, 1999, between Orange L.P. and Niagara Mohawk Energy Marketing pursuant to which Niagara Mohawk Energy Marketing agrees to manage the business operations and finances of Orange L.P., including the administration of the Project Documents and to seek to maximize the Project's revenues from the Original Closing Date as the same may be supplemented or amended from time to time and any energy services management agreement entered into in connection therewith.

  "Asset Manager Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Niagara Mohawk Energy Marketing, the Collateral Agent and Orange L.P. relating to Niagara Mohawk Energy Marketing Agreement.

  "Assumption Agreement" means the assumption agreement executed and delivered by Orange L.P. to the Trustee on the Original Closing Date concurrently with the consummation of the Merger.

  "Boiler Guaranty" means the Guaranty Agreement of Century Contractors West, Inc. in its capacity as construction contractor to the Project, and S&S Services dated as of April 5, 1991 to Syracuse University guaranteeing certain obligations of Orange L.P. under the Steam Plant Operating Agreement and assumed by General Electric Company on February 2, 1998.

  "Canadian Hunter" means Canadian Hunter Exploration Ltd., an Alberta, Canada corporation.

  "Canadian Hunter Agreements" means the Gas Purchase Agreement, the TransCanada Agreement and the Collateral Assignment of the Firm Service Agreement.

  "Canadian Hunter Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Canadian Hunter, the Collateral Agent and Orange L.P. relating to the Gas Purchase Agreement.

  "Capital Expenditure Reserve Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Capital Expenditure Reserve Required Balance" means an amount equal to:

  (1) the aggregate Capital Expenditures budgeted for the next succeeding twelve-month period (A) as approved by the Independent Engineer and delivered to the Trustee and the Collateral Agent at least annually and
      (B) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee and the Collateral Agent six months following each budget approved by the Independent Engineer plus

  (2) $3.5 million until such time as a life extension program for the Steam Plant is approved by Orange L.P. and the Independent Engineer, at which time the portion of the Capital Expenditures Reserve Required Balance required by this clause (2) shall be reduced to an amount equal to the discounted present value of the Capital Expenditures contemplated by the approved life extension program for the Steam Plant (or, in the event of a dispute between the two, the Required Capital Expenditure Reserve Balance shall be reduced to the discounted present value of the Capital Expenditures contemplated by the life extension program approved by the Independent Engineer and then, if the net present value of the Capital Expenditures contemplated by the life extension program approved by a third party pursuant to expedited dispute resolution procedures set forth in the Deposit and Disbursement Agreement, is lower, the Required Capital Expenditure Reserve Balance shall be further reduced to such lower amount).

  "Capital Expenditures" means:

  (1) labor, materials and other direct expenses for any major overhaul of or major maintenance procedure for the Project or the Steam Plant (including major maintenance such as turbine overhauls or the refurbishment or replacement of the steam boilers) which requires significant disassembly or shutdown of the Project or the Steam Plant pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable legal requirement or any Project Contracts; and

  (2) any other expenses that are capitalized on the balance sheet and qualify as capital expenditures of Orange L.P. in accordance with GAAP;

  provided that:

     (A) the "Fired-Hour Fee" payable pursuant to Section 5.10 of the Operation and Maintenance Agreement shall not constitute a "Capital Expenditure" even if any portion thereof would be treated as a capital expenditure of Orange L.P. in accordance with GAAP, and

     (B) amounts expended by Orange L.P. pursuant to Section 7.01 of the Steam Plant Operating Agreement to repair, overhaul, refurbish or replace the Steam Plant shall be deemed to constitute "Capital Expenditures" to the extent that they would be treated as capital expenditures of Orange L.P. in accordance with GAAP if Orange L.P. owned the Steam Plant.

  "Capital Stock" means:

  (1) in the case of a corporation, corporate stock;

  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cedelbank" means Cedelbank, societe anonyme.

  "Change of Control" means the occurrence of any of the following:

  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Orange L.P. taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2) the adoption of a plan relating to the liquidation or dissolution of Orange L.P.; or

  (3) the first day following the Original Closing Date (and after giving effect to the issuance of the notes and application of the proceeds thereof) on which Permitted Holders cease to own, directly or indirectly, in the aggregate (a) 50% or more of the total voting power of the Voting Stock of Orange L.P. or (b) 85% or more of the total economic ownership interests in Orange L.P.

  "Change of Control Offer" shall have the meaning set forth under the caption "Repurchase at the Option of Holders Upon Change of Control."

  "Change of Control Payment" shall have the meaning set forth under the caption "Repurchase at the Option of Holders Upon Change of Control."

  "Change of Control Payment Date" shall have the meaning set forth under the caption "Repurchase at the Option of Holders Upon Change of Control."

  "City Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-3 to the First Mortgage and the City Easement Assignment and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

  "City Easement Assignment" means the Assignment of Easements dated as of April 5, 1991 by Orange L.P., as assignor, to SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991.

  "City Easements" means certain easements located within the City of Syracuse, New York described in Exhibit A-2 to the First Mortgage granted by the City Easement Agreements and assigned by the City Easement Assignment.

  "Clerk's Office" means the Office of the County Clerk of Onondaga County, New York.

  "Collateral" means all real and personal property interests which are subject or are to become subject to the security interests or Liens granted by any of the Collateral Documents. The definition of "Collateral" expressly excludes (a) the Excluded Accounts, (b) the Steam Plant and any improvements, accessions and additions thereto and (c) insurance proceeds relating to the Steam Plant.

  "Collateral Agent" or "Agent" means U.S. Bank Trust National Association in its capacity as collateral agent under the Collateral Documents and any successor in such capacity.

  "Collateral Assignment of the Firm Service Agreement" means the Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991 between Canadian Hunter and Orange L.P.

  "Collateral Documents" means, collectively, the Deposit and Disbursement Agreement, the First Mortgage, the Security Agreement, the Pledge Agreements, the SIDA Security Agreement, the Consents and any other document providing for any lien, pledge, encumbrance, mortgage or security interest to secure the payment and performance by SIDA and the Credit Parties of their respective obligations under the Indenture, the notes and the Collateral Documents on (i) any or all of the assets of Orange L.P., the ownership interests thereof or (ii) the assets and contracts constituting or related to the Project.

  "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Remaining Average Life of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Average Life of such notes.

  "Comparable Treasury Price" means, with respect to any date of redemption,

   (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 1:10 p.m. Quotations for U.S. Government Securities," or

   (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

   "Consent" means each of the Niagara Mohawk Energy Marketing Consent and Agreement, the University Consent and Agreement, the University Subordination Agreement, the SIDA Consent and Agreement, the PILOT Consent and Agreement, the Niagara Mohawk Consent and Agreement, the Tennessee Gas Pipeline Company Consent and Agreement, Canadian Hunter Consent and Agreement, TransCanada Consent and Agreement, and the Operator Consent and Agreement.

   "Contract Termination Event" means:

     (i) the occurrence of an early termination event (whether by default or otherwise) under the Indexed Swap Agreement with respect to which Niagara Mohawk is required to make a termination payment under the Indexed Swap Agreement to Orange L.P.; or

     (ii) any event of force majeure under, or the termination of, the Gas Purchase Agreement with respect to which Canadian Hunter is required to refund or repay any portion of the lump-sum payment corresponding to the unused portion of the Maximum Entitlement (as defined in the Gas Purchase Agreement).

  "Credit Parties" means the Issuers, Orange L.P., each of the Partners and each Affiliate of the Issuers, Orange L.P. or the Partners that is a party to any Collateral Document.

  "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

  "Debt Service Coverage Ratio" means for any period, without duplication, the ratio of:

     (i) (A) the sum of all revenues (including interest and fee income, but excluding any insurance proceeds and all other similar non-recurring receipts) of Orange L.P. for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of Orange L.P. for such period, minus (C) all Capital Expenditures during such period, to

     (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding from previous periods; all as determined on a cash basis in accordance with GAAP.

  "Debt Service Reserve Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Debt Service Reserve Letter of Credit" one or more irrevocable, direct pay letters of credit issued by a Debt Service Reserve LOC Provider in favor of the Collateral Agent where the account party is not Orange L.P.

  "Debt Service Reserve LOC Provider" means any commercial bank or financial institution issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

  "Debt Service Reserve Required Balance" means on the Original Closing Date, $6.2 million and thereafter an amount equal to the aggregate amount of the principal and interest due on the notes on the next succeeding semi-annual scheduled Payment Date.

  "Default" means an event or condition that, with the giving of notice, lapse of time of failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

  "Default Rate" means 12.5% per annum.

  "Deposit and Disbursement Agreement" means the Deposit and Disbursement Agreement, dated as of December 6, 1999, between Orange L.P., the Trustee and the Collateral Agent.

  "Depositary Agent" means initially the Depository Trust Company as the Depositary Agent with respect to the notes, and any and all successors thereto appointed as depositary under the Indenture and the Deposit and Disbursement Agreement and having become such pursuant to the applicable provisions of the Indenture and the Deposit and Disbursement Agreement.

  "Distribution Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Distribution Suspense Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Drawing Agreement" means the Letter of Credit Drawing Agreement dated as of March 29, 1991, as amended, between Tennessee Gas Pipeline Company and Orange L.P.

  "DTC" means the Depository Trust Company.

  "Easement Agreements" means the City Easement Agreements and the Outside Easement Agreements.

  "Easements" means the City Easements and the Outside Easements.

  "Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by Orange L.P. in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, or its successors.

  "Event of Default" means the occurrence of an Event of Default under and as defined in the Indenture.

  "Event of Eminent Domain" means any compulsory transfer or taking or any transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Project by any Governmental Authority.

  "Event of Loss" means an event which causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

  "Excluded Accounts" has the meaning described above under "Excluded Accounts."

  "Fair Value" when applied to any property means its fair value to Orange L.P., which may be determined without physical inspection by use of accounting and other data maintained by, or available to, Orange L.P.; provided, that Orange L.P. delivers an Officers' Certificate specifying the Fair Value of the relevant assets and, in the event of a transaction in excess of $2.5 million, Orange L.P. also delivers an opinion of a nationally recognized expert in the valuation of such assets as to their Fair Value and that the transaction is fair to Orange L.P.

  "Final Maturity Date" means the latest stated maturity date of the notes or September 15, 2007.

  "Financing Documents" means, collectively, the Indenture, the Assumption Agreement, the Purchase Agreement, Registration Rights Agreement, the Collateral Documents and the notes.

  "First Mortgage" means the Mortgage and Assignment of Rents (First Mortgage) dated as of December 6, 1999 by SIDA and Orange L.P., as mortgagors, to the Collateral Agent, as mortgagee, to be recorded in the Clerk's Office.

  "Fuel Supply Agreements" means the Canadian Hunter Agreements, the Natural Gas Transportation Agreements and any other agreements necessary for or entered into in connection with the supply of fuel to the Project.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "GAS LP" means G.A.S. Orange Partners, L.P., a Delaware limited partnership.

  "GAS Orange" means G.A.S. Orange Associates, LLC, a Delaware limited liability company.

  "Gas Purchase Agreement" means (i) the Restated Gas Sale and Purchase Agreement dated as of March 18, 1991, between Orange L.P. and Noranda, which was assigned by Noranda to, and assumed by, Canadian Hunter pursuant to an Assignment, Amendment and Release Agreement dated as of December 1, 1999 among Noranda, Canadian Hunter and Orange, L.P. and (ii) the agreements between Orange L.P. and Canadian Hunter and Union Pacific Resources, respectively, to be entered into in replacement of the Restated Gas Sale and Purchase Agreement in accordance with the terms of a letter agreement dated December 1, 1999 among Orange L.P., Canadian Hunter and Union Pacific Resources as in effect on the Original Closing Date.

  "Gas Reserve Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Gas Reserve Required Balance" has the meaning set forth under the caption "Gas Reserve Account."

  "Gas Reserve Deficit" has the meaning set forth under the caption "Gas Reserve Account."

  "General Partner" means G.A.S. Orange Associates, LLC, in its capacity as general partner of Orange L.P.

  "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained for the construction, operation and maintenance of the Project.

  "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Project is located, and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

  "Government Securities" means direct obligations of, or obligations, guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

  "Ground Lease" means the Lease Agreement covering the Premises dated as of February 27, 1990, between Syracuse University, as lessor, and Orange L.P., as lessee a memorandum of which dated April 24, 1991 was recorded in the Clerk's Office on May 23, 1991 in Book 3693 at Page 87, as amended by those three amendatory letters dated May 1, 1990, June 22, 1990 and August 29, 1990, as further amended by that certain Amendment to Lease dated as of December 31, 1990, as further amended by that certain Amendment to Lease dated as of December 16, 1992, as the lessee's interest thereunder was assigned by the Ground Lease Assignment, and as amended and otherwise affected by the University Consent and Agreement.

  "Ground Lease Assignment" means Assignment of the Ground Lease dated as of April 5, 1991 between Orange L.P., assignor, and SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 139.

  "Holder" means as of any particular time, the Person in whose name a Note is registered.

  "Hot Tap Reimbursement Agreement" means the agreement relating to Installation of a Hot Tap, Measurement and DAC, dated May 25, 1988, between Tennessee Gas Pipeline Company and GAS Inc. as amended by that certain letter agreement, dated August 11, 1988, and assigned to Orange L.P. by that certain Assignment and Assumption Agreement dated November 30, 1990 between GAS Inc. and Orange L.P.

  "Impositions" means all payments in lieu of taxes (including all payments due under the PILOT Agreement), taxes (including real estate taxes and transfer, sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof but excluding any water or other utilities to the extent the same are governed by a contract between Orange L.P. and the applicable service provider), rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges of any governmental authority, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon the Project, any occupancy, use or possession thereof, the rents, income, issues and profits therefrom, the Obligations under the notes or the Financing Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of any Secured Party, except to the extent that such taxes of any Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions; all rent and other amounts payable under the Ground Lease, the Master Lease, the Outside Easement Lease and the Easement Agreements, and all other amounts payable under any of the other Project Documents.

  "Indebtedness" of any Person means, at any date, without duplication:

  (1) all obligations of such Person for borrowed money;

  (2) all obligations of such Person evidenced by notes, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person);

  (3) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein);

  (4) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP; and

  (5) all obligations of others of the type referred to in clause (1) through
      (4) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

  "Indenture" means the Indenture dated as of December 6, 1999 between the Issuers and U.S. Bank Trust National Association, as Trustee, pursuant to which the Issuers are issuing the notes.

  "Independent Engineer" means Stone & Webster or another nationally recognized independent engineering firm with at least the same standing as Stone & Webster in terms of size, experience and technical expertise with respect to assignments of such nature and which has been retained as independent engineer by Orange L.P.

  "Independent Engineer's Base Case Projections" means the base case projections prepared by the Independent Engineer and included in the Independent Engineer's Report.

  "Independent Engineer's Report" means the Independent Engineer's Report prepared by Stone & Webster and attached to this Offering memorandum as Exhibit A.

  "Indexed Swap Agreement" means the ISDA Master Agreement and the related Confirmation each dated June 30, 1998 between Niagara Mohawk and Orange L.P.

  "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

  "Insurance Consultant" means J&H Marsh & McLennan, Limited, or another nationally recognized independent insurance consulting firm which is retained by Orange L.P. to act as Insurance Consultant for the benefit of the Secured Parties under the Indenture.

  "Interest Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Interest Payment Date" means each March 15 and September 15, commencing March 15, 2000, and concluding on the Final Maturity Date.

  "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to employees made in the ordinary course of business), or capital

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contributions, purchases or other acquisitions for consideration of
Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Issuers" means Project Orange Associates, L.P., a Delaware limited partnership, as the survivor of the merger of Project Orange Funding, L.P. with and into Project Orange Associates, L.P., and Project Orange Capital Corp., a Delaware corporation.

  "Lease Documents" means the Ground Lease, the Master Lease and any other lease of property necessary or entered into in connection with the Project.

  "Leased Premises" means the real property described in Exhibit A-1 to the First Mortgage and the improvements, appurtenances, fixtures and additions now or hereafter thereon or relating thereto.

  "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

  "Loss Proceeds" means all net proceeds from an Event of Loss received by Orange L.P., including insurance proceeds or other amounts actually received, except proceeds or business interruption insurance, on account of an event which causes all or any portion of the Project to be damaged, destroyed or rendered unfit for normal use.

  "Loss Proceeds Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Master Lease" means the Lease and Sublease Agreement dated as of April 5, 1991 between SIDA , as lessor, and Orange L.P., as lessee, a memorandum of which dated as of April 5, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 149, as amended and otherwise affected by the SIDA Consent and Agreement.

  "Material Adverse Effect" means a material adverse effect on:

  (1) the financial position or results of operations of the Issuers;

  (2) the Collateral or the validity or priority of any of the Liens on the Collateral under any of the Collateral Documents;

  (3) the ability of the Issuers to pay any of their payment obligations or to perform any of their other material obligations under the Indenture, the notes or any of the other Financing Documents or under any of the Project Documents to which they are a party;

  (4) the ability of the Trustee or the Collateral Agent to enforce any of the payment obligations of the Issuers, any of the other material obligations of the Issuers or any of the material rights of the Trustee or the Collateral Agent under the Indenture, the notes or any of the other Financing Documents; or

  (5) the ability of Orange L.P. to enforce any of its material rights under any of the Project Documents.

  "Material Project Documents" means the Niagara Mohawk Agreements, the Partnership Agreement, the Drawing Agreement, the Natural Gas Transportation Agreements, the Canadian Hunter Agreements, the Boiler Guaranty, the PILOT Agreement, the Master Lease, Syracuse University Agreements, the Easement Agreements, Niagara Mohawk Energy Marketing Agreement, the Consents and the Operation and Maintenance Agreement.

  "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

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  "Mortgaged Property" is defined in the First Mortgage.

  "Natural Gas Transportation Agreements" means the Tennessee Gas Pipeline Company Interruptible Gas Transportation Agreement, the Tennessee Gas Pipeline Company Firm Gas Transportation Agreement, the Drawing Agreement and the Hot Tap Reimbursement Agreement.

  "New Notes" shall have the same meaning set forth under the caption "Registration Rights; Liquidated Damages."

  "Niagara Mohawk" means the Niagara Mohawk Power Corporation, a New York corporation.

  "Niagara Mohawk Agreements" means the Power Put Agreement and the Indexed Swap Agreement.

  "Niagara Mohawk Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date, between Niagara Mohawk, Orange L.P. and the Collateral Agent relating to the Niagara Mohawk Agreements.

  "Noranda" means Noranda Inc., a corporation incorporated pursuant to the laws of the Province of Ontario, Canada.

  "Obligations" means all principal, interest, penalties, fees, indemnifications, reimbursements, damages, premiums, liabilities and other liabilities payable under the documentation governing any Indebtedness.

  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Managing Member, the Managing Partner, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

  "Officers' Certificate" means a certificate signed on behalf of either Issuer by Officers of such Issuer or the General Partner, one of whom must be the principal executive officer or managing member, managing partner, principle financial officer, the treasurer or principal accounting officer of such Issuer or the General Partner.

  "Operating and Maintenance Costs" means, for any periods, all amounts disbursed by or on behalf of Orange L.P. for operation, maintenance (excluding Capital Expenditures), administration, repair, or improvement of the Project, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant Lease Documents and under agreements, or options, to purchase energy and associated capacity in connection with permitted sales of natural gas, operating and maintenance agreements, royalty and other land use agreements and fees, expenses and any other payments required under the Project Documents (excluding Subordinated Asset Management Fees).

  "Operating Budget" means a budget of Operating and Maintenance Costs and Capital Expenditures with respect to Orange L.P. and the Project for any given fiscal year, or part thereof, prepared in good faith on the basis of estimated requirements, showing such costs by category for such fiscal year and as approved by the Independent Engineer.

  "Operation and Maintenance Agreement" means the Cogeneration Facility Operation and Maintenance Agreement dated as of November 1, 1998 between Orange L.P. and Operator and any subsequent operation and maintenance agreement entered into by Orange L.P. with the Operator having terms and conditions that are, in the opinion of the Independent Engineer, reasonable and customary for agreements of its type and which are consistent with prudent industry practice.

  "Operative Documents" means the Financing Documents, the Project Documents and any Additional Project Documents.

  "Operator" means General Electric International, Inc., a Delaware corporation, or such other Person with technical expertise and experience and industry standing of at least that of General Electric International, Inc. as shall replace General Electric International, Inc. as the operator of the Project pursuant to the Operation and Maintenance Agreement.

  "Operator Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date among the Operator, the Collateral Agent and Orange L.P. relating to the Operation and Maintenance Agreement.

  "Orange L.P." means Project Orange Associates, L.P.

  "Original Closing Date" means December 6, 1999.

  "Outside Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-5 to the First Mortgage, the Outside Easement Assignments and the Outside Easement Lease.

  "Outside Easement Assignments" means the Assignment and Assumption of Easements dated as of April 5, 1991 by O'Brien and Geer, as assignor, to OBG Technical Services, Inc., as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 9 and the Assignment and Assumption of Easements dated as of April 5, 1991 by OBG Technical Services, Inc., as assignor, to Orange L.P., as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 15.

  "Outside Easement Lease" means the Lease Agreement dated as of April 5, 1991 between Orange L.P., as lessor, and SIDA, as lessee, a memorandum of which dated as of April 5, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 143.

  "Outside Easements" means certain easements located outside of the City of Syracuse, New York described in Exhibit A-4 to the First Mortgage granted pursuant to the Outside Easement Agreements, assigned to Orange L.P. by the Outside Easement Assignments and leased by Orange L.P. to SIDA by the Outside Easement Lease and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

  "Outstanding Notes" means, as of the time in question, all notes authenticated and delivered under the Indenture, except (i) notes theretofore canceled or required to be canceled under the Indenture; (ii) notes for which provision for payment shall have been made in accordance with the Indenture; and (iii) notes in substitution for which other notes have been authenticated and delivered pursuant to the Indenture.

  "Partners" means, collectively, GAS Orange and GAS LP.

  "Partnership Agreement " means the Second Amended and Restated Agreement of Limited Partnership of Project Orange Associates, L.P., a Delaware limited partnership, dated as of December 16, 1992 between the General Partner and the Limited Partner.

  "Partnership Interest Purchase Agreement" means the Partnership Interest Purchase and Sale Agreement dated as of July 29, 1999, as amended, among GAS Orange, as purchaser, and NCP Syracuse and Syracuse Orange Partners, as sellers.

  "Payment Date" means any Interest Payment Date or Principal Payment Date.

  "Permitted Holders" means Adam H. Victor, the Victor Family Irrevocable Trust and their respective Permitted Transferees.

  "Permitted Indebtedness" means:

  (1)  the notes;

  (2) Indebtedness incurred to finance the making of capital improvements to the Project required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence

       (A) no Default or Event of Default, has occurred and is continuing,

       (B) the Independent Engineer confirms as reasonable a certification by Orange L.P. (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable the Project to comply with applicable or anticipated legal requirements,

      (C) the calculations of Orange L.P. demonstrate that, after giving effect to the incurrence of such Indebtedness, the projected Debt Service Coverage Ratio of Orange L.P.

         (i) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and

         (ii) for each subsequent fiscal year through the Final Maturity Date (treated as a single accounting period), will be an average of not less than 1.4 to 1 for the entire period and not less than 1.35 to 1 for any such fiscal year and

      (D) each of the Rating Agencies confirms that the incurrence of such Indebtedness will not result in a Rating Downgrade;

  (3) Indebtedness in respect of any letter of credit under the Drawing Agreement in an aggregate principal amount outstanding at no time in excess of $700,000;

  (4) Indebtedness incurred to finance the purchase price of tangible movable assets which are not essential to the operation of the Project or the Steam Plant and with an aggregate principal amount not in excess of $500,000 at any time outstanding;

  (5) promissory notes issued to NCP Syracuse and Syracuse Orange Partners pursuant to Section 6.10(e) of the Partnership Interest Purchase Agreement, i.e. the tax notes; and

  (6) the Project Documents or any rights or obligations thereunder that may be construed to be Indebtedness.

  "Permitted Investments" means an Investment in any of the following:

  (1) direct obligations of the Department of the Treasury of the United States of America;

  (2) obligations representing the full faith and credit of the United States of America or of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

  (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (4) certificates of deposit and Eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

  (5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

  (6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P;

  (7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P;

  (8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in anyone of the three highest rating categories by Moody's and S&P, provided,

      (A) collateral is limited to the securities specified in clauses (1) through (5) above,

      (B) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest,

      (C) the Collateral Agent shall have a first perfected security interest in the collateral,

      (D) the collateral will be delivered to a third party custodian, designated by Orange L.P., acting for the benefit of the Collateral Agent and all fees and expenses related to collateral custody will be the responsibility of Orange L.P.,

      (E) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours,

      (F) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by Orange L.P.;

  (9) asset-backed securities having the highest rating obtainable from either S&P or Moody's;

  (10) forward purchase agreements delivering securities specified in clauses
       (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or subsidiary level); and

  (11) money market funds rated "AAAm" or "AAAm-G" or better by S&P and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

  "Permitted Liens" means, collectively:

  (1) Liens to secure Indebtedness described in clause (2) or (4) of the definition of Permitted Indebtedness on the assets financed with the proceeds of such Indebtedness;

  (2) Liens under Syracuse University Collateral Documents, provided the same are subordinate to the Liens under the Collateral Documents;

  (3) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business that, in each case, have not become the subject of foreclosure or any other action or proceeding and for which adequate reserves have been established under generally accepted accounting principles;

  (4) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein, which do not secure any monetary obligation, and which are of a nature generally existing with respect to property of a character similar in character and use to the property that is subject thereto and which do not in individually or in the aggregate with other Permitted Liens under this clause (4) or clauses (5) and (6) below materially interfere with the use thereof in the business of Orange L.P. or materially adversely affect the value thereof;

  (5) other Liens incidental to the conduct of Orange L.P.'s business or the ownership of properties and assets, which do not secure any monetary obligation (other than vendor's liens for accounts payable with respect to the acquisition of the property in question in the ordinary course of business and liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP), and which do not individually or in the aggregate with other Permitted Liens under this clause (5) or clause
       (4) above or clause (6) below materially interfere with the use thereof in the business of Orange L.P. or materially adversely affect the value thereof;

  (6)  the Permitted Title Encumbrances;

  (7)  Liens to secure the notes; and

  (8) Liens on cash and Permitted Investments and securities entitlements with respect thereto to secure Indebtedness described in clause (3) of the definition of Permitted Indebtedness.

  "Permitted Title Encumbrances" means

  (1) the matters described as items 1-128, inclusive, in Schedule B, Section 2 of the Commitment for Title Insurance issued by the Title Insurance Company dated August 25, 1999, and

  (2)  Syracuse University Mortgages and University Security Agreements,

provided that the same are subordinate to the First Mortgage pursuant to Syracuse University Subordination Agreement.

  "Permitted Transferees" shall mean with respect to any Person:

  (1) in the case of any Person who is a natural person, such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons;

  (2) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets;

  (3) in the case of any Person who is not a natural person (other than a trust), any Affiliate of such Person and

  (4) in the case of the Victor Family Irrevocable Trust, its beneficiaries on the Original Closing Date.

  "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability corporation, trust, unincorporated association, institution, Governmental Authority or any other entity.

  "PILOT Agreement" means the Payment in Lieu of Tax Agreement dated as of April 5, 1991, among the City of Syracuse, Orange L.P. and SIDA, as amended and otherwise affected by the PILOT Consent and Agreement.

  "PILOT Consent and Agreement" means the Consent and Agreement dated as of a date or prior to the Original Closing Date among Orange L.P., the City of Syracuse, SIDA and the Collateral Agent for and on behalf of the Secured Parties , relating to the PILOT Agreement, to be recorded in the Clerk's Office

  "Pledge Agreements" means the Pledge and Security Agreements, each dated as of December 6, 1999 from GAS Orange, GAS LP and the partners of GAS LP in favor of the Collateral Agent and the Trustee.

  "Power Put Agreement" means the Power Put Agreement dated as of September 19, 1986 between Niagara Mohawk and Orange L.P., as amended.

  "Premises" means the Leased Premises and the Easements.

  "Principal Account" means the Account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Principal Payment Date" when used with respect to any Note means the date on which all or a portion of the principal of such Note becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

  "Project" means an 80 MW (net) gas fired cogeneration power plant (including the electric transmission line and the Project's natural gas pipeline) (but excluding the Steam Plant and related facilities and improvements), together with all buildings, structures or other improvements erected on the Leased Premises and the Easements, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all Lease Documents of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Orange L.P. or SIDA and placed upon or used in connection with the electric and steam generation plant, electric transmission line and Pipeline built upon the Premises and the Easements.

  "Project Documents" means the Material Project Documents, the Fuel Supply Agreements, other Lease Documents and any other material agreement or document relating to the development, construction or operation of the Project or the Steam Plant.

  "Project Pipeline" means the gas pipeline and related facilities connecting the Project to the Tennessee Gas Pipeline Company pipeline referred to in the Natural Gas Transportation Agreements.

  "Project Revenues" means all income and receipts of Orange L.P. derived from the ownership or operation of the Project, including payments due Orange L.P. under the Niagara Mohawk Agreements, the Canadian Hunter Agreements or the Operation and Maintenance Agreement, proceeds of any business interruption or other insurance, income derived from the sale or use of electric energy or steam transmitted or distributed by the Project, together with any receipts derived from the sale of natural gas and any other property pertaining to the Project or incidental to the operation of the Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts established under the Deposit and Disbursement Agreement, the proceeds of any insurance or condemnation awards relating to the Project and proceeds from the Collateral Documents, and any payments to Orange L.P. (to the extent not included within other items listed in this definition) under the Master Lease, but not including sums paid to Orange L.P. in satisfaction of a contractual obligation to indemnify Orange L.P. for third party liability to the extent such sums do not exceed the actual damage, loss or cost suffered by Orange L.P. in connection therewith.

  "Purchase Agreement" means the Purchase Agreement dated as of December 2, 1999 between the Issuers and the Initial Purchaser.

  "Rating" means the rating of the notes by the Rating Agencies.

  "Rating Agency" means any of Moody's and S&P.

  "Rating Downgrade" means a lowering by either of the Rating Agencies of then current credit ratings of the notes.

  "Redemption Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Redemption Date" means the date on which the Issuers redeems or shall redeem any notes in accordance with the Indenture.

  "Reference Treasury Dealer" means any nationally recognized primary U.S. government securities dealer in New York City selected by Orange L.P.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

  "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of December 6, 1999, by and between the Issuers and the Initial Purchaser.

  "Remaining Average Life" means, with respect to any notes, the principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing:

  (1)  such Called Principal into

  (2) the sum of the products obtained by multiplying:

     (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by

     (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment.

For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

  "Required Holders" means, at any time, Persons that at such time hold at least a majority in aggregate principal amount of the outstanding notes.

  "Responsible Officer" means, with respect to knowledge of any default under the Indenture, the chief executive officer, president, managing member, managing partner, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of either Issuer or the General Partner, as applicable, or other officer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

  "Restricted Payment" means, with respect to any Person:

  (1) the declaration and payment of distributions or dividends, the issuance of Equity Interests in such Person or any other payment in respect of any Equity Interests made in cash, property, obligations or other notes; and

  (2) the making of any Investment in, including any loans or advances to, any Affiliate;

provided, however, that "Restricted Payment" shall not include

  (A) payments under any of the Project Documents for services rendered or

  (B) the payment of a distribution by Funding L.P. to GAS Orange on the Original Closing Date with a portion of the net proceeds of the issuance of the notes in an aggregate amount not to exceed $48.1 million or

  (C) amounts paid from the Stipulation Reserve Account.

  "Revenue Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by either Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by such Issuer to such Person in contemplation of such leasing.

  "SEC" means the United States Securities and Exchange Commission.

  "Secured Parties " means the Holders, the Trustee and the Collateral Agent.

  "Security Agreement" means the Security Agreement, dated as of December 6, 1999 between Orange L.P. and the Collateral Agent as Agent for the Secured Parties.

  "Senior Collateral Documents" means the First Mortgage, the Security Agreement, and the SIDA Security Agreement.

  "SIDA" means the City of Syracuse Industrial Development Authority, a public benefit corporation of the State of New York.

  "SIDA Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date among Orange L.P., SIDA and the Collateral Agent for and on behalf of the Secured Parties, to be recorded in the Clerk's Office.

  "SIDA Security Agreement" means the Security Agreement dated as of December 6, 1999 between SIDA and the Collateral Agent.

  "Steam Contract" means the Steam Contract dated as of February, 27, 1990 between Orange L.P. and Syracuse University, as amended by those certain letter agreements dated May 1, 1990, June 22, 1990, August 29, 1990, and an amendment dated December 31, 1990.

  "Steam Plant" means Syracuse University's existing steam generation facility as more particularly defined in the Steam Contract.

  "Steam Plant Operating Agreement" means the Steam Plant Operating Agreement dated as of February 27, 1990, between Orange L.P. and Syracuse University, as amended by the letter agreement dated May 1, 1990.

  "Stipulation Reserve Account" means the account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Subordinated Asset Management Fees" means fees and other amounts payable to Niagara Mohawk Energy Marketing pursuant to the Asset Management Agreement and Niagara Mohawk Energy Marketing Consent and Agreement.

  "Subordinated Asset Management Fee Account" means the Account of such name created under and defined in the Deposit and Disbursement Agreement.

  "Subordinated Collateral Documents" means Syracuse University Collateral Documents.

  "Tennessee Gas Pipeline Company" means Tennessee Gas Pipeline Company, a Delaware corporation.

  "Tennessee Gas Pipeline Company Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date among Tennessee Gas Pipeline Company, Orange L.P. and the Collateral Agent relating to the Natural Gas Transportation Agreements.

  "Tennessee Gas Pipeline Company Firm Gas Transportation Agreement" means that certain Firm Natural Gas Transportation Agreement dated March 29, 1991 between Orange L.P. and Tennessee Gas Pipeline Company.

  "Tennessee Gas Pipeline Company Interruptible Gas Transportation Agreement" means the certain Gas Transportation Agreement dated as of November 19, 1987 between Tennessee Gas Pipeline Company and Gas Alternative Systems, Inc., as amended by that certain letter agreement dated as of October 4, 1988, and as assigned by Gas Alternative Systems, Inc. to Orange L.P.

  "Title Company" means Ticor Title Insurance Company.

  "Title Event" means the existence of any defect of title or lien or encumbrance on the Project (other than certain Permitted Liens) that entitles the Collateral Agent to make a claim under the policy or policies of title insurance issued to it pursuant to the Financing Documents or that entitles Orange L.P. to make a claim under any policy or policies of title insurance held by it.

  "Title Event Proceeds" means all amounts and proceeds (including instruments) received by the Collateral Agent or Orange L.P. in respect of any Title Event.

  "TransCanada" means TransCanada Pipelines Limited, a Canadian corporation.

  "TransCanada Agreement " means the Firm Service Contract, dated as of October 11, 1990, between TransCanada and Canadian Hunter.

  "TransCanada Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date among TransCanada, Canadian Hunter, Orange L.P. and the Collateral Agent relating to the TransCanada Agreement.


  "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

  "UCC" means the New York Uniform Commercial Code.

  "University Agreements" means the Ground Lease, the Steam Contract, the Steam Plant Operating Agreement, the University Easement Agreements, the University Consent and Agreement and the University Security Agreements.

  "University Collateral Documents" means the University Facility Mortgage, the University Pipeline Mortgage and the University Security Agreements. The University Collateral Documents will be subordinated to the First Mortgage, the Security Agreement, the SIDA Security Agreement and the Pledge Agreements pursuant to the University Subordination Agreement.

  "University Consent and Agreement" means the Consent and Agreement dated as of a date on or prior to the Original Closing Date, among Orange L.P., Syracuse University and the Collateral Agent for and on behalf of the Secured Parties , relating to, among other things, the Ground Lease Agreement and the Steam Contract, to be recorded in the Clerk's Office.

  "University Easement Agreements" means the City Easement Agreement granted by Syracuse University described in item 2 of Exhibit A-3 to the First Mortgage and the Outside Easements granted by Syracuse University described in items 15 and 16 of Exhibit A-5 to the First Mortgage.

  "University Facility Mortgage" means the Mortgage and Security Agreement (A), dated as of April 5, 1991, recorded in the Clerk's Office on May 3, 1991 in Book 5857 at Page 221, as amended by the First Amendment of Mortgage and Security Agreement (A), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993 in Book 6731 at Page 254, given by SIDA and Orange L.P. to Syracuse University relating to the Project and securing Orange L.P.'s obligation to Syracuse University under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease up to a maximum of $20,000,000 principal amount of such obligations.

  "University Pipeline Mortgage" means the Mortgage and Security Agreement (B), dated as of April 5, 1991, recorded in the Clerk's Office on May 3, 1991 in Book 5857 at Page 249, as amended by the First Amendment of Mortgage and Security Agreement (B), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993 in Book 6731 at Page 274, given by SIDA to Syracuse University relating to the Pipeline and securing Orange L.P.'s obligations to Syracuse University relating to access to the Pipeline upon termination of the Steam Contract and the Steam Plant Operating Agreement up to a maximum of $10,000,000 principal amount of such obligations.

  "University Security Agreements" means two Security Agreements dated as of April 5, 1991 among Orange L.P., SIDA and Syracuse University and Orange L.P. relating to the Orange L.P.'s supply contracts for natural gas and other fuel and sale contracts for energy and associated capacity, steam and other power and energy, Orange L.P.'s obligations to Syracuse University under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease. There is no limit on the principal amount of the obligations secured.

  "University Subordination Agreement" means the Subordination Agreement dated as of December 6, 1999 among Syracuse University, Orange L.P. and the Collateral Agent.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or otherwise entitled to vote in the determination of the management of such Person.

                        CERTAIN FEDERAL TAX CONSEQUENCES

  The following discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the advice of Piper Marbury Rudnick & Wolfe LLP. The discussion does not cover all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes. Moreover, the discussion applies to you only:

(1) if you purchased the old notes in their original offering at their "issue price" as defined below, and

(2)  if you hold your notes as capital assets, and

(3) if you are not are a dealer, financial institution, insurance company, tax-exempt entity or other investor with special circumstances or subject to special rules or treatment under federal income tax laws.

  This discussion is based solely on United States federal tax laws and on administrative and judicial interpretations of these laws, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. This discussion does not address any aspect of state, local or foreign taxation.

  You are urged to consult your own tax advisor as to the United States federal income tax consequences to you of the purchase, ownership and disposition of the notes as well as about the effect of any state, local or foreign tax laws.

                                    Holders

  This section applies to you if you are a U.S. Holder, i.e., you are, for United States federal income tax purposes:

       (1)  a citizen or resident of the United States, or

       (2) a corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or

       (3) an estate whose income is subject to United States federal income taxation regardless of its source, or

       (4) a trust over which a U.S. court is able to exercise primary jurisdiction and as to which at least one United States person has authority to control its substantial decisions.


  Exchange of Old Notes for New Notes.   An exchange of old notes for new notes
should not constitute a taxable event for federal income tax purposes. Rather, the new notes should be treated as a continuation of the old notes in the hands of a U.S. Holder. As a result, U.S. Holders who exchange their Old Notes for New Notes should not recognize any income, gain or loss for federal income tax purposes with respect to such exchange, and a U.S. Holder will have the same tax basis and holding period in the New Notes as such U.S. Holder had in the old notes.

  Interest Income and Original Issue Discount.   You will generally be subject
to United States federal income tax on any interest paid on the notes:

       (1) when you receive it, if you are a cash method taxpayer (including most individuals), or

       (2)  when it accrues, if you are an accrual method taxpayer.


  Your interest income will be taxed at ordinary income rates.

  In addition, U.S. Holders will be subject to special tax accounting rules since the notes will have original issue discount for federal income tax purposes. The amount of original issue discount on a note is the excess of its "stated redemption price at maturity" (the sum of all principal payments to be made on the note) over its "issue price." The "issue price" of each note will be equal to the first price at which a substantial amount of the old notes was sold for money (excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers). Each Holder (whether a cash or accrual method taxpayer) will be required to include in income such original issue discount as its accrues, in advance of the receipt of cash attributable to that income.

  The amount of original issue discount includable in income by the initial Holder of a note is the sum of the "daily portions" of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year on which such Holder held such note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. The accrual periods for a note will be periods that are each selected by the Holder that are no longer than one year, provided that each scheduled payment occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to any accrual period other than the initial short accrual period (if any) and the final accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) reduced by the amount of interest allocable to that period. The amount of original issue discount allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the note at the beginning of the final accrual period. The amount of original issue discount allocable to any initial short accrual period may be computed under any reasonable method. The adjusted issue price of the note at the start of any accrual period is equal to its issue price increased by the original issue discount for all prior accrual periods and reduced by any prior payments of principal amortized with respect to such note. The Issuers are required to report the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt Holders, which may be based on accrual periods other than those chosen by the Holder of the notes. The tax basis of a note in the hands of the Holder will be increased by the amount of original issue discount on the note that is included in the Holder's income pursuant to these rules, and will be decreased by the amount of any payments of principal amortized with respect to the note.

  Gain or Loss on Sale or Disposition.   You will generally be subject to
federal income tax on any gain derived from the sale or other disposition of your notes, including their redemption by us. The amount of your gain or loss will be equal to the difference between the amount realized from the disposition of the notes and your adjusted tax basis in the notes. Your gain or loss will be a long-term capital gain or loss if you held your notes for more than one year and a short-term capital gain or loss otherwise. If you sell your notes between interest payment dates, a portion of the proceeds from the sale will reflect accrued but unpaid interest and will be taxed at ordinary income rates if you are a cash basis taxpayer.

  Backup Withholding and Information Reporting.   If you are an individual or a
noncorporate entity, you may be subject to backup withholding at a rate of 31% on payments in respect of, and the proceeds of disposition of, the notes. Backup withholding will apply only if you:

        (1) fail to furnish your taxpayer identification number which, for an individual, would be your Social Security number,

        (2)  furnish an incorrect taxpayer identification number,

        (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest and dividends, or

        (4) fail to certify, under penalty of perjury, that you have furnished a correct taxpayer identification number, on Form W-9 or a substantially similar form and have not been notified by the Internal Revenue Service that you are subject to backup withholding for failure to report interest and dividend payments.


  The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund.

                         Taxation of non-U.S. Holders

  This section applies to you if you are a non-U.S. Holder, i.e., you are, for United States federal income tax purposes:

        (1)  a nonresident alien individual, or

        (2)  a foreign corporation, or

        (3) an estate whose income is not subject to United States federal income taxation regardless of its source, or

        (4) a trust over which a U.S. court is unable to exercise primary jurisdiction or as to which no United States person has authority to control its substantial decisions.

  Interest Income. You will generally not be subject to United States withholding tax on any payment of principal, original issue discount or interest on the notes provided that:

        (1) you do not own, actually or constructively, 10% or more of either our capital or profits, and

        (2)  you are not a "controlled foreign corporation" related to us, and

        (3) you are not a bank extending credit pursuant to the loan to us in the ordinary course of your business, and

        (4) you (or your agent) certify, under penalties of perjury, that you are a beneficial owner of the notes and not a U.S. Holder and you (or your agent) provide us or our paying agent with Form W-8 or Form W-8BEN containing your name and address.

  In addition, you will not be subject to the United States withholding tax on any original issue discount or interest paid on the notes:

        (1) if you hold the notes in connection with your U.S. trade or business and you (or your agent) submit Form 4224 or Form W-8ECI, or

        (2) you are exempt under an applicable tax treaty and you (or your agent) submit Form 1001, Form W-8 or Form W-8BEN (if you are partially exempt, you will be subject to a U.S. withholding tax at such reduced treaty rate).

  Consult your tax advisor about the specific procedures for satisfying these requirements and about the new procedures which may or could come into effect on January 1, 2001. You will be subject to withholding if the paying agent knows that a form you submitted to obtain exemption contains false information.

  U.S. Trade or Business.   If you hold the notes in connection with your trade
or business in the United States:

        (1) you will be taxed on any interest income and original issue discount and any gain from sale or disposition of the notes as if you were a U.S. Holder, and

        (2) if you are a corporation, you also may be subject to a "branch profits tax" in the amount of 30% (subject to reduction by a tax treaty) of your income from the notes.

  Gain or Loss on Sale or Disposition.   Generally, you will not be subject to
federal income tax on any gain derived from the sale or other disposition of your notes, including their redemption by us unless:

        (1) part of the gain represents accrued but unpaid interest, in which case the rules for taxation of the interest apply;

        (2) the gain is connected with your trade or business in the United States, or

        (3) you are otherwise a non-resident alien individual for federal income tax purposes and you are present in the United States for 183 or more days during the year in which you dispose of the notes (which results in your becoming a resident alien for federal income tax purposes), or

        (4) you are subject to tax under the law related to the taxation of United States expatriates.

  Estate Taxes.   If you are an individual, the notes will not be subject to the
United States federal estate tax when you die, unless, at the time of your death:

       (1) payments on the notes were connected to a trade or business conducted by you in the United States, or

       (2)  you owned 10% or more of the capital or profits interest in us.

  Backup Withholding and Information Reporting.   General information reporting
and backup withholding rules applicable to the U.S. Holders will not apply to your receipt of payments of principal or interest on the notes if you provide proper certifications which exempt you from paying a withholding tax on these payments, as described above. However, the paying agent will report its payments to you of interest on the notes to the IRS. You will be subject to backup withholding if the paying agent knows that a form you submitted to obtain exemption from withholding tax contains false information.

  If you sell or dispose of your notes through a U.S. office of a broker, the proceeds may be subject to backup withholding and information reporting if you do not qualify for an exemption. Under current law, however, if you sell or dispose of your notes through a foreign office of a broker, the proceeds will not be subject to backup withholding but may be subject to information reporting if the broker has certain connections to the United States. Consult your tax advisor about a specific application of these rules to your particular circumstances.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

  We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time:

(1)  in one or more transactions in the over-the-counter market,

(2)  in negotiated transactions,

(3)  through the writing of options on the exchange bonds, or

(4)  a combination of such methods of resale.

(5)  Such bonds may be sold:

(6)  at market prices prevailing at the time of resale,

(7)  at prices related to such prevailing market prices, or

(8)  at negotiated prices.


  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes.

  Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of exchange bonds and any commissions or concessions received by any of them may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Piper Marbury Rudnick & Wolfe LLP, New York, New York, will provide us with an opinion as to legal matters in connection with the notes offered by this prospectus.

                                    EXPERTS

  The financial statements of Project Orange Associates, L.P. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm giving upon their authority as experts in accounting and auditing.

  Stone & Webster Management Consultants, Inc. has prepared the Independent Engineer's Report dated December 2, 1999, included herein as Exhibit A. The Independent Engineer's report was prepared in connection with the offering of the Old Notes and has not been updated since then. The Independent Engineer's Report should be read in its entirety for additional information about the Project and the other matters addressed therein. In reaching its conclusions, Stone & Webster Management Consultants, Inc. has utilized the sources of information described in the Independent Engineer's Report and believes that the use of such information is reasonable for the purposes of its Independent Engineer's Report. We included the Independent Engineer's Report in this prospectus in reliance upon the conclusions therein of the Independent Engineer and upon such firm's experience in preparing independent engineer's reports for similar projects.

                      WHERE YOU CAN FIND MORE INFORMATION

  We will file annual, quarterly and special reports, and other information with the SEC under the Exchange Act. You may read and copy any documents we file at the following SEC public reference rooms:


Judiciary Plaza                              500 West Madison Street               7 World Trade Center
450 Fifth Street, N.W.                             14th Floor                           Suite 1300
Rm. 1024                                     Chicago, Illinois 60661                New York, New York
Washington, D.C. 20549                                                              10048

  You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We will file information electronically with the SEC. Our SEC filings are available from the SEC's Internet Site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006

  We have filed with the SEC a registration statement on Form S-4 under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or Internet site. Our statements in this prospectus about the
contents of any contract or other document are not necessarily complete.   You
should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

                         INDEX TO FINANCIAL STATEMENTS

                        PROJECT ORANGE ASSOCIATES, L.P.

                                                                            Page
                                                                            ----

 .  Independent Auditors' Report ............................................ F-2

 .  Balance Sheets as of September 30, 1999, September 30, 1998 (unaudited)
   and December 31, 1998 and 1997 .......................................... F-3

 .  Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for each of the three years ended
   December 31, 1998 ....................................................... F-4

 .  Statements of Partners' Capital for each of the three ended December
   31, 1998 and the nine months ended September 30, 1999 (unaudited) ....... F-5

 .  Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for each of the three years ended
   December 31, 1998 ....................................................... F-6

 .  Notes to Financial Statements ........................................... F-7

INDEPENDENT AUDITORS' REPORT


To the Partners of Project Orange Associates, L.P.

We have audited the accompanying balance sheets of Project Orange Associates, L.P. as of December 31, 1998 and 1997, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Project Orange Associates, L.P. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP



August 16, 1999
(December 6, 1999 as to Note 14)
Parsippany, New Jersey

PROJECT ORANGE ASSOCIATES, L.P.

BALANCE SHEETS
(Dollars in Thousands)

-----------------------------------------------------------------------------------------------------------------------------

                                                                 September 30,                       December 31,
                                                      ------------------------------------  ---------------------------------
ASSETS                                                         1999               1998                1998             1997
                                                                   (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents - unrestricted                     $ 5,138           $ 12,355            $ 6,683         $  5,615
  Escrowed construction funds - restricted                         -                  -                  -              1,217
  Restricted cash and cash equivalents                          11,897                -                  -                -
  Accounts receivable                                            2,614              3,034              3,389            3,651
  Prepaid expenses                                                 291                145                392              368
  Other current assets                                             117                150                289               97
                                                             ---------          ---------          ---------         --------
          Total current assets                                  20,057             15,684             10,753           10,948
                                                             ---------          ---------          ---------         --------
NONCURRENT ASSETS:
  Restricted cash and cash equivalents                             707             12,611             12,603           11,845
  Swap contract                                                 71,750             80,964             78,773              -
  Property, plant and equipment, net                            91,116            100,724             98,177          104,851
  Prepaid gas supply, net                                       54,963             59,056             57,634           71,938
                                                             ---------          ---------          ---------         --------
          Total noncurrent assets                              218,536            253,355            247,187          188,634
                                                             ---------          ---------          ---------         --------
TOTAL ASSETS                                                 $ 238,593          $ 269,039          $ 257,940         $199,582
                                                             =========          =========          =========         ========
LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable trade                                       $ 1,864            $ 5,046            $ 3,466         $  5,474
  Accrued liabilities                                            1,495              2,256              2,254            2,996
  Deferred gas payments                                         11,882                616               -                 -
  Current portion of long-term debt                               -                  -                  -               6,088
  Deferred revenue - Master Restructuring
    Agreement                                                   24,423             23,649             23,649              -
                                                             ---------          ---------          ---------         --------
          Total current liabilities                             39,664             31,567             29,369           14,558
                                                             ---------          ---------          ---------         --------
LONG-TERM LIABILITIES:
  Long-term debt                                                  -                  -                  -             153,942
  Deferred gas payments                                           -                11,280             11,280           11,839
  Deferred revenue - Master Restructuring
    Agreement                                                  181,502            206,809            200,785              -
                                                             ---------          ---------          ---------         --------
          Total long-term liabilities                          181,502            218,089            212,065          165,781
                                                             ---------          ---------          ---------         --------
COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                               17,427             19,383             16,506           19,243
                                                             ---------          ---------          ---------         --------
TOTAL LIABILITIES AND PARTNERS'
  CAPITAL                                                    $ 238,593          $ 269,039          $ 257,940         $199,582
                                                             =========          =========          =========         ========

The accompanying notes are an integral part of these financial statements.

PROJECT ORANGE ASSOCIATES, L.P.

STATEMENTS OF OPERATIONS
(Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------

                                                   Nine Months Ended                        Year Ended
                                                     September 30,                         December 31,
                                              ----------------------------- --------------------------------------------
                                                     1999           1998            1998           1997          1996
                                                         (Unaudited)
REVENUES:
  Electricity                                        $28,949       $29,933         $41,308        $37,304       $40,801
  Steam                                                2,104         1,932           2,693          3,194         3,322
  Deferred amortization income                        11,500         3,833           7,666            -             -
                                                   ---------     ---------       ---------       ---------    ---------
          Total revenues                              42,553        35,698          51,667         40,498        44,123
                                                   ---------     ---------       ---------       ---------    ---------
OPERATING EXPENSES:
  Operating and maintenance expenses                   8,490        13,470          18,095         17,595        19,276
  Other operating expenses                             6,182         5,031           5,419          4,218         3,302
  Depreciation                                         7,498         4,170           6,718          3,221         3,153
  Amortization of swap contract                        7,022         2,191           4,382            -             -
  Amortization of prepaid gas supply                   2,671         3,474           4,895          3,897         3,529
                                                   ---------     ---------       ---------       ---------    ---------
          Total operating expenses                    31,863        28,336          39,509         28,931        29,260
                                                   ---------     ---------       ---------       ---------    ---------
OPERATING INCOME                                      10,690         7,362          12,158         11,567        14,863
                                                   ---------     ---------       ---------       ---------    ---------
Other income and expense:
  Interest expense                                      -            7,364           7,364         14,694        15,063
  Interest income                                       (180)         (142)           (235)          (438)         (262)
                                                   ---------     ---------       ---------       ---------    ---------
          Total other income and expense                (180)       7,222           7,129         14,256        14,801
                                                   ---------     ---------       ---------       ---------    ---------
NET INCOME (LOSS)                                   $10,870         $ 140         $ 5,029         $(2,689)        $ 62
                                                   =========     =========       =========       =========    =========

The accompanying notes are an integral part of these financial statements.

PROJECT ORANGE ASSOCIATES, L.P.

STATEMENTS OF PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996,
AND NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
(Dollars in Thousands)
--------------------------------------------------------------------------------

                                                         NCP
                                                       Syracuse       GAS LP          SOP           Other         Total
BALANCE, JANUARY 1, 1996                               $ 247         $ 2,099        $22,372       $(2,848)       $21,870

  Distributions from NCP Energy
    (Note 11)                                            (27)           (995)        (1,826)        2,848            -

  Net income                                               1               6             55          -                62
                                                     -------         -------        -------       -------        -------
BALANCE, DECEMBER 31, 1996                               221           1,110         20,601          -            21,932

  Net loss                                               (27)           (269)        (2,393)         -            (2,689)
                                                     -------         -------        -------       -------        -------
BALANCE, DECEMBER 31, 1997                               194             841         18,208          -            19,243

  Net income                                              51             502          4,476          -             5,029

  Distribution of capital                                (78)         (2,059)        (5,629)         -            (7,766)
                                                     -------         -------        -------       -------        -------
BALANCE, DECEMBER 31, 1998                               167            (716)        17,055          -            16,506

  Net income                                             109           1,087       9,674.30          -            10,870

  Distribution of earnings                               (67)           (674)        (6,000)         -            (6,741)

  Distribution of capital                                (32)           (321)        (2,855)         -            (3,208)
                                                     -------         -------        -------       -------        -------
BALANCE, SEPTEMBER 30, 1999 (UNAUDITED)                $ 177          $ (624)       $17,874             $        $17,427
                                                     =======         =======        =======       =======        =======

The accompanying notes are an integral part of these financial statements.

PROJECT ORANGE ASSOCIATES, L.P.

STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
--------------------------------------------------------------------------------

                                                          Nine Months Ended                       Year Ended
                                                            September 30,                        December 31,
                                                    ---------------------------- ------------------------------------------
                                                          1999          1998             1998          1997          1996
                                                              (Unaudited)

OPERATING ACTIVITIES:
  Net income (loss)                                     $ 10,870          $ 140         $ 5,029      $ (2,689)        $ 62
  Adjustments to reconcile net income (loss)
    to cash provided by operating activities:
    Depreciation                                           7,498          4,170           6,718         3,221        3,153
    Amortization of prepaid gas supply                     2,671          3,474           4,895         3,897        3,529
    Amortization of deferred gain                        (11,500)        (3,833)         (7,666)          -            -
    Provision for doubtful accounts                          -              -               -             -         (3,451)
    Provision for deferred gas liability                   1,832            -               -             -            -
    Changes in assets and liabilities:
    Decrease (increase) in escrowed
      construction funds                                     -            1,217           1,217          (161)         (53)
    Decrease (increase) in accounts receivable               775            580             262        (1,108)       2,860
    Increase (decrease) in prepaid expenses                  101           (482)            (24)          -            (77)
    (Decrease) increase in accounts
      payable and accrued liabilities                     (2,361)        (1,168)         (2,750)        1,398        1,318
    Deferred gas payments                                 (1,216)           -               -             -            -
    Other current assets                                    172             (20)           (192)          (20)         -
                                                         -------        -------         -------       -------      -------
          Net cash provided by operating
            activities                                    8,842           4,078           7,489         4,538        7,341
                                                         -------        -------         -------       -------      -------
INVESTING ACTIVITIES:
  Purchase of property and equipment                        (437)           (44)            (44)          (40)         -
  Payment of deposits                                         (1)                        (1,317)          -             (6)
  Receipt of restructuring proceeds                          -          180,293         180,293           -            -
                                                         -------        -------         -------       -------      -------
          Net cash (used for) provided by
            investing activities                            (438)      180,249         178,932            (40)          (6)
                                                         -------        -------         -------       -------      -------
FINANCING ACTIVITIES:
  Repayment of long-term debt                                          (160,030)       (160,030)       (4,032)      (3,500)
  Payment of financing costs                                            (17,557)        (17,557)          -            -
  Distribution to partners                                (9,949)           -            (7,766)          -            -
                                                         -------        -------         -------       -------      -------
          Net cash used for financing activities          (9,949)      (177,587)       (185,353)       (4,032)      (3,500)
                                                         -------        -------         -------       -------      -------
NET CHANGE IN UNRESTRICTED CASH
  AND CASH EQUIVALENTS                                    (1,545)         6,740           1,068           466        3,835

UNRESTRICTED CASH AND CASH
  EQUIVALENTS, BEGINNING OF PERIOD                         6,683          5,615           5,615         5,149        1,314
                                                         -------        -------         -------       -------      -------
UNRESTRICTED CASH AND
  CASH EQUIVALENTS, END OF PERIOD                        $ 5,138       $ 12,355         $ 6,683       $ 5,615      $ 5,149
                                                        ========       ========         =======       =======      =======
SUPPLEMENTAL DISCLOSURE:
  Interest paid                                            $ 138        $ 7,701         $ 8,741      $ 14,176     $ 14,840
                                                        ========       ========         =======       =======      =======

The accompanying notes are an integral part of these financial statements.

PROJECT ORANGE ASSOCIATES, L.P.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  THE PARTNERSHIP

    Project Orange Associates, L.P. is a Delaware limited partnership (Partnership) between NCP Syracuse, Inc. (NCP Syracuse), Syracuse Orange Partners, L.P. (SOP), and G.A.S. Orange Partners, L.P. (GAS LP). Pursuant to the Second Amended and Restated Agreement of Limited Partnership dated December 16, 1992 (Partnership Agreement), NCP Syracuse is the managing general partner, and SOP and GAS LP are limited partners. NCP Energy, Inc. (NCP Energy), a wholly owned subsidiary of GPU International, Inc. (GPUI), which owns a limited partnership interest in SOP, manages the Partnership under an agreement with NCP Syracuse. See Note 14 for information regarding the sale of the NCP Syracuse and SOP partnership interests.

    Pursuant to the Partnership Agreement, the distribution of available cash is dependent upon the internal rate of return (IRR) generated by the Partnership project assets and the level of available cash (tranche) in a given year. The following table summarizes the sharing formulas:

                                                               NCP
                                                             Syracuse           SOP            GAS LP
Prior to achieving 19% IRR:
  Within 20 years of term conversion date:
     - up to tranche 1                                          1 %             89 %            10 %
     - tranche 1 to tranche 2                                   1 %             19 %            80 %
     - above tranche 2                                          1 %             49 %            50 %
  After 20 years of term conversion date                        1 %             89 %            10 %

After achieving 19% IRR:
  Within 20 years of term conversion date                       1 %             49 %            50 %
  20 years after term conversion date                           1 %             24 %            75 %

After achieving 20% IRR                                         1 %             24 %            75 %

    The principal asset of the Partnership is an 80 megawatt natural gas-fired cogeneration plant located in Syracuse, New York (Facility) with a 9.5-mile interconnecting natural gas pipeline from the Tennessee Gas Pipeline Company
    (TGPL), which together constitute the project (Project). The Facility generates electricity for sale to Niagara Mohawk Power Corporation (NIMO) pursuant to a Power Put Agreement, which expires no later than 2008. The Facility also sells steam to Syracuse University (University) for its steam distribution systems pursuant to a Steam Sale Agreement, which expires in July 2032. The Facility site is owned by and leased from the University pursuant to a Lease Agreement, which expires in July 2032.

    The Partnership and the University have also entered into an Operating Agreement, which expires in July 2032, under which the Partnership operates, as a back-up to the Facility, certain existing steam facilities owned by the University. Pursuant to this agreement, the Partnership is required to pay a specified annual user charge to the University of $1,250,000 beginning in July 1998 and escalating to $1,550,000 during the last 10 years of the agreement. The Partnership paid the initial annual user charge of $1,250,000 to the University in July 1998 in accordance with the terms of the agreement.

      Gas required to operate the Facility is provided by Noranda Inc. (Noranda) as the seller and Canadian Hunter Exploration, Ltd. (Canadian Hunter), as the agent for the seller, pursuant to a Gas Sale and Purchase Agreement which expires in July 2012 (see Note 9). The natural gas is transported by Nova Corporation and TransCanada Pipeline Ltd. to an interconnect with the TGPL system where the Partnership takes possession and transports the natural gas through the 9.5-mile interconnecting pipeline. The Partnership holds transportation space on the TGPL system pursuant to a Firm Natural Gas Transportation Agreement (Firm Transportation Agreement) which expires in July 2012.

      During the formation and development of the Project and in the normal course of its operations, the Partnership had various material transactions with affiliates (see Note 12).

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents - The Partnership classifies all short-term investments with original maturities of three months or less as cash equivalents. Cash equivalents consist of short-term investments in commercial paper.

      Financial Instruments - In 1998, the Partnership entered into foreign currency options to reduce exposure to exchange rate fluctuations relative to the production and transportation of fuel received from Canadian Hunter. These options give the Partnership the right, but not the obligation, to buy foreign currency at a specific price. The Partnership's exposure to loss from changes in the relative value of the currency is limited to the amount paid for the options.

      The Partnership entered into an Indexed Swap Agreement to manage the price of electricity (see Note 4).

      The Partnership used interest rate swaps as hedges to manage the proportions of fixed versus floating rate debt. Differences between amounts paid and received under interest rate swaps were recorded as adjustments to the interest expense of the underlying debt. The Partnership does not hold or issue financial instruments for trading purposes.

      Property, Plant and Equipment - All costs of developing and constructing the Facility and the related pipeline were capitalized, including direct construction costs, interest on funds advanced for construction, fees paid to various parties for development of the project, costs associated with obtaining the nonrecourse financing for the Project and costs of negotiating contracts.

      Capitalized costs are depreciated on a straight-line basis over 10 years in conjunction with the Master Restructuring Agreement (MRA) and the Power Put Agreement (see Note 4). Prior to the MRA, these costs were depreciated on a straight-line basis over the estimated useful life which was determined to be the life of the Power Put and Steam Sale Agreements remaining at December 24, 1992 (39.6 years). Furniture and fixtures within the Facility are depreciated on a straight-line basis over their estimated useful life of five years.

      Deferred Revenue - MRA - Deferred revenue on the MRA represents the Indexed Swap Agreement and the gain on amounts received from the restructuring of the Partnership's power purchase agreement with NIMO. This deferred revenue is being recognized in income over the earlier of a 10-year period or when certain rights under the Power Put Agreement between the Partnership and NIMO expire, at which time the unamortized deferred revenue will be recognized in income (see Note 4).

      Revenue Recognition - The Partnership recognizes revenues when electricity and steam are delivered under the terms of the related contracts.

      Amortization of Prepaid Gas Supply - Prepaid gas supply is amortized using a fixed per unit rate in conjunction with the MRA and Power Put Agreement. Prior to the MRA, the Partnership was amortizing the prepaid gas supply based on increasing per unit amounts of expense inherent in the negotiation of the contract offset by decreasing amounts of expense.

      Income Taxes - The Partnership is not considered a taxable entity for Federal and state income tax purposes. Any taxable income or losses, credits and certain other items, therefore, are reported by the partners on their own tax returns in accordance with the Partnership Agreement.

      Reclassifications - Certain amounts from the prior year financial statements have been reclassified to conform with the current year presentation.

3.    NEW ACCOUNTING STANDARDS

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), which was to be effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 1999 (see below). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives, within the scope of this statement, as assets or liabilities on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, changes in fair value of the derivative will either be offset against the change in fair value of the hedged assets, liability or firm commitment through earnings or be recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of the derivative's change in fair value will be immediately recognized in earnings.

      In June 1999, the FASB issued SFAS 137, Accounting for Derivative Instruments and Hedging Activities, Deferral of the Effective Date of FASB Statement No. 133, an amendment of the SFAS 133, which defers the effective date of SFAS 133 for one year. SFAS 133 will now be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 137 also defers by one year the transition date regarding embedded derivatives in SFAS 133. The Partnership is currently evaluating the impact of SFAS 133.

4.    POWER PUT AND INDEXED SWAP AGREEMENTS

      On June 30, 1998, NIMO consummated the MRA whereby substantially all of its independent power producer (IPP) agreements were renegotiated resulting in lump sum payments to the IPPs and/or new contracts with NIMO. As a result of this transaction, NIMO and the Partnership amended the existing power purchase agreement with a Power Put Agreement and an Indexed Swap Agreement, each of which expire in June 2008. In addition, the Partnership received cash proceeds as part of the restructuring agreement resulting in a gain of $153,327,045, which is included in deferred revenue - MRA. For the six-month period ended December 31, 1998, the Partnership recorded amortization of deferred revenue in the amount of $7,666,352 relating to this deferred gain and for the nine-month periods ended September 30, 1999 and 1998, the Partnership recorded amortization of deferred revenue in the amount of $11,499,528 (unaudited) and $3,833,176 (unaudited), respectively, relating to this deferred gain.

      The Power Put Agreement gives the Partnership the right, but not the obligation, to put energy and capacity to NIMO at a proxy-market price up to a specified contract quantity. In the event that the Partnership chooses to sell energy and capacity to third parties, NIMO has the right of first refusal to purchase such energy and capacity. Subsequent to the establishment of a competitive market for electricity in New York State (Power Exchange) on November 17, 1999 certain rights between the Partnership and NIMO expire under the Power Put Agreement (see Note 13). The Power Put Agreement provides that the Power Exchange must achieve certain volumetric tests for a six-month period in order to establish a competitive market price. Thereafter, the Partnership is expected to sell electricity into the Power Exchange at the prevailing market price.

      The Indexed Swap Agreement is a financial instrument under which the Partnership pays NIMO market price and NIMO pays the Partnership a contract price which is fixed for the first two years and subsequently adjusted monthly according to an indexing formula for the remaining term. The notional amount of the swap is based on the contracted quantity of energy and capacity. The market price that the Partnership pays NIMO under the Indexed Swap Agreement is equivalent to the market price that the Partnership receives from either NIMO under the Power Put Agreement or a third party for sales to the Power Exchange.


      The fair value of the Indexed Swap Agreement on June 30, 1998, the date the MRA was consummated, amounted to $83,154,934 and is included in Swap contract in the balance sheet as a non-cash transaction. The initial valuation was derived using the discounted estimated cash flows related to payments expected to be received by the Partnership. A corresponding amount was recorded in deferred revenue-MRA and will be recognized to income over the earlier of a ten-year period or when certain rights between the Partnership and NIMO expire under the Power Put Agreement. For the year ended December 31, 1998 and the nine months ended September 30, 1999 and 1998, the Partnership recognized $4,382,190 and $7,022,853 (unaudited) and $2,191,095 (unaudited), respectively, of deferred revenue and swap contract amortization expense. The fair value of the Indexed Swap Agreement on September 30, 1999 and 1998 amounted to $71,749,891 (unaudited) and $80,963,839 (unaudited), respectively.

5.    OPERATIONS AND MAINTENANCE AGREEMENT

      In November 1998, the Partnership entered into an amended Operations and Maintenance Agreement (O&M Agreement) with General Electric International, Inc. Operations (GEI, formerly General Electric Energy Plant Operations) which expires in April 2008. As a result of its acquisition of the gas turbine division of Stewart & Stevenson Services, Inc. (SSSI), GEI assumed the contractual obligations of Stewart & Stevenson Operations, Inc.
      (SSOI), which operated the Facility for the Partnership pursuant to an O&M Agreement that would have expired in July 2008. GEI and SSOI are related parties through their affiliation with General Electric Business Asset Funding and SSSI, which, in turn hold limited partnership interests in SOP.

      Under the terms of the O&M Agreement, GEI receives payment for all expenses incurred related to the operation, maintenance and repair of the Facility in addition to certain fixed fees. The Partnership has the option for an extension of the O&M Agreement up to eight additional years from the April 2008 expiration date. For the years ended December 31, 1998, 1997 and 1996, the Partnership recorded such expenses of $4,602,341, $5,895,532 and $6,169,718, respectively. For the nine months ended September 30, 1999 and 1998, the Partnership recorded such expenses of $2,240,628 (unaudited) and $4,004,815 (unaudited), respectively, for such services.

      The Partnership owed GEI $2,889,022 in payments related to amounts due SSOI under the prior O&M Agreement, primarily for accumulated operational bonuses. In order to settle this obligation, the Partnership made a one time cash payment of $1,625,000 to GEI at the consummation of the new O&M Agreement. The remaining $1,264,022 was recorded as a reduction in Other operating expenses in the statement of operations for the year ended December 31, 1998.

6.    FOREIGN CURRENCY OPTIONS

      On November 30, 1998, the Partnership purchased twelve monthly Canadian dollar options to reduce its exposure to exchange rate fluctuations between the Canadian dollar and the U.S. dollar based upon 75% of the Partnership's estimated 1999 monthly fuel expense. The Partnership's exposure to losses from changes in the relative value of the currency is limited to the cost of the options, which was $150,000. The premium paid was recorded in other current assets on the balance sheet and is being expensed, net of any gains, at a specified amount each month during 1999. No such options were outstanding in 1997. For the nine months ended September 30, 1999, the Partnership recognized a net gain of $57,242 (unaudited) for such options, which was recorded as a reduction to fuel expense.

7.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair values of the Partnership's financial instruments, and the methods and assumptions used to estimate the fair value of each class of financial instruments, include:

            Cash, Cash Equivalents and Escrowed Construction Funds - The carrying amount approximates fair value because of the short maturity of those instruments.

            Swap Contract - The fair value of the swap contract approximates the carrying amount. The fair value represents estimated cash flows discounted at 13% based on historical equity returns.

            Long-term Debt -The fair value of the Partnership's long-term debt as of December 31, 1997 is $162,341,000 and is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Partnership for debt of the same remaining maturities. No debt was outstanding at December 31, 1998 and September 30, 1999.

            Foreign Currency Options - The fair value of the options are derived by obtaining estimated market prices for each transaction from a broker. As of December 31, 1998, the fair value of such options approximates the carrying amount (see Note 6). As of September 30, 1999, the estimated fair value of the options approximates $81,000.

            Interest Rate Swap Agreements - The fair value of interest rate swap agreements entered into in connection with long-term debt at December 31, 1997 is $8,280,000, and represents the estimated amount the Partnership would have to pay to terminate the agreements.

8.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment was comprised of the following:

                                                     September 30,                       December 31,
                                            ------------------------------     -------------------------------
                                                  1999           1998                1998           1997
                                                      (Unaudited)

Development costs                                $21,674       $ 21,674             $21,674        $ 21,674
Facility construction costs                       91,126         90,689              90,689          90,645
Pipeline construction costs                        8,333          8,333               8,333           8,333
                                                 -------        -------             -------         -------
                                                 121,133        120,696             120,696         120,652

Less accumulated depreciation                    (30,017)       (19,972)            (22,519)        (15,801)
                                                 -------        -------             -------         -------
                                                 $91,116       $100,724             $98,177        $104,851
                                                 =======       ========             =======        ========

9.    PREPAID GAS SUPPLY

      In accordance with the terms of the Gas Sale and Purchase Agreement effective in 1991, the Partnership advanced $88 million to Noranda to secure the estimated 120 million MMBtu of natural gas which will be required to operate the Facility over the first 16 to 20 years.

      The Partnership applied a portion of the proceeds from the MRA towards reducing prepaid gas supply, net on the balance sheet at June 30, 1998.

      In addition to the advancement of funds to prepay the gas supply, the Partnership is obligated for the payment of royalties, operating costs (as defined) and transportation costs. During the years ended December 31, 1998, 1997 and 1996, these costs totaled $10,233,683, $9,919,700 and
      $10,209,500, respectively, of which approximately $942,785 and $975,600 are included in accrued liabilities as of December 31, 1998 and 1997, respectively. For the nine months ended September 30, 1999 and 1998, these costs totaled $6,466,925(unaudited) and $7,555,271 (unaudited), respectively.

      A portion of the funds owed to Noranda for royalties, operating costs and transportation costs are deferred and held by the Partnership. These deferred amounts total $470,000 per quarter to a maximum of $11,280,000 and are payable to Noranda, with interest earned on the deferred amounts. In 1998, the Partnership reached the $11,280,000 maximum deferred principal amount. Subject to the terms of the Gas Sales and Purchase Agreement, the Partnership deposited funds in a deferral account that approximates the total deferred amount to be paid to Noranda. The funds deposited are included in noncurrent restricted cash in the balance sheet (See Note 14).

      For the years ended December 31, 1998 and 1997, the Partnership expensed and deferred $2,580,243 and $2,397,293, respectively, under the terms of the agreement, which included $700,243 and $517,293 in accrued interest, respectively. Pursuant to the terms of the Gas Sale and Purchase Agreement, the Partnership made payments in 1998 totaling $3,130,024, which included $2,190,024 in accrued interest. There were no such payments made in 1997 and 1996.

      For the nine months ended September 30, 1999 and 1998, the Partnership expensed and deferred $1,832,177 (unaudited) and $1,950,844 (unaudited), respectively, under the terms of the agreement, which included $422,127 (unaudited) and $540,844 (unaudited) in accrued interest, respectively. Pursuant to the terms of the Gas Sale and Purchase Agreement for the nine months ended September 30, 1999 and 1998, the Partnership made payments totaling $1,215,395 (unaudited) and $1,884,136 (unaudited), which included $275,395 (unaudited) and $1,884,136 (unaudited) in accrued interest, respectively.

10.   LONG-TERM DEBT

      The Partnership entered into a Financing Agreement with the Algemene Bank Nederland N.V., acting as agent for a group of lenders, to provide for the construction financing for the Project with a 16-year term facility totaling $175 million (the Term Loan) on December 24, 1992. The Partnership also entered into three interest rate swap agreements to manage the portions of fixed versus variable interest rate debt. All obligations under the Financing Agreement were secured solely by the assets of the Partnership.

      On June 30, 1998, the Partnership repaid all outstanding borrowings and accrued interest against the Term Loan using the cash proceeds from the MRA. The Partnership incurred $9,612,299 in swap breakage costs when it terminated the swap agreements in conjunction with the long-term debt repayment prior to the scheduled termination dates.

      Pursuant to the terms of the Financing Agreement, the Partnership was required to fund a debt service reserve account if it did not satisfy certain debt service covenants. As of December 31, 1997, the Partnership had a debt service reserve account balance of $900,656, which was included in Cash and cash equivalents - unrestricted on the balance sheet. As a result of the long-term debt repayment, the Partnership is no longer required to maintain these debt service covenants.

11.   PARTNERS' CAPITAL

      During 1995, the Partnership made distributions which amounted to $2,848,000, which were held in restricted funds with NCP Energy, until the resolution of the lawsuit with GAS LP. On March 28, 1996, a lawsuit was settled and the partners received distributions as follows: $27,000 to NCP Syracuse, $995,000 to GAS LP and $1,826,000 to SOP. No Partnership distributions were made during 1997 and 1996.

12.   RELATED PARTY TRANSACTIONS

      The following summarizes the more significant related party transactions not described elsewhere in the financial statements.

      GPUI, which owns a limited partnership interest in SOP, was responsible for the completion of certain elements of the Facility's construction not completed at the time of Term Loan conversion. While there were funds in escrow to cover these costs, GPUI was responsible for any deficiency and entitled to any excess.

      As of December 31, 1997, the excess funds in the escrow account, after estimated future construction expenditures, totaled $1,059,000. In 1998, the final outstanding items related to the Facility's construction were completed, leaving excess funds in the construction escrow account totaling $1,088,071, which were remitted to GPUI.

      NCP Energy manages the Partnership, for which they receive quarterly management fees and reimbursements. For the years ended December 31, 1998, 1997 and 1996, NCP Energy earned

      $978,399, $709,091 and $669,174, respectively, in management fees and reimbursed costs. At December 31, 1998 and 1997, $90,763 and $89,133, respectively, were included in accrued liabilities. For the nine months ended September 30, 1999 and 1998, NCP Energy earned $663,362 and $733,027 (unaudited), respectively, in management fees and reimbursed costs.

      In June 1998, the Partnership paid NCP Energy a restructuring fee of $1,250,000 pursuant to the MRA. In addition, NCP Energy is to provide additional services through 1999 for which they will receive an aggregate amount, subject to Partnership approval, of $1,250,000. As of December 31, 1998, the Partnership approved the payment of $625,000 for such services, of which $312,500 is included in accrued liabilities. For the year ended December 31, 1998, the Partnership recorded a total of $1,875,000 for the restructuring fee and services in other operating expenses in the statement of operations. For the nine months ended September 30, 1999, the Partnership recorded $625,000 (unaudited)for such services in other operating expenses.

      GAS LP receives a quarterly consulting fee of $75,000 subject to annual escalation at the rate of inflation beginning in 1993. During the years ended December 31, 1998, 1997 and 1996, consulting fees amounted to $351,340, $345,032 and $333,936, respectively. As of December 31, 1998 and
      1997, $87,836 and $86,258, respectively, are included in accrued liabilities. For the nine months ended September 30, 1999 and 1998, consulting fees amounted to $267,420(unaudited)and $263,504 (unaudited), respectively, all of which were paid by the Partnership at September 30, 1999 and September 30, 1998, respectively.

13.   COMMITMENTS AND CONTINGENCIES

      Commitments and contingencies exist under agreements and operations in the normal course of business, the total amount of which, in the opinion of the Partners, is significant to the financial position of the Partnership. These agreements are all inherent in the cogeneration business.

      Letter of Credit - In August 1998, the Partnership issued a $700,000 letter of credit to TGPL, which can be drawn upon under the Firm Transportation Agreement. The letter of credit, which must be renewed annually, has been collateralized with a compensating cash account and is included in Restricted cash and cash equivalents on the balance sheet. The balance in the account at December 31, 1998 and September 30, 1999, including interest, was $702,000 and $707,336, (unaudited) respectively.

      Impairment of Assets - Subsequent to the establishment of the Power Exchange, certain rights between the Partnership and NIMO expire under the Power Put Agreement, at which time all deferred revenue from the MRA will be recognized as income (see Note 4). This event will cause the Partnership's plant to be subject to impairment, under Statement of Financial Accounting Standards No. 121, Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, thereby necessitating a write-down, which would partially offset the gain recognition from the MRA deferred revenue. The net effect on income is not presently determinable.

14.   SUBSEQUENT EVENTS

      On July 2, 1999, pursuant to the terms of the Gas Sale and Purchase Agreement, the Partnership made a payment totaling $607,461 to Canadian Hunter, which included $137,461 in accrued interest.

      On July 29, 1999, NCP Syracuse and SOP entered into a Partnership Interests Purchase and Sale Agreement to sell all of their respective interests in the Partnership, together with all of the rights and obligations under the Partnership

Agreement, to G.A.S. Orange Associates, L.L.C. (G.A.S. Orange), a Delaware limited liability company.

In November 1999, Project Orange Funding, L.P. (Funding L.P.), a Delaware limited partnership, and Project Orange Capital Corp. (Capital), a Delaware corporation and a wholly owned subsidiary of Funding L.P., were formed. Funding L.P. and Capital were formed for the purpose of issuing $68,000,000 aggregate principal amount of 10.5% Senior Secured Notes due 2007.

On December 6, 1999, concurrent with this issue of the Notes, the Partnership made a distribution of $46,000,000 to G.A.S. Orange to acquire an aggregate 89% limited partnership interest and a 1% general partnership interest in the Partnership from NCP Syracuse and SOP pursuant to the Partnership Interests Purchase and Sale Agreement, as amended. Upon consummation of the issuance of the Notes and the acquisition, and pursuant to an Agreement of Merger between the Partnership and Funding L.P., Funding L.P. was merged with and into the Partnership. After giving effect to the issuance of the Notes, the acquisition and the merger, the Partnership has two partners, GAS L.P. and G.A.S. Orange.

Upon the closing on the Notes, the Partnership made a cash payment to Canadian Hunter, as successor to Noranda by assignment dated December 3, 1999, in the amount of the deferred gas liability using the accumulated funds in the restricted accounts. The liability that was extinguished amounted to approximately $11,900,000.


                                    ******

                                                                       EXHIBIT A


INDEPENDENT TECHNICAL CONSULTANT'S REPORT on the

PROJECT ORANGE
COGENERATION POWER PROJECT


December 2, 1999


[LOGO] Stone & Webster Management Consultants, Inc.

[LETTERHEAD OF STONE & WEBSTER]

December 2, 1999

Donaldson, Lufkin & Jenrette          G.A.S. Orange Partners LP
277 Park Avenue                       c/o    MCM Securities Inc.
New York, New York 10172                     One Rockefeller Plaza, Suite 2330
                                             New York, New York 10020
G.A.S. Orange Associates LLC
630 1/st/ Avenue, Suite 30C
New York, New York 10016


                  INDEPENDENT TECHNICAL CONSULTANT'S REPORT
                                PROJECT ORANGE

We submitted our Independent Technical Consultants Report for the Project Orange Associates, L.P. cogeneration facility, ("Project Orange") dated December 2, 1999 (the "Report") in connection with the joint issuance by Project Orange Funding, L.P. and Project Orange Capital Corp. (collectively, the "Issuers") of approximately U.S. $68,000,000 of Senior Secured Notes due 2007 (the "Notes") to be purchased by Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser") and resold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended ("the Securities Act"). We understand that the Report will be used by the Initial Purchaser, Project Orange Associates, L.P. and G.A.S. Orange Associates, L.L.C. in evaluating certain engineering, and economic aspects of Project Orange in connection with the purchase and resale of the Notes by the Initial Purchaser. In addition, we understand that the Report will be included as an appendix to the prospectus to be included as part of a registration statement to be filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the registration of the Notes under the Securities Act in accordance with the terms of a registration rights agreement to be entered into between the Issuers and the Initial Purchaser. We consent to the Report being so used as so included as an appendix (i) to the Offering Memorandum, and (ii) to the prospectus incorporated in the registration statement to be filed with the SEC. It is understood that, regarding the use of this report, the addressees of this letter are subject to the Stone & Webster Management Consultants, Inc. terms and conditions of this assignment.

Sincerely,

STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.


 /s/ K.H. Applewhite, Jr.
     K.H. Applewhite, Jr.
     Vice President

[LOGO STONE & WEBSTER]

                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                                 LEGAL NOTICE

This report was prepared by Stone & Webster Management Consultants, Inc. and its affiliated company, Stone & Webster Engineering Corporation, both hereafter referred to as Stone & Webster, expressly for G.A.S. Orange Associates, L.L.C and G.A.S. Orange Partners, L.P. (collectively, the "Sponsors"). Neither Stone & Webster, nor the Sponsors nor any person acting in their behalf, (a) makes any warranty, express or implied, with respect to the use of any information of methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report. Stone & Webster's review of the Financial Projections relating to Project Orange Associates', L.P. cogeneration facility, Project Orange, in no way serves to transfer to Stone & Webster responsibility for the correctness and/or accuracy of such information or modeling results.

                            ELECTRONIC MAIL NOTICE

Electronic mail copies of this report are not official unless authenticated and signed by Stone & Webster and are not to be modified in any manner without Stone & Webster's expressed written consent.

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------

SECTION 1. EXECUTIVE SUMMARY...............................................  1-1
  1.1.  Introduction.......................................................  1-1
  1.2.  Scope of Services..................................................  1-2
  1.3.  Conclusions........................................................  1-2
  1.4.  Condition Assessment...............................................  1-4
  1.5.  Performance........................................................  1-5
  1.6.  Environmental......................................................  1-5
  1.7.  Remaining Useful Life..............................................  1-6
  1.8.  Operations and Maintenance.........................................  1-6
  1.9.  Financial Projections..............................................  1-7

SECTION 2. PROJECT DESIGN DESCRIPTION......................................  2-1

  2.1.  Site Description...................................................  2-1
  2.2.  Design Basis.......................................................  2-2
     2.2.1.  Electric Power Supply.........................................  2-2
     2.2.2.  Process Steam Supply..........................................  2-2
     2.2.3.  Gas Fuel Supply...............................................  2-3
     2.2.4.  Steam Generation..............................................  2-3
     2.2.5.  Recommendation................................................  2-4
  2.3.  Performance........................................................  2-4
  2.4.  Gas Turbine Generators.............................................  2-4
  2.5.  Heat Recovery Steam Generator......................................  2-5
  2.6.  Balance of Plant Mechanical Systems................................  2-5
     2.6.1.  Boiler Feedwater System.......................................  2-5
     2.6.2.  Steam System..................................................  2-6
     2.6.3.  HRSG Blowdown Tank............................................  2-6
     2.6.4.  Water Treatment System........................................  2-6
     2.6.5.  Instrument and Plant Air System...............................  2-7
     2.6.6.  Raw Water System..............................................  2-7
     2.6.7.  Plant Fuel System.............................................  2-7
     2.6.8.  Fire Water System.............................................  2-8
     2.6.9.  Waste Water System............................................  2-8
     2.6.10.   Water/Glycol System.........................................  2-8
  2.7.    Electrical Systems...............................................  2-8
     2.7.1.  115 kV Substation at the Project..............................  2-8
     2.7.2.  Main Step-Up Transformers.....................................  2-9
     2.7.3.  Auxiliary Transformers........................................  2-9
     2.7.4.  13.8 kV Switchgear............................................ 2-10
     2.7.5.  480 V Switchgear.............................................. 2-10
     2.7.6.  480 V Motor Control Center.................................... 2-10
     2.7.7.  4160 V Motor Control Center................................... 2-10
     2.7.8.  DC Battery Powered Battery System............................. 2-10
     2.7.9.  UPS System.................................................... 2-10
     2.7.10.   Grounding System............................................ 2-11
     2.7.11.   Communication System........................................ 2-11
     2.7.12.   Life Safety System.......................................... 2-11
     2.7.13.   Lighting System............................................. 2-11

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------
  2.8.      Controls and Instrumentation..................................  2-11
  2.9.      Civil Design..................................................  2-12
     2.9.1.    Drains.....................................................  2-13
     2.9.2.    Site Preparation...........................................  2-13
     2.9.3.    Paving.....................................................  2-13
     2.9.4.    Foundations................................................  2-13
  2.10.     Heating, Ventilation and Air Conditioning.....................  2-13
  2.11.     Existing University Facilities................................  2-14

SECTION 3.  PROJECT CONDITION ASSESSMENT..................................   3-1

  3.1       The Project Overview..........................................   3-1
     3.1.1.    Equipment Arrangement......................................   3-1
     3.1.2.    Maintenance................................................   3-1
     3.1.3.    Infrared Thermographic Assessment..........................   3-1
     3.1.4.    Cyclic Operation...........................................   3-2
  3.2       Condition Assessment..........................................   3-2
     3.2.1.    Gas Turbine Generators.....................................   3-2
     3.2.2.    Heat Recovery Steam Generator..............................   3-3
     3.2.3.    Boiler Feedwater System....................................   3-3
     3.2.4.    Raw Water System...........................................   3-4
     3.2.5.    Water Treatment System.....................................   3-4
     3.2.6.    Instrument and Plant Air System............................   3-4
     3.2.7.    Electrical Systems.........................................   3-4
     3.2.8.    Controls and Instrumentation...............................   3-5
     3.2.9.    Heating, Ventilating and Air Conditioning System...........   3-5
     3.2.10.     Existing Facilities......................................   3-5
  3.3       Life Extension Issues.........................................   3-5

SECTION 4.  PROJECT PERFORMANCE...........................................   4-1

  4.1.  Basis Of Power Plant Heat Rates...................................   4-1
  4.2.  Heat Rate.........................................................   4-2
  4.3.  Power Output......................................................   4-2
  4.4.  Availability......................................................   4-2

SECTION 5.  ENVIRONMENTAL REVIEW AND PERMITTING...........................   5-1

  5.1.  Permit Status ....................................................   5-1
  5.2.  Air Emissions ....................................................   5-2
  5.3.  Wastewater Discharge..............................................   5-4
  5.4.  Site Contamination Issues.........................................   5-5
  5.5.  Other Environmental Issues........................................   5-6

SECTION 6.  OPERATION AND MAINTENANCE.....................................   6-1

  6.1.  Site Visit........................................................   6-1
  6.2.  Asset Management Capabilities.....................................   6-2
  6.3.  O&M Capabilities..................................................   6-2
  6.4.  Organizational Structure..........................................   6-3
  6.5.  O&M Procedures....................................................   6-3
  6.6.  Maintenance Management............................................   6-3

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------

     6.7.  Conclusions...................................................  6-4

SECTION 7.  PROJECT AGREEMENTS AND CONTRACTS.............................. 7-1

     7.1.  Power Put Agreement...........................................  7-1
     7.2.  The International Swap Dealer Association, Incorporated,
             Master Agreement............................................  7-3
     7.3.  Gas Sale and Purchase Agreement...............................  7-5
     7.4.  Steam Sales Agreement.........................................  7-5
     7.5.  Operations and Maintenance Agreement..........................  7-6

SECTION 8. PROJECT ECONOMIC ANALYSIS.....................................  8-1

     8.1.  Overview......................................................  8-1
     8.2.  Revenues......................................................  8-2
     8.3.  Expenses......................................................  8-4
        8.3.1. Fuel......................................................  8-5
        8.3.2. Fuel Operating Cost and Royalty Cost......................  8-6
        8.3.3. Fuel Transportation Costs.................................  8-7
        8.3.4. Operations, Maintenance, and Other Costs.................. 8-11
     8.4.  Sensitivity Cases............................................. 8-12
     8.5.  Coverage Ratios............................................... 8-13


APPENDIX A - List of Documents Reviewed

EXHIBIT 1 - Base Case Financial Projections

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                         SECTION 1. EXECUTIVE SUMMARY

1.1.   Introduction

Stone & Webster Management Consultants, Inc. and Stone & Webster Engineering Corporation (collectively, "Stone & Webster") were retained by Project Orange Associates, L.P. ("Orange LP") and G.A.S. Orange Associates, L.L.C. ("GAS Orange"), collectively the "Sponsors," to provide an independent technical assessment of the Orange LP gas fired cogeneration facility and its related assets (the "Project") on behalf of Donaldson, Lufkin & Jenrette Securities Corporation. Orange LP sells electrical power and capacity to Niagara Mohawk Power Corporation ("Niagara Mohawk") and steam to Syracuse University (the "University"). The Sponsors have indicated their intention to contract the management of the business and operations of Orange LP to Niagara Mohawk Energy Marketing, Inc. ("NMEM") and to continue contracting the operation and maintenance of the Project to GE Contractual Services (formerly, GE Energy Plant Operations, Inc. and herein "GECS"). Donaldson, Lufkin & Jenrette Securities Corporation is the initial purchaser of the Senior Secured Notes due 2007 (the "Notes"), the sale of which is anticipated to finance the purchase of the majority partnership interests in Orange LP by GAS Orange (the "Sale Transaction"). Stone & Webster recommends that the reviewer of this report read this report in its entirety for a full understanding of the Project and the pro forma financial projections contained herein ("Financial Projections").

This report includes Stone & Webster's independent technical assessment of the Project based on a review of available technical data, and presents our findings and conclusions regarding the following:

 .    projected revenues, operating and maintenance expenses, capital costs, and environmental issues relating to the future operation and maintenance of the Project,

 .    projected availability, capacities, and heat rates of the units, and

 .    the expected useful lives of the units.

We also reviewed the Financial Projections, which incorporate the projected electricity prices, dispatch rates, and fuel prices provided by the Sponsors along with the projected operating costs of the units. The Financial Projections calculate the debt service coverage ratios ("DSCR").

The power production facilities consist of two General Electric ("GE") LM5000 PC steam injected gas turbines ("STIG") that have a combined rated capacity of 80 MW at International Standards Organization ("ISO") conditions of 59 degrees F and 14.5 psia. Upon consummation of the Sale Transaction GAS Orange will have complete operational control of these units. The Project is in good condition overall as GECS appears to have performed all of the maintenance expected of an operating company which abides by prudent industry practices.

The scope of this independent technical review included a design and equipment assessment, operating history, projected performance, technical, logistical, operations and maintenance ("O&M"), and environmental considerations. Stone & Webster reviewed information provided by Orange LP and GECS, had meetings with various parties, and visited the Project site. Stone & Webster reviewed the technical and commercial assumptions and the calculation methodology of the Financial Projections developed by the Sponsors as well as the projected performance, revenues, and expenses. Using this model, Stone &

                                      1-1

Webster recommended sensitivity analyses to assess the impact of changes of certain variables on the DSCR for the life of the Notes. Model outputs for the base case and certain sensitivity analyses are provided in Exhibit I. Stone & Webster has made no determination as to the completeness, reasonableness, and accuracy of (i) certain financing assumptions provided by the Sponsors or (ii) certain other assumptions described in detail in Section 8 of this report.

1.2.   Scope of Services

This report provides a summary of our review and opinions for the Project regarding the following:

 .    Condition of the Project Equipment

 .    Major Maintenance Programs

 .    Proposed Operating and Maintenance Plan and Budget

 .    Environmental Permits and Site Assessment Documents

 .    Financial Projections

Stone & Webster conducted this analysis and prepared the report using reasonable care and skill and applied methods consistent with normal industry practice. In the preparation of this report and in formulating the expressed opinions, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. If events or circumstances are different than forecasted then the Financial Projections may be impacted. The equipment inspection reports and site environmental reports were performed by others and only reviewed by Stone & Webster. We have no reason to believe that these reports are anything but true and accurate. Our walk-through site visit confirmed the reasonableness of the reports generated by others and addressed issues with additional information that could be provided, but did not involve any physical, metallurgical, or other laboratory type inspection and analysis of equipment and materials at the Project. We have noted herein where such inspection and analysis would be prudent in order to have a reasonable probability of improving upon the reliability and availability targets assumed in the Financial Projections. Assessment of legal issues, such as assignment of contractual rights, property rights, easements, and procedural issues related to permits and permit waivers is outside of Stone & Webster's scope of work as Independent Technical Consultant.

1.3.   Conclusions

Set forth below are the principal opinions which we have reached regarding the review of the Project. For a complete understanding of the assumptions upon which these opinions are based, the Report should be read in its entirety. On the basis of our review and the assumptions set forth in the Report, Stone & Webster is of the opinion that:

1. The Project has operated at availabilities of 97-98 percent between 1996 and 1998. The Project has an average station availability between January 1996 and September 1999 of 94.47 percent including a prolonged outage which occurred in the spring of 1999. Based on continued maintenance, planned overhauls and participation in programs to maximize the availability of spare lease gas turbine engines, it is reasonable to expect that the Project will continue to operate at such availability levels. These availability levels support the availability projections in the Financial Projections.

                                      1-2

2. The historically demonstrated capacity factors of the Project are reasonable estimates of the capability of the facilities. In recent years, the capacity factor has been artificially lowered due to the facility not being operated at full load during all periods it was available to run. If the Project was operated at full load and did not encounter a spare engine shortage, we believe it would have demonstrated a capacity factor of 93-94%. With continued proper maintenance, planned overhauls and participation in programs to guarantee within 72 hours access to spare gas turbine engines on a lease basis, it is reasonable to expect that that 92.5 percent capacity factor can be maintained over the period shown in the Financial Projections.

3. The heat rates in the Financial Projections for the Project have been developed based on historical information. With continued proper maintenance and overhauls as reflected in the Financial Projections, it is reasonable to expect that these heat rates can be maintained over the period shown in the Financial Projections.

4. The Project's maintenance budget, which includes a fired hour fee to cover overhauls, appears reasonable and adequate to support the conclusions expressed above and to meet the Project's maintenance and performance objectives, excluding any unforeseeable catastrophic failures near the end of a unit's design life. These maintenance expenditure estimates are used in the Financial Projections and compare favorably to similar power projects.

5. Based on Stone & Webster's review, it appears there are no existing conditions that would preclude the operation of the Project over the periods contemplated in the Financial Projections. This assumes the continuation of condition assessments, normal maintenance and addressing the minor issues noted below under Condition Assessment.

6. The Project has all necessary permits in place. We have no reason to believe that the Project will not be able to renew its permits as needed. We believe the environmental reports commissioned by Orange LP were prepared in accordance with good industry practice.

7. The ability to obtain replacement parts in a timely manner for the GE LM5000 gas turbine may be a concern during the period covered by the Financial Projections and should be carefully evaluated, but has been addressed by the Sponsors using the best practice we are aware of for this situation. GECS has represented that, in addition to the Project participating in the LM5000 Lease Engine Program, they have currently dedicated a spare engine between the Project and one additional project that it operates in California.

8. The main control system for the Project, which has recently been upgraded to current control interface technology for this type of plant, additionally, represents to be Y2K compliant.

9. Stone & Webster believes NMEM is an experienced and qualified asset manager with very relevant knowledge of the evolving upstate New York energy market.

10. Stone & Webster believes GECS is well qualified to operate this plant. Having parent company connections to GE and operating other similar projects provides for an effective pooling of technology information and other resources that provides a strong support base for responding to and resolving issues related to this type of facility. In addition, GECS has demonstrated the ability to improve the operations of its plants through the involvement of all the plant personnel. This enables it to keep costs under control and find innovative solutions, which lower operating costs and capital expenditures.

11. Under base case assumptions, the average DSCR is forecast to be 1.40 from 1999 through 2008. The

                                      1-3
     minimum DSCR is 1.35 and occurs in 2001.

1.4.   Condition Assessment

Stone & Webster conducted a walk-through site inspection of the Project on September 16 & 17, 1999. In general, the Project has the appearance of a well-maintained facility, equipment and materials appear properly maintained and operated. During the visit, both of the gas turbines ("GT") were operating at normal conditions at or near base load. The Project was producing high-pressure ("HP") steam for sale to the University and was producing approximately 80 MW of power for sale to Niagara Mohawk. The maintenance and preventative maintenance programs being carried out at the Project on a routine basis are typical for an operator using prudent utility maintenance practices. Stone & Webster's review has not discovered any major technical issues that seriously impair the probability of the Project achieving the performance levels contemplated in the Financial Projections. We have identified a few minor issues which we feel should be addressed to improve the probability of maintaining availability levels contemplated in the Financial Projections. The principal minor issues are as follows:

1. Review and confirm the availability of spare parts and lease pool turbines for the GE LM5000 gas turbine

2. Investigate the cause of the tube leaks in sections of the heat recovery steam generator ("HRSG") that have resulted in minor heat transfer surface sections of the HRSGs being by-passed, make an evaluation to understand the failure mechanism, make a economic study of possible actions to fix or leave as is and implement / document the recommendations

3. Review the boiler feed water pump selection and feedwater regulator valve selection for proper application and sizing for the current and planned system operation

4. Review the raw water supply system and consider the feasibility of installing an auxiliary cooling water system

5. Review the ventilation system design for the main equipment building with the intent of lowering indoor temperatures during the summer months

6. Review the adequacy of maintenance access platforms and make additions as required to reduce the risk of injury to operations and maintenance personnel

7. Plan, implement and / or document the life extension measures taken for the existing University steam boilers

While Stone & Webster believes that Orange LP's preventative maintenance practices are both prudent and proactive (including use of a spare engine which is shared with another GECS managed project that uses one engine and participating in the LM5000 Lease Pool Program), this does not fully mitigate the possibility that both preventative measures may be inadequate to maintain the projected availabilities as demonstrated by the forced outage of an engine which occurred earlier in 1999.

Studies which should be considered to improve the operation and maintainability of the Project, but which do not quantifiably influence either the plant availability or the Financial Projections are items 2 through 7. Items 2 through 7 are not budgeted based on the current information Stone & Webster has available, but each could likely be studied and firm recommendations made for approximately $25,000 per item. Implementing a recommendation would naturally be more costly and is difficult to estimate at this time.

                                      1-4

Preliminary and rough estimates for items 2, 3 and 4 could have each one costing approximately $200,000 and items 5 & 6 could be approximately $100,000 each.
Item 7 could be approximately $50,000 and any estimate for implementation of item 7 would require knowledge from the life extension study results.

1.5.   Performance

Stone & Webster reviewed the heat rate and capacity factor projections used in the Financial Projections. In general, we believe the heat rate projections are reasonable and consistent with historical experience. Capacity factor is a function of plant availability and dispatch. For the past ten months, the Project has been dispatched at 80 MW during peak hours, 73 MW during off peak hours Monday thorough Friday and zero MW on weekends when it was available to run. The availability for the Project for 1996 through 1998 was 97-98 percent. In 1999, the availability has declined due to an extended outage in the spring of 1999 with the availability through September 1999 averaging 83 percent.
Based on the information reviewed, the average availability from January 1996 to September 1999 is 94.5 percent. During the period from January 1996 to September 1999, the Project has achieved capacity factors within 1 to 2 percentage points lower than the station availability when the plant is fully dispatched. We have assumed that the projected capacity factor can be equal to the availability, but not greater than the availability. In the Financial Projections, the availability and capacity factor for the Project is projected to be 92.5 percent, which approximates the net capacity factor for January 1996 through September 1999 and crediting the Project for the time when it was available but not dispatched. We believe this projection is reasonable and achievable given the historic availability levels achieved by the Project and given that going forward the Project is to be a member of the LM5000 Lease Engine Program. GECS is a capable operator and should achieve acceptable results for the Project and NMEM, the new asset manager, should provide sound oversight. We have conducted several sensitivities to the assumptions underlying the base case Financial Projections, the results of which did not materially impair the DSCR related to the new debt through the life of the Notes. See Section 8 for detail.

1.6.   Environmental

Stone & Webster reviewed the environmental permit conditions, compliance status, site contamination issues and other pertinent environmental aspects of the Project and the University steam generating boiler facility (the "Steam Plant"). This review was based upon a number of environmental documents that were provided to Stone & Webster for this purpose. Stone & Webster also conducted telephone interviews of plant personnel. However, Stone & Webster did not receive copies of anticipated capital improvement or operating and maintenance budgets for either of these facilities. In addition, Stone & Webster did not conduct an environmental site reconnaissance or interview environmental regulatory agency personnel. At this time, Stone & Webster does not believe that additional site visits or agency personnel interviews are warranted.

The environmental permits reviewed by Stone & Webster are current and up to date. The associated renewal applications have been submitted to the appropriate authorities on a timely basis. Stone & Webster did not identify any permit conditions that are unusual or unexpectedly onerous.

Stone & Webster reviewed emissions monitoring reports for 1997, 1998 and 1999 through August and determined that both the Project and the Steam Plant are operating substantially in compliance with their air permit conditions; and that there are no gross violations or pending compliance actions. Accordingly, Stone & Webster believes that these facilities should be capable of operating in compliance with their air permit conditions without constraint upon their normal operating conditions through the year 2001. However, the Project may need to reduce and/or offset its current NO\\x\\ emissions in 2002 based on existing

                                      1-5
statutory requirements. At this time, Orange LP believes that it would be more cost effective to purchase NO\\x\\ emission credits than to retrofit the Project with a selective catalytic reduction ("SCR") system. Stone & Webster has run a sensitivity of the Financial Projections assuming Orange LP begins to purchase NO\\x\\ emissions credits in 2002, the result of which did not materially impair the DSCR related to the new debt through the life of the Notes. See Section 8 for greater detail.

Wastewater is discharged separately from each of these sites to a local publicly owned treatment works ("POTW") that is operated by the Onondaga County Department of Drainage and Sanitation ("OCDDS"). Stone & Webster reviewed copies of the self-monitoring reports for each of these facilities. With the exception of pH excursions at the Steam Plant, the self-monitoring reports indicate that each of these facilities is operating in compliance with its wastewater discharge permit limitations without constraint on normal operating conditions. A new pH neutralization system was installed at the Steam Plant during the first quarter of 1999. However, plant staff reports that this new system is limited by flow rate. Accordingly, a revision of the new system was designed and was submitted to management for funding approval. Stone & Webster reviewed a synopsis and budgetary cost estimate (~$40,000) for the revised design and found them to be reasonable.

The only major spill incidents reported for the Project and the Steam Plant were associated with the underground storage tanks ("USTs") formerly used to store fuel oil. However, this was appropriately addressed in 1992 when new USTs with secondary containment and leak detection were installed, and all contaminated soil associated with the former USTs was reported to be excavated and removed from the site for disposal at an approved offsite facility.

Plant personnel report that all oil-filled equipment containing polychlorinated biphenyls ("PCBs") have been removed from the site, and all station transformers are labeled as PCB-free.

Both asbestos containing material ("ACM") and lead-based paint are known to be present, particularly at the Steam Plant. A quarterly survey is conducted at each facility to test for airborne levels of each of these substances and workers are trained in the recognition and handling of these and other wastes.

Stone & Webster noted that noise propagation by the Project is limited by its permit to 45 dBA at a distance of 600 feet. Orange LP provided Stone & Webster with a noise measurement and survey report (c. 1994) that indicated that Orange LP is able to comply with this requirement.

1.7.   Remaining Useful Life

The newer cogeneration portions of the Project which were placed in service in 1992 have a projected remaining useful life beyond the life of the Notes and Stone & Webster has no reason to believe that the Project will not be able to renew its permits as required. Based on Stone & Webster's review, it appears that there are no conditions that would preclude the continued operation of the newer cogeneration portions of the Project over the periods shown in the Financial Projections, assuming Orange LP aggressively continues proactive and effective asset condition assessment and maintenance. The University boilers that are being operated in a backup mode should under go a formal life extension program to improve the probability of maintaining the availability levels contemplated in the Financial Projections.

1.8.   Operations and Maintenance

Stone & Webster reviewed the operating and maintenance ("O&M") costs and the technical assumptions in the Financial Projections. We believe the O&M costs for the Project are reasonable. The capital costs are

                                      1-6
primarily addressed by the fixed and variable fee components provided for in the O&M agreement. We believe the overall magnitude of the O&M costs allocated in these fees are reasonable and include sufficient funds to perform O&M activities during the term of the Financial Projections. They will also support the projected performance levels of the facilities. The Sponsors have indicated their intention to contract with NMEM for asset management of the Project. NMEM is an experienced manager of generation assets with a unique understanding of the upstate New York energy market. We believe Orange LP, with the advice of NMEM and GECS, will demonstrate prudent judgement in deciding when to conduct major inspections and maintenance and how to operate the Project. GECS has extensive experience in the operation of power plants worldwide and currently operates other plants that use the LM5000 gas turbine. This effective pooling of technology information and resources related to this type of facility provides a very strong support base for responding to and resolving problems for this type of plant equipment. The staffing at this facility is good compared to like facilities and the personnel we interviewed were knowledgeable in the operation of the Project. GECS uses a combination of predictive and preventive maintenance programs to monitor the condition of equipment such as: vibration reading for major rotating equipment are monitored and trended to predict and plan maintenance, thermography is used on electrical and mechanical equipment to spot problems before equipment breaks or is damaged, and oil analysis is used to spot bearing problems early. In summary, the Project has few maintenance problems and appears to be a well managed facility.

1.9.   Financial Projections

Orange LP has made revenue projections that include Indexed Swap payments from Niagara Mohawk through June 2008. An availability and capacity factor of 92.5 percent are assumed for the Project. Accordingly, we believe a 92.5 percent availability and capacity factor should be achievable based on our review of the historical availability levels and the maintenance work accomplished by Orange LP. The historical monthly availability factor from January 1996 to September 1999 averaged approximately 94.5 percent. The operating costs for the Project are reasonable based on historical experience of the Project as well as other projects with which we are familiar. It is our understanding that the gas transportation costs are specific to the Project and based on historical experience. The average DSCR for the base case is 1.40 with a minimum of 1.35. For the sensitivities we considered, a reduction of the capacity factor to 85 percent had the most impact on the DSCR. The average DSCR for this scenario is
1.35 with a minimum of 1.29.

                                      1-7

[LOGO of Stone & Webster]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                     SECTION 2. PROJECT DESIGN DESCRIPTION

Stone & Webster reviewed the documentation noted in Appendix A defining the Project. This information was reviewed to assess the adequacy of the technical design and ability of the Project to achieve the proposed performance requirements. Specifically, our design review sought to confirm:

 .    fitness for purpose;

 .    conformance with industry standards; and

 .    level of redundancies in the design to support availability targets.

In general, with a few exceptions noted below, Stone & Webster found the design of the Project to be conforming with industry standards based on GT technology presently in use in the industry and with adequate redundancies to support the availability assumptions used in the Financial Projections.

This section describes the principal components of the Project and the following Project Condition Assessment section provides the findings of our review.

2.1. SITE DESCRIPTION

The Project was constructed, tested and accepted on property owned by the University in Syracuse, New York. The Project is adjacent to the existing University boilers bound by McBride, Taylor, Almond and Bort Streets. The Project supplies power to the Niagara Mohawk grid and process steam to the University steam distribution system. The Project began commercial operation on July 21, 1992.

The Project is a simple cycle design with two GE LM5000 PC STIG generators and two HRSGs with supplemental duct burner firing, all fueled by natural gas. The ancillary equipment includes a distributed control system ("DCS"), feedwater system, natural gas compressor, water treatment system, city and treated water storage tanks and all required auxiliaries.

A major portion of the cogeneration facility is housed in the power island building. This includes the GTs, the HRSGs, the boiler feedwater system including boiler feed pumps, the compressed air system including air compressors, water/steam analyzer and HRSG blowdown tank. A separate room contains the fuel gas compressor, gas fuel filter/separator and the boiler fuel-piping skid. This fuel gas compressor room is classified as Class I, Group D, Division 2 per the National Electric Code while the remainder of the power island building is unclassified. The control room which contains the DCS, GT generator control panels, the fire alarm programmable logic controller ("PLC") and other auxiliary control equipment is located on the second floor at the south end of the power island building. This area also houses the Project operation and maintenance personnel offices. The electrical room which contains the switchgear, motor control centers and various other electrical apparatus is located on the ground floor beneath the control room area. A separate battery room is located in the southeast corner of the power island building.

The water treatment equipment is housed in a separate building on the southeast corner of the Project and includes laboratory, demineralizer control system and facilities for cleaning analyzing equipment.

These buildings are prefabricated metal construction. The control and electrical rooms have one-hour

                                      2-1
minimum rated firewalls. The buildings have been provided with roll up doors for maintenance and man doors are provided for fire ingress and egress. Emergency showers have been provided where chemicals are used or stored.

Electrical power is generated at 13.8 kV and delivered to the Niagara Mohawk grid at 115 kV through step-up transformers located in the substation on the northeast end of the Project. The Project is interconnected with Niagara Mohawk via the Project switchyard and through underground cabling routed from the Temple Substation, approximately two miles west of the Project.

Access is provided into the Project from two entrances off Taylor Street, one adjacent to the existing Riley Boiler Plant and the second is between the electrical substation and the power island building. A third access is provided off Bort Street next to the water treatment building for chemical deliveries.

2.2.   DESIGN BASIS

2.2.1. Electric Power Supply

The original Power Purchase Agreement was based on the supply of 80 MW maximum net output to Niagara Mohawk and was for a base loaded plant. The Power Purchase Agreement has undergone revision and restatement through the restructured Niagara Mohawk power purchase agreements discussed in Section 7 of this report. Under this agreement, Orange LP has the option to put electrical energy to Niagara Mohawk up to 630,000 MWh +5 percent per year. The operation plan for January 1999 to September 1999 has been to deliver 80 MW +5 percent during on peak hours, 73 MW during off peak hours Monday through Friday and then shutdown both GT generators on the weekends. The existing University boilers are operated on weekends to meet process steam demands. The original design basis for the Project was to operate at a base load of 80 MW 24 hours a day, year-round and supply HP steam in the summer and low-pressure ("LP") steam in the winter and Stone & Webster understands from the Sponsors that this mode of operation is planned to be resumed upon consummation of the Sale Transaction.

In general, the Project operating philosophy requires all power generated less parasitic loads, to be sold to Niagara Mohawk. However, if both GTs are shut down the commercial grid will back feed through the 115 kV substation providing the necessary 4160 V and 480 V to maintain the Project. The existing University boilers have black start capability via a diesel power generator and a 1000 kW steam turbine generator, which will allow the supply of steam in emergencies.

2.2.2. Process Steam Supply

The Steam Supply Agreement allows for 60,000 to 450,000 lb/h of process steam to the University. The process steam is supplied at 275 psig and 550(degrees)F during the summer and is reduced to 100 psig and 550(degrees)F during the winter. For periods where the GTs and HRSGs are not in operation, process steam is supplied from the existing University boilers. Based on the Project operating records, the actual winter process steam requirement averages 100,000 to 120,000 lb/h with maximum process steam requirement of 200,000 lb/h. The actual summer process steam requirement averages 40,000 to 60,000 lb/h with maximum process steam of 60,000 lb/h. Below are listed recent summer and winter week process steam requirements.

                                      2-2

                   Process Steam Exported to the University

                             (Average Hourly lb/h)

  ----------------------------------------------------------------------------------------
                     Saturday  Sunday    Monday    Tuesday   Wednesday   Thursday  Friday
  ----------------------------------------------------------------------------------------
  Date               8/28/99   8/29/99   8/30/99   8/31/99     9/1/99     9/2/99   9/3/99
  ----------------------------------------------------------------------------------------
  275 psig            43,906    49,984    46,659    45,026     42,946     43,774   43,644
  ----------------------------------------------------------------------------------------
  100 psig            81,362    80,766    80,904    80,893     81,462     80,784   79,872
  ----------------------------------------------------------------------------------------
  Total              125,268   130,750   127,563   125,919    124,408    124,558  123,513
  ----------------------------------------------------------------------------------------
                     Saturday  Sunday    Monday    Tuesday   Wednesday   Thursday  Friday
  ----------------------------------------------------------------------------------------
  Date               1/31/99    2/1/99   1/25/99   1/26/99    1/27/99    1/28/99  1/29/99
  ----------------------------------------------------------------------------------------
  100 psig min       127,750   107,500    93,125   104,000     96,250    124,625  101,000
  ----------------------------------------------------------------------------------------
  100 psig max       169,750   184,500   151,000   143,500    145,250    176,250  147,000
  ----------------------------------------------------------------------------------------
  100 psig avg       148,148   134,932   119,662   119,832    122,297    147,099  128,141
  ----------------------------------------------------------------------------------------

2.2.3. Gas Fuel Supply

The daily take on the pre-purchased supply of gas is limited to up to 20,000 MMBtu (HHV) and the maximum yearly take is limited to 9 million MMBtu (HHV) as discussed under the Fuel Supply Agreement in Section 7. The most currently available unconsumed entitlement estimate is provided in Section 8 herein. The Project daily take generally does not exceed 18,000 MMBtu (HHV) and the average yearly draw is 7 million MMBtu (HHV) based on plant records. The yearly take for 1998 was 6,332,000 MMBtu (HHV). The gas take for the first seven months of 1999 is approximately 36 percent less than for comparable months of 1998. The reduction in consumption can be attributed to the GT #1 being out of service from April 15, 1999 through June 21, 1999 and the shutting down of both GTs for weekends. The operation of the backup gas compressor, due to low supply header pressure, typically does not exceed 5 percent of the operating time. We would expect gas consumption to increase in subsequent years as a result of GT #1 returning to service and reflecting the shift in operation strategy back to base load. Stone & Webster understands from our review of the documentation provided that Orange LP has prepaid for the supply of 120 million MMBtu through 2008.
The estimated amount of gas remaining in the entitlement is noted herein in
Section 8.

2.2.4. Steam Generation

Each of the HRSGs has the following performance characteristics. HP steam 675 PSIG at 575(degrees)F is used for NOx control, power augmentation in the gas turbine and to augment process steam through pressure reduction. Intermediate pressure ("IP") steam 275 psig @ 550(degrees)F is used for process steam and for the deaerator. Heater pegging steam requirements and LP steam is supplied directly to the deaerator.

                                      2-3

2.2.5.  Recommendation

The HRSG economizers have experienced numerous leaks and the feedwater system has had failures of three of the seven boiler feed pumps along with erosion of feedwater control valves. Although plant performance does not appear to be materially impaired by these issues, Stone & Webster recommends that (i) the cause of the leaks in HRSG economizer be determined; (ii) that the feedwater system equipment selection be confirmed; and (iii) an economic decision be made and documented concerning the resolution of these issues. A study concerning each of the above issues could cost approximately $25,000 each and a preliminary and rough estimate of the cost associated with the implementation of the results of the studies could cost approximately $400,000 depending on the findings and recommendations from the studies. Some minor improved heat rate performance would be expected related to using all of the economizer heat transfer surface in the HRSG.

2.3.    Performance

In reviewing the Project's monthly reports for years 1996, 1997, 1998 and 1999 (through July) it is noted that yearly plant capacity and unit availability have been slowly decreasing and experienced a sharp decrease in the first seven months of 1999. The primary reason for GT #1 loss of availability appears to be the inability to find a replacement engine in a timely manner. GT #1 was out of service from April 16, 1999 through June 21, 1999, awaiting a replacement. Engine and engine 474-157, the original engine for GT #1, is presently being overhauled following this failure event on April 16, 1999 after having accumulated approximately 43,000 hours.

GT #2 had its overhauled engine 474-158 installed on February 12, 1999 replacing LM5000 Lease Engine Program spare engine 474-200. Engine 474-158 had been removed for a 50,000 hour overhaul on June 17, 1998. Even with the overhauled engine, GT #2 availability was less than 90 percent for the first seven months of operation in 1999 due to varying problems.

GE is no longer manufacturing new LM5000 gas turbines for sale and the availability of LM5000 gas turbine engines and spare parts for the next 5 to 10 years should be documented, since GT availability will be greatly affected by spare parts availability.

2.4.    Gas Turbine Generators

There are two GE LM5000 PC STIG generators, packaged by Stewart & Stevenson, included in the Project.

Each GT is a packaged, unitized system that is directly coupled to a 60 cycle, 3600 rpm, 13.8 kV generator. The unit is rated at 50 MW at unity power factor and with 59 degrees F cooling air temperature. Each generator includes a brushless excitation system suitable for Class I, Group D, Division 2 areas per the National Electric Code. Neutral and line side cubicles with CT's, surge protectors and lightning arrestors are provided.

The GTs and generators are provided with acoustic enclosures with internal lighting and redundant ventilation systems. Multi-stage air inlet filtration systems are provided as well as an inlet deicing coil. The package includes a gas fuel inlet system, an electrohydraulic start system, separate lube oil systems for the GT and generator, each with duplex lube oil filters, unit mounted redundant shell and tube lube oil coolers, fire and gas detection and Halon extinguishing system serving both turbine and generator compartment, and an on-line Rochem cleaning system plus soak wash system.

                                      2-4

Unit control panels are provided by Stewart & Stevenson and include a Woodward fuel management system, programmable microprocessor for sequencing, generator metering, Bentley Nevada 7200 vibration monitoring, monitor annunciation of alarms and shutdowns and RS-232 link for data logging through the DCS. This is the standard Stewart & Stevenson package.

Auxiliary equipment includes a 24 V DC battery and charger assembly, steam injection metering system and heaters for the lube oil systems.

2.5.    Heat Recovery Steam Generator

The Project contains two supplementary natural gas fired Deltak HRSGs. Each HRSG is a three pressure level, natural circulation water-tube steam generator. The HP boiler is sized to generate 68,500 lb/h of superheated steam at 625 psig and 575 degrees F unfired at 46.9 degrees F ambient temperature and a maximum of 215,317 lb/h in a fired condition. The IP boiler will provide 28,500 lb/h of superheated steam at 285 psig and 560 degrees F unfired at 46.9 degrees F ambient temperature. In the fired condition, it will produce a maximum of 52,645 lb/h. The LP boiler will generate sufficient steam for deaeration of the feedwater. The final flue gas outlet temperature should not exceed 315 degrees F per the design requirements. Deltak is a proven supplier of HRSGs.

The HP steam is used for NO\\x\\ control, power augmentation and augments process steam through pressure reduction. IP steam is used for process steam and augments the deaerating heater pegging steam that is supplied from the LP boiler directly to the deaerating heater.

Each HRSG includes all inlet ducting, HP and IP superheaters, HP and IP de-superheaters, CO catalyst for 80 percent CO reduction, economizers, outlet transition, and walkways and ladders required for operation and maintenance.

Each duct burner consists of eleven gas burner elements with a maximum total design heat release of 194.0 million Btu/h (LHV). Included are flame scanners, a free-standing piping rack for pilot piping and main gas piping, a flame safety system and one scanner and observation port scanner cooling air blower. The burner piping system is electrically classified for a Class I, Group D, Division II area per the National Electric Code. When initially installed there were some issues related to HRSG performance, which resulted in some additional heat transfer surface being installed in the HRSGs. As built and/or as modified design heat transfer data was not available in the design information for the HRSGs for review, but plant operations personnel indicate acceptable performance was obtained following the addition of the heat transfer surface.

2.6.    Balance of Plant Mechanical Systems

2.6.1.  Boiler Feedwater System

Deaerating Heater
-----------------

There is a spray type deaerating heater, which is common for both HRSGs and is mounted on top of the HRSGs. The deaerator is designed to reduce dissolved oxygen to 0.005 ml per liter at all operating loads. This deaerator, being common to both units, does not have a backup, which is not as reliable of a configuration as having a deaerator for each HRSG, but is an acceptable practice for non-rotating equipment with very few moving parts.

                                      2-5

Boiler Feed Pumps
-----------------

The boiler feed system consists of four 1/3 capacity HP boiler feedwater pumps and three 1/2 capacity IP/LP pumps. The HP boiler feedwater pumps are sized to provide the flows required throughout the broad operating range of the HP boiler which are from 68,500 lb/h in the unfired condition through 432,000 lb/h in the fired condition. The fourth high-pressure pump is a common spare. The IP/LP pumps supply boiler feedwater to both the IP and LP boilers. The third pump is a common spare. This sparing philosophy is acceptable and should provide for reliable operation and help the Project achieve expected performance. Stone & Webster noted a minor issue related to equipment sizing in the Condition Assessment section of this report, which should be addressed to improve reliability of the Project. An estimated cost for this issue is noted above in
Section 2.2.5.

2.6.2.  Steam System

The steam system includes all steam piping and valves required including the piping tie-ins into the existing boiler plant. The process steam lines are equipped with sales meters. The IP system is designed to take 275 psig steam directly to process and with necessary headers and pressure reduction valves for the alternate winter process supply of 100 psig.

2.6.3.  HRSG Blowdown Tank

One common HRSG blowdown tank is provided for both HRSGs. The continuous blowdown is cascaded. The high-pressure boiler blowdown is routed to the IP boiler and the IP boiler blowdown is routed to the blowdown tank. The intermittent blowdown for each boiler is also routed to the blowdown tank. Low point drains for maintenance are routed around the blowdown tank to insure complete draining during downtimes. The drain from the blowdown tank is routed to the chemical waste sump for cooling and then pumped to the neutralization tank and them discharged to the process drain. This would be slightly more reliable with a blowdown tank for each HRSG, but is an acceptable practice for non-rotating equipment with no moving parts, on a small foot print site.

2.6.4.  Water Treatment System

The water treatment system includes all equipment required to provide demineralized water for boiler feedwater and chemical treatment for the HRSGs. Two 550 gpm demineralized trains each representing 50 percent of the station needs/1/ have been provided with the following equipment: strong acid cation units, forced draft decarbonator, strong base anion units, acid regeneration system, caustic regeneration system, 7,000 gallon acid storage tank, 7,000 gallon caustic storage tank, neutralizer waste transfer pumps, neutralizer tank mixer, PLC control system, instrumentation, interconnecting piping, and a RS-232 communications module to interface with the Project DCS system. If the originally forecast steam demand was realized and there was a low percent of the condensate returned, then this system would not have any reserve capacity, which would not be a reliable operating situation. Considering the historical and expected requirement for steam export and condensate return, this system represents 200 percent reserve capacity, which makes this system reliable.

The chemical treatment system for the HRSGs consists of a phosphate feed system, an oxygen scavenger

__________________

/1/ Based on the "Winter-Highest Steam Export" heat balance diagram- historical steam export has only approached one third of this design capacity

                                      2-6
feed system, a neutralizer feed system and a sodium sulfite feed system. A 95,000 gallon neutralization tank is provided to neutralize the pH of regeneration wastes and plant chemical wastes.

Three 50 percent capacity (one common spare) deaerator make-up pumps are provided that take suction from the 360,000 gallon treated water tank where the demineralized water is stored. The sizing of this tank would not be adequate if the originally predicted water requirement was realized, considering the historically demonstrated requirement the tank will provide approximately 21 hours of run time which is acceptable. These pumps provide make-up water to the deaerator. The philosophy of a shared common spare pump is not unusual in this industry.

2.6.5.  Instrument and Plant Air System

Two 100 percent capacity rotary-screw instrument/plant air compressors have been provided to supply pressurized air required for the instrumentation and plant services. If pressure drops in the air piping header, the spare unit will automatically start. The system includes two air receivers, two prefilters, one dual-tower desiccant type, heatless air dryer, one afterfilter, controls for automatic operation, acoustic enclosure, regulating system, oil system with filters and coolers, and all required instrumentation.

2.6.6.  Raw Water System

Raw water is supplied to the Project from the city water supply. This water is utilized for raw water supply to the demineralizer system, to cooling water, and for utility water. The water to be utilized for boiler feedwater is piped to the 50,000 gallon city water tank and then pumped by three 50 percent capacity (one common spare) city water pumps to the demineralizer trains. There are no backup systems for supply of water to the Project other than the city water system and this city water tank will only supply about 50 minutes of run time at the original design requirement or about 3 hours of run time at the present historical demonstrated demand. The more important issue is that the supply of cooling water is provided directly off of the city supply lines and if this supply is lost the plant will loose cooling to the boiler feed pumps and to the lubrication systems for the GT and the generators which will bring the plant down fairly quickly on high temperature limits for these pieces of equipment.

2.6.7.  Plant Fuel System

The Project's fuel is natural gas, supplied at a normal fuel supply pressure of 700 psig by a pipeline designed and installed by The O'Brien & Gere Companies. An emergency back-up fuel gas compressor is provided to boost the fuel gas supply pressure if it drops below 625 psig. The fuel gas compressor is a packaged skid-mounted reciprocating compressor with a lubricating system, suction scrubber, discharge filter, aftercooler, discharge coalescer, two pulsation bottles, a control system, safety shutdowns, instrumentation and interconnecting piping.

A 100 percent capacity filter/separator is provided to insure that the fuel to the equipment is dry and clean. Regulators, fire safety shut-off valves, and relief valves are supplied to insure that a safe system is provided.

Fuel gas pressure for the GTs is 675 psig +/- 25 psi. The HRSG burner system for auxiliary fire uses 35 psig fuel. Take-offs are provided to supply 35 psig fuel to the existing Riley boiler plant as an emergency back-up and for utility requirements such as hot water heaters.

The Project fuel system is typical of other LM5000 PC STIG facilities with which we are familiar.

                                      2-7

2.6.8.  Fire Water System

Fire protection water is taken from the two city water main supply lines. Hydrants, sprinklers and standpipes for fire hoses are provided throughout the Project as required by local and national codes. A deluge system is provided for the lube oil system on the GT generators and for the main step-up transformers. Wet pipe systems (automatic with fusible sprinkler heads) have been provided for the maintenance area, the battery room and the office area. The system is designed to meet the maximum sprinkler water flow demand plus a hose stream allowance. The firewater system is provided with a pressure switch to provide a low-pressure signal and alarm in the control room through the Project DCS.

2.6.9.  Waste Water System

Oily water drains are routed to the oily water sump, pumped to an oily water separator via two 100 percent diaphragm pumps, and then discharged to the city sewer. Wastes from the oily water separator are removed from the Project site via storage drums.

Chemical drains are piped to the chemical waste sump, pumped to the neutralization tank via two 100 percent sump pumps, and then discharged to the city sewer.

2.6.10. Water/Glycol System

The anti-icing coil in the GT inlet air filter requires heated water/glycol for heating the inlet air to the GTs during freezing conditions. Three 50 percent each water/glycol pumps are utilized to pump the water/glycol mixture through a heat exchanger utilizing steam as the heating medium. A water/glycol standpipe is provided for mixing, and make-up for the closed loop system.

2.7.    Electrical Systems

The electrical systems design, layout, and equipment are typical for a facility of this type and size. The Project ties into the electrical system of Niagara Mohawk at a substation known as Temple Street. This is a 115 kV substation which ties into two other 115 kV substations in the Niagara Mohawk system (i.e., Ash Street and Peat) via single-circuit 115 kV transmission lines. The Temple Street substation is configured using a ring scheme, which should provide for a high reliability of service and a great deal of flexibility of operation.

The following sections provide brief descriptions of the electrical systems associated with the Project.

2.7.1.  115 kV Substation at the Project

The 115 kV substation at the Project is configured as a single-bus, single-breaker scheme rated for 115 kV. One of the principal advantages of this arrangement is its low cost. However, the scheme generally provides a relatively low degree of service reliability, since a total and complete station outage can occur in the event of a single breaker or bus failure (i.e., a single contingency can cause a complete station shutdown). In addition, under the existing bus arrangement, maintenance of essential substation equipment generally cannot be performed without disturbing the operation of the station. For instance, the substation must be de-energized in order to carry out bus maintenance. Also, maintenance of the breakers that protect the interconnecting circuits can only be performed after de-energizing their corresponding circuit. In Stone & Webster's experience, however, these single-bus, single-breaker arrangements are fairly typical of facilities such as this one. The Project has experienced one event where a lightning arrestor failed on this bus resulting in a 20 hour forced outage.

                                      2-8

The Project connects to the Temple Street substation via a 115 kV, 750 kcmil, aluminum, underground cable. The interconnection point between the Project and the Niagara Mohawk system is at the cable potheads in the substation at the Project (the "Receiving Point"). Meters are provided to measure incoming power for start-up and outgoing power for sales.

The current rating (or ampacity) of the 115 kV substation bus is 1200A (amperes), which is adequate. The substation appears to be properly fitted with standard lightning arresting equipment, measurement transformers, switchgear, protective relaying and disconnection equipment, including four disconnect switches, two SF\\6\\, 115 kV, 1200A circuit breakers for outdoor use. In addition, there are nine 1200/5 multi-ratio CTs, three bushing-type current transformers with transducers, and three lightning arrestors.

A relay building (prefabricated metal) is provided to house protective relays, control switches, meters and indicating lights. Two digital electronic multi-function meters for current, voltage, watts, VARs, power factors and frequency have been included in the building and equipped with RS-232 and KYZ pulse outputs. The building is insulated, heated, lighted and air conditioned, with smoke and fire detection connected to the cogeneration plant fire detection system. Additional space with a locking door is provided for Niagara Mohawk equipment.

The substation area is provided with high pressure sodium type lights and a chain link fence to protect the entire perimeter.

2.7.2.  Main Step-Up Transformers

Two main step-up transformers are provided and installed in the substation at the Project. Each transformer is separately connected via underground cables to each GT driven generator. The cables from the generators to the transformers are routed underground. The transformers take the 13.8 kV power produced by the generators and provide 115 kV power to the utility. The transformer are oil insulated units and are sized to carry the continuous maximum unit output, and are rated at 30.2/40.3/50.4 MVA, OA/FA/FA 65 degrees C rise, 3 phase, 60 Hz. The high voltage side is 450 kV BIL, WYE connected, with no-load tap changing capability. The low voltage side is 110 kV BIL, delta connected. The impedance based on OA rated capacity is 7.5 percent. The units include bushings, bushing transformers, station class lightning arrestors, sudden pressure relays and winding temperature indicators. The transformers appear to be appropriately dimensioned for an installation of this size.

Transformer oil spill containment is provided for each transformer including underground tanks and containment dikes. This is furnished in complete compliance with all applicable New York State DEC and federal EPA regulations.

A deluge system for fire protection is provided with freeze protection and alarm contacts for remote indication.

2.7.3.  Auxiliary Transformers

Two 1500/2000 kVA, AA/FA, 13.8 kV-480 V, dry type cast coil transformers are supplied to provide power to the 480 V plant auxiliary motors and other services requiring 480 V. Primary fuses are included. Each unit is sized for 100 percent capacity to insure reliability throughout the Project. The auxiliary transformers are located adjacent to the power island building on the south side. The cable from the auxiliary transformers runs via cable trays throughout the Project.

In addition, one 1500/2000 kVA, AA/FA, 13.8 kV-4160 V, dry type cast coil transformer is included to

                                      2-9
supply power for the 4160 V emergency fuel gas compressor motor. One neutral grounding resistor will be mounted on the unit and is rated at 600A, 2400 V line to neutral, 10 second, with 300:5 CT. The unit is mounted in an outdoor enclosure with one entrance bushing.

2.7.4.  13.8 kV Switchgear

The 13.8 kV switchgear consists of four sections of 15 kV metal clad switchgear and three sections of 15 kV metal enclosure switches in one continuous indoor lineup. All of the switchgear is located in the power island building in the electrical room.

The switchgear includes two 3000A generator breaker assemblies, two 1200A feeder breaker assemblies, and four sets of drawout PT equipment. Three 1200A transformer feeder assemblies are included for the switches. The switchgear is rated for 1000 MVA, with a maximum symmetrical interrupt capability of 48 kA RMS. Relays, CT's, PT's, status lights and switches are included.

2.7.5.  480 V Switchgear

The 480 V switchgear consists of eight sections, with four 1600A power breakers, three 3200A power breakers, twelve 1600:5 CT's, six 3000:5 CT's, six 4:1 PT's, switches, indicating lights, bracing, and four bussed transition sections for the 480 V MCCs. The transition buses are rated for 1600A.

2.7.6.  480 V Motor Control Center

The 480 V motor control centers (MCC) are connected by bus to the 480 V switchgear. The four MCCs contain feed breakers, bus starter units, and relays, as required to support the 480 V motors in the Project and spare capacity. All of the motor control centers are located in the power island building in the electrical room.

2.7.7.  4160 V Motor Control Center

The 4160 V MCC supports the emergency fuel gas compressor motor only. It is rated at 250 MVA with a 1200A bus. The controller includes solid state protective relaying.

2.7.8.  DC Battery Powered Battery System

The 125 V DC battery system supports 125 V requirements for switchgear control, substation control, emergency lighting, etc. The system has an energy storage capacity of four hours and includes a lead calcium, solid state rectifier, battery charger and redundant charger, and main DC distribution panels. Twenty-four V DC battery systems are provided with the GTs to support 24 V DC loads required for equipment in the gas turbine package.

2.7.9.  UPS System

The uninterruptible power supply (UPS) system provides back-up power for the distributed control system. The system includes a 150A, 208 V AC battery charger, a 15 kVA inverter, a 30 minute battery system, a 225A battery disconnect breaker (DC rated, 2 power, in NEMA 1 enclosure), a 225A AC distribution panel with 225A main input breaker and bus, and a 15 kVA bypass regulating transformer.

                                      2-10

2.7.10. Grounding System

The main exterior plant-wide ground grid utilizes bare copper cable. Copper clad steel ground rods are buried a minimum of 30 inches below finished grade. The system is designed to limit step and touch potential under maximum line-to-ground fault conditions and to limit overall ground grid potential rise to less than as defined in IEEE-80. The grounding system is tied to the station fence ground, the substation ground grid, and the building grounding system. The building steel columns, stack, tanks, and other metallic structures are connected directly to the main grid. Equipment is grounded per manufacturers' instructions.

2.7.11. Communication System

The Project communication system consists of telephone service with outlets in the control room, office areas, electrical switchgear room and water treatment laboratory.

A facility paging and two-party communication system is supplied with amplifying equipment, headset stations, line balancing equipment, speakers and master control station. Individual stations are integrated with the telephone equipment.

2.7.12. Life Safety System

Zone panels are provided for interface to the main control room. Each panel has a minimum of three spare zones and is tied together using a multiplexing cable system in rigid galvanized steel conduit. The system is Class A, fully supervised.

Ionized smoke detectors are provided in break rooms, electrical signal closets, electrical equipment rooms, control room, office area, locker area, maintenance area, gas compressor area and laboratory area.

Spot type heat detectors are supplied at the main transformers, the auxiliary transformers, and the lube oil/control oil tanks and pumps. Smoke detectors for HVAC mechanical equipment are ionization type.

Manual pull stations and horns are located at all exit and egress locations. Audio-visual stations are located adjacent to the exit doors and in personnel areas to meet applicable code requirements. All remote stations are tied into the life safety system.

2.7.13. Lighting System

Plant lighting consists of normal lighting and self-contained DC battery pack emergency lights. Outside lighting is 400/1000 watt HP sodium fixtures mounted on building structures and controlled from photocells.

Emergency lighting systems are provided for purposes of personnel egress and continuation of critical activities during emergency conditions.

2.8.    Controls and Instrumentation

Control for the Project is accomplished by a DCS implemented with microprocessor controllers for the control and monitoring of the Project processors. The DCS has been recently upgraded to an ABB/Bailey Symphony Conductor NT DCS operating system, which among other enhancements is Y2K compliant. The DCS is located in the environmentally controlled control room in the power island building. With the

                                      2-11
recent upgrade, Stone & Webster believes the DCS is representative of current technology typically available for this type of facility.

The GTs, the generators, the duct burners, the fire monitoring system and the demineralizer system have individual free standing control panels. Data logging and some controls for this equipment are also handled through the DCS system.

Distributed Control System
--------------------------

The system supports the following operator displays:

 .  Facility overview displays

 .  Graphic displays

 .  Alarming

 .  Digital input displays

 .  Analog indication

 .  Group displays

The system has the following printing and reporting capabilities:

 .  Alarm summaries

 .  Event summaries

 .  Operating summary reports on a periodic, demand, or event basis

 .  Any monitor graphics display printout

The system continuously monitors itself for failures and provides a diagnostic display. Loop timing is available on-line with configuration data storage. The system supports all control algorithms as required. The system is totally redundant whereby any single failure of the following will alert the operator while continuing to keep the process under uninterrupted automatic control from the monitor:

 .  Power supply failure

 .  Controller/processor failure

 . Highway or communications link failure including communications controllers or data multiplexers

Interface hardware includes two operator consoles with monitor and keyboard, one engineer's console with monitor and keyboard, two printers and one control panel for mounting auxiliaries.

2.9.    Civil Design

In general, the civil design appears typical and unremarkable for a facility of this type.

                                      2-12

2.9.1. Drains

A system of underground gravity drains is installed to remove all effluent and spills from the site. Oily water waste and chemical wastes are treated before discharge. The drains run separately to the combined city sanitary/storm sewer; i.e. process, sanitary, and storm run-off drains will be run separately. A wastewater discharge flume monitors process wastewater discharge flows.

2.9.2. Site Preparation

All undesirable soils and materials are represented to be removed from the site. Grading and storm run-off provisions have been included. Fill soil is provided and compacted in accordance with applicable codes and standards.

2.9.3. Paving

Access roads, ramps, unloading areas, driveways, and heavy equipment parking stands have been paved with concrete conforming to HS-20 truck loading.

Automobile parking lots and light vehicle parking areas have been paved with asphaltic concrete.

Areas of ground between transformers and switchgear, under piping support arbors, in the substation and around pumps and tanks have been finished with crushed stone and compacted to a six-inch depth.

2.9.4. Foundations

The GT generators, HRSGs, fuel gas compressor, stacks, and boiler feedwater pump foundations are supported by concrete filled steel piles.

The power island building is supported by spread footings on timber piles.

The outdoor pumps, treated water tank, neutralization tanks, water treatment building, step-up transformers, and dead end structure foundations supported by mats. The city water tank is mounted on a ring wall foundation.

2.10.  Heating, Ventilation and Air Conditioning

Stone & Webster believes the design requirements identified for the various areas of the Project to be typical and reasonable for this type of facility and for this location.

The following areas have filtration, heating, pressure ventilation, self-contained packaged units with air-cooled condensers, thermostats for controlling the area temperature between 60 degrees F and 85 degrees F, and humidification and dehumidification systems:

 . The second floor area of the power island building, which includes the Project control room, offices, secretary's area, and restroom

 . The first floor area of the power island building, which includes the switchgear, relay panels, restrooms, and battery charger room

 .  The laboratory in the water treatment room

                                     2-13

The following areas have filtration, pressure ventilation, redundant blowers, and a pressure fail alarm system:

 . Gas compressor room

The remaining areas of the power island building and water treatment building have a specific number of air changes and space heaters to maintain a temperature of 60 degrees F at the minimum design temperature.

The following are criteria utilized:

       -------------------------------------------------------------------------
                    Area                         Design Condition
       -------------------------------------------------------------------------
            Control Room (Summer)        74degrees F + 2degrees F db
                                                     -
       -------------------------------------------------------------------------
            Laboratory (Winter)          72degrees F + 2degrees F db
                                                     -
       -------------------------------------------------------------------------
            Switchgear Room              60degrees F min. or Ambient
       -------------------------------------------------------------------------
            Water Treatment Building     68degrees F min. or Ambient
       -------------------------------------------------------------------------
            Offices                      74degrees F + 4degrees F db
                                                     -
       -------------------------------------------------------------------------
            Main Equipment Building      15degrees F temperature rise (at
                                         operating levels)
       -------------------------------------------------------------------------
            Restrooms                    In accordance with local codes
       -------------------------------------------------------------------------
            Battery Charger Room         Not less than 15 air changes per hour
       -------------------------------------------------------------------------
            All Other Areas              3 to 5 air changes per hour
       -------------------------------------------------------------------------

2.11. Existing University Facilities

As part of the operation and maintenance of the Project, certain existing University facilities are operated and maintained to provide a backup steam supply to supplement the GT/HRSG trains when they are out of service for maintenance or shutdown per electric power sale requirements. These are essentially the:

1) Riley boiler house, which consists of two Riley boilers each with a capacity of 150,000 lb/h at 200 psig and 550 degrees F and are used in winter to supply 100 psig process steam. These boilers were installed in 1951 and currently operate on either gas or oil.

2) Alco boiler house, which consists of two B&W boilers each with a capacity of 100,000 lb/h at 300 psig and 550 degrees F and are used in summer to supply 275 psig process steam. These boilers were installed in 1954 and currently operate on either gas or oil.

Each of the above boilers are supplied with heating coils in the bottom drum to maintain warm standby. The boiler houses are each equipped with boiler feed pumps and deaerating heaters, which are interconnected so that either deaerating heater can supply either boiler house. The boiler houses have a common softened water system to provide makeup. Each boiler house has interconnection with the power company at 13.8 kV. Four 30,000 gallon fuel oil storage tanks are provided. The Alco boiler house contains a black start diesel generator that is run weekly and a black start is performed yearly. The Riley boiler house has a 1000 kW 5 psig back pressure steam turbine generator for black start capabilities.

                                     2-14

[LOGO OF STONE & WEBSTER]
                                         Project Orange Associates. L.P.
------------------------------------------------------------------------

                    SECTION 3. PROJECT CONDITION ASSESSMENT

3.1.   The Project Overview

Stone & Webster conducted a site visit, which consisted of a walk through inspection lead by the Project operations manager. This allowed an opportunity for Stone & Webster to get a general impression of the condition of the Project. During the visit, Stone & Webster's intent was to do a visual type inspection of all of the Project's major equipment. The inspection did not involve any physical examination, nondestructive testing, or laboratory testing of any of the equipment or materials on site. During our visit, both units were operating under approximately full load conditions, no supplementary firing of the exhaust gases in the HRSGs was being done during this time. The general condition of the Project was excellent and no remarkable observations concerning general house keeping, painting, and corrosion control were noted.

3.1.1. Equipment Arrangement

The site is relatively compact and some equipment is located in close proximity to other equipment, allowing limited room for maintenance access. The GTs are packaged on skids and were fully tested before their installation at this site. The GT packages are opposite hand type layouts, which allowed both GT access doors to face the outside walls of the turbine building to facilitate GT engine exchange and maintenance.

3.1.2. Maintenance

The Project appears to be a well maintained facility where maintenance is performed with careful attention to detail. No rusting equipment or missing insulation material was observed during our visit. The overall site was extremely clean and no debris of any sort was observed around the Project site, inclusive of the inside of trenches. The Project maintenance personnel advised that all scheduled maintenance is performed for all plant equipment and that the Project monthly reports list all scheduled and unscheduled maintenance along with plant operating performance data, export electric sales and process steam sales. Preventive maintenance is represented to be conducted on all major equipment according to predetermined and set schedules, which are based on experience and manufacturers recommendations.

3.1.3. Infrared Thermographic Assessment

The Project has infrared thermographic electrical, mechanical, and heat conservation inspections performed on a yearly basis for major plant systems, equipment and piping to highlight and identify abnormal operating situations. This is a highly desirable inspection in that the infrared inspection can point out problem areas before failure. This type of inspection is noninvasive and generally discovers problems that could go on for days, weeks, or months before the item actually fails. The most recent infrared inspection was performed on August 19 & 20, 1999 and the report addressed 10 items, which the testing firm noted as requiring attention of a more immediate nature and others which could be addressed in a more casual approach. A maintenance outage was scheduled for September 24, 1999 for the repair of these items. This type of proactive inspection of equipment is an excellent way to avoid serious damage to permanent plant equipment and materials and improve overall plant availability, as infrared imaging can detect problems not normally detectable by ordinary visual observation techniques. The last two years reports were briefly reviewed. Some similar type problems with similar equipment were noted, but it appeared that all

                                      3-1
problems noted last year were not noted again this year implying that they were addressed following this report last year. These types of issues are typical of any facility and have no specific relationship to the type of GT or HRSG or any other unique equipment at this facility.

3.1.4. Cyclic Operation

The Project was originally designed and operated as a base load plant and the Sponsors have indicated that the current operating plan is to continue the Project's original base loaded type of operation. The operating plan from January 1999 until September 1999 had the GT and HRSG units reducing load slightly every night and shutting down on weekends. The load reduction at night was not particularly troubling, given that it did not involve more than the 10-15 percent load reduction being done from January to September this year. The shut down on weekends was a significant change in the operating mode and if this were extended into a daily shut down situation, this change would be more significant. The continued operation at base load, as is now anticipated, should be acceptable and should result in availabilities generally in agreement with those used in the Financial Projections and historically demonstrated at the Project.

3.2.   Condition Assessment

3.2.1. Gas Turbine Generators

As we understand the situation, GECS, as part of the support for their O&M contract for the Project, has purchased a spare GE LM5000 gas turbine engine (serial 474-117) which is presently dedicated to the support of the Project and one other facility in Carson California which uses a single GE LM5000 gas turbine and is water injected for NOx control.

Both of the original GTs engines have operated satisfactorily and have supported a plant availability of at least 97 percent for years 1996, 1997 and 1998 though the station availability has been slowly decreasing as would be expected as the Project ages (see Figure 3.3-1). There was a sharp decrease in plant availability for the first seven months of 1999 primarily since GT #1 was out of service form April 16, 1999 through June 21, 1999 due to the unavailability of a spare engine. When GT #1 came down the dedicated spare was in Carson California and a replacement engine from the LM5000 Lease Engine Program was not available.

GT #1 (serial 474-157) operated for approximately 43,000 hours until April 16, 1999 when it was taken out of service due to a failure of a 5/th/ stage HP compressor blade. The spare engine 474-117, which finished being overhauled in January 1999, was not available back from Carson California until June 16, 1999 and then required minor hot section rework to reconfigure it for steam injection. Following the reconfiguration the spare engine was installed in GT #1 on June 21, 1999. Through November 8, 1999, this spare engine, 474-117, has accumulated approximately 5,600 hours since it came back from overhaul in January 1999 of which approximately 1,600 hours have been at the Project.
Engine 474-157, the original engine for GT #1 is presently scheduled to be back to the Project on December 23, 1999. The spare engine, 474-117 had been recently exhibiting higher than normal vibration levels, which on November 1, 1999 increased to the point where it was necessary to bring in a vibration specialist and perform a trim balance on the this engine. This trim balance was completed on November 7, 1999 and the unit has operated and restarted satisfactorily with low vibration levels since that point in time.

GT #2 (serial 474-158) was shut down on June 17, 1998 for a 50,000 hour overhaul (having accumulated approximately 48,000 hours) and lease engine 474-200 was installed. Engine 474-158 was reinstalled February 12, 1999 and has accumulated approximately 3,600 hours through November 8, 1999.

                                      3-2

Since GE is no longer manufacturing new LM5000 gas turbine engines for sale, Stone & Webster recommends that it be documented through GE or others what the availability of LM5000 gas turbine lease engines and spare parts is likely to be, since plant and GT availability are greatly affected by lease engine and spare parts availability. Stone & Webster recommends that the export steam uses and surges be evaluated to determine if any system modifications or operations modifications (including changing the amount of power augmentation steam into the GT) may be possible to avoid venting steam during the spring and fall when there is greater volatility in the steam load demand. With the exception of the availability of spare engines and related engine spare parts noted above, Stone & Webster did not observe or note a condition during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections. These items noted, if appropriately addressed should not compromise the Project's ability to achieve its performance projections identified in the Financial Projections.

3.2.2. Heat Recovery Steam Generator

The HRSGs have experienced a number of tube leaks, which have resulted in portions of the heat transfer surface being operationally bypassed. Tube leaks can typically be attributable to poor water chemistry control. The water treatment system/program for HRSG and steam systems is well established and maintained with daily reports provided by plant personnel and weekly summary reports provided by Calgon Corporation. Calgon also performs yearly inspections of the HRSGs, the most recent being May 18, 1999 for HRSG #1 and June 3, 1999 for HRSG #2. Both of those reports advise that the boiler waterside surfaces were in excellent condition. The drum surfaces are reported to be well passivated and in a deposit-free condition. In the reports, there were no mechanical problems observed and the steam separators were noted clean and free of any solids build-up indicating no apparent carry over problems. The conditions reported observed are representative of a well-maintained water treatment program by the Project operating personnel. As the water treatment seems to be in order, Stone & Webster recommends that the cause of the tube leaks be investigated and corrected in order to maintain and improve efficiency and availability. Other than the above, Stone & Webster did not observe or note a condition during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections. Without additional investigation and analysis, it is difficult to quantify the impact of these leaks, but at first review, the choice to isolate these heat transfer surfaces appears to make a relatively small negative impact on the efficiency of the Project and will likely improve the availability slightly, considering the present operating history.

3.2.3. Boiler Feedwater System

The feedwater system has exhibited failures of three of the seven boiler feed pumps along with the erosion of the feedwater control valves. The feedwater control valves have been replaced with smaller valves (4 inch replaced with 2 inch and the body material was upgraded to stainless steel). The present HP boiler feed pumps are designed to deliver 1500 psig pressure with a minimum operating pressure of 1000 psig. This pressure seems excessive for a boiler delivering 625 psig steam. Stone & Webster recommends that the feedwater systems and HRSGs be evaluated and proper selection of pump capacity and head be confirmed to be suitable for the intended service conditions and the expected variations. It is expected that two HP boiler feed pumps would meet normal operating conditions (reduced head and increased flow) with the same or similar footprint, but additional investigation and analysis would be required. With the exception of the above, Stone & Webster did not observe or note a condition during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections. Continued operation in the present condition, will likely result in acceptable performance from the standpoint of the Financial Projections. Modifications that are feasible and economically justified might result in a minor improvement in plant efficiency and a reduced

                                     3-3
probability of feedwater pump and regulator control valve failures, which would improve overall availability.

3.2.4. Raw Water System

The city water that is utilized for the water treatment system is first used as cooling water prior to entering the city water tank. The city water is provided normally from the south through 8" city water header UW-4300 and UW-4302. A second, or emergency, alternate supply is provided from the north through line 6" UW-4319 tying into 8" line UW-4320. The loss of 8" line UW 4320 results in no cooling water available for boiler feed pumps, gas compressor, turbine lube oil coolers and other equipment, which will necessitate the shutdown of both GT/HRSG trains. During the summer months (period of lower process steam flow) this extra cooling water, which is not required by the water treatment system, is diverted to the neutralizing tank for final discharge to the sewer. There was a city water main break in February 1997 which resulted in sand and silt deposits in the city water tank. The system has no means of pre-filtering the normally clean raw city water. Stone & Webster recommends that the cooling water and raw system supply be studied and evaluated to eliminate the possibility of single failure events from shutting down the plant and to eliminate the dumping of city water to the sewer which is both wasteful and expensive.

Otherwise, Stone & Webster did not observe or note a condition related to the raw water system during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections.

3.2.5. Water Treatment System

Provided that the historical demand for demineralized water does not increase, Stone & Webster did not note any condition related to the water treatment system during its review, which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections.

3.2.6. Instrument and Plant Air System

With respect to the instrument and plant air system, Stone & Webster did not observe any remarkable condition during its review.

3.2.7. Electrical Systems

Annually, the Project has an electrical preventative maintenance and testing program on the high voltage electrical equipment that is conducted with the assistance of H.M.T., Inc. (High Voltage Maintenance and Testing Services). The latest testing was performed in June 1999 and their report dated August 17, 1999 listed six items that required attention/maintenance by the Project personnel and will be accomplished during maintenance outages as required. This inspection also included the electrical equipment in both the Riley and Alco Boiler Houses that is maintained by GECS.

The DC batteries for the UPS system were replaced in 1998 with exide D batteries and the DC batteries for electrical breaker controls are scheduled for replacement in November 1999.

In general with respect to the electrical systems, Stone & Webster did not note a remarkable condition during its review that it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections.

                                      3-4

3.2.8.  Controls and Instrumentation

The existing Bailey distributed control system has recently been replaced and upgraded to ABB/Bailey Symphony Conductor NT DCS operating system including upgraded graphics and appears to be functioning satisfactorily. Stone & Webster believes the controls and instrumentation will support the Project in achieving its performance projections identified in the Financial Projections.

3.2.9.  Heating, Ventilating and Air Conditioning System

All systems in the office/control room area were operating satisfactorily. However, for the main equipment building housing, the GT/HRSG/boiler feed pump systems, the wall louvers were blocked off and the building had ambient temperatures in excess of 108F on the day of our visit. Stone & Webster recommends that the ventilation system for the main equipment building be evaluated/modified to provide proper ventilation during both summer and winter conditions. This would improve working conditions in this area from a health and safety standpoint as well as provide a more tolerant environment for electrical and instrumentation equipment located in this area.

Other than the ventilation of the main equipment building, Stone & Webster did not note any condition with respect to the heating, ventilating and air conditioning system during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections. This ventilation issue will not likely require much capital to resolve and will not likely have any significant impact on the Financial Projections.

3.2.10. Existing Facilities

The equipment and portions of the Riley and Alco Boiler Houses, which are operated and maintained by GECS, appear to be well-maintained. Both of the these complexes were constructed in the 1950s and were designed and laid out to burn coal and there are still a number of pieces of equipment from that period abandoned in place. Because of the original use of these buildings and the additional amount of equipment required for burning coal there is more than ample maintenance access for the equipment which is now required to burn natural gas and oil. The boiler exterior furnace walls do not exhibit signs of overheating or other differential expansion problems, which can sometimes be found on these types of units. In general with respect to the existing Riley and Alco Boiler House facilities, Stone & Webster did not observe or note any condition during its review which it believes would significantly compromise the Project's ability to achieve its performance projections identified in the Financial Projections.

3.3.    Life Extension Issues

There was no specific Life Extension Program report available for review by Stone & Webster, but the Project appears to be well-maintained and has had some upgrades of equipment/facilities in the new cogeneration portion as well as the existing University facilities. Additionally, the boilers for both the Project and the existing University facilities are inspected annually and have received renewed operating permits on an ongoing basis. The cogeneration portion of the Project which was constructed in the early 1990s, appears to be typical of equipment being furnished at this time and, if properly maintained and operated in accordance with its design requirements, can typically be expected to have a design life of 20 years before one expects to start implementing formal life extension programs. Funds for a formal life extension program for the existing University facilities should be budgeted and planned for by this time, but the results from such a program were not available. Stone & Webster recommends that a life extension program be instituted for the existing University facilities to improve the probability of achieving the availability levels in the Financial Projections.

                                      3-5

                             Station Availability

                             [GRAPH APPEARS HERE]
                             [PLOT POINTS TO COME]


                                 Figure 3.3-1

[LETTER HEAD OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                        SECTION 4. PROJECT PERFORMANCE

The project's performance is a measure of the facility's ability to convert fuel into useful thermal energy and electricity for sale. The efficiency of this conversion process is dictated by the choices of the plant designer, the thermodynamic principals involved in the cycle and to some degree by the operation and maintenance practices employed at the Project. The hardware and performance degrade with use. The rate and severity of degradation can be influenced by operation and maintenance practices, type and cleanliness of fuel, cleanliness of combustion air provided, cleanliness of NOx injection water or steam, and many different, inherent, characteristics of the equipment. For a new facility, we would review the mass and energy balance and equipment specifications to see if we agreed with the predicted performance represented by the designer. For an existing facility, we review historical data related to performance and temper our opinion of a forecast of future performance to use in the Financial Projections by observed plant physical conditions. Future performance will depend upon proper operation and maintenance of the Project and upon many variables beyond the control of Stone & Webster and, therefore may vary from these projections. Based on the information reviewed and the above assumptions, Stone & Webster believes the technical performance forecasts are reasonable.

4.1. Basis of Power Plant Heat Rates

The thermal performance of a fossil power plant is typically represented by the ratio of the heat input (based on the higher or lower heating value of the fuel) to the net electrical output (on the low voltage side of the main transformers), measured in British thermal units per kilowatt-hour ("Btu/kWh"). This ratio of fuel heat input to electric power output is known as the "heat rate" and is inversely proportional to the efficiency of the plant. The statement of a heat rate for a plant must always include a reference noting whether it is based on the lower or higher heating value of the fuel. The lower heating value ("LHV"), or net heating value of the fuel is usually referenced by manufacturers of equipment because this fuel heating value does not include the heat which cannot be partially recovered by the equipment, and is lost in the form of water vapor. The higher heating value ("HHV"), or gross heating value, on the other hand is generally used by suppliers of fuel. This HHV of the fuel includes the heat, which is lost in the form of water vapor. Typically power plants are most efficient (a lower heat rate) the closer they are operated to their design basis conditions, or near 100 percent of electrical output rating. When a power plant is dispatched at lower loads the heat rate will increase because the efficiency decreases. Therefore, for optimal thermal performance, power plants generally need to operate at or near full load conditions. Gas turbine power plants' efficiency varies with the air temperature entering their compressors, generally becoming more efficient at cooler inlet air temperatures.

Cogeneration power plants expand the above definition somewhat because a portion of the useful energy is exported as thermal energy, generally in the form of steam. This exported thermal energy may be used for space conditioning. In the discussion which follows two heat rate terms will be addressed. One will be the overall plant heat rate without any credit for steam (thermal energy) leaving the facility and the other will be adjusted to account for the thermal energy that leaves the power plant. The adjusted heat rate value provides for some comparison of plant performance with similar plants that do not cogenerate. The unadjusted heat rate is used to predict the ongoing fuel requirement used in the Financial Projections for the Project.

                                      4-1

4.2. Heat Rate

Stone & Webster reviewed the Project monthly operating reports from January 1996 to July 1999 and a summary table provided for the August & September 1999 report which was in preparation at the time of our site visit and extracted the data presented on the following tables on Figure 4-1. Stone & Webster believes that the data used is the most accurate available from the Sponsors for the Project. From August 1998 to August 1999, the power sales data is represented to be based on Niagara Mohawk's power purchase records and for the earlier period, the power sales data was based on the Project's power meters. Data from Niagara Mohawk's power purchase records was not provided for the earlier period. There is some variation between the two sets of data that should be explained. For eleven out of these thirteen months where both sets of data are available, the variation is less than one percent, but for two of these months, the variation reported is
11.2 percent for April 1999 and 17.5 percent for May 1999. Stone & Webster generally considers the actual purchase records of the utility to be the most accurate and would prefer to see these records for this entire period. We have used the Project meter records where the Niagara Mohawk data has not been provided to build the following tables that contain the historical Project heat rates. Based on the data available, we believe these most recent 13 months of data probably represent the best average heat rate to use in the pro forma.
This unadjusted average heat rate value is 9,351 Btu/kWh (LHV) or 10,370 Btu/kWh
(HHV). The heat rate also varies from summer to winter for this project with the heat rate being higher during the winter months. This is due to supplementary duct firing of the HRSG and / or firing of the auxiliary boilers as required to satisfy the winter heating steam load.

The average adjusted heat rate value for this most recent 13 month period is 7,647 Btu/kWh (LHV), which implies an overall thermal efficiency of about 44 percent. This adjusted heat rate value provides some indication of how efficiently the fuel is being used to generate electricity from the Project while the Project is producing useful thermal energy for other purposes. While this adjusted heat rate is not as good as the current GT combined cycle technology allows, it is more efficient than any conventional re-heat / regenerative Rankine thermal cycle power plant.

These heat rates are comparable with other GE LM5000 gas turbine facilities with which we are familiar.

4.3. Power Output

The power output of each GT is approximately 40 MW and the monthly reports indicate that the GTs can and do achieve rated capacity on a regular basis when ambient air temperatures are not restricting the plants output. The power output during the original performance test was approximately 40 MW for each GT, but the heat rate was better at that time by approximately 7 percent. Recently, the units have been restricted by the Sponsor's current asset manager to operating at a reduced capacity during the off peak periods at night and have been being shut down completely on the weekends. This change in operation was represented to be made as a result of the economics involved in the present utility restructuring process, which is underway in New York state. The resulting historical capacity factors for the Project are as noted in Figure 4-1 for the periods for which data was provided. Going forward the new asset manger plans to run the units at base load.

4.4. Availability

The availability of this project was in the high to mid 90 percent range over the last few years (see Figure 4-1). From our review of the data available for these types of units and the experience with other similar units which Stone & Webster is familiar, these values are reasonable if not above average. The availability does show some trend downward over the last few years and it is likely this trend will or could increase as

                                      4-2
the Project ages and the availability of spare parts for the GE LM5000 gas turbine engine becomes more competitive. The events noted in the Operations and Maintenance section of this report are some indication of this already. Earlier this year, the Project experienced an extended outage due to the non-availability of a lease pool engine and the GECS shared spare engine. As we understand this situation, GECS has dedicated a spare engine that it owns for the Project and one additional facility they operate in California. Additionally we understand that the Project is currently a participant in and will be a member of the engine lease pool program as well, going forward, which Stone & Webster considers to be a prudent practice for the Project. This current dedicated spare engine for two GTs at the Project and for the additional GE LM5000 facility operated by GECS is the best practice we are aware of for dealing with this situation when it is coupled with being a member of the LM5000 Lease Engine Program.

                                      4-3

                            Project Orange Monthly
                             Steam and Power Sales
       Fuel Input, Heat Rates, Net Capacity Factor, Station Availability

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Jan-96               Feb-96              Mar-96              Apr-96
          Period Hours                                    744                   696                 744                 720
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                        102,052              93,396              84,852              57,998
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         57,168              48,600              58,392              54,360
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          556,379,200,000     480,107,000,000     531,029,000,000     474,856,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                556,379             480,107             531,029             474,856
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        616,969             532,391             588,858             526,568
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          9,732               9,879               9,094               8,735
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                         10,792              10,955              10,085               9,687
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                 incomplete data     incomplete data     incomplete data     incomplete data
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         96.05%              87.26%              98.10%              94.38%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           97.55%              88.08%              99.40%              95.99%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      96.05%              87.28%              98.10%              94.38%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  96.05%              87.28%              98.10%              94.38%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   May-96               Jun-96              Jul-96              Aug-96
          Period Hours                                    744                   720                 744                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                         40,586              30,272              29,867              31,252
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         58,752              55,800              56,520              57,312
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          495,005,000,000     471,421,000,000     476,428,000,000     482,964,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                495,005             471,421             476,428             482,964
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        548,911             522,759             528,311             535,559
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,425               8,448               8,429               8,427
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,343               9,368               9,347               9,345
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                 incomplete data     incomplete data     incomplete data     incomplete data
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         98.71%              96.88%              94.96%              96.29%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                          100.00%              98.48%              96.98%              96.74%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      98.71%              96.88%              94.96%              96.29%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  98.71%              96.88%              94.96%              96.29%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Sep-96               Oct-96              Nov-96              Dec-96
          Period Hours                                    720                   744                 720                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                         33,196              46,093              70,864              74,608
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         53,784              34,992              55,368              58,320
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          455,239,000,000     333,590,000,000     498,307,000,000     522,653,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                455,239             333,590             498,307             522,653
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        504,815             369,918             552,573             579,570
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,464               9,533               9,000               8,962
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,386              10,572               9,980               9,938
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,719               7,925               7,455               7,402
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         93.38%              58.79%              96.13%              97.98%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           99.21%              95.16%              98.38%              99.21%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      97.40%              83.15%              96.68%              97.98%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  97.40%              83.15%              96.68%              97.98%
---------------------------------------------------------------------------------------------------------------------------------

                                                                ------------------------------     -------------------------------
                                                                    1996 Avg.                       1996 Total Steam
                                                                 Monthly Net Cap.     92.41%         Sold,   k-lbs       695,036
                                                                    Factor=
                                                                ------------------------------     -------------------------------
                                                                    1996 Avg.                        1996 Total Fuel
                                                                 Monthly Station      97.27%           Input MMBtu     5,777,978
                                                                  Availability=                           (LHV)
--------------------------------------------------              ------------------------------     -------------------------------
The above data is derived from the station                          1996 Avg.                        1996 Total Fuel
monthly reports and the attached supporting                      Monthly Net Cap.                      Input MMBtu     6,407,200
detail sheets & Sale Invoices when available.                    Factor w/ credit     94.82%          (HHV) Approx.
                                                                   for Reserve
                                                                   Hours as if
The HHV numbers are derived by adjusting all of                     operated=
the fuel gas LHV values by multiplying by 1.1089                ------------------------------     -------------------------------
and the fuel oil numbers are derived by adjusting                                                    1996 Total Power    649,368
all of the fuel oil LHV values by multiplying by                                                       Sales, MW-h
1.06 to get an estimate of the HHV value for the                                                   -------------------------------
fuel and the above estimated Heat Rates based                                                        1996 Average
on HHV of the fuel.                                                                                   Heat Rate            8,927
                                                                                                     (unadjusted),
                                                                                                     Btu/kWh (LHV)
                                                                                                   -------------------------------
                                                                                                   -------------------------------
Net Capacity Factor is actual generation divided                                                     1996 Average
by period hours times 80 MW and Station                                                               Heat Rate            9,900
Availability is fired hours plus reserve hours                                                       (unadjusted),
divided by period hours                                                                              Btu/kWh (HHV)
--------------------------------------------------                                                 -------------------------------

                                  Figure 4-1
                                 Sheet 1 of 4

                            Project Orange Monthly
                             Steam and Power Sales
       Fuel Input, Heat Rates, Net Capacity Factor, Station Availability

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Jan-97               Feb-97              Mar-97              Apr-97
          Period Hours                                    744                   672                 744                 720
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                         97,922              74,824              76,138              55,163
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         58,032              51,264              58,752              52,920
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          548,907,000,000     474,066,000,000     530,870,256,000     465,573,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                548,907             474,066             530,870             465,573
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        608,683             525,692             588,682             516,274
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          9,459               9,248               9,036               8,798
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                         10,489              10,255              10,020               9,756
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,447               7,567               7,481               7,544
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         97.50%              95.36%              98.71%              91.88%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           98.78%              99.06%             100.00%              93.25%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      97.50%              97.55%              98.71%              91.88%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  97.50%              97.55%              98.71%              91.88%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   May-97               Jun-97              Jul-97              Aug-97
          Period Hours                                    744                   720                 744                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                         39,686              28,299              31,659              30,675
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         50,976              55,262              53,886              50,031
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          440,798,000,000     470,452,000,000     461,028,000,000     429,591,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                440,798             470,452             461,028             429,591
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        488,801             521,684             511,234             476,373
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,647               8,513               8,556               6,586
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,589               9,440               9,487               9,522
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,693               7,873               7,820               7,826
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         85.65%              95.94%              90.53%              84.06%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           92.28%              98.60%              99.40%              98.23%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      91.09%              95.94%              95.67%              95.05%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  91.09%              95.94%              95.67%              95.05%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Sep-97               Oct-97              Nov-97              Dec-97
          Period Hours                                    720                   744                 720                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Total Steam Sold (100# & 275#), k-lbs                         33,726              50,424              68,101              81,075
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         34,905              31,105              37,227              58,653
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel input, Btu (LHV)                          309,045,277,000     296,388,000,000     364,535,000,000     532,160,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                309,045             296,388             364,535             532,160
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        342,700             328,665             404,233             590,112
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,854               9,529               9,792               9,073
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,818              10,556              10,859              10,061
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,669               7,586               7,589               7,419
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         60.60%              52.26%              64.63%              98.54%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           99.72%              97.37%             100.00%              99.69%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      96.71%              94.61%              99.02%              98.54%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  96.71%              94.61%              99.02%              98.54%
---------------------------------------------------------------------------------------------------------------------------------

                                                                ------------------------------     -------------------------------
                                                                    1997 Avg.                       1997 Total Steam
                                                                 Monthly Net Cap.     84.64%         Sold,   k-lbs       667,690
                                                                    Factor=
                                                                ------------------------------     -------------------------------
                                                                    1997 Avg.                       1997 Total Fuel
                                                                 Monthly Station      98.03%           Input MMBtu     5,323,414
                                                                  Availability=                           (LHV)
--------------------------------------------------              ------------------------------     -------------------------------
The above data is derived from the station                          1997 Avg.                       1997 Total Fuel
monthly reports and the attached supporting                      Monthly Net Cap.                      Input MMBtu     5,903,133
detail sheets & Sale Invoices when available.                    Factor w/ credit     96.02%          (HHV) Approx.
                                                                   for Reserve
                                                                   Hours as if
The HHV numbers are derived by adjusting all of                     operated=
the fuel gas LHV values by multiplying by 1.1089                ------------------------------     -------------------------------
and the fuel oil numbers are derived by adjusting                                                    1997 Total Power    593,013
all of the fuel oil LHV values by multiplying by                                                       Sales, MW-h
1.06 to get an estimate of the HHV value for the                                                   -------------------------------
fuel and the above estimated Heat Rates based                                                        1997 Average
on HHV of the fuel.                                                                                   Heat Rate            9,007
                                                                                                     (unadjusted),
                                                                                                     Btu/kWh (LHV)
                                                                                                   -------------------------------
Net Capacity Factor is actual generation divided                                                     1997 Average
by period hours times 80 MW and Station                                                               Heat Rate            9,988
Availability is fired hours plus reserve hours                                                       (unadjusted),
divided by period hours                                                                              Btu/kWh (HHV)
--------------------------------------------------                                                 -------------------------------

                                  Figure 4-1
                                 Sheet 2 of 4

                            Project Orange Monthly
                             Steam and Power Sales
       Fuel Input, Heat Rates, Net Capacity Factor, Station Availability

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Jan-98               Feb-98              Mar-98              Apr-98
          Period Hours                                    744                   672                 744                 720
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       Per Stm Invoice     Per Stm Invoice     Per Stm Invoice     Per Stm Invoice
Total Steam Sold (100# & 275#), k-lbs                         85,175              74,621              71,440              46,646
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr
Net Power Sales, MW-h                                         58,103              52,059              57,994              56,371
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, Btu (LHV)                          534,884,000,000     476,880,115,400     524,369,196,000     487,092,771,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                534,884             476,880             524,369             487,093
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        593,133             528,812             581,473             540,137
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          9,206               9,160               9,042               8,641
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                         10,208              10,157              10,026               9,582
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,370               7,363               7,494               7,603
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         97.62%              96.84%              97.44%              97.87%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           98.77%              98.09%              99.58%              99.15%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      97.62%              97.02%              97.44%              97.87%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  97.62%              97.02%              97.44%              97.87%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   May-98               Jun-98              Jul-98              Aug-98
          Period Hours                                    744                   720                 744                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       Per Stm Invoice     Per Stm Invoice     Per Stm Invoice     Per Stm Invoice
Total Steam Sold (100# & 275#), k-lbs                         31,899              28,800              29,787              30,050
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       ProJ. Org. Mtr      ProJ. Org. Mtr      ProJ. Org. Mtr      Per NIMO
Net Power Sales, MW-h                                         48,042              43,198              57,178              57,651
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, Btu (LHV)                          415,933,000,000     374,430,000,000     487,960,000,000     494,766,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                415,933             374,430             487,960             494,766
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        461,228             415,205             541,099             548,646
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,658               8,668               8,534               8,582
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,601               9,612               9,463               9,517
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,836               7,840               7,878               7,929
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         80.72%              75.00%              96.07%              96.86%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           92.24%              94.35%              99.50%             100.00%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      89.91%              91.25%              96.07%              96.86%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  89.91%              91.25%              96.07%              96.86%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          Month - Year                                   Sep-98               Oct-98              Nov-98              Dec-98
          Period Hours                                    720                   744                 720                 744
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       Per Stm Invoice     Per Stm Invoice     Per Stm Invoice     Per Stm Invoice
Total Steam Sold (100# & 275#), k-lbs                         30,375              42,841              57,314              71,772
---------------------------------------------------------------------------------------------------------------------------------
                                  Data Source:       Per NIMO            Per NIMO            Per NIMO            Per NIMO
Net Power Sales, MW-h                                         50,882              57,959              55,630              54,626
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, Btu (LHV)                          434,920,000,000     496,441,000,000     483,770,000,000     499,202,000,000
---------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                                434,920             496,441             483,770             499,202
---------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)                        482,283             550,503             536,453             553,565
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)                          8,548               8,565               8,696               9,139
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)                          9,479               9,498               9,643              10,134
---------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)                            7,799               7,658               7,487               7,543
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)                         88.34%              97.38%              96.58%              91.78%
---------------------------------------------------------------------------------------------------------------------------------
Station Availability                                           93.68%              98.44%              97.91%              91.94%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load)                                      93.03%              97.38%              96.58%              91.78%
---------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve Hours
as Operated at full load & GT#1 Apr-Jun 99
event as if it did not occur)                                  93.03%              97.38%              96.58%              91.78%
---------------------------------------------------------------------------------------------------------------------------------

                                                                       ---------------------------  -------------------------------
                                                                          1998 Avg.                  1998 Total Steam
                                                                       Monthly Net Cap.     92.71%    Sold,   k-lbs       600,720
                                                                          Factor=
                                                                       ---------------------------  -------------------------------
                                                                          1998 Avg.                  1998 Total Fuel
                                                                       Monthly Station      96.97%      Input MMBtu     5,710,648
                                                                        Availability=                      (LHV)
-------------------------------------------------                      ---------------------------  -------------------------------
The above data is derived from the station                                1998 Avg.                  1998 Total Fuel
monthly reports and the attached supporting                            Monthly Net Cap.                 Input MMBtu     6,332,538
detail sheets & Sale Invoices when available.                          Factor w/ credit     95.23%     (HHV) Approx.
                                                                         for Reserve
                                                                         Hours as if
The HHV numbers are derived by adjusting all of                           operated=
the fuel gas LHV values by multiplying by 1.1089                       ---------------------------  -------------------------------
and the fuel oil numbers are derived by adjusting                                                     1998 Total Power    649,694
all of the fuel oil LHV values by multiplying by                                                        Sales, MW-h
1.06 to get an estimate of the HHV value for the                                                    -------------------------------
fuel and the above estimated Heat Rates based
on HHV of the fuel.
                                                                   Average     Minimum    Maximum
                                                  ------------------------------------------------  --------------------------------
                                                  1996 thru 1998                                      1998 Average
                                                  Avg. Monthly      97.42%      88.08%     100.00%     Heat Rate            8,787
                                                    Station                                           (unadjusted),
                                                  Availability=                                       Btu/kWh (LHV)
                                                  ------------------------------------------------  --------------------------------
                                                  -------------------------                         -------------------------------
Net Capacity Factor is actual generation divided  1996 thru 1998                                      1998 Average
by period hours times 80 MW and Station           Avg. Station      89.92%                             Heat Rate            9,743
Availability is fired hours plus reserve hours    Monthly Net                                         (unadjusted),
divided by period hours                           Capacity Factor=                                    Btu/kWh (HHV)
------------------------------------------------  -------------------------                         -------------------------------



                            Project Orange Monthly
                             Steam and Power Sales
       Fuel Input, Heat Rates, Net Capacity Factor, Station Availability

----------------------------------------------------------------------------------------------------------------------------------
               Month-Year                   Jan-99            Feb-99            Mar-99            Apr-99            May-99
              Period Hours                   744               672               744               720               744
----------------------------------------------------------------------------------------------------------------------------------
                        Data Source:    Per Stm Invoice    Per Stm Invoice   Per Stm Invoice    Per Stm Invoice   Per Stm Invoice
Total Steam Sold (100# & 275#).k-lbs            100,956             77,869            83,143             50,190            36,173
----------------------------------------------------------------------------------------------------------------------------------
                         Data Source:      Per NIMO          Per NIMO           Per NIMO           Per NIMO         Per NIMO
Net Power Sales, MW-h                            48,958             34,609            36,536             27,513            13,526
----------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, Btu (LHV)             494,681,064,600    356,879,557,600   380,459,197,400    275,694,000,000   136,103,000,000
----------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                   494,681            356,880           380,459            275,694           136,103
----------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)           548,552            395,744           421,891            305,717           150,925
----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)            10,104             10,312            10,413             10,021            10,063
----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (HHV)            11,204             11,434            11,547             11,112            11,158
----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)               7,587              7,527             7,581              7,754             7,046
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)            82.25%             64.38%            61.38%             47.76%            22.72%
----------------------------------------------------------------------------------------------------------------------------------
Station Availability                              95.07%             94.89%            93.67%             67.68%            34.10%
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve
Hours as Operated at full load)                   90.84%             93.52%            92.31%             67.15%            37.97%
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve
Hours as Operated at full load & GT#1
Apr-Jun 99 event as if it did not occur)          90.84%             93.52%            92.31%             90.34%            87.97%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               Month-Year                Jun-99            Jul-99           Aug-99          Sep-99        Oct-99   Nov-99  Dec-99
              Period Hours                 720               744              744             720           744      720     744
----------------------------------------------------------------------------------------------------------------------------------
                        Data Source:   Per Stm Invoice  Per Stm Invoice  Per Stm Invoice   Proj. Org. Mtr
Total Steam Sold (100# & 275#).k-lbs             28,941           31,017           30,355           37,302
----------------------------------------------------------------------------------------------------------------------------------
                         Data Source:      Per NIMO          Per NIMO          Per NIMO     Proj. Org. Mtr
Net Power Sales, MW-h                            24,660           35,330           36,654            32,488
----------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, Btu (LHV)             228,321,000,000  315,737,000,000  327,269,000,000
----------------------------------------------------------------------------------------------------------------------------------
Total Fuel Input, MMBtu (LHV)                   228,321          315,737          327,269
----------------------------------------------------------------------------------------------------------------------------------
Approx. Total Fuel Input, MMBtu (HHV)           253,185          350,121          362,909
----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (unadjusted), Btu/kWh (LHV)             9,259            8,937            8,929
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Data is incomplete for September
Heat Rate (unadjusted), Btu/kWh (HHV)            10,267            9,910            9,901                 1999 forward
----------------------------------------------------------------------------------------------------------------------------------
Heat Rate (adjusted), Btu/kWh (LHV)               7,767            7,833            7,901
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (NCF per IEEE 762)            42.81%           59.36%           61.58%           56.40%
----------------------------------------------------------------------------------------------------------------------------------
Station Availability                              64.03%          100.00%          100.00%           94.45%
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve
Hours as Operated at full load)                   62.22%           92.70%           95.67%           87.44%
----------------------------------------------------------------------------------------------------------------------------------
Net Capacity Factor (crediting Reserve
Hours as Operated at full load & GT#1
Apr-Jun 99 event as if it did not occur)          94.00%           92.70%           95.67%           87.44%
----------------------------------------------------------------------------------------------------------------------------------


                                                                                                         LHV           HHV
                                                              ----------------------------------------------------------------------
                                                                  Average Heat Rate (unadjusted),       9,351        10,370
                                                                Btu/kWh for Jul 1998 thru Aug 1999
-----------------------------------------------------         ----------------------------------------------------------------------
The above data is derived from the station monthly
reports and the attached supporting detail sheets                 Average Heat Rate (adjusted),
& Sale Invoices when available.                                 Btu/Wh (LHV) for Jul 1998 thru          7,647
                                                                            Aug 1999
                                                              -----------------------------------------------------
The HHV numbers are derived by adjusting all of the
fuel gas LHV values by multiplying by 1.1089 and
the fuel oil numbers are derived by adjusting all
of the fuel oil LHV values by multiplying by 1.06
to get an estimate of the HHV value for the fuel
and the above estimated Heat Rates based on HHV of
the fuel.
                                                              -----------------------------------------------------

                                                                Jan 96-Sep 99 Avg. Monthly Net
                                                                Cap. Factor w/ credit for Reserve       92.28%
                                                                       Hours as if operated=
                                                              -----------------------------------------------------
Net Capacity Factor is actual generation divided by           -----------------------------------------------------
period hours times 80 MW and Station Availability               Jan 96-Sep 99 Avg. Monthly Net
is fired hours plus reserved hours divided by period            Cap. Factor w/credit for Reserve
hours.                                                          Hours as if operated and as if GT#1     94.62%
                                                                event April-June 99 did not occur=
-----------------------------------------------------         -----------------------------------------------------


                                                                Totals Thru Sept.
--------------------------------------------------            --------------------------------------------------
   1999 Avg.                 55.28%                             1999 Total Steam              475,946
Monthly Net Cap.                                                 Sold,     K-lbs
   Factor=
--------------------------------------------------            --------------------------------------------------

    1999 Avg.                                                   1999 Total Fuel
 Monthly Station             81.18%                              input, MMBtu               2,515,144
   Availability=                                                   (LHV)
--------------------------------------------------            --------------------------------------------------
  1999 Avg. Net
   Monthly Cap.                                                 1999 Total Fuel
Factor w/ credit             79.98%                              input, MMBtu               2,789.043
   for Reserve                                                   (HHV) Approx.
   Hours as if
    operated=
--------------------------------------------------            --------------------------------------------------
                                                                1999 Total Power
                                                                  Sales, MW-h                 290,273

                                                              --------------------------------------------------
--------------------------------------------------            --------------------------------------------------
  1996 thru Sep.                                                1999 Average
    1999 Avg.                94.47%                               Heat Rate
 Monthly Station                                                 (unadjusted),                  9,755
  Availability=                                                  Btu/kWh (LHV)
--------------------------------------------------            --------------------------------------------------
--------------------------------------------------            --------------------------------------------------
  1996 thru Sep.                                                1999 Average
    1999 Avg.                                                     Heat Rate                    10,817
Monthly Station              83.02%                              (unadjusted)
  Net Capacity                                                   Btu/kWh (HHV)
    Factor=
--------------------------------------------------            --------------------------------------------------

                                  Figure 4-1
                                 Sheet 4 of 4

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

     SECTION 5. ENVIRONMENTAL REVIEW AND PERMITTING

Stone & Webster reviewed the environmental permit conditions, compliance status, site contamination issues and other pertinent environmental aspects of the Project and the Steam Plant. This review was based upon a number of environmental documents, which were provided to Stone & Webster for this purpose. Stone & Webster also conducted telephone interviews of Project personnel. However, Stone & Webster did not conduct an environmental site reconnaissance or interview environmental regulatory agency personnel. At this time, Stone & Webster does not believe additional site visits or agency personnel interviews are warranted.

5.1.  Permit Status

The Project and the Steam Plant facilities hold the following environmental permits, applications and certificates:

 .    (Draft) Title V Application for the Project Orange Cogeneration Facility
     and the Syracuse University Steam Station, submitted to the New York State Department of Environmental Conservation ("NYSDEC") and the United States Environmental Protection Agency ("USEPA") on March 28, 1997, issue pending, expiration date pending.

 .    Certificate to Operate No. 7-3115-00204 for the SUSS, issued by the NYSDEC on October 3, 1989, expiration date September 30, 1994.

 .    Certificate to Operate/PSD Permit No. 7-3115-00229/00003 for the Project,
     issued by the NYSDEC on December 1, 1993, modified on July 12, 1994, expiration date December 1, 1998.

 .    Industrial Wastewater Discharge Permit No. 125 for the Steam Plant, issued by the Onondaga County Department of Drainage and Sanitation ("OCDDS") on July 1, 1998, revised on January 20, 1999, expiration date July 1, 2001.

 .    Industrial Wastewater Discharge Permit No. 140 for the Project, issued by the OCDDS on November 8, 1998, expiration date November 8, 2001.

 .    NYSDEC/USEPA Resource Conservation and Recovery Act ("RCRA") Hazardous
     Waste Registration No. NY987016136. [Note: A copy of this registration was not provided to Stone & Webster for our review and comment, although a copy of the EPA's acknowledgement of said registration was.]

 .    Hazardous Substance Bulk Storage Registration Certificate No. 7-000152 for
     Tank No. 001 at the Steam Plant, issued by the NYSDEC on April 29, 1999, expiration date July 18, 2001. This permit covers the 1,500 gallon sulfuric acid tank at the Steam Plant.

 .    Hazardous Substance Bulk Storage Registration Certificate No. 7-000230 for
     Aboveground Storage Tank ("AST") Nos. T-100 and T-200 at the Project, issued by the NYSDEC on February 27, 1998, expiration date April 29, 2000. This permit covers the 7,000 gallon acid tank and the 7,000 gallon caustic tank at the Project.

                                      5-1

 .    Petroleum Bulk Storage Registration Certificate No. 7-180602 for
     Underground Storage Tank ("UST") Nos. 005 through 006 and AST No. 009 at the Steam Plant, issued by the NYSDEC on July 8, 1997, expiration date June 18, 2002. This permit covers the 30,000 gallon USTs used to store No. 2 Fuel Oil at the Steam Plant, which is used as back-up fuel for the Steam Plant, and the 275 gallon AST at the Steam Plant which was used to store oil recovered from the subsurface oil recovery system.

 .    Permit No. 33127 for a gas transmission pipeline located at Route 173 in
     Onondaga County, issued by the New York State Department of Transportation ("NYSDOT"), issued on November 1, 1993 and renewable annually, thereafter.

 .    Permit No. 33128 for a gas transmission pipeline located at Route 481 in
     Onondaga County, issued by the NYSDOT on August 1, 1994 and renewable annually, thereafter.

 .    Permit No. 33129 for a gas transmission pipeline located on the East Side of Almond Street in Onondaga County, issued by the NYSDOT on August 1, 1994 and renewable annually, thereafter.

 .    Permit No. 33130 for a gas transmission pipeline located on the East Side of Almond Street, the south side of Taylor Street, and Burt Street to Jefferson Street in Onondaga County, issued by the NYSDOT on August 1, 1994 and renewable annually, thereafter.

 .    Permit No. 1276 for gas pipeline occupancy located at Sentinel Heights
     Road, LaFayette Road and Rock Cut Road in Sentinel Heights in Onondaga County, issued by the Onondaga County Department of Transportation ("OCDOT") on December 12, 1990 and renewable annually, thereafter

Comments specific to these permits are provided in the following sections.

5.2.  Air Emissions

The Title V Permit was issued in draft form and has already undergone the 30-day review period. As of August 3, 1999, the draft permit is undergoing review by USEPA. Pending USEPA review, the permit will be approved and returned to the NYSDEC for issuance. The Title V Permit will be a total site emission permit, incorporating both the Project and the Steam Plant. This arrangement was provided at the request of Syracuse University, with Orange LP managing the permit. The Title V Permit, once issued, will render the two separate operating permits previously issued for the Project and the Steam Plant null and void.

The operating permit for the Project expired on December 1, 1998. However, due to the pending Title V Permit and the submittal of the Title V Permit application, the Project is shielded and continues to operate under this permit.

The operating permit for the Steam Plant expired on September 30, 1994. However, per agreement between the Project and the New York State Department of Environmental Protection ("NYSDEP"), the permit was extended until May 15, 2001 or until the Title V Permit is issued, whichever occurs first, as represented to be documented in a letter dated April 21, 1996 from George Danskin, Chief Permit Administrator, NYSDEC.

Stone & Webster reviewed a copy of the draft Title V Permit Application and noted that the heat input and emission limits specified therein were the same as the inputs and limits specified in the NYSDEC operating permits for the GTs, duct burners and boilers. In addition, Stone & Webster noted that the GTs, duct burners and boilers are all permitted for operation 24 hours per day, 365 days per year, although the boilers are technically identified as "back-up" units to be used only when the GTs are out of service or during

                                      5-2
periods of high steam demand.

Although the issue of the Title V Permit Application submitted to Stone & Webster is supposedly a "final" draft, Stone & Webster noted several minor errors, which we assume will be corrected in the final permit. For instance, the application states that both water injection and SCR are used on the GTs for the control of NO\\x\\, whereas it is our understanding that steam injection is the only control technology used for the control of NO\\x\\ on these units. The addition of a SCR would add to any capital expenditure outlined in the Financial Projections. In addition, none of the fuel oil storage tanks are listed.

Stone & Webster noted that the permits for these units limit the emission of SO\\2\\ by limiting the concentration of sulfur in fuel oil to 2 percent by weight. Stone & Webster reviewed an analysis of fuel oil for the Steam Plant and noted that the sulfur content was 0.067 percent sulfur, which is well under the limit.

Stone & Webster reviewed emissions monitoring reports for 1997, 1998 and 1999 to date and determined that both the Project and the Steam Plant are operating substantially in compliance with their air permit conditions and there are no gross violations or pending compliance actions noted. Accordingly, Stone & Webster believes that these facilities should be capable of continuing to operate in compliance with their air permit conditions without constraint upon their normal operating conditions through the year 2001. After the year 2001, elements of the NO\\x\\ Budget Rule and the Acid Rain Program may affect current operations as discussed below.

The Steam Plant is not subject to either the NO\\x\\ Budget Rule or Acid Rain Program, because (i) its heat input rate is less than 250 MMBtu/h and (ii) it does not generate electricity.

The Project is not currently subject to the Acid Rain Program, because (i) its Power Purchase Agreement was signed prior to November 15, 1990 and (ii) it is a "Qualifying Facility" ("QF") as defined by the Federal Power Act. A QF is a facility that recovers a certain percentage of its heat input in the form of "other services" (such as steam) and/or additional electrical generation capacity (i.e., a combined cycle combustion turbine facility could be a QF, whereas a simple cycle combustion turbine facility could not). If, for some reason, the Project were to stop producing steam for sale to the University, then the Project would lose its QF status. In that case, however, the Project would still be exempt from the Acid Rain Regulatory Program, since its only fuel is natural gas with a sulfur content less than 0.05 percent by weight.

However, the Project is subject to the NO\\x\\ Budget Rule program, which addresses the production of NO\\x\\ (a precursor to the formation of atmospheric ozone), during the ozone season, which runs from May 1 through September 30 of each year. According to Orange LP environmental personnel, the Project's current allocation of NO\\x\\ (600 tons per year) is equivalent to its permitted potential to emit; i.e., the Project could run at 100 percent of its capacity throughout the entire ozone season without exceeding its NO\\x\\ allocation. This NO\\x\\ allocation is valid through December 31, 2001.

During 2001, the NYSDEC will decide how much NO\\x\\ the airshed can handle. If this amount is less than the total amount allocated, then the NYSDEC will have to reduce individual facility allocations in order to reduce the total amount of NO\\x\\ to an amount which the NYSDEC believes the airshed can handle. Theoretically, this reallocation will be based on how much NO\\x\\ each facility emitted during 2001.

Information provided to Stone & Webster for 1996-1998 indicates that the Project emitted approximately 300 tons per year or approximately one-half its permitted/allocated limit for each of those years, while operating at greater than 90 percent of its operating capacity. Accordingly, the NYSDEC could reduce the

                                      5-3

Project's NO\\x\\ allocation for the year 2002 by as much as 50 percent without significantly affecting the continued operation of the Project.

Stone & Webster does not anticipate that the NYSDEC would reduce the Project's NO\\x\\ allocation significantly below 300 tons of NO\\x\\ per year. However, Stone & Webster did consider a "worst case" scenario wherein the NYSDEC reduced the Project's NO\\x\\ allocation to an amount equivalent to what a similar facility equipped with selective catalytic reduction (SCR) emissions control equipment would emit (i.e., approximately 100 tons of NO\\x\\ per year, or 200 tons of NO\\x\\ per year less than what the Project is currently emitting).

In the event of this "worst case" scenario, the Project would have to install additional emissions control equipment (SCR) to reduce its NO\\x\\ generation rate or purchase approximately 200 tons per year of NO\\x\\ emission reduction credits ("ERCs") on the open market in order to sustain its current generation rate.

The Project has estimated the installed cost of SCR at $4 million, plus annual operating costs. Alternatively, the Project has estimated the cost of NO\\x\\ ERCs at $1,000 per ton per year), which would amount to an additional operating cost of $200,000 (with no capital expenditures). Based on Stone & Webster's experience on projects in this and other airsheds, this NO\\x\\ ERC cost appears representative of current NO\\x\\ ERC costs. However, Stone & Webster notes that the NO\\x\\ ERC market is very volatile at this time, and the cost of NO\\x\\ ERCs in the year 2002 is subject to considerable speculation.

At this time, the Project does not plan to install SCR or other additional emission controls, because (i) it is not likely that significant NO\\x\\ reductions will be required and (ii) it would be more cost effective to purchase NO\\x\\ emission reduction credits on an "as needed" basis than to retrofit the facility with SCR.

5.3. Wastewater Discharge

Industrial Wastewater Discharge Permit No. 125 is the industrial wastewater pretreatment permit for the Steam Plant. Wastewater is discharged from the site to a local publicly owned treatment works ("POTW") that is operated by the OCDDS. This permit is issued to the University and managed by Orange LP. Industrial Wastewater Discharge Permit No. 140 is the industrial wastewater pretreatment permit for the Project. Wastewater is discharge from the site to a local POTW operated by the OCDDS. Stone & Webster reviewed copies of these permits and found the discharge limitations and other permit conditions to be reasonable and appropriate for the situation.

Stone & Webster reviewed copies of the self-monitoring reports for the Project. These reports indicate that the Project is operating in compliance with its wastewater discharge permit limitations without constraint on normal operating conditions. However, there have been some permit exceedances (low pH) reported for the Steam Plant. A compliance order was issued to the Steam Plant by the OCDDS on May 30, 1997 concerning a low pH excursion caused by inadvertent draining of a vessel to the sewer by a contractor. In response to this violation, a "Slug Discharge Control Plan" was prepared and implemented for the Steam Plant. Since that time, there have been other low pH excursions, although none of these excursions resulted in violation notices. In response to these excursions, a new pH neutralization system was installed during the first quarter of 1999. However, the Project staff report that this new system is limited by flow rate. Accordingly, a revision of the new system was designed and was submitted to management for funding approval. The cost estimate for this revision is approximately $40,000. Stone & Webster has reviewed a synopsis of the revised design and finds it to be reasonable.

Stone & Webster also noted that a common Spill Prevention Control and Countermeasure ("SPCC") Plan was compiled for both the Project and the Steam Plant. A brief review of this plan indicates that it should

                                      5-4
be adequate for its intended purpose, although this plan is due for an update.

With the exception of pH, the self-monitoring reports indicate that the Steam Plant is operating in compliance with its wastewater discharge permit limitations without constraint on normal operating conditions.

5.4. Site Contamination Issues

Stone & Webster reviewed a number of environmental site assessments and management audits for both the Project and the Steam Plant, most notably the following:

 .    Environmental Liability Assessment of the Syracuse University Steam
     Station, prepared for the Orange LP Project by The O'Brien & Gere Companies, December 1989.

 .    Contaminated Soil Investigation and Remediation, Syracuse University Steam
     Station, prepared for Syracuse University by Engineering-Science, June
     1992.

The purpose of the O'Brien & Gere report was to document the potential presence of any site contamination on the property proposed for the construction of the Project. The purpose of the Engineering-Science report was to document the remediation of soil contamination associated with a leaking underground storage tank ("UST") at the Steam Plant.

According to the O'Brien & Gere report, the Alco Plant of the Steam Plant was initially constructed in 1926. An addition to the Alco Plant was constructed in the early 1960s, at approximately the same time that the Riley Plant of the Steam Plant was constructed. Boilers at both the Alco and Riley Plants were originally fired on coal with oil as back-up fuel, but were converted to gas with oil as back-up fuel in the early 1970s. Records indicate that this area was primarily residential for this entire period, with a few commercial operations but no manufacturing or other heavy industry.

USTs were installed at the Steam Plant for the storage of fuel oil in the early 1950s, 1963 and 1970. All of these tanks were of carbon steel, single-wall construction. These tanks were removed from service in 1986, 1987 and 1989. Four new double-walled steel USTs were installed in 1989 to replace these tanks. The new USTs are equipped with level and interstitial liquid detection systems that alarm to the control room.

A passive subsurface oil recovery system was installed and put into operation in 1988. The site geology consists primarily of highly variable fill material consisting of clay, silt, sand and medium gravel. Locally, groundwater typically occurs under water table conditions at a depth of three to eight feet below land surface, generally reflecting the topographic surface. Permeability of the soil in the vicinity of the groundwater recovery system is considered low due to the presence of clays and fine silts in the soil matrix. In addition, there are no known groundwater wells used for drinking water purposes in the vicinity.

Several chemical substances are used during the normal course of operations at both the Project and the Steam Plant. These chemicals are stored in ASTs or drums. Designated locations have been established for the storage of full and empty chemical containers. Management audit reports indicate that maintenance of these areas is generally acceptable, with minor exceptions.

The only major spill incidents reported for the Project and the Steam Plant are associated with the former USTs. As documented by the Engineering-Science report, all contaminated soils associated with the former USTs were excavated and removed from the site for disposal at an approved offsite facility.

                                      5-5

5.5. Other Environmental Issues

The Project personnel report that all oil-filled equipment containing PCBs have been removed from the site. The O'Brien & Gere report notes that all station transformers are labeled as PCB-free. The Project personnel and several of the past environmental reports confirm that much of the insulating materials at the Steam Plant are asbestos containing material ("ACM"), although a comprehensive inventory of ACM has not been compiled. At this time, there are no plans for the wholesale removal and replacement of ACM. Instead, a quarterly survey is conducted to test for airborne asbestos and document the condition of all insulating materials. Worker training in the recognition and handling of ACM is also conducted. ACM is periodically removed on an "as exposed" basis, only. Stone & Webster notes that this is a common, acceptable practice.

Lead-based paint is also known to be present, although a comprehensive inventory for it has not been compiled, either. As with asbestos, a quarterly survey is conducted to test for airborne lead, and workers are trained in the recognition and handling of lead-based paint and other wastes. Lead-based paint is periodically removed on an "as exposed" basis, only. Stone & Webster notes that this is a common, acceptable practice.

Stone & Webster noted that noise propagation by the Project is limited by its permit to 45 dBA at a distance of 600 feet. Orange LP provided Stone & Webster with a noise measurement and survey report (c. 1994), which indicated that Orange LP is able to comply with this requirement.

                                      5-6

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

          SECTION 6.    OPERATION AND MAINTENANCE


6.1. Site Visit

Stone & Webster visited the Project plant on September 16 & 17, 1999. The purpose of the brief visit was to observe the station in a normal operating mode and to interview key station personnel. The Project equipment was operating during both days and two of the existing plant 150 psig boilers were in hot standby for immediate operation if required. The number 2 unit was operating with the original GT and the number 1 unit was operating with the GE dedicated spare engine while the original engine was out for a scheduled 50,000 hour overhaul following a failure event which occurred on April 16, 1999 after having accumulating approximately 43,000 hours. The Project and the University boilers were visually inspected during a tour conducted by the Project plant manager. The Project is very clean and has the appearance of a well-maintained facility. The University boilers, despite the age of the plants, have few leaks and minimal corrosion problems. In general, plant preservation is excellent. The University boilers appeared to be in good condition despite over forty years of operation. They did not appear to have been over stressed during previous coal operation or recent alternate fuel operation. The Alco boilers control system is upgraded to state of the art electronic controls. This system replaced a high maintenance and less reliable pneumatic control system. The University boilers's 1000 kW steam turbine was not in use but was reported to be operable for a station black start of the University boiler and steam systems. One of the Alco 350 psig boiler, steam turbine driven feed pumps was not operable, but the two motor driven feed pumps which are operable are adequate for reliable operation. The HRSGs did not appear to have any signs of thermal or mechanical distress or visible hot spots. Thermography recently conducted identified two manhole access covers that have hot gas leakage. This problem is minor and correction is planned for the next outage. The HRSG associated vibration was low as compared to similar plants. The HRSGs have had problems with failure of intermediate and HP economizer tubes in the past. During this visit, the IP economizer tubes were bypassed to prevent failure of high-pressure economizer tubes and as of our visit, no final resolution was made on this problem. Piping and support systems are, in general, designed to allow easy maintenance of most equipment. A new neutralization system is installed in the existing facility to eliminate past problems with pH exceedences. The new design has proved to be not adequate for the volume of water that needs to be processed under all conditions. As a result, an additional neutralization tank is planned to be added to resolve this issue.

The HRSG feed pumps and feed water regulating valves have been susceptible to erosion problems in the past years. The feed water regulating valves have been replaced with stainless steel valves. This change is expected to eliminate the valve erosion problem. The feed pumps, however, are likely to continue to be high maintenance pumps. The pumps are apparently operating much nearer to their minimum flow point was than was originally anticipated and as a result their availability has been adversely affected.

Some areas of the Project in the HRSG building do not have adequate platforms for safe operation and maintenance. For example, on the upper level, maintenance of one HP boiler sight glass and the duct burner instrumentation is difficult without exposing employees to the risk of falling. Operation and maintenance of various valves in the middle and upper levels requires walking on piping insulation with full body harness and lanyards and with a high fall risk. Operation of valves on both GT steam injection skids is also a high fall risk area. These concerns could add to the cost of insurance by the Project underwriters.

The GT and generator compartments were clean as viewed through viewing windows. The modules had a

                                      6-1
minimum of oil deposition, less than observed at several other facilities. The GT vibration levels were well within normal vibration limits. The Project was stable and alarm free during our visit. The lease engine was being operated at a slightly reduced load due to it exhibiting a slightly elevated oil temperature in one sump and the operators did not want to approach an alarm point on the lease engine oil temperature. The engine performance of both machines appeared to be good.

The various pumps and instrumentation in outside areas appeared to be in good condition. The equipment appeared to have adequate insulation to minimize potential freezing problems during severe weather.

The electrical equipment areas were very clean and dry. Key electrical relays had been tested within the past year. The station transformers did not have any visible oil leakage and the high voltage bushings were clean. The station batteries were clean and well maintained. The DCS battery is new this year and the station service batteries are scheduled for replacement in November 1999. Appropriate maintenance appears to have been provided for this equipment including replacement of older components. Stone & Webster believes that the electrical equipment will provide service meeting the availability projections in the Financial Projections.

The control room has a good overall layout that affords the operator a view of all the necessary plant information. The Project has installed a new Y2K compliant DCS. This is an excellent user-friendly system. A new continuous emissions monitoring system has recently been installed to monitor both HRSG stacks independently. This replaced a less reliable system that monitored both stacks on an alternating basis.

6.2.  Asset Management Capabilities

The Sponsors plan to engage NMEM for the overall asset management for the Project. NMEM is a wholly owned subsidiary of Niagara Mohawk Energy, Inc. and its primary businesses are the sale of energy commodities at both the retail and wholesale levels, and the provision of energy related services to end-users, generation asset owners and retail aggregators. NMEM and its employees possess a wide range of generation asset management talent and experience that can be effectively used to manage the Project successfully. The Sponsors and NMEM should provide effective direction for GECS.

6.3.  O&M Capabilities

GECS and the former Stewart & Stevenson Operations Inc., which was merged into GECS have vast experience in the operation of many gas turbine power plants worldwide. GECS currently operates three facilities which use the GE LM5000 gas turbine engine and at these three facilities there are a total of four GE LM5000 gas turbine engines. The Project personnel have the advantage of this experience for operational guidance and problem resolution. The Project also has immediate access to a substantial inventory of spare parts located around the U.S, but as stated previously the availability of parts specifically for the GE LM5000 gas turbine should be investigated and reviewed more closely, due to this engine no longer being in production at GE and the delay experienced earlier this year in locating a spare engine. Currently, a dedicated spare engine for the Project and one other facility in addition to participation in the LM5000 Lease Engine Program is the best mitigation measure which Stone & Webster is aware of to address this situation going forward. GECS through its parent company affiliation has substantial resources to provide prompt specialized technical support to resolve problems with the Project operation and maintenance should special needs arise and should GECS reasonably believe these resources would benefit the Project or should the Sponsors reasonably request such services.

                                      6-2

6.4.  Organizational Structure

The staffing level of the Project is good compared to like facilities. In addition to the eight plant operators, the Project normally has two Instrument & Controls technicians and four plant mechanics. The Project is short one mechanic as of the date of our site visit. One mechanic is trained on similar engines. No pending reorganization of the staffing for the Project related to this acquisition was identified to Stone & Webster or apparent from the review of the documentation provided.

Two of the Project supervisors were interviewed during the visit and they were both knowledgeable of the Project operation.


6.5.  O&M Procedures

The Project operators are provided a combination of procedures, guidelines and check lists for operation of the Project systems and overall plant operation. The guidelines are short, user-friendly and adequate for operators familiar with the operation of the various plant systems. The Project uses procedures from vendor manuals for maintenance.

6.6.  Maintenance Management

The Project has a full time maintenance manager responsible for maintenance planning and scheduling, inventory control and spare parts procurement. The Project uses a software program "GP Mate" for the scheduling of all preventative and corrective maintenance. The program generates work orders for scheduled corrective and preventative maintenance and provides a historical record of past maintenance. The program is easy to use and well liked by the Project maintenance manager. The system appears to be adequate and typical of current computer based maintenance scheduling and tracking software tools. Provided this tool or one similar to it is properly used to schedule and track the maintenance of the Project, the maintenance management should be adequate for the Project to support the availability targets anticipated in the Financial Projections.

The Project is using a combination of predictive and preventative maintenance. The GT maintenance is based on engine time while other maintenance, such as boiler inspections and protective relay testing is conducted annually. Predictive maintenance is in place to monitor equipment vibration. This is accomplished using an IRD 890 analyzer and associated software. The software is valuable to define the cause of vibration and severity. The Project also has an extensive oil analysis program. The Project is using thermography for early identification of potential problems with electrical equipment and the HRSG insulation. These types of activities are indicative of a well-maintained facility and should enhance the probability of achieving the availability targets forecasted in the Financial Projections.

The Project has conducted nondestructive testing of the HRSG, deaerator vessels, feed piping and LP drum piping. This testing was started in 1995 to track wear of key components most susceptible to corrosion and is considered by Stone & Webster to be a proactive approach to maintenance which should support the overall availability targets in the Financial Projections.

A formal life extension program has not been reported on the existing University boiler vessels and piping but should be considered to improve the probability of maintaining the availability targets in the Financial Projections.

                                      6-3

6.7.  Conclusions

The Project's history on GT forced outages is good from October 1995 to April 1999. This is a key indication that attention to detail on the LM5000 PC STIG has been a focus over the years. The forced outage hours are calculated by unit and the HRSG tube leaks have contributed to the forced outage hours. The bypass operation of the IP economizer tubes should provide reliable operation and reduce the forced outage hours. This bypass operation does result in a small increase in heat rate (the exact amount has not been determined in the data provided). However, it was stated the economizer only has seven tubes. This small number of tubes would make a change in heat rate difficult to determine.

The failure of the compressor blade on GT #1, engine 474-157, combined with the inability of GECS to provide a lease engine has made 1999 a high forced outage year. This compressor blade failure event is not uncommon to the fleet of LM5000 gas turbine engines. The root cause may never be determined. In the past, GE engineering has stated that the most common causes are a fixed blade off schedule (wrong angle) or foreign object damage. Considering the past success of maintenance, attention to detail, and expertise on staff at the time makes both general common causes unlikely. The best policy to mitigate the repair issues related to the LM5000 gas turbine engines is the continued participation in the LM5000 Lease Engine Program and continuing the shared access to the spare engine owned by GECS for the Project and the other LM5000 gas turbine facility operated by GECS. The fees for the continued participation in the LM5000 Lease Engine Program are reflected in the Financial Projections.

It is recommended that the adequacy of platforms be reviewed and additions be made to minimize the risk of operations and maintenance personnel to injury.

The Project plant manager has developed an excellent Y2K contingency plan for the loss of all utility services. The plan will ensure the reliable continuation of steam, vital to many facilities in the area.

In summary and excepting the minor items noted, the Project has few maintenance problems and is a well managed facility that should support achieving the availability targets used in the Financial Projections. The addition of NMEM as the asset manager for the Project should provide experienced, high-level oversight management to the overall operation of the Project.

                                      6-4

     SECTION 7.  PROJECT AGREEMENTS AND CONTRACTS

Stone & Webster reviewed the principal contracts and agreements associated with this Project. These documents were reviewed from a technical standpoint to assess the adequacy and reasonableness of their terms and conditions. To the extent possible, they were compared to contracts and agreements for similar projects. Adherence to industry standards and/or good engineering practices were also assessed where appropriate. The technical review included a commercial and economic prospective but did not address other non-technical matters such as legal issues.

7.1. Power Put Agreement

The Power Put Agreement ("Put Agreement") reviewed by Stone & Webster is dated April 30, 1998 and we understand was executed as of June 30, 1998. The Put Agreement is effectively backdated to September 19, 1986, and replaces in its entirety the previous agreements between Orange LP and Niagara Mohawk (collectively, the "Parties").

The Put Agreement is a result of the Parties and several other independent power producers ("IPPs") entering into a Master Restructuring Agreement dated July 9, 1997 ("MRA"), in which the IPPs agreed to amend, restate or terminate each of their existing Power Purchase Agreements ("PPA") with Niagara Mohawk pursuant to the MRA and the introduction of competition in the wholesale and retail electricity markets in New York. The Parties agreed to amend and restate their PPA so that it will consist only of the Put Agreement and the International Swap Dealers Associates Inc. Master Agreement dated June 30, 1998 (the "Swap Agreement") which the Parties entered into pursuant to the MRA. The Parties further acknowledge that they desire to amend the Interconnection Agreement between Niagra Mohawk and Orange LP dated January 13, 1999 (the "Interconnection Agreement") in which Niagara Mohawk owns certain interconnection facilities that are connected to Orange LP's plant, and that are owned and operated in accordance with the Interconnection Agreement.

As of June 30, 1998, the existing PPA was amended and restated in its entirety to consist of the Put Agreement and the Swap Agreement. The effective term of the Put Agreement expires at the end of the Proxy Market Price/2/ period, or at the end of ten contract years, whichever comes first. The effective term of the Swap Agreement is through June 30, 2008 or nine months after the scheduled date of maturity of the Notes.

Under the Put Agreement, Orange LP has the option to put electrical energy to Niagara Mohawk up to a specified quantity, nominally 663,000 MWh +5 percent (the "Notional Quantity"), and capacity annually, both subject to seasonal variations and degradations as well as applicable monthly and hourly thresholds. Niagara Mohawk is obligated to take-and-pay for all energy and capacity provided by Orange LP at the Proxy Market Price or the Market Price, and, if applicable, the Market Capacity Price. The energy and associated capacity in excess of the Notional Quantity is not subject to the Put Agreement and Orange LP may sell this excess energy to third parties without an obligation to offer such energy and capacity to Niagara Mohawk. Orange LP can put energy and capacity to Niagara Mohawk for periods ranging from a

______________

/2/ Capitalized terms used herein, but not defined herein are intended to have the defined meaning ascribed to them by the documents to which they relate.

                                      7-1
minimum of one hour to a maximum period of one month. The Put Agreement outlines the provision for notice by both Orange LP and Niagara Mohawk with respect to approving all energy puts under this Put Agreement.

If Orange LP chooses not to exercise its right to put energy and capacity to Niagara Mohawk, then Orange LP may sell energy and capacity associated with the interval quantity or the contract quantity of electricity as set forth in Attachment A of the Put Agreement to third parties, provided specifically with respect to the contract quantity, the Project first offers to sell the energy and capacity to Niagara Mohawk at the Proxy Market Price or the Market Price, whichever is applicable, and the Market Capacity Price, if also applicable, and Niagara Mohawk declines the opportunity to purchase both the energy and the capacity. Applicable notice periods are again provided for Orange LP to notify Niagara Mohawk such that Niagara Mohawk can re-notify Orange LP if they choose not to exercise Niagara Mohawk's first right of refusal.

The Put Agreement hedges Orange LP against any increases or decreases in pricing associated with the Notional Quantity. Changes in federal, state and local laws are only effective during the Proxy Market Price Period, and any period afterwards during which adjustments in costs are recovered by Niagara Mohawk for its non-nuclear generating assets.

When exercising its option under the Put Agreement, Orange LP is obligated to deliver electricity at approximately 115,000 volts, 60 hertz and 3 phase. The electrical interconnection between Niagara Mohawk and Orange LP's plant must meet the requirements of Niagara Mohawk Electric System Bulletin Number 756 dated December 1997, including the exceptions and clarifications, if applicable, or the standards of the New York Independent System Operator and Power Exchange ("ISO/PE"). Orange LP must deliver the electricity to the delivery point which is defined as the receiving point as set forth in the Interconnection Agreement.

Niagara Mohawk is obligated to accept and pay for the electricity put to it by Orange LP, but may from time to time suspend, for reasons necessary to maintain and repair its system and subject to certain limits, the delivery of that electricity. If Niagara Mohawk asks Orange LP to disconnect from the system, then Niagara Mohawk is obligated to pay any cost incurred with respect to that disconnection and the reconnection. Also, all of the power deliveries which were subject to this suspension may be rescheduled at the option of Orange LP. Orange LP has the right to shut down the operation of its plant for any reason and for any period whatsoever upon reasonable notice to Niagara Mohawk. Such disconnection will be at the cost of Orange LP for the disconnection and reconnection.

Electricity delivered by Orange LP will be measured by meters of a design approved by the New York State Public Service Commission (the "Commission"). Those meters are located in the Project but will be installed, owned and maintained by Niagara Mohawk. The cost of the meter and the installation are paid for by Orange LP. In addition, Orange LP shall install, own and maintain the portion of its interconnection to Niagara Mohawk's transmission system that includes as a minimum the generator output leads, the generator step-up transformer, and the 115 kV tap, together with the associated facilities. The Interconnection Agreement shall remain in full force through the term of this Put Agreement, unless the Parties terminate this Put Agreement.

Stone & Webster reviewed the technical portions of Force Majeure and believes the obligations and responsibilities under those provisions are technically reasonable and consistent with industry practice. Further we reviewed the technical assumptions of the base case model and believe them to be technically reasonable and similar to other projects with which we are familiar.

With regard to the evacuation of the electrical power from the Project, if Niagara Mohawk determines it is

                                      7-2
necessary to retire or abandon its transmission system, which connects the Project to the system, Niagara Mohawk will so notify Orange LP at least one year in advance. Orange LP shall have the option of paying Niagara Mohawk for the annual cost of maintenance of the transmission facilities, which are dedicated explicitly to the output of the Project, or of providing an alternate interconnection to Niagara Mohawk's transmission system. This alternative interconnection facility may be satisfied by Orange LP purchasing Niagara Mohawk's existing 115 kV facilities at the depreciated book cost or salvaged value.

With respect to QF status, Niagara Mohawk has no right to question Orange LP's status as a QF under state or federal law. Similarly, Orange LP has the right to obtain and/or maintain its QF status under federal law. Niagara Mohawk's right and obligation, including without limitation, its obligation to pay for electricity shall continue as a matter of contractual right regardless of whether or not Orange LP maintains its QF status. Any failure of Orange LP to comply with applicable laws for QF status shall have no adverse impact on Orange LP under this Put Agreement. If Orange LP chooses to qualify or perform as a Exempt Wholesale Generator ("EWG") then Niagara Mohawk will cooperate and will not take any action to oppose Orange LP's effort to obtain such appropriate exemptions and approval, including Market Based Rate approval. Further, Orange LP shall waive any statutory rights it may have under Section 66-c of NYPSL to which Orange LP may demand a $.06 per kWh minimum power purchase rate from Niagara Mohawk and any statutory right it may have under PURPA or NYPSL to require Niagara Mohawk to enter into a PPA or otherwise to take the output of Orange LP's plant. Niagara Mohawk agrees to act as the agent for Orange LP until the end of the Proxy Market Price Period for the sale on up to a monthly basis of Orange LP's plant capacity and energy to the New York Power Pool or any other third party at no cost to Orange LP.

Orange LP also has the right to have Niagara Mohawk wheel some or all of the output of the Project at Niagara Mohawk's duly filed transmission and distribution tariffs and schedule.

Proxy Market Price means (i) prior to the establishment of the ISO/PE, Niagara Mohawk's short term avoided and capacity cost at the transmission voltage level of Orange LP's plant plus busbar and the location of the delivery point as stated in its tariff approved by the Commission for the purchase of power from PURPA qualifying facilities which tariff is currently designated as S.C.-6, as the same may be in effect from time to time, or any successor tariff thereof or such other price as may be agreed upon by Orange LP and Niagara Mohawk, and (ii) on the first day of the month following the calendar month in which the ISO/PE is established, the Market Price and, if applicable, the Market Capacity Price. Further, the Proxy Market Price shall never be reduced or offset by any cost that Niagara Mohawk may incur, including cost for ancillary services, transmission services, or transition costs (or stranded costs).

7.2. The International Swap Dealer Association, Incorporated, Master Agreement

In the Swap Agreement reviewed by Stone & Webster, the Parties have entered into, and/or committed to enter, several related and ancillary agreements that are, or will be, governed by this Swap Agreement. The Swap Agreement includes the letter agreements with the schedules and other documentation (formally called "Confirmation") that are exchanged between the parties to confirm the various transactions / agreements. The schedules include mechanisms for indexing the Contract Price paid on an annual basis and other schedules that include the contract quantity prior to the Proxy Market Period and contract quantities provided for years following the Proxy Market Period.

The letter agreement between the Parties, Confirmation dated June 30, 1998, confirms the term and the condition of the transaction between the respective Parties. This Confirmation dated June 30, 1998 also presents the payment obligation of the two Parties and further explains the Swap Agreement. Niagara

                                      7-3

Mohawk is obligated to pay Orange LP the sum of the accrued and unpaid Fixed Payments from and including the Interval commencing at midnight immediately preceding June 30, 1998, and Orange LP is obligated to pay Niagara Mohawk the sum of the accrued and unpaid Floating Payments. Such payment obligations shall be paid on a netting basis as governed by Section 2(c) of the Swap Agreement.

The Fixed Payment Obligation to be satisfied by Niagara Mohawk is defined as the amount for each Interval equal to Niagara Mohawk's payment obligation for the current Interval. The Niagara Mohawk payment obligation is further defined to mean the amount equal to the product of the Notional Quantity of electricity provided during the applicable Interval multiplied by the Contract Price or the Indexed Contract Price applicable to such Interval. This Notional Quantity of electricity is the sum of the contract quantity of electricity expressed in megawatt hours for each hour or fraction of an hour for which Orange LP and Niagara Mohawk are contractually committed. The Floating Payment to be paid by Orange LP to Niagara Mohawk is equal to the sum of (i) the IPP Payment Obligation for the current Interval and (ii) if applicable, the Market Capacity Price in dollar per MW multiplied by the weighted average capacity associated with the Notional Quantity of electricity for each Interval. The IPP Payment Obligation is further defined as the amount equal to the product of the Notional Quantity of electricity provided during the applicable Interval multiplied by the Proxy Market Price, or the Market Price as the case may be applicable to such Interval. The Market Price means for any Interval beginning on the first day of the month following the calendar month in which the ISO/PE is enacted, the day-ahead Locational Based Market Price ("LBMP") paid to Orange LP of energy in the region located where the Project exists and is specified and published by the ISO/PE. However, the Parties shall conduct good faith negotiations and diligently endeavor to mutually determine whether to continue the pricing referred to in Clause 1 of the definition of Proxy Market Price or mutually agree upon additional period of time. The Proxy Market Price shall mean for any interval (i) prior to and until the ISO/PE establishment, is Niagara Mohawk's short-term avoided energy and capacity cost at the voltage level of the Project's busbar as stated in Niagara Mohawk's tariff approved by the New York Public Service Commission ("PSC") providing for the purchased power from PURPA qualifying facilities which tariff is currently designated as S.C.-6, as the same may be in effect from time-to-time or any successive tariff agreed upon between Niagara Mohawk and Orange LP regardless of whether or not QF status is maintained, (ii) after the ISO/PE establishment date, the Market Price, and if applicable the Market Capacity Price upon which the parties have negotiated in good faith. The Proxy Market Price shall not be reduced or offset by any cost that Niagara Mohawk may incur including the cost for ancillary services, transmission services or transition cost.

The Swap Agreement functions as a financial hedge against movements in the price of electricity. Under the Swap Agreement, Niagara Mohawk will be required to make certain monthly fixed payments to Orange LP amounting to an indexed annual price per MWh ($54.62/MWh for the current annual period ending June 30, 2000) multiplied by the applicable notional quantity of electricity for each hourly interval during such month (which aggregates, on an annual basis, to the Notional Quantity). On each payment date, such monthly fixed payment will be netted against a monthly floating payment that Orange LP is obligated to pay to Niagara Mohawk. The monthly floating payment under the Swap Agreement will equal the price for sales of energy and capacity made to Niagara Mohawk under the Put Agreement, multiplied by the applicable notional quantity of energy and the capacity associated with such notional quantity, as applicable, for each hourly interval during such month, until Orange LP's right to sell energy and capacity to Niagara Mohawk terminates. After that time, the floating payment will equal the ISO/PE market price for sales of energy and, if applicable, the market capacity price multiplied by the applicable notional quantity of energy and the capacity associated with such notional quantity, as applicable, for each hourly interval during such month.

The Confirmation also reiterates that Niagara Mohawk has no contractual rights to demand information from Orange LP with respect to Orange LP's status as a QF under state and/or federal law. Niagara

                                      7-4

Mohawk further acknowledges that Orange LP is not required to maintain a generating facility pursuant to the terms hereof for the performance of its obligations hereunder with respect to QF statusing. Orange LP has the right but not the obligation to maintain its QF status. As part of this agreement, Orange LP waives any rights it may have under Section 66-c of NYPSL pursuant to which Orange LP may demand a $.06 per kWh minimum power purchase rate from Niagara Mohawk. The Project further waives its statutory rights to require Niagara Mohawk to enter into a Power Purchase Contract to take the output of the Project provided however, that until the end of the Proxy Market Price Period, Niagara Mohawk agrees to act as agent for Orange LP to purchase and resell Orange LP's capacity and energy to the New York Power Pool or any other third party. These particular points are also consistent with those terms in the Power Put Agreement outlined in Section 7.1 above.

In summary, the effect of the Swap Agreement is a nominally fixed price purchase obligation on the part of Niagara Mohawk for the Notional Quantity of electricity regardless of whether the Project operates at all. The combined effect of the Put Agreement and the Swap Agreement is a nominally fixed price obligation on the part of Niagara Mohawk for the Notional Quantity of electricity that requires the Project to produce up to the Notional Quantity of electricity to receive the full net revenues available at the nominally fixed price.

7.3. Gas Sale and Purchase Agreement

Stone & Webster reviewed the Gas Sale and Purchase Agreement between Orange LP and Noranda Inc. ("Noranda") with Canadian Hunter Exploration as Agent dated March 18, 1991 (the "Gas Agreement"). The Gas Agreement provides for the purchase of up to 120 million MMBtu of natural gas during the term of the Gas Agreement, which is for 20 years from the initial delivery date. This quantity is called the maximum entitlement. The Project can draw up to 9 million MMBtu annually and is projected to average drawing about 7 million MMBtu per year during the remaining term of the Gas Agreement. The remaining unconsumed entitlement balance was approximately 71 million MMBtu as of July 1999.

The gas was paid for in a lump sum payment of $88 million dollars as part of the original financing of the Project. In addition to the lump sum payment, Orange LP pays an operating fee of $0.3226 per MMBtu delivered and measured into the NOVA pipeline system through December 31, 1990 after this date for the first 15 years of the Gas Agreement, the operating fee is escalated with inflation in the United States. In the 16/th/ year, the operating fee will be the higher of the previously escalated operating fee or the actual costs incurred by Noranda in producing, gathering and processing natural gas as determined by Noranda's independent chartered accountant utilized by Noranda for its annual audit of its financial statements in accordance with generally accepted accounting principals. In addition to the operating fee, Orange LP also pays the Canadian royalty on the gas. The royalty payment is discussed later in this report. Orange LP is also responsible for the transportation costs of delivering the gas to the Project. We believe the terms of the agreement are reasonable and are advantageous to Orange LP.

7.4. Steam Sales Agreement

Stone & Webster reviewed the Steam Contract between the University and Orange LP. The contract is dated February 21, 1990 and is fully executed as of May 3, 1990. The contract is for 40 years and provides for Orange LP to sell to the University all of its steam requirements up to 450,000 pounds per hour of steam.

The Project pays the University a fee for the use of the University's existing steam generation facilities. The fee is as follows:

                                      7-5

               Anniversary Dates                   Annual Payment
               -----------------                   --------------
       First through fifth                                 $1
       Sixth through fifteenth                        $1,250,000
       Sixteenth through twentieth                    $1,350,000
       Twenty-first through thirtieth                 $1,450,000
       Thirty-first through thirty-ninth              $1,550,000


and a final payment of $1,550,000 on the first day of the last month preceding the expiration of the term. If the commercial operation date did not occur by the Commencement Date or July 1, 1992 (as revised in December 31, 1990), the payment on the 20/th/ anniversary is to be increased by $104,167 for each month the Project was late in achieving commercial operations. The existing plant is to be used only as an alternate or supplemental source of steam.

The University pays Orange LP a base price for steam of $4.27 per thousand pounds of steam which is adjusted annually for the cost of natural gas (70 percent of the adjustment) and labor (30 percent of the adjustment). This price is for the first fifteen years of operation. Starting in year 2008, the University pays Orange LP a base price of steam of $2.13 per thousand pounds of steam, which has also been adjusted since the first year for changes in the price of natural gas and labor. The contract is technically reasonable, but the commercial terms could prove to be burdensome once the Swap Agreement has reached the end of its term, which is past the term of the Notes.

7.5. Operations and Maintenance Agreement

Stone & Webster reviewed the Operation and Maintenance Agreement between Orange LP and GECS dated November 1, 1998. The term of the agreement is through April 1, 2008 unless the agreement is extended or terminated as provided in the agreement. The agreement is a continuation of the original agreement that Orange LP had with GE who had assigned the O&M responsibilities to Stewart & Stevenson Operations Inc. ("SSOI"). When GE bought the turbine division of Stewart & Stevenson, SSOI was part of that sale. This agreement continues the previous agreement because of the absorption of SSOI into GE. The agreement calls for GECS to operate and maintain the Project and leave the Project in the same condition as on July 1, 1992 except for normal wear and tear and other normal degradation.

The agreement is typical of O&M agreements we have reviewed. The O&M agreement provides that GECS shall submit an Annual Operating Plan and Annual Budget 180 days before the end of the current operating year for review and approval by Orange LP each year and Monthly Reports within 15 days of the end of the each month. GECS is reimbursed for these costs. Major maintenance of the LM5000 PC STIG engines is charged at $88 per fired hour, which is paid to GECS. GECS is then responsible for performing the scheduled overhaul maintenance of the engines. GECS is paid an annual spare parts fee of $50,000 and an annual operating fee of $350,000. These fees increase with inflation on an annual basis. The Project participates in the LM5000 Lease Engine Program, which guarantees delivery of a spare engine to the Project site within 72 hours of the request. Failure to meet this requirement can result in credits up to the full annual fee amount for participation in the LM5000 Lease Engine Program as shown by the events in the spring of 1999. The O&M agreement is not incentive or penalty based. We believe the agreement is reasonable and typical of these agreements. GECS is a capable operator and has demonstrated experience with the Project.

                                      7-6

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                    SECTION 8.  PROJECT ECONOMIC ANALYSIS

8.1.   Overview

The Financial Projections consist of a financial pro forma model prepared by the Sponsors. Stone & Webster has reviewed the assumptions, data, and the calculations that support the projections of the cash flow from operations. Financing assumptions, including the interest rates, and debt amortization schedule, have been provided by the Sponsors. The Sponsors also provided market projections for electricity and natural gas. The Project has very little exposure to market prices for electricity and natural gas, but the price of natural gas is a minor part of the escalator in the Swap Agreement. In addition, there is a very minor difference between the megawatt-hours sold under the Put Agreement and the megawatt-hours swapped in Swap Agreement which in turn use the market prices for electricity to calculate the dollar amounts involved in the swap. This produces an almost negligible exposure to market electricity prices. In the spreadsheet model used to create the Financial Projections, the prices for electrical energy are input as nominal dollar projections. The O&M expenses which are based historical information and the recently executed O&M agreement are input as constant dollars and escalated with inflation, which is projected at 3 percent. The results of the Financial Projections for the base case and the sensitivity cases are included in Exhibit I of this Report. The projections are for the last four months of year 1999 through the first six months 2008 which is nine months past the term of the Notes and at which time the Project is assumed to become a merchant plant. As noted above, the effective term of the Put Agreement expires at the end of the Proxy Market Price period, or at the end of ten contract years, whichever comes first. The effective term of the Swap Agreement is through June 30, 2008 or nine months after the scheduled date of maturity of the Notes.

In our review of the Financial Projections, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While Stone & Webster believes these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ materially from those assumed. In addition, the Financial Projections use and rely upon information provided by sources that we believe are reliable. Stone & Webster believes that the use of this information and assumptions are reasonable for the purposes of our report. However, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions may differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. This report summarizes our work up to the date of the report. Thus, changes in conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

The principal considerations and assumptions used by Stone & Webster in reviewing the Financial Projections and the principal information provided by others include the following:

1. Stone & Webster has made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the Project. For purposes of this report, however, Stone & Webster has assumed that all such contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

2. The Sponsors provided the projections of market energy and natural gas prices. Stone & Webster

                                      8-1
     has not independently verified the methodology used by the Sponsors to develop the price forecasts nor has it verified the accuracy of the forecasts.

3. Stone & Webster has reviewed the O&M and capital budgets for the electricity generating assets. We assume that the Sponsors will operate and maintain the assets in accordance with the O&M and capital budgets and that the assets will be operated in accordance with accepted industry practice. We believe that the Sponsors' budget for O&M expenditures represent a reasonable projection for the cost of operating and maintaining these units through the term of the Financial Projections. The exchange rate assumed in the pro forma is C$=US$0.67. We have not opined on the reasonableness of this exchange rate forecast.

4. Stone & Webster has assumed that all licenses, permits and approvals which have not yet been obtained or which need to be renewed during the period covered by the Financial Projections are obtained and/or renewed on a timely basis.

5. Stone & Webster has not evaluated the non-operating expenses projected by the Sponsor. These expenses include property and other taxes, insurance, and general and administrative expenses.

6. Stone & Webster has assumed the operator will employ qualified and competent personnel who will operate and maintain the equipment in accordance with the manufacturer's recommendations and good industry practice.

7. The restructuring of the electric industry will not significantly impact the projected revenues of the Project during the term of the Indexed Swap Agreement.

8. The Project will operate as a base load facility as represented by the Sponsors.

9. The Prices and operating costs used in the pro forma remain consistent with historical experience and adjust for inflation at a rate of 3 percent per year.


8.2. Revenues

The revenues in the Financial Projections consist primarily of sale of energy under the Put Agreement and the Swap Agreement supplemented by the sale of steam to the University. The revenues from steam are a function of the steam sales price and the projected quantity of steam sold. We were provided the documentation for calculating the current steam price and found it to be consistent with the projections for the steam price. Similarly, the quantity of steam sold is consistent with historical experience. The megawatt hours sold under the Put Agreement are a function of the Project's availability and capacity factor. The capacity factor used in the projections is 92.5 percent, which is consistent with historical experience. Therefore, we believe the revenue projections are reasonable. The revenues under each of the contracts are provided below. In the tables which follow and unless noted otherwise, the values in the 1999 column are for four months of the year and the values for 2008 column are for the first six months of that year.

                                      8-2

                                  Table 8.2-1

                             Put Sales Projections

                (Prices are $/MWh, revenues are nominal $000s)

------------------------------------------------------------------------------------------------------------------
                 1999      2000      2001      2002      2003      2004      2005      2006      2007      2008
------------------------------------------------------------------------------------------------------------------
On-Peak,          89,005   260,878   260,878   260,878   261,901   263,947   261,901   260,878   260,878   131,974
MWh
------------------------------------------------------------------------------------------------------------------
On-Peak
Price           $  30.43  $  32.41  $  34.85  $  33.94  $  36.56  $  36.79  $  36.81  $  36.81  $  36.81  $  36.81
------------------------------------------------------------------------------------------------------------------
Off-Peak,
MWh              124,958   381,013   379,259   379,259   378,236   377,944   378,236   379,259   379,259   187,218
------------------------------------------------------------------------------------------------------------------
Off-Peak
Price           $  22.38  $  22.36  $  23.70  $  25.30  $  25.30  $  25.22  $  26.23  $  26.23  $  26.23  $  26.23
------------------------------------------------------------------------------------------------------------------
Total Put,
MWh              213,964   641,891   640,137   640,137   640,137   641,891   640,137   640,137   640,137   319,192
------------------------------------------------------------------------------------------------------------------
Put
Revenues        $  5,505  $ 16,975  $ 18,080  $ 18,449  $ 19,145  $ 18,864  $ 19,562  $ 19,551  $ 19,551  $  9,769
------------------------------------------------------------------------------------------------------------------
Average Put
Price           $  25.73  $  26.44  $  28.24  $  28.82  $  29.91  $  29.39  $  30.56  $  30.54  $  30.54  $  30.60
------------------------------------------------------------------------------------------------------------------
Floating
Swap Price      $  25.73  $  26.44  $  28.24  $  28.82  $  29.91  $  29.39  $  30.56  $  30.54  $  30.54  $  30.60
------------------------------------------------------------------------------------------------------------------
Swap, MWh        221,000   663,000   663,000   663,000   663,000   663,000   663,000   663,000   663,000   663,000
------------------------------------------------------------------------------------------------------------------
Floating
Swap
Payment         $  5,686  $ 17,533  $ 18,726  $ 19,108  $ 19,828  $ 19,485  $ 20,260  $ 20,249  $ 20,249  $ 10,145
------------------------------------------------------------------------------------------------------------------
Indexed
Swap Price      $  54.23  $  54.80  $  56.51  $  58.04  $  59.70  $  61.37  $  63.19  $  65.04  $  66.64  $  67.88
------------------------------------------------------------------------------------------------------------------
Indexed
Swap
Payment         $ 11,985  $ 36,333  $ 37,464  $ 38,483  $ 39,582  $ 40,690  $ 41,895  $ 43,122  $ 44,185  $ 22,504
------------------------------------------------------------------------------------------------------------------

                                      8-3

                                  Table 8.2-2

                                  Steam Sales

                  (Steam Price in $/thousand pounds of steam,

  Steam sold in thousands of pounds per year, steam revenue in nominal $000s)

------------------------------------------------------------------------------------------------------------------
              1999       2000      2001      2002       2003      2004      2005       2006      2007      2008
------------------------------------------------------------------------------------------------------------------
  Steam
  Price      $   4.36  $   4.39   $   4.43  $   4.47  $   4.51   $   4.55  $   4.59   $   4.63  $   4.67  $   2.31
------------------------------------------------------------------------------------------------------------------
  Steam
  Sold        202,302   639,385    639,385   639,385   639,385    639,385   639,385    639,385   639,385   639.385
------------------------------------------------------------------------------------------------------------------
  Steam
  Revenue    $    882  $  2,809   $  2,834  $  2,859  $  2,885   $  2,910  $  2,936   $  2,962  $  2,988  $    739
------------------------------------------------------------------------------------------------------------------

                                 Table 8.2.1-3

                             The Project Revenues

                                (Nominal $000s)

------------------------------------------------------------------------------------------------------------------
                 1999      2000      2001      2002      2003      2004      2005       2006     2007      2008
------------------------------------------------------------------------------------------------------------------
  Put Revenue  $ 5,505  $16,975    $18,080   $18,449   $19,145    $18,864   $19,562    $19,551   $19,551   $ 9,769
------------------------------------------------------------------------------------------------------------------
  Less
  Floating
  Swap
  Payment     -$ 5,686 -$17,533   -$18,726  -$19,108  -$19,828   -$19,485  -$20,260   -$20,249  -$20,249  -$10,145
------------------------------------------------------------------------------------------------------------------
  Plus Fixed
  Index Swap
  Payment      $11,985  $36,333    $37,464   $38,483   $39,582    $40,690   $41,895    $43,122   $44,185   $22,504
------------------------------------------------------------------------------------------------------------------
  Plus Steam
  Revenue      $   882  $ 2,809    $ 2,834   $ 2,859   $ 2,885    $ 2,910   $ 2,936    $ 2,962   $ 2,988   $   739
------------------------------------------------------------------------------------------------------------------
  Total
  Revenue      $12,685  $38,584    $39,653   $40,684   $41,782    $42,980   $44,132    $45,385   $46,475   $22,866
------------------------------------------------------------------------------------------------------------------

8.3.   Expenses

The Financial Projections include the following expenses:

 .    Costs of purchasing and transporting fuel for the thermal power stations

 .    Fixed O&M costs

 .    Variable O&M costs including expenses associated with major maintenance

 .    Property and other taxes, insurance, and administrative expenses

                                      8-4

8.3.1.    Fuel

The annual cost of the fuel consists of the operations fee and royalty payment contained in the Gas Agreement as well as the transportation cost of delivering the gas to the Project from western Canada. The cost of the fuel itself was paid in the lump sum payment of $88 million that was part of the initial project financing as described in our review of that agreement. It should be noted that the percentage of fuel used in transportation is large, but we have been able to confirm it is consistent with tariffs on TransCanada Pipeline ("TCPL") for transporting fuel across Canada from Alberta to New York.



                                 Table 8.3.1-1

                          Unconsumed Fuel Entitlement

                            (Thousand MMBtu (HHV))

------------------------------------------------------------------------------------------------------------------
                     1999      2000      2001      2002     2003      2004      2005     2006      2007      2008
------------------------------------------------------------------------------------------------------------------
   B.O.Y.
   Entitlement      71,995    66,848    59,664    52,464   45,229   37,957    30,629   23,284     15,902     8,484
------------------------------------------------------------------------------------------------------------------
   Entitlement
   Consumption        2383     7,184     7,200     7,236    7,272    7,328     7,345    7,382       7418     3,718
------------------------------------------------------------------------------------------------------------------
   E.O.Y.
   Entitlement      66,848    59,664    52,464    45,229   37,957   30,629    23,284   15,902      8,484     4,766
------------------------------------------------------------------------------------------------------------------


                                 Table 8.3.1-2

                        Gas Consumed in Transportation

                            (Thousand MMBtu (HHV))

------------------------------------------------------------------------------------------------------------------
                     1999      2000      2001      2002     2003      2004      2005     2006      2007      2008
------------------------------------------------------------------------------------------------------------------
   Entitlement
   Consumption      7,148/1/   7,184     7,200     7,236    7,272      7,328   7,345    7,382       7418     3,718
------------------------------------------------------------------------------------------------------------------
   Burner Tip
   Consumption       2,140     6,451     6,466     6,498    6,530      6,581   6,596    6,629      6,662     3,338
------------------------------------------------------------------------------------------------------------------
   % of Fuel
   Used in            10.2%     10.2%     10.2%     10.2%    10.2%      10.2%   10.2%    10.2%      10.2%     10.2%
   Transport
------------------------------------------------------------------------------------------------------------------
   Notes:    1. Number is for 12 months
------------------------------------------------------------------------------------------------------------------

Gas consumed at the burner tip is a function of the heat rate of the GTs, gas consumed in firing the duct burners and gas consumed in firing the existing boilers. The heat rate projected in the pro forma includes the fuel consumed in the duct burners of the HRSG as well as fuel consumed in firing the University boilers when needed for base case steam production. We have reviewed the historical experience of the Project and believe the heat rate projection is reasonable. Base case heat rate is projected to increase 0.50 percent each year. We believe this is conservative as the Project has been in operation for several years and has already experienced the normal degradation that a new plant experiences. These figures are consistent with

                                      8-5
historical experience and are expressed based on the higher heating value of the fuel.


                                 Table 8.3.1-3

                        Gas Consumed at the Burner Tip

                        (Million MMBtu (HHV) per year)

------------------------------------------------------------------------------------------------------------------
                   1999      2000      2001      2002      2003      2004      2005      2006      2007      2008
------------------------------------------------------------------------------------------------------------------
  Plant Heat
  Rate,
  Btu/kWh         10,000    10,050    10,100    10,151    10,202    10,253    10,304    10,355    10,407    10,459
------------------------------------------------------------------------------------------------------------------
  Generation,
  MWh            213,964   641,891   640,137   640,137   640,137   641,891   640,137   640,137   640,137   319,192
------------------------------------------------------------------------------------------------------------------
  Total Gas
  Consumed         2,140     6,451     6,466     6,498     6,530     6,581     6,596     6,629     6,662     3,338
------------------------------------------------------------------------------------------------------------------


8.3.2.   Fuel Operating Cost and Royalty Cost

The gas supply agreement with Canadian Hunter calls for the Project to pay Canadian Hunter an operating cost payment for supplying the gas in addition to the lump sum payment paid at the original financial closing. It also calls for the Project to reimburse Canadian Hunter for the Canadian Royalty payments. We were provided with invoices from Canadian Hunter showing the rate for the operating cost as well the royalty charge. The rates shown on the invoices are consistent with the projections used in the pro forma. The basis for calculating the operating cost and the royalty cost are provided below:

                                      8-6

                                                      Table 8.3.2-4

                                   Fuel Operating Cost Charge and Fuel Royalty Charge

                                                     (Nominal $000s)
----------------------------------------------------------------------------------------------------------------
                 1999      2000      2001       2002      2003      2004      2005      2006      2007      2008
----------------------------------------------------------------------------------------------------------------
Receipt
Volume,-        2,383     7,184     7,200     7,236     7,272     7,328      7,345     7,382     7418      3,718
MMBtu
(HHV)
----------------------------------------------------------------------------------------------------------------
Operating
Cost Rate,    $0.4053   $0.4175   $0.4300   $0.4429   $0.4562   $0.4699    $0.4840   $0.4985  $0.5134    $0.5288
$/MMBtu
----------------------------------------------------------------------------------------------------------------
Operating
Cost             $966    $2,999    $3,096    $3,205    $3,317    $3,443     $3,555    $3,680    $3,809    $1,966
----------------------------------------------------------------------------------------------------------------
Royalty
Rate           0.2052    0.2052    0.2052    0.2052    0.2052    0.2052     0.2052    0.2052    0.2052    0.2052
----------------------------------------------------------------------------------------------------------------
Reference
Price,         $71.52    $71.63    $73.78    $75.99    $78.27    $80.62     $83.04    $85.53    $88.10    $90.74
C$/10/3/m/3/
----------------------------------------------------------------------------------------------------------------
Receipt
Volume of      66,042   199,116   199,564   200,562   201,565   203,128    203,586   204,604   205,627   103,044
Gas, 10/3/m/3/
----------------------------------------------------------------------------------------------------------------
Royalty Fee,
C$000s          C$969   C$2,927   C$3,022   C$3,128   C$3,238   C$3,361    C$3,469   C$3,591   C$3,718   C$1,919
----------------------------------------------------------------------------------------------------------------
Exchange
Rate,           0.670     0.670     0.670     0.670     0.670     0.670      0.670     0.670     0.670     0.670
US$/C$
----------------------------------------------------------------------------------------------------------------
Royalty Fee,
US$000s          $649    $1,961    $2,025    $2,096    $2,169    $2,252     $2,325    $2,406    $2,491    $1,286
----------------------------------------------------------------------------------------------------------------

8.3.3.  Fuel Transportation Costs

Fuel transportation represents over half of the operating expenses of the Project. The vast majority of this cost is fixed and does not vary with the volume of fuel actually transported to the Project. We were provided with the invoices for the transportation of the fuel and reviewed the invoices from 1997, 1998, and 1999 through June 1999. The calculations in the pro forma are consistent with the calculations in the invoices and the charge rates for demand, pressure, and variable charges used in the pro forma are consistent with historical experience.

NOVA pipeline uses an unusual method of applying the demand charge in that it adds the firm delivery and receipt volumes of gas together to apply the demand charge. The delivery volume is the volume of gas actually delivered to the end of the pipeline while the receipt volume is what is delivered into the pipeline. Since there is considerable fuel used in the transportation, the Delivery demand volume is highest with Nova, slightly less with TransCanada Pipeline ("TCPL"), and the lowest with Tennessee Gas Pipeline ("TGPL"). Both TCPL and TGPL use conventional methods of calculating the demand charge by only using the delivery demand volume. TCPL also charges for maintaining pressure level.

                                      8-7

LOGO OF STONE & WEBSTER
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                                                     Table 8.3.3-1

                                                  NOVA Demand Charges

                                                     (C$=US$ 0.67)
--------------------------------------------------------------------------------------------------------------------
                   1999      2000      2001      2002      2003      2004      2005       2006       2007       2008
--------------------------------------------------------------------------------------------------------------------
Firm Service
Delivery &
and Receipt     1,234.6   1,234.6   1,234.6   1,234.6   1,234.6   1,234.6   1,234.6    1,234.6    1,234.6    1,234.6
Volume,
10/3/m/3//day
--------------------------------------------------------------------------------------------------------------------
Monthly
Demand
Charge x 12,       $568    $1,758    $1,811    $1,864    $1,921    $1,979    $2,038     $2,099     $2,162     $2,227
C$
--------------------------------------------------------------------------------------------------------------------
Demand Cost,
C$                 $702    $2,170    $2,235    $2,302    $2,371    $2,442    $2,515     $2,591     $2,668     $1,367
--------------------------------------------------------------------------------------------------------------------
Demand Cost,
US$                $471    $1,454    $1,498    $1,543    $1,589    $1,637    $1,686     $1,736     $1,788       $916
--------------------------------------------------------------------------------------------------------------------

                                                     Table 8.3.3-2

                                       Annual Nova Variable Transportation Charges

                                                    (Nominal $000s)
--------------------------------------------------------------------------------------------------------------------
                   1999      2000      2001      2002      2003      2004      2005       2006       2007       2008
--------------------------------------------------------------------------------------------------------------------
Receipt
Volume,          66,042   199,116   199,564   200,562   201,565   203,128   203,586    204,604    205,627    103,044
10/3/m/3/
--------------------------------------------------------------------------------------------------------------------
Variable
Rate,           $0.2300   $0.2369   $0.2440   $0.2513   $0.2589   $0.2666   $0.2746    $0.2829    $0.2914    $0.3001
C$/10/3/m/3/
--------------------------------------------------------------------------------------------------------------------
Variable
Charge, C$          $15       $47       $49       $50       $52       $54       $56        $58        $60        $31
--------------------------------------------------------------------------------------------------------------------
Variable
Charge,             $10       $32       $33       $34       $35       $36       $38        $39        $40        $21
US$
--------------------------------------------------------------------------------------------------------------------

                                      8-8

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                                                     Table 8.3.3-3

                                            TransCanada Pipeline Demand Costs

                                                     (Nominal $000s)
--------------------------------------------------------------------------------------------------------------
                 1999      2000     2001      2002      2003      2004      2005      2006      2007      2008
--------------------------------------------------------------------------------------------------------------
Delivery
Demand,         566.6     566.6     566.6     566.6     566.6     566.6     566.6     566.6     566.6    566.6
10/3/m/3//day
--------------------------------------------------------------------------------------------------------------
Monthly
Demand
Charge x       $4,175   $12,900   $13,288   $13,686   $14,096   $14,519   $14,954   $15,403   $15,865   $8,171
12, C$
--------------------------------------------------------------------------------------------------------------
Demand
Cost, C$       $2,365    $7,309    $7,528    $7,754    $7,987    $8,227    $8,473    $8,728    $8,989   $4,604
--------------------------------------------------------------------------------------------------------------
Demand
Cost, US$      $1,585    $4,897    $5,044    $5,195    $5,351    $5,512    $5,677    $5,848    $6,023   $3,085
--------------------------------------------------------------------------------------------------------------
Fixed
Pressure
Demand,         566.6     566.6     566.6     566.6     566.6     566.6     566.6     566.6     566.6    566.6
10/3/m/3//day
--------------------------------------------------------------------------------------------------------------
Fixed
Pressure
Charge x12,    $17.92    $55.44    $57.00    $58.80    $60.48    $62.40     $64.2    $66.12    $68.16   $35.10
C$/10/3/m/3/
--------------------------------------------------------------------------------------------------------------
Fixed
Pressure          $10       $31       $32       $33       $34       $35       $36       $38       $38      $20
Cost, C$
--------------------------------------------------------------------------------------------------------------
Fixed
Pressure           $7       $21       $22       $22       $23       $24       $24       $25       $26      $13
Cost, US$
--------------------------------------------------------------------------------------------------------------

                                                     Table 8.3.3-4

                                         TCPL Variable Transportation Charges
---------------------------------------------------------------------------------------------------------------
               1999      2000      2001       2002      2003      2004      2005      2006       2007      2008
---------------------------------------------------------------------------------------------------------------
Receipt
Volume,      60,273   181,723   182,133    183,044   183,959   185,385   185,803   186,732    187,666    94,044
10/3/m/3/
---------------------------------------------------------------------------------------------------------------
Variable
Rate,         $1.73     $1.79     $1.84     $1.89      $1.95     $2.01     $2.07     $2.13      $2.20     $2.26
C$/10/3/m/3/
---------------------------------------------------------------------------------------------------------------
Variable
Charge,       $ 105     $ 325     $ 335     $ 347      $ 359     $ 373     $ 385     $ 398      $ 412     $ 213
C$
---------------------------------------------------------------------------------------------------------------
Variable
Charge,       $  70     $ 217     $ 224     $ 232      $ 241     $ 250     $ 258     $ 267      $ 276     $ 143
US$
---------------------------------------------------------------------------------------------------------------

                                      8-9

                                                     Table 8.3.3-5

                                                   TGPL Demand Costs

                                                    (Nominal $000s)

---------------------------------------------------------------------------------------------------------------
               1999      2000      2001       2002      2003      2004      2005      2006       2007      2008
---------------------------------------------------------------------------------------------------------------
Delivery
Demand,
MMBtu        20,000    20,000    20,000     20,000    20,000    20,000    20,000    20,000     20,000    20,000
(HHV) /
Day
---------------------------------------------------------------------------------------------------------------
Monthly
Demand
Charge x     $40.72   $125.88   $129.60    $133.56   $137.52   $141.60   $145.92   $150.24    $154.80    $79.68
12, US$
---------------------------------------------------------------------------------------------------------------
Demand
Cost, US$    $  815   $ 2,517   $ 2,592    $ 2,670   $ 2,750   $ 2,833   $ 2,918   $ 3,005    $ 3,096   $ 1,585
---------------------------------------------------------------------------------------------------------------

                                      8-10

8.3.4.  Operations, Maintenance, and Other Costs

The operations, maintenance, and other costs are based on the experience with 1999 year to date through August 31 actual expenditures. The O&M contract with the Project was changed in November 1998 from a lump sum contract to a fee plus reimbursable budget contract. This change in the contract has resulted in a projected decrease in Plant Operations costs of nearly $2 million per year. Only about half of this decrease is reflected in the projected budget so we believe the costs are reasonable and may be somewhat conservative. We have no reason to believe these costs will be substantially higher in the future from current experience in 1999. The GE Fees, Overhaul, and directed starts accrual amount includes the fired hour charges and lease engine charges as well as the annual fees paid to GE for performing the plant O&M. The other items are self-explanatory.

                                                     Table 8.3.4-1

                                             Projected Consolidated Costs

                                                    (Nominal $000s)
---------------------------------------------------------------------------------------------------------------
                     1999      2000      2001     2002      2003     2004      2005     2006     2007      2008
---------------------------------------------------------------------------------------------------------------
GECS Fees,
Overhaul and       $  734    $2,297    $2,276   $2,304    $2,330   $2,361   $  2,385    $ 2,414  $ 2,444  $1,323
Directed Starts
Accrual
----------------------------------------------------------------------------------------------------------------
Plant Salaries     $  578    $1,786    $1,840   $1,895    $1,952   $2,011   $  2,071    $ 2,133  $ 2,197  $1,125
----------------------------------------------------------------------------------------------------------------
Operating
Expense                80       246       253      261       269      277        285        294      302     155
----------------------------------------------------------------------------------------------------------------
Plant Admin
Expense                14        42        44       45        46       48         49         51       52      27
----------------------------------------------------------------------------------------------------------------
Employee
Services                2         5         6        6         6        6          6          6        7       3
----------------------------------------------------------------------------------------------------------------
Maintenance
Materials              23        70        72       75        77       79         82         84       87      44
----------------------------------------------------------------------------------------------------------------
Other Plant
Repair                 81       251       259      266       274      283        291        300      309     158
----------------------------------------------------------------------------------------------------------------
Utility and
Environmental         134       414       426      439       452      466        480        494      509     261
Expenses
----------------------------------------------------------------------------------------------------------------
Administrative
and Insurance         318       982     1,012    1,042     1,073    1,105      1,138      1,173    1,208     619
Expenses
----------------------------------------------------------------------------------------------------------------
Taxes                 267       810     1,434    1,476     1,522    1,578      1,638      1,701    1,763   1,278
----------------------------------------------------------------------------------------------------------------
Syracuse Fee          417     1,250     1,250    1,250     1,250    1,250      1,250      1,250    1,250     622
----------------------------------------------------------------------------------------------------------------
Partnership
Expenses              128       395       407      419       432      445        458        472      486     249
----------------------------------------------------------------------------------------------------------------
Total              $2,775    $8,510    $9,281   $9,479    $9,683   $9,908   $ 10,134    $10,371  $10,613  $5,772
----------------------------------------------------------------------------------------------------------------

                                      8-11

We have reviewed the above figures and believe they are reasonable. There is a possibility the Project will have to start buying NO\\x\\ emission credits starting in the year 2002. This potential expense is handled as a sensitivity to the operating costs.

8.4.    Sensitivity Cases

Stone & Webster has performed several sensitivities using the Financial Projections. The purpose of the sensitivities is to demonstrate how each sensitivity affects the projected coverage ratio. The sensitivities performed are as follows:

 .    Sensitivity 1 - Reduce capacity factor to 85 percent

 .    Sensitivity 2 - O&M costs increased by 15 percent

 .    Sensitivity 3 - Heat rates increased by 3 percent (300 Btu/kWh)

 .    Sensitivity 4 - The Project has to purchase $200,000 of NO\\x\\ credits starting in 2002

Projecting O&M costs has inherent uncertainty, but the Project has been operating for several years and there is little risk in incurring a substantial increase in O&M costs. Sensitivity 1 demonstrates the impact of a significant increase in O&M costs. We believe the heat rate projected for each unit is reasonable and that additional degradation of any heat rate from its current level is unlikely. Sensitivity 2 illustrates the impact of increasing the heat rate beyond what we would consider reasonable for any further degradation in heat rate for each unit. Sensitivity 3 illustrates the impact on the Project if it has to purchase NO\\x\\ credits starting in 2002 as part of the reduction in emissions the EPA has planned for the region. Each sensitivity represents an individual case and should not be combined, since we believe it is unlikely for each of these cases to occur together.

8.5.    Coverage Ratios

The DSCR's for the base case and each of the sensitivities are presented in Table 8.5-1. The coverage ratios are calculated on a pre-tax basis. In all cases the minimum and average fixed charge coverage ratio is equal to or above 1.0 for each year. Stone & Webster believes that these sensitivities reasonably demonstrate the impact on cash flows and coverage ratios that would occur if the sensitivity cases occurred.

                                      8-12

                                  Table 8.5-1
                         Debt Service Coverage Ratios
        -----------------------------------------------------------------
                                         Minimum              Average
                                      Coverage Ratio      Coverage Ratio
        -----------------------------------------------------------------
        Base Case                          1.35                 1.40
        -----------------------------------------------------------------
        Sensitivity 1:
        Reduced Capacity Factor            1.29                 1.35
        -----------------------------------------------------------------
        Sensitivity 2:
        Increased O&M                      1.31                 1.36
        -----------------------------------------------------------------
        Sensitivity 3:
        Increased Heat Rate                1.35                 1.39
        -----------------------------------------------------------------
        Sensitivity 4:
        Purchase NO\\x\\ Credits           1.35                 1.39
        -----------------------------------------------------------------

                                      8-13

[LOGO OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------




                                  APPENDIX  A

                          LIST OF DOCUMENTS REVIEWED

[LOGO OF STONE & WEBSTER]
                                          Project Orange Association, L.P.
--------------------------------------------------------------------------


                    APPENDIX A - LIST OF DOCUMENTS REVIEWED

--------------------------------------------------------------------------------
    Date                                    Document
--------------------------------------------------------------------------------
  08/27/1999   Data Room List, Relevant Contract List & Working Group List
--------------------------------------------------------------------------------
  09/01/99     POA monthly operation reports 1999
--------------------------------------------------------------------------------
  09/01/99     Site Assessment
--------------------------------------------------------------------------------
  09/01/99     GPU International Biennial Safety and Environmental Assessments
--------------------------------------------------------------------------------
  09/01/99     SRA's Biennial Safety Assessment Report for the POA/SUSS facility
--------------------------------------------------------------------------------
  09/01/99     EI Environmental Audit
--------------------------------------------------------------------------------
  09/01/99     Overhead and Gantry Crane Inspections
--------------------------------------------------------------------------------
  09/01/99     Memo confirming Energy Initiatives Environmental and Safety
               Regulatory Audit
--------------------------------------------------------------------------------
  09/01/99     Environmental and Safety Audit
--------------------------------------------------------------------------------
  09/01/99     Letter from NYSPSC regarding project audit
--------------------------------------------------------------------------------
  09/01/99     End of year closure to project associates cogeneration facility record audit
--------------------------------------------------------------------------------
  09/01/99     Pipeline Audit Response
--------------------------------------------------------------------------------
  09/01/99     NY Public Service Commissions 1997 Audit of project High Pressure
               Gas Pipeline
--------------------------------------------------------------------------------
  09/01/99     Tables 1 thru 8 summarizing results of a cylinder gas audit
--------------------------------------------------------------------------------
  09/01/99     Biennial Safety and Environmental assessment performed by S&RA at the POA/SUSS facility from May 12 - 16, 1997
--------------------------------------------------------------------------------
  09/01/99     Final Environmental Impact Statement
--------------------------------------------------------------------------------
  09/01/99     Environmental Liability Assessment - Syracuse University Steam
               Station
--------------------------------------------------------------------------------
  09/01/99     Contaminated soil investigation and remediation report
--------------------------------------------------------------------------------
  09/01/99     Outstanding Issues
--------------------------------------------------------------------------------
  09/01/99     Effectiveness questionnaire
--------------------------------------------------------------------------------
  09/01/99     FY 1999 Pipeline Safety Users Fee Assessment
--------------------------------------------------------------------------------
  09/01/99     Gas Transportation Line Permit #33127
--------------------------------------------------------------------------------
  09/01/99     Regulatory Assessment - Permitting Issues Galson Project No.
               GQ-129
--------------------------------------------------------------------------------

                    Appendix A - List of Documents Reviewed
--------------------------------------------------------------------------------
  09/01/99          Hazardous Substance Report
--------------------------------------------------------------------------------
  09/01/99          Letter from lawyers transmitting documents
--------------------------------------------------------------------------------
  09/01/99          Operation and Maintenance Agreement dated 11/01/98
--------------------------------------------------------------------------------
  09/01/99          Environmental, Health and Safety Program Assessment
--------------------------------------------------------------------------------
  09/01/99          Plant Heat Rate & Capacity 1992 - 1993 contract year
--------------------------------------------------------------------------------
  09/01/99          MRA and related documents
--------------------------------------------------------------------------------
  09/01/99          Steam Contract Syracuse University 2-27-90
--------------------------------------------------------------------------------
  09/01/99          Letter 5-1-90 RE: Steam Contract, Op Agr and Lease Agr 2-27-
                    90
--------------------------------------------------------------------------------
  09/01/99          Letter 6-22-90 RE:  Steam Contract and Lease Agr 2-27-90
--------------------------------------------------------------------------------
  09/01/99          Letter 8-29-90 RE: Ditto
--------------------------------------------------------------------------------
  09/01/99          Amendment to Steam Contract 12-31-90
--------------------------------------------------------------------------------
  09/01/99          Operating Agreement Syracuse University 2-27-90
--------------------------------------------------------------------------------
  09/01/99          Amendment to Operating Agreement 12-31-90
--------------------------------------------------------------------------------
  09/01/99          Assignmt Agrmt (Operating Agrmt) City of Syracuse Ind Dev
                    Agency 4-5-91
--------------------------------------------------------------------------------
  09/01/99          Project Orange Associates exhibits and partnership meeting notes
--------------------------------------------------------------------------------
  09/01/99          Taxable Income and Loss Revised vs Filed 3-13-98
--------------------------------------------------------------------------------
  09/01/99          Letter 3-12-99 RE:  Tax Returns
--------------------------------------------------------------------------------
  09/01/99          Transmittal 3-12-98 RE:  Taxable Income and Loss
--------------------------------------------------------------------------------
  09/01/99          Fax 2-11-98 RE: SOP Exhibits for Syracuse Orange Partners
                    Agrmt
--------------------------------------------------------------------------------
  09/01/99          Subcontract Agreemt 4-5-91
--------------------------------------------------------------------------------
  09/01/99          Interconnection Agreemt 1-13-92
--------------------------------------------------------------------------------
  09/01/99          Agreement of Indemnity 2-10-93
--------------------------------------------------------------------------------
  09/01/99          Agreement of Indemnity 11-10-92
--------------------------------------------------------------------------------
  09/01/99          Letter 10-19-92 RE:  Lease Agrmt 4-5-91 City of Syracuse
--------------------------------------------------------------------------------

                  Appendix A - List of Documents Reviewed
--------------------------------------------------------------------------------
09/01/99       Supplemental Agreement 7-24-92 Syracuse University
--------------------------------------------------------------------------------
09/01/99       Letter 10-19-92 RE:  Lease Agrmt 4-5-91 City of Syracuse
--------------------------------------------------------------------------------
09/01/99       Amendment to Lease Agreement 12-16-92 Syracuse University
--------------------------------------------------------------------------------
09/01/99       Amendment to Operating Agreement 12-16-92
--------------------------------------------------------------------------------
09/01/99       First Amendment of Mortgage and Security Agrmt 12-24-92 City of
               Syracuse, Syracuse University
--------------------------------------------------------------------------------
09/01/99       Security Agreement 4-5-91 City of Syracuse
--------------------------------------------------------------------------------
09/01/99       Mortgage and Security Agreement 4-5-91 City of Syracuse
--------------------------------------------------------------------------------
09/01/99       Security Agreement 4-5-91 City of Syracuse
--------------------------------------------------------------------------------
09/01/99       Agreement 4-5-91 City of Syracuse and Housing Authority
--------------------------------------------------------------------------------
09/01/99       Payment in Lieu of Tax Agreement 4-5-91
--------------------------------------------------------------------------------
09/01/99       Lease and Sublease Agreement 4-5-91
--------------------------------------------------------------------------------
09/01/99       Memorandum of Lease 4-5-91
--------------------------------------------------------------------------------
09/01/99       Real Property Transfer Gains Tax Affidavit Tax Return CR Line
               Mortgage Certificate 4-4-91
--------------------------------------------------------------------------------
09/01/99       Subordination Agreement 4-5-91
--------------------------------------------------------------------------------
09/01/99       Steam Contract Syracuse University 2-27-90
--------------------------------------------------------------------------------
09/01/99       Lease Agreement Syracuse University Feb. 1990
--------------------------------------------------------------------------------
09/01/99       Indemnification Agreement 6-30-98
--------------------------------------------------------------------------------
09/01/99       Mortgage and Security Agreement 4-5-91 City of Syracuse
--------------------------------------------------------------------------------
09/01/99       Fax 7-15-97, Letter 7-15-97 RE: Master Restructuring Agreement
               7-9-97 Niagara Mohawk Power Corp.
--------------------------------------------------------------------------------
09/01/99       POA Proforma Analysis 5-28-98
--------------------------------------------------------------------------------
09/01/99       Miscellaneous Cost Information for Electric Equipment
--------------------------------------------------------------------------------
09/11/99       POA Steam Station 1997 Fuel Use/Industrial Process Emission
               Statement #DECID #7311500229.
--------------------------------------------------------------------------------

                    Appendix A - list of Documents Reviewed
--------------------------------------------------------------------------------
09/11/99       POA Steam Station 1997 Fuel Use/Industrial Process Emission
               Statement #DECID #7311500204.
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 1st Quarter 1998
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 2nd Quarter 1998
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 3rd Quarter 1998
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 4th Quarter 1998
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 1st Quarter 1999
--------------------------------------------------------------------------------
09/11/99       Excess Emissions Report, 2nd Quarter 1999
--------------------------------------------------------------------------------
09/11/99       Revision to Industrial Wastewater Discharge Permit #125
--------------------------------------------------------------------------------
09/11/99       POA, LP SMR 125 Dec. 1, 1997 - May 31, 1998
--------------------------------------------------------------------------------
09/11/99       Notice of Accidental Discharge
--------------------------------------------------------------------------------
09/11/99       Calibration Sheet/Inspection - Riley Sewer
--------------------------------------------------------------------------------
09/11/99       POA, Permit No. 125, Semi-annual Self Monitoring Report (June 1,
               1998 - Nov. 30, 1998)
--------------------------------------------------------------------------------
09/11/99       POA, Permit No. 125, Semi-annual Self Monitoring Report (Dec. 1,
               1998 - June 30, 1999)
--------------------------------------------------------------------------------
09/11/99       1st Quarter 1998- SMR Permit #140 Semi-annual Self Monitoring
               Report (Dec. 1, 1997 - Feb. 28, 1998).
--------------------------------------------------------------------------------
09/11/99       3rd Quarter 1998- SMR Permit #140 Semi-annual Self Monitoring
               Report (June 1, 1998 - Aug. 31, 1998).
--------------------------------------------------------------------------------
09/11/99       4th Quarter 1998- SMR Permit #140 Semi-annual Self Monitoring
               Report (Sept. 1, 1997 - Dec. 31, 1998).
--------------------------------------------------------------------------------
09/11/99       Semi-Annual Self-Monitoring Report Permit #140 for the period of
               Jan. 1, 1999 - June 30, 1999
--------------------------------------------------------------------------------
09/11/99       Draft - Title V Application for the Project Orange Cogen.
               Facility and the Syracuse Univ. Sys. (March 28, 1997).
--------------------------------------------------------------------------------
09/11/99       Notice of Violation of "Onondaga County Rules and Regulations
               Relating to the use of the Public Sewer System" and Industrial
               Wastewater Discharge Permit #125
--------------------------------------------------------------------------------
09/11/99       Permit No. 125, Notice of Accidental Discharge (June 16, 1999)
--------------------------------------------------------------------------------
09/11/99       Response to the Compliance Order issued on June 4, 1997, Permit
               No. 125.
--------------------------------------------------------------------------------

                    Appendix A - List of Documents Reviewed
--------------------------------------------------------------------------------
09/11/99  Letter notifying of renewal of Permit #140 Industrial Wastewater
          Permit
--------------------------------------------------------------------------------
09/11/99  Hazardous Substance Bulk Storage Registration Certificates
-------------------------------------------------------------------------------
09/11/99  Petroleum Bulk Storage Registration Certificate
-------------------------------------------------------------------------------
09/11/99  Emergency and Hazardous Chemical Inventory
-------------------------------------------------------------------------------
09/11/99  NYSDEC Certificate to Operate PSD Permit -Special Conditions-
          Emission Point #00001, 00002
-------------------------------------------------------------------------------
09/11/99 Oil Spill Prevention Control and Countermeasure (SPCC) Plan (Emergency Response Plan)
-------------------------------------------------------------------------------
09/11/99 Letter from C&S Tech. Solutions - modifications to be made to pH Neutralization System to facilitate a flow rate of 60 gpm.
-------------------------------------------------------------------------------
09/11/99  Invoice for Rental Permit
-------------------------------------------------------------------------------
09/11/99  POA, LP SMR 140 March 1, 1998 - May 31, 1998
-------------------------------------------------------------------------------
09/11/99  Lab Analysis Report - Hazardous Waste Manifest
-------------------------------------------------------------------------------
09/11/99  Calibration Sheet/Inspection - Cogen Sewer
-------------------------------------------------------------------------------
09/11/99  Instructions 1998 Emission Statement
-------------------------------------------------------------------------------
09/11/99 Letter from NY State Dept. of Environmental Conservation rgdg. 1998 Emission Statement.
-------------------------------------------------------------------------------
09/14/99  Process Flow Diagram Steam Balance Annual Average
-------------------------------------------------------------------------------
09/22/09  CPS Gas Call Option Term Sheet
-------------------------------------------------------------------------------
09/30/99 Project Orange Quarterly Financial Documents from DLJ - Indexed Swap Payment, Power Put Monthly Statements, Invoices,
-------------------------------------------------------------------------------
10/05/99  Project Orange Plant Performance Snapshots - 10/1/99
-------------------------------------------------------------------------------
10/05/99  Endfield Failure Low Pressure Compressor Incident
-------------------------------------------------------------------------------
10/07/99  Independent Technical Consultants Draft Report, dated 09/30/99
-------------------------------------------------------------------------------
10/15/99  Asset Management Qualifications for Niagara Mohawk Energy Marketing,
          Inc.
-------------------------------------------------------------------------------
10/15/99  Noise measurement / sound evaluation issues
-------------------------------------------------------------------------------
10/18/99  Application for Permit - for Water Mains, Gas Mains, Sewer Lines, etc.
-------------------------------------------------------------------------------

                  Appendix A - List of Documents Reviewed
--------------------------------------------------------------------------------
10/18/99       Permits for use of County-Owned property
--------------------------------------------------------------------------------
10/18/99       Permits for use of State-Owned property.
--------------------------------------------------------------------------------
10/18/99       Fax from GPU - Environmental Issues Closure
--------------------------------------------------------------------------------
10/18/99       Documentation from Orange on GE Plant Operations/Electrical Test
               Report
--------------------------------------------------------------------------------
10/20/99       Report Comments
--------------------------------------------------------------------------------
10/22/99       Report Comments
--------------------------------------------------------------------------------
10/22/99       Client List Asset Management and Related Services
--------------------------------------------------------------------------------
11/05/99       Report Comments
--------------------------------------------------------------------------------
11/08/99       Report Comments
--------------------------------------------------------------------------------
11/08/99       Report Comments
--------------------------------------------------------------------------------
11/08/99       POA Operating Summaries
--------------------------------------------------------------------------------
11/09/99       POA - GE-EPO name change
--------------------------------------------------------------------------------
11/09/99       Fax - Project Orange Weekly operation, maintenance and events
               Report (Nov. 1-7)
--------------------------------------------------------------------------------
11/09/99       Fax - Definitions
--------------------------------------------------------------------------------
11/12/99       Report Comments
--------------------------------------------------------------------------------
11/12/99       Report Comments
--------------------------------------------------------------------------------
11/12/99       Report Comments
--------------------------------------------------------------------------------
11/12/99       Report Comments for offering circular
--------------------------------------------------------------------------------
11/13/99       Final report comments
--------------------------------------------------------------------------------
11/15/99       POA Monthly Report - August 1999
--------------------------------------------------------------------------------
11/15/99       POA Monthly Report - September 1999
--------------------------------------------------------------------------------
11/15/99       Draft Offering Memorandum for review and comment
--------------------------------------------------------------------------------

[LETTERHEAD OF STONE & WEBSTER]
                                                 Project Orange Associates, L.P.
--------------------------------------------------------------------------------

                                   EXHIBIT 1

                        BASE CASE FINANCIAL PROJECTIONS

PROJECT  ORANGE ASSOCIATES L.P.                                                           144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                                              CASE: Base
($ in thousands, expect price per MWH)
                                                   4 months ended           Projected Fiscal Years Ending December 31,
                                                   ----------------------------------------------------------------------------
                                                        12/31/99           2000           2001           2002           2003
                                                   ----------------------------------------------------------------------------
Net Average Capacity (MW)(2)...................             79.0           79.0           79.0           79.0           79.0
Availability (3)...............................             95.5%          92.5%          92.5%          92.5%          92.5%
Capacity (4)...................................             92.5%          92.5%          92.5%          92.5%          92.5%
Heat Rate HHV (MMBtu/kWh) (5)..................         10,000.0       10,050.0       10,100.3       10,150.8       10,201.5
Electricity Produced (MWh) (6).................        213,963.6      641,890.8      640,137.0      640,137.0      640,137.0
Steam Throughput (1,000 lbs) (7)...............        202,302.0      639,385.1      638,385.1      639,385.1      639,385.1
Fuel Consumed (MMBtu) (8)......................      2,139,636.0    6,451,002.5    6,465,543.7    6,497,871.5    6,530,360.8
Entitlement Used (MMBtu) (9)...................      2,382,594.0    7,183,520.9    7,199,713.3    7,235,711.8    7,271,890.4

Debt Offering Annual Interest Rate.............            10.50%         10.50%         10.50%         10.50%         10.50%

General Inflation..............................              3.0%           3.0%           3.0%           3.0%           3.0%
Exchange Rate (US$/CON$).......................            $0.67          $0.67          $0.67          $0.67          $0.67
On-Peak Electricity Pricing ($MWh) (10)........           $30.43         $32.41         $34.85         $33.94         $36.58
Off-Peak Electricity Pricing ($MWh)............           $22.38         $22.36         $23.70         $25.30         $25.30
Indexed Swap Price ($MWh) (11).................           $54.23         $54.80         $56.51         $58.04         $59.70
Steam Price ($/1,000 lbs) (12).................            $4.36          $4.39          $4.43          $4.47          $4.51

Power Put Contract
   Energy Sales - On-Peak......................       $  2,706.4     $  8,455.0     $  9.091.6     $  8,854.2     $  9,575.1
   Energy Sales - Off-Peak.....................          2,796.6        8,519.5        8,988.4        9,595.3        9,569.4
   Capacity Sales - On Peak....................              0.0            0.0            0.0            0.0            0.0
   Capacity Sales - Off Peak...................              0.0            0.0            0.0            0.0            0.0
                                                     -----------------------------------------------------------------------
Total Power Put Payments (13)..................          5,505.0       16,974.5       18,080.0       18,449.4       19,144.5

Indexed Swap Contract
   Floating (Payment)..........................         (5,686.0)     (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)
   Floating (Payment): Capacity................              0.0            0.0            0.0            0.0            0.0
                                                     -----------------------------------------------------------------------
Total Floating (Payments) (14).................         (5,686.0)     (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)
   Fixed Payment...............................         11,984.8       36,332.5       37,464.4       38,483.4       39,581.6
                                                     -----------------------------------------------------------------------
Total Indexed Swap Payment (15)................          6,298.8       18,799.8       18,738.6       19,375.0       19,753.3
Steam Sales....................................            881.5        2,809.3        2,834.2        2,859.2        2,884.5
Fuel Commodity Sales...........................              0.0            0.0            0.0            0.0            0.0
Fuel Capacity Release Sales....................              0.0            0.0            0.0            0.0            0.0
                                                     -----------------------------------------------------------------------
     Total Revenues............................       $ 12,685.3     $ 38,583.6     $ 39,652.8     $ 40,683.7     $ 41,782.3

Commodity Expense (16).........................        ($1,592.8)     ($4,892.9)     ($5,053.1)     ($5,232.7)     ($5,418.7)
Firm Service Transportation Expense (17).......         (2,876.7)      (6,889.1)      (9,155.8)      (9,430.5)      (9,713.4)
Variable Fuel Expense (18).....................           (102.3)        (317.8)        (328.1)        (339.6)        (351.5)
                                                     -----------------------------------------------------------------------
     Total Fuel Expenses.......................        ($4,571.9)    ($14,099.8)    ($14,536.9)    ($15,002.8)    ($15,483.6)

GE Overhaul Accrual & Directed Starts (19).....          ($476.7)     ($1,430.0)     ($1,426.1)     ($1,426.1)     ($1,426.1)
GE Contractual Services Fees (20)..............           (257.5)        (827.4)        (852.2)        (877.8)        (904.1)
Plant Operations (21)..........................           (777.2)      (2,401.4)      (2,473.5)      (2,547.7)      (2,624.1)
Other O&M and Plant Utilities (22).............           (134.0)        (413.9)        (426.4)        (439.1)        (452.3)
Administrative (23)............................           (317.8)        (982.1)      (1,011.6)      (1,041.9)      (1,073.2)
Taxes (24).....................................           (266.9)        (810.1)      (1,434.4)      (1,477.5)      (1,521.8)
Syracuse University User Charge (25)...........           (416.7)      (1,250.0)      (1,250.0)      (1,250.0)      (1,250.0)
                                                     -----------------------------------------------------------------------
     Total O&M and Administrative Expenses......       ($2,646.7)     ($8,115.0)     ($8,874.2)     ($9,060.1)     ($9,251.6)

Partnership Fees (26)..........................           (127.8)        (394.9)        (406.8)        (419.0)        (431.6)
                                                     -----------------------------------------------------------------------
       Total Expenses..........................        ($7,346.4)    ($22,60?.8)    ($23,817.9)    ($24,481.9)    ($25,166.8)

Net Operating Cash Flow........................         $5,338.8      $15,873.8)     $15,834.9      $16,201.8      $16,615.6

                                                     2004               2005          2006          2007           2008(1)
Net Average Capacity (MW)(2)...............          79.0               79.0           79.0         79.0             79.0
Availability (3)...........................          92.5%              92.5%          92.5%        92.5%            92.5%
Capacity (4)...............................          92.5%              92.5%          92.5%        92.5%            92.5%
Heat Rate HHV (MMBtu/kWh) (5)..............      10,252.5           10,303.8       10,355.3     10,407.1         10,459.1
Electricity Produced (MWh) (6).............     641,890.8          640,137.0      640,137.0    640.137.0        319,191.6
Steam Thoughput (1,000 lbs) (7)............     639,385.1          839,385.1      639,385.1    639,385.1        319,692.6
Fuel Consumed (MMBtu) (8)..................   6,580,993.5        6,595,827.1    6,828,806.8  6,661,950.8      3,338,458.7
Entitlement Used (MMBtu)(9)................   7,328,272.5        7,344,791.1    7,381,515.1  7,418,422.6      3,717,544.3

Debt Offering Annual Interest Rate.........         10.50%             10.50%         10.50%       10.50%           10.50%

General Inflation..........................           3.0%               3.0%           3.0%         3.0%             3.0%
Exchange Rate (US$/CON$)...................         $0.67              $0.67          $0.67        $0.67            $0.67
On-Peak Electricity Pricing ($MWh) (10)....        $36.79             $36.81         $36.81       $36.81           $36.81
Off-Peak Electricity Pricing ($MWh)........        $24.22             $26.23         $26.23       $26.23           $26.23
Indexed Swap Price ($MWh) (11).............        $61.37             $63.19         $65.04       $66.84           $67.88
Steam Price ($/1,000 lbs) (12).............         $4.55              $4.59          $4.63        $4.67            $2.31

Power Put Contract
  Energy Sales - On-Peak...................    $  9,710.6           $9,640.6       $9,602.9     $9,602.9         $4,857.9
  Energy Sales - Off-Peak..................       9,153.8            9,921.1        9,948.0      9,948.0          4,910.7
  Capacity Sales - On Peak.................           0.0                0.0            0.0          0.0              0.0
  Capacity Sales - Off Peak................           0.0                0.0            0.0          0.0              0.0
                                               --------------------------------------------------------------------------
Total Power Put Payments (13)..............      18,864.4           19,561.7       19,550.9     19,550.9          9,768.7

Indexed Swap Contract
  Floating (Payment).......................     (19,484.8)         (20,260.4)     (20,249.2)   (20,249.2)       (10,145.4)
  Floating (Payment): Capacity.............           0.0                0.0            0.0          0.0              0.0
                                               --------------------------------------------------------------------------
Total Floating (Payments) (14).............     (19,484.8)         (20,280.4)     (20,249.2)   (20,249.2)       (10,145.4)
  Fixed Payment............................      40,690.0           41,895.3       43,122.0     44,185.0         22,503.5
                                               --------------------------------------------------------------------------
Total Indexed Swap Payment (15)............      21,205.2           21,634.9       22,872.8     23,935.9         12,358.1
Steam Sales................................       2,910.0            2,935.7        2,961.7      2,987.9            738.7
Fuel Commodity Sales.......................           0.0                0.0            0.0          0.0              0.0
Fuel Capacity Release Sales................           0.0                0.0            0.0          0.0              0.0
                                               --------------------------------------------------------------------------
    Total Revenues.........................    $ 42,979.6          $44,132.4      $45,385.4    $46,474.6        $22,865.5

Commodity Expense (16).....................     ($5,626.6)         ($5,810.5)     ($6,016.8)   ($6,230.4)       ($3,216.9)
Firm Service Transportation Expense (17)...     (10,004.8)         (10,304.9)     (10,614.1)   (10,932.5)        (5,599.0)
Variable Fuel Expense (18).................        (384.9)            (376.7)        (389.9)      (403.6)          (208.3)
    Total Fuel Expenses....................    ($15,996.2)        ($16,492.1)    ($17,020.8)  ($17,566.5)       ($9,024.2)

GE Overhaul Accrual & Directed Starts (19).     ($1,430.0)         ($1,426.1)     ($1,426.1)    (1,426.1)         ($711.1)
GE Contractual Services Fees (20)..........        (931.3)            (959.2)        (988.0)    (1,017.6)          (521.2)
Plant Operations (21)......................      (2,702.8)          (2,783.9)      (2,867.4)    (2,953.5)        (1,512.6)
Other O&M and Plant Utilities (22).........        (465.9)            (479.9)        (494.3)      (509.1)          (260.7)

Administrative (23)........................      (1,105.4)          (1,138.5)      (1,172.7)    (1,207.9)          (618.6)
Taxes (24).................................      (1,577.7)          (1,638.4)      (1,700.7)    (1,762.6)        (1,277.6)
Syracuse University User Charge (25).......      (1,250.0)          (1,250.0)      (1,250.0)    (1,250.0)          (621.5)
                                              ----------------------------------------------------------------------------
    Total O&M and Administrative Expenses...    ($9,463.1)         ($9,676.0)     ($9,899.2)  ($10,126.8)       ($5,523.3)

Partnership Fees (26)......................        (444.5)            (457.8)        (471.6)      (485.7)          (248.8)
                                              ---------------------------------------------------------------------------
    Total Expenses.........................    ($25,903.8)        ($26,625.9)    ($27,391.5)  ($28,178.?)      ($14,7??.2)

Net Operating Cash Flow...................,     $17,075.8          $17,506.5)     $17,993.8)   $18.295.7         $8,0??.3)

PROJECT ORANGE ASSOCIATES L.P.        144A SENIOR SECURED NOTES WITH REG. RIGHTS
--------------------------------------------------------------------------------
Cash Flow Waterfall & Distributable Cash    CASE: Base

($ in thousands)

                                                         4 months ended           Projected Fiscal Years Ending December 31,
                                                        --------------------------------------------------------------------------
                                                            12/31/99       2000         2001        2002        2003    2004
                                                        --------------------------------------------------------------------------
Net Operating Cash Flow...............................    $5,338.8     $15,973.8    $15,834.9    $16,201.8   $16,615.6  $17,075.8
Interest Income (Security Accounts)...................        25.8         402.5        249.3        252.3       255.1      256.1
                                                        ---------------------------------------------------------------------------
Syracuse University User Charge.......................         0.0           0.0          0.0          0.0         0.0        0.0
PILOT -- Incremental Electric Tariff Rate Tax (27)....         0.0           0.0          0.0          0.0         0.0       10.3
Fees & Other Partnership Expenses.....................       127.8         394.9        406.8        419.0       431.6      444.5
                                                        ---------------------------------------------------------------------------
Cash Available for Debt Service.......................    $5,492.4     $16,771.2    $16,491.8    $16,873.1   $17,302.2  $17,786.7

Withdrawals from Debt Service Reserve Account.........         0.0          46.2          0.0          0.0         0.0        0.0
Withdrawals from Working Capital Reserve Account......         0.0           0.0          0.0          0.0         0.0        0.0
Withdrawals from Restricted Cash Deposit Account......         0.0       4,364.6          0.0          0.0         0.0        0.0
Withdrawals from Capital Expenditures Reserve Account.         0.0           0.0          0.0          0.0         0.0        0.0
Withdrawals from Escrow Reserve Account...............         0.0         450.0          0.0          0.0         0.0        0.0

Interest Payments.....................................         0.0      (5,516.6)    (6,274.3)    (5,640.6)   (4,917.7)  (4,087.7)
Principal Payments....................................         0.0      (6,800.0)    (5,950.0)    (6,630.0)   (7,650.0)  (8,500.0)
                                                        ----------------------------------------------------------------------------
Total Debt Service....................................         0.0     (12,316.6)   (12,224.3)   (12,270.6)  (12,567.7) (12,587.7)

Cash Available after Debt Service.....................     5,492.4       9,315.4      4,266.7      4,602.5     4,734.5    5,199.0

Syracuse University User Charge.......................         0.0           0.0          0.0          0.0         0.0        0.0
PILOT -- Incremental Electric Tariff Rate Tax.........         0.0           0.0          0.0          0.0         0.0      (10.3)
Fees & Other Partnership Expenses.....................      (127.6)       (349.9)      (406.8)      (419.0)     (431.6)    (444.5)


Deposits to Debt Service Reserve Account(DSRA)........        $0.0          $0.0       ($23.2)     ($148.5)     ($10.0)    ($45.9)
Deposits to Working Capital Reserve Account(WCRA).....    (1,000.0)          0.0          0.0          0.0         0.0        0.0
Deposits to Restricted Cash Deposit Account(RCDA).....    (4,364.6)          0.0          0.0          0.0         0.0        0.0
                                                        ------------------------------------------------------------------
Total Deposits to Security Accounts...................    $5,364.6)          0.0       ($23.2)     ($148.5)     ($10.0)    ($45.9)

Distributable Cash....................................        $0.0     $ 8,920.5    $ 3,836.8    $ 4.835.0   $ 4,293.8   $4,698.3


Cash Available for Debt Service.......................     5,492.4      16,771.2     16,491.0     16,873.1    17,302.2   17,786.7
Total Debt Service....................................         0.0      12,316.6     12,224.3     12,270.6    12,567.7   12,587.7


Debt Service Coverage Ratio...........................          NA          1.36x        1.35x        1.38x       1.38x      1.41x
                                           -----------
Minimum Coverage Ratio.....................     1.35x
                                           -----------
Average Coverage Ratio.....................     1.40x
                                           -----------

Cash Available for Debt Service + RCDA................     5,492.4      21,135.9     16,491.0     16,873.1    17,302.2   17,786.7
Total Debt Service....................................         0.0      12,316.6     12,224.3     12,270.6    12,567.7   12,587.7

Debt Service Coverage Ratio...........................          NA          1.72x        1.35x        1.38x       1.38x      1.41x
                                           -----------
Minimum Coverage Ratio.....................     1.35x
                                           -----------
Average Coverage Ratio.....................     1.45x
                                           -----------

Cash Available for Debt Service + RCDA + DSRA.........     1,650.7     $27,294.2    $22,603.2    $23,008.4   $23,586.1  $24,080.5
Total Debt Service....................................         0.0      12,316.6     12,224.3     12,270.8    12,567.7   12,587.7

Debt Service Coverage Ratio...........................          NA          2.22x        1.85x        1.88x       1.88x      1.91x
                                           -----------
Minimum Coverage Ratio.....................     1.85x
                                           -----------
Average Coverage Ratio.....................     1.95x
                                           -----------

                                           -----------
Adjusted EBITDA/Interest Expense(28).......     2.63x           NA          3.04x        2.63x        2.99x       3.52x      4.35x
                                           -----------
Total Debt/Adjusted EBITDA.................     4.06x           NA          4.05x        3.71x        3.27x       2.81x      2.30x
                                           -----------

                                                        ---------------------------------------------------
                                                                2005        2006        2007        2008
                                                        ---------------------------------------------------
Net Operating Cash Flow...............................    $17,506.5    $17,993.9    $18.295.7     $8,069.3
Interest Income (Security Accounts)...................        259.7        262.8        149.0         17.5
                                                        ---------------------------------------------------
Syracuse University User Charge.......................         0.0           0.0          0.0          0.0
PILOT -- Incremental Electric Tariff Rate Tax (27)....        23.9          37.8         49.8         59.1
Fees & Other Partnership Expenses.....................       457.8         471.6        485.7        248.8
                                                        ---------------------------------------------------
Cash Available for Debt Service.......................   $18,248.0     $18,766.0    $18,980.2     $8,394.6

Withdrawals from Debt Service Reserve Account.........         0.0           0.0      6,512.5          0.0
Withdrawals from Working Capital Reserve Account......         0.0           0.0          0.0      1,000.0
Withdrawals from Restricted Cash Deposit Account......         0.0           0.0          0.0          0.0
Withdrawals from Capital Expenditures Reserve Account.         0.0           0.0      3,500.0          0.0
Withdrawals from Escrow Reserve Account...............         0.0           0.0      3,000.0          0.0


Interest Payments.....................................    (3,159.5)     (2,124.2)      (955.0)         0.0
Principal Payments....................................    (9,520.0)    (10,880.0)   (12,070.0)         0.0
                                                        ---------------------------------------------------
Total Debt Service....................................   (12,679.5)    (13,004.2)   (13,025.0)         0.0

Cash Available after Debt Service.....................     5,568.5       5,761.9     18,967.7      9,394.6

Syracuse University User Charge.......................         0.0           0.0          0.0          0.0
PILOT -- Incremental Electric Tariff Rate Tax.........       (23.9)        (37.8)       (49.8)       (59.0)
Fees & Other Partnership Expenses.....................      (457.8)       (471.6)      (485.7)      (248.8)


Deposit to Debt Service Reserve Account(DSRA).........      (162.3)       ($10.4)        $0.0         $0.0
Deposit to Working Capital Reserve Account(WCRA)......         0.0           0.0          0.0          0.0
Deposits to Restricted Cash Deposit Account(RCDA).....         0.0           0.0          0.0          0.0
                                                        ---------------------------------------------------
Total Deposits to Security Accounts...................     ($162.3)       ($10.4)        $0.0         $0.0

Distributable Cash....................................    $4,924.4      $5,242.1    $18.432.2     $9,068.8


Cash Available for Debt Service.......................    18,248.0      18,766.0     18,980.2      8,394.6
Total Debt Service....................................    12,679.5      13,004.2     13,025.0          0.0


Debt Service Coverage Ratio...........................        1.44x         1.44x        1.46x          NA
                                           -----------
Minimum Coverage Ratio.....................     1.35x
                                           -----------
Average Coverage Ratio.....................     1.40x
                                           -----------

Cash Available for Debt Service + RCDA................    18,248.0      18,766.0     18,980.2      8,394.6
Total Debt Service....................................    12,679.5      13,004.2     13,025.0          0.0

Debt Service Coverage Ratio...........................        1.44x         1.44x        1.46x          NA
                                           -----------
Minimum Coverage Ratio.....................     1.35x
                                           -----------
Average Coverage Ratio.....................     1.45x
                                           -----------

Cash Available for Debt Service + RCDA + DSRA.........   $24,587.7     $25,268.1    $25,492.7     $8,394.5
Total Debt Service....................................    12,679.5      13,004.2     13,025.0          0.0

Debt Service Coverage Ratio...........................        1.94x         1.94x        1.96x          NA
                                           -----------
Minimum Coverage Ratio.....................     1.85x
                                           -----------
Average Coverage Ratio.....................     1.95x
                                           -----------

                                           -----------
Adjusted EBITDA/Interest Expense(28).......     2.63x         5.78x         8.83x       19.88x          NA
                                           -----------
Total Debt/Adjusted EBITDA.................     4.06x         1.78x        1.22x         0.64x          NA
                                           -----------

                              BASE CASE FOOTNOTES

1) The Projected Operating Results and Financials are for the period from September 1, 1999 through June 30, 2008, the date at which the Indexed Swap Agreement and Power Put Agreement are terminated.

2) Net average capacity is based on historical operating information and differs from nameplate capacity due to seasonal variations in operating conditions.

3) Historical availability for the plant from January 1996 through September 1999 has been 94.5%. The 92.5% availability factor was determined to be a fair and conservative estimate to be used on a going forward basis.

4) Plant capacity has averaged 92.3% from January 1996 through August 1999 as adjusted for reserve hours in which the plant was either dispatched off according to the cyclic operating plant instituted as of January 1999 or due to Niagara Mohawk exercising the pre-Master Restructuring Agreement, Power Purchase Agreement option of having the plant dispatched off. Niagara Mohawk no longer has the option under the current Power Put and Indexed Swap contractual arrangements.

5) The heat rate is based on historical operating data and degraded at a rate of 0.5% per year. It is an all-in heat rate which includes fuel used in the duct burners and the Syracuse boilers.

6) Projected electricity generation figures are based on net average capacity, plant capacity, and a base load operating plan in which the plant runs whenever it is available.

7) Steam throughput is directly correlated to Syracuse University steam demand which has remained relatively constant. Throughput projections are based on historical demand averages from January 1997 through August 1999. All steam output is sold to Syracuse University and its ancillary users.

8) Fuel Consumed at the burner tip is a function of the heat rate and the annual megawatt-hours

9) Entitlement consumption is a function of the fuel consumed at the burner tip and the fuel consumed during transportation from Alberta to the site.

10) On-peak electricity pricing is based on estimates provided by the Sponsors. The Sponsors represent that these figures were extracted from current Project Orange Associates, L.P. estimates. A market study was not undertaken due to the structure of the Power Put Agreement and Indexed Swap Agreement which hedge the Project against changes in the market price of electricity provided that the Project produces electricity.

11) The calculation of Indexed Swap Price is described in the review of that agreement. The Indexed Swap price used in the pro forma for calendar years is a weighted average of the contractual years.

12) Steam Price is described in the steam sales agreement. It is reduced in 2008 as described in the agreement.

13) Power Put Payments are based on the assumption that all of the electricity produced is put to Niagara Mohawk according to the terms of the Power Put Agreement prior to the establishment of the ISO/PE and purchased by market buyers after the Power Put Agreement is terminated. Establishment of the ISO/PE, under the terms of the Power Put Agreement requires that certain volumetric trading levels be achieved. The Sponsor has assumed that establishment of the ISO/PE and termination of the Power Put Agreement will occur on January 1, 2001. This has no financial effect on the plant under the current operating assumptions.

                              BASE CASE FOOTNOTES

14) Indexed Swap Floating Payments are based on the on-peak market price times the annual notion quantity times the percentage of total on-peak hours plus the off-peak market price times the annual notion quantity times the percentage of total off-peak hours. Annual on-peak and off-peak percentages are adjusted for holidays and leap years.

15) Indexed Swap Fixed Payments are based on the calculated Indexed Swap times the annual notional quantity stated in the Indexed Swap Agreement.

16) Commodity expense includes operating costs charged at the historical price of US$ 0.4053/MMBtu times the total annual receipt volume into NOVA, and royalty costs based on a historical Canadian Reference price times the applicable Royalty Rate of 0.2052/1000 cubic meters times the total annual receipt volume into NOVA converted into US$ at the assumed exchange rate. Commodity costs are offset by Royalty Recovery Costs based on the total annual receipt volume into NOVA times the historical recovery rate in US$.

17) Firm service transportation is provided by NOVA, TransCanada, and Tennessee Gas Pipeline as described in this section. The rate charged is determined by the relevant regulatory agencies in Canada and the United States.

18) Variable transportation expenses are described in this section of the report.

19) GE overhaul accrual and directed starts fees are based on the fired hour fee of $88 per hour. Directed start fees begin accumulating with the 56/th/ directed start and are charged according to the provisions listed in the Operation and Maintenance Agreement. According to the Sponsors' proposed operating plan, the Project will be dispatched as a base load facility and will not incur any directed start fees.

20) GE Contractual Services fees include a $350,000 operating fee, a $50,000 spare parts carrying fee, and a $50,000 handling fee as stated in the Operations and Maintenance Agreement dated November 1, 1998. A $350,000 allotment for the GE Industrial Aeroderivatives Lease Engine Program is also included starting in 2000 and is based on contract estimates provided by the Sponsors. Note that the 1999 figure is based on the current Operations and Maintenance Agreement fee of $300,000 as escalated under contract terms. For the purposes of the projections and according to the contractual arrangement, each of the figures is escalated at inflation going forward.

21) Plant Operation figures are based on historical data from January 1996 through August 1999. Figures are projected forward at the assumed inflation rate.

22) Other O&M and Plant Maintenance figures are based on historical data from January 1996 through August 1999. Figures are projected forward at the assumed inflation rate.

23) Administrative expenses include insurance expense, accounting, consulting, engineering, legal fees, industry group dues, and additional fees. Insurance expenses have been provided by the Sponsors according to contractual estimates and preliminary arrangements with the Insurers. Legal fees differ from historical averages due to Project Orange Associates' involvement in the MRA and the revision of the original Power Purchase Agreement with Niagara Mohawk. All other figures are based on historical data from January 1996 through August 1999. Figures are projected forward at the assumed inflation rate.

24) Taxes charged to the Project include payments in-lieu of taxes (PILOT), property taxes, New York State Gross Receipt taxes, and New York State Gas Import taxes, PILOT payments are calculated according to provisions listed in the Payment in Lieu of Tax Agreement between The City of Syracuse, City of Syracuse Industrial Development Agency, and Project Orange

                              BASE CASE FOOTNOTES

Associates, L.P. dated April 5, 1991. Property taxes and New York State Gross Receipts taxes are based on historical data from January 1996 through August 1999. New York State Gas Import taxes are currently passed through to Niagara Mohawk according to the S.C.-6 pricing calculations. It is uncertain whether these taxes will continue to be absorbed into market pricing after the establishment of the ISO/PE. The New York State Gas Import tax projections are based on estimates provided by the Sponsors. Note: Stone & Webster makes no statement or representation regarding any and all tax calculations. All tax projections and calculations are provided by the Sponsors.

25) The Syracuse University User Charge is related to the use of the Steam Plant and facilities as listed in the Steam Contract between Project Orange Associates, L.P. and Syracuse University dated February 27, 1990. The annual fee charged for use of the facilities will be $1,250,000 through the term of the projections.

26) Partnership fees include annual fees paid to Niagara Mohawk Energy Marketing, Inc. as the asset manager for the Project. Additional fees include bank service fees which are calculated based on historical data from January 1996 through August 1999. Figures are projected forward at the assumed inflation rate.

27) The Incremental Tariff Rate of the PILOT agreement includes all incremental amounts greater than the annual guaranteed amount as calculated by the Sponsors and according to the PILOT agreement. This incremental amount is subordinated to the Notes.

28) EBITDA is defined as Cash Available for Debit Service

PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                               CASE: Availibility Reduced to 85%                                  12/2/99 1:51 PM
($ in thousands, except price  per MWH)
                                                      4 Months ended                Projected  Fiscal Years Ending December 31,
                                                            12/31/99            2000           2001          2002           2003
==================================================    ----------------------------------------------------------------------------
Net Average Capacity (MW) (2).....................              79.0            79.0           79.0           79.0           79.0
Availability (3)..................................              85.0%           85.0%          85.0%          85.0%          85.0%
Capacity (4)......................................              85.0%           85.0%          85.0%          85.0%          85.0%
Heat Rate HHV (MMBtu/kWh) (5).....................          10,000.0        10,050.0       10,100.3       10,150.3       10,201.5
Electricity Produced (MWH) (6)....................         196,615.2       589,845.6      588,234.0      588,234.0      588,234.0
Steam Throughout (1,000 lbs) (7)..................         202,302.0       639,385.1      639,385.1      639,385.1      639,385.1
Fuel Consumed (MMBtu) (8).........................       1,966,152.0     5,927,948.3    5,941,310.5    5.971,017.0    6,000,872.1
Entitlement Used (MMBtu) (9)......................       2,189,410.7     6,601,073.3    6,615,952.7    6,649,032.5    6,682,277.7
==================================================
Debt Offering Annual Interest Rate................             10.50%          10.50%         10.50%         10.50%         10.50%

General Inflation.................................               3.0%            3.0%           3.0%           3.0%           3.0%
Exchange Rate (US$/CDN$)..........................      $       0.67    $       0.67   $       0.67   $       0.67   $       0.67
On-Peak Electricity Pricing ($MWh)(10)............      $      30.43    $      32.41   $      34.85   $      33.94   $      36.56
Off-Peak Electricity Pricing ($MWh)...............      $      22.38    $      22.36   $      23.70   $      25.30   $      25.30
Indexed Swap Price ($MWh)(11).....................      $      54.23    $      54.80   $      56.51   $      58.04   $      59.70
Steam Price ($/1,000lbs)(12)......................            $ 4.36    $       4.39   $       4.43   $       4.47   $       4.51

==================================================
Power Put Contract
   Energy Sales - On Peak.........................      $    2,488.8    $    7,769.5   $    8,354.4   $    8,136.3   $    8,798.7
   Energy Sales - Off-Peak........................           2,569.8         7,828.7        8,259.7        8,817.3        8,793.5
   Capacity Sales - On Peak.......................               0.0             0.0            0.0            0.0            0.0
   Capacity Sales - Off Peak......................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
Total Power Put Payments (13).....................           5,058.6        15,598.2       16,614.1       16,953.5       17,592.2

Indexed Swap Contract
    Floating (payment)............................          (5,686.0)      (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)
    Floating (payment): Capacity..................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
Total Floating (Payments) (14)....................          (5,686.0)      (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)

    Fixed Payment.................................          11,984.8        36,332.5       37,464.4       38,483.4       39.581.6
                                                      ----------------------------------------------------------------------------
Total Indexed Swap Payment (15)...................           6,298.8        18,799.8       18,738.6       19,375.0       19,753.3

Steam Sales.......................................             881.5         2,809.3        2,834.2        2,859.2        2,884.5
Fuel Commodity Sales..............................               0.0             0.0            0.0            0.0            0.0
Fuel Capacity Release sales.......................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
     Total Revenues...............................      $   12,238.9    $   37,207.3   $   38,196.5   $   38,187.7   $   40,230.1

==================================================
Commodity Expense (16)...........................          ($1,463.7)   $    4,496.2)     ($4,643.3)     ($4,808.4)     ($4,979.3)
Firm Service Transportation Expense (17)..........          (2,876.7)       (8,889.1)      (9,155.8)      (9,430.5)      (9,713.4)
Variable Fuel Expense (18)........................             (94.0)         (292.0)        (301.5)        (312.1)        (323.0)
                                                      ----------------------------------------------------------------------------
     Total Fuel Expenses..........................         ($4,434.5)     ($13,677.3)    ($14,100.6)    ($14,550.9)    ($15,015.7)

==================================================
GE Overhaul Accrual & Directed starts (19)........           ($438.0)      ($1,314.1)     ($1,310.5)     ($1,310.5)     ($1,310.5)
GE Contractual Services Fees (20).................            (257.5)         (827.4)        (852.2)        (877.8)        (904.1)
Plant Operations (21).............................            (777.2)       (2,401.4)      (2,473.5)      (2,547.7)      (2,624.1)
Other O&M and Plant Utilities (22)................            (134.0)         (413.9)        (426.4)        (439.1)        (452.3)
Administrative (23)...............................            (317.8)         (982.1)      (1,011.6)      (1,041.9)      (1,073.2)
Taxes (24)........................................            (266.9)         (810.1)      (1,434.4)      (1,477.5)      (1,521.8)
Syracuse University User Charge (25)..............            (416.7)       (1,250.0)      (1,250.0)      (1,250.0)      (1,250.0)
                                                      ----------------------------------------------------------------------------
     Total O&M and Administrative Expenses........         ($2,608.1)      ($7,999.1)     ($8,758.5)     ($8,944.5)     ($9,136.0)

==================================================
Partnership Fees (26).............................            (127.8)         (394.9)        (406.8)        (419.0)        (431.6)
                                                      ----------------------------------------------------------------------------
     Total Expenses...............................         ($7,170.3)     ($22,071.3)    ($23,265.9)    ($23,914.4)    ($24,583.3)
Net Operating Cash Flow...........................      $    5,068.6    $   15,135.9   $   14,926.9   $   15,273.3   $   15,848.8

                                                               2004            2005            2006           2007          2008(1)
==================================================    -----------------------------------------------------------------------------
Net Average Capacity (MW) (2).....................             79.0            79.0            79.0           79.0           79.0
Availability (3)..................................             85.0%           85.0%           85.0%          85.0%          85.0%
Capacity (4)......................................             85.0%           85.0%           85.0%          85.0%          85.0%
Heat Rate HHV (MMBtu/kWh) (5).....................         10,252.5        10,303.8        10,355.3       10,407.1       10,459.1
Electricity Produced (MWH) (6)....................        589,845.6       588,234.0       588,234.0      588,234.0      293,311.2
Steam Throughout (1,000 lbs) (7)..................        639,385.1       639,385.1       639,385.1      639.385.1      319,692.6
Fuel Consumed (MMBtu) (8).........................      6,047,399.4     6,061,030.8     6,091,336.0    6,121,792.7    3,067,772.9
Entitlement Used (MMBtu) (9)......................      6,734,088.2     6,749,267.5     6,783,013.8    6,818,928.9    3,416,121.8
==================================================
Debt Offering Annunal Interest Rate...............            10.50%          10.50%          10.50%         10.50%         10.50%

General Inflation.................................              3.0%            3.0%            3.0%           3.0%           3.0%
Exchange Rate (US$/CDN$)..........................     $       0.67    $       0.67    $       0.67   $       0.67   $       0.67
On-Peak Electricity Pricing ($MWh)(10)............     $      36.79    $      36.81    $      36.81   $      36.81   $      36.81
Off-Peak Electricity Pricing ($MWh)...............     $      24.22    $      26.23    $      26.23   $      26.23   $      26.23
Indexed Swap Price (SWWh) (11)....................     $      61.37    $      63.19    $      65.04   $      66.64   $      67.88
Steam Price ($/1,000 lbs) (12)....................     $       4.55    $       4.59    $       4.83   $       4.67   $       2.31

==================================================
Power Put Contract
   Energy Sales - On Peak.........................     $    8,923.3    $    8,858.9    $    8,824.3   $    8,824.3   $    4,484.1
   Energy Sales - Off Peak........................          8,411.6         9,116.7         9,141.4        9,141.4        4,512.6
   Capacity Sales - On Peak.......................              0.0             0.0             0.0            0.0            0.0
   Capacity Sales - Off Peak......................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
Total Power Put Payments (13).....................         17,334.9        17,975.6        17,965.7       17,965.7        8,976.6

Indexed Swap Contract
    Floating (payment)............................        (19,484.8)      (20,260.4)      (20,249.2)     (20,249.2)     (10,145.4)
    Floating (payment): Capacity..................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
Total Floating (Payments) (14)....................        (19,484.8)      (20,260.4)      (20,249.2)     (20,249.2)     (10,145.4)

    Fixed Payment.................................         40,690.0        41,895.3        43,122.0       44,185.0       22,503.5
                                                       ---------------------------------------------------------------------------
Total Indexed Swap Payment (15)...................         21,205.2        21,634.9        22,872.8       23,935.9       12,358.1

Steam Sales.......................................          2,910.0         2,935.7         2,961.7        2,987.9          738.7
Fuel Commodity Sales..............................              0.0             0.0             0.0            0.0            0.0
Fuel Capacity Release sales.......................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
     Total Revenues...............................     $   41,450.0    $   42,546.3    $   43,808.2   $   44,889.4   $   22,073.4

==================================================
Commodity Expense (16)............................        ($5,170.3)      ($5,339.4)      ($5,528.9      ($5,725,2)     ($2,956.1)
Firm Service Transportation Expense (17)..........        (10,004.8)      (10,304.9)      (10,614.1)     (10,932.5)      (5,599.0)
Variable Fuel Expense (18)........................           (335.3)         (345.1)         (358.3)        (370.9)        (191.4)
                                                       ---------------------------------------------------------------------------
     Total Fuel Expenses..........................       ($15,510.4)     ($15,990.4)     ($16,501.3)    ($17,028.8)     ($8,746.4)

==================================================
GE Overhaul Accrual & Directed starts (19)........        ($1,314.1)      ($1,310.5)     ($ 1,310.5)     ($1,310.5)       ($853.5)
GE Contractual Services Fees (20).................           (931.3)         (959.2)         (988.0)      (1,017.6)        (521.2)
Plant Operations (21).............................         (2,702.8)       (2,783.9)       (2,867.4)      (2,953.5)      (1,512.6)
Other O&M and Plant Utilities (22)................           (465.9)         (479.9)         (494.3)        (509.1)        (260.7)
Administrative (23)...............................         (1,105.4)       (1,138.5)       (1,172.7)      (1,207.9)        (618.6)
Taxes (24)........................................         (1,577.7)       (1,638.4)       (1,700.7)      (1,762.6)      (1,277.6)
Syracuse University User Charge (25)..............         (1,250.0)       (1,250.0)       (1,250.0)      (1,250.0)        (621.5)
                                                       ---------------------------------------------------------------------------
     Total O&M and Administrative Expenses........        ($9,347.2)      ($9,560.4)      ($9,783.5)    ($10,011.1)     ($5,465.6)

==================================================
Partnership Fees (26).............................           (444.5)         (457.8)         (471.6)         (485.7)       (248.8)
                                                       ---------------------------------------------------------------------------
     Total Expenses...............................       ($25,302.1)     ($26,098.6)     ($26,756.4)     ($27,525.4)   ($14,460.8)
Net Operating Cash Flow...........................     $   16,148.0    $   16,537.7    $   17,043.8   $    17,384.0  $    7,612.6

PROJECT ORANGE ASSOCIATES L.P.        144A SENIOR SECURED NOTES WITH REG. RIGHTS
--------------------------------------------------------------------------------
Cash Flow Waterfall & Distributable Cash    CASE: Availability Reduced to 85%
                                                                  12/2/99 1:51PM

(in thousands)

                                                         4 months ended          Projected Fiscal Years Ending December 31,
                                                               12/31/99       2000         2001        2002        2003
                                                        ---------------------------------------------------------------------------
Net Operating Cash Flow...............................        $5,068.6     $15,135.9    $14,920.9    $15,273.3   $15,64?.8
Interest Income (Security Accounts)...................            25.4         393.0        506.7        621.0       745.4

Syracuse University User Charge.......................             0.0           0.0          0.0          0.0         0.0
PILOT -- Incremental Electric Tariff Rate Tax (27)....             0.0           0.0          0.0          0.0         0.0
Fees & Other Partnership Expenses.....................           127.8         394.9        406.8        419.0       431.?

Cash Available for Debt Service.......................        $5,221.8     $15,?23.?    $15,834.3    $16,313.3   $1?,?23.7

Withdrawals from Debt Service Reserve Account.........             0.0          46.2          0.0          0.0         0.0
Withdrawals from Working Capital Reserve Account......             0.0           0.0          0.0          0.0         0.0
Withdrawals from Restricted Cash Deposit Account......             0.0           0.0          0.0          0.0         0.0
Withdrawals from Capital Expenditures Reserve Account.             0.0           0.0          0.0          0.0         0.0
Withdrawals from Escrow Reserve Account...............             0.0         450.0          0.0          0.0         0.0


Interest Payments.....................................             0.0      (5,516.6)    (6,274.3)    (5,640.6)   (4,917.7)
Principal Payments....................................             0.0      (6,800.0)    (5,950.0)    (6,630.0)   (7,650.0)
Total Debt Service....................................             0.0     (12,316.6)   (12,224.3)   (12,270.6)  (12,567.7)

Cash Available after Debt Service.....................         5,221.8       4,103.4      3,?10.1      4,042.7     4,258.0

Syracuse University User Charge.......................             0.0           0.0          0.0          0.0         0.0
PILOT -- Incremental Electric Tariff Rate Tax.........             0.0           0.0          0.0          0.0         0.0
Fees & Other Partnership Expenses.....................          (127.8)       (394.9)      (406.8)      (419.0)     (431.6)


Deposit to Debt Service Reserve Account(DSRA).........            $0.0          $0.0       ($23.2)     ($148.5)     ($10.0)
Deposit to Working Capital Reserve Account(WCRA)......        (1,000.0)          0.0          0.0          0.0         0.0
Deposits to Restricted Cash Deposit Account(RCDA).....        (4,094.0)     (3,258.5)    (3,180.1)    (3,475.2)   (3,?14.5)
Total Deposits to Security Accounts...................       ($5,094.0)    ($3,258.5)   ($3,203.3)   ($3,623.7)  ($3,824.5)

Distributable Cash....................................            $0.0        $450.0         $0.0         $0.0        $0.0


Cash Available for Debt Service.......................         5,221.8      15,923.9     15,834.3     16,313.3    16,823.7
Total Debt Service....................................             0.0      12,316.6     12,224.3     12,270.6    12,567.7


Debt Service Coverage Ratio...........................              NA          1.29x        1.30x        1.33x       1.34x
                                           -----------
Minimum Coverage Ratio.....................     1.29x
                                           -----------
Average Coverage Ratio.....................     1.35x
                                           -----------


Cash Available for Debt Service + RCDA................         5,221.8      20,017.9     23,186.8     26,845.9    30,831.5
Total Debt Service....................................             0.0      12,31?.?     12,224.3     12,270.?    12,567.7

Debt Service Coverage Ratio...........................              NA          1.63x        1.90x        2.19x       2.45x
                                           -----------
Minimum Coverage Ratio.....................     1.36x
                                           -----------
Average Coverage Ratio.....................     1.89x
                                           -----------

Cash Available for Debt Service + RCDA + DSRA.........       $11,380.1     $26,176.2    $29,299.0    $32,981.2   $37,115.3
Total Debt Service....................................             0.0      12,316.6     12,224.3     12,270.5    12,567.7

Debt Service Coverage Ratio...........................              NA          2.13x        2.40x        2.69x       2.95x
                                           -----------
Minimum Coverage Ratio.....................     1.86x
                                           -----------
Average Coverage Ratio.....................     2.39x
                                           -----------

                                           -----------
Adjusted EBITDA/Interest Expense(28).......     2.52x               NA          2.89x        2.52x        2.89x       3.42x
                                           -----------
Total Debt/Adjusted EBITDA.................     4.27x               NA          4.27x        3.87x        3.39x       2.89x
                                           -----------

                                                                2004          2005         2006        2007        2008
                                                        ---------------------------------------------------------------------------
Net Operating Cash Flow...............................       $16,148.0     $16,537.7    $17,043.8    $17,364.0    $7,612.6
Interest Income (Security Accounts)...................           879.9         259.7        262.8        149.0        17.5

Syracuse University User Charge.......................             0.0           0.0          0.0          0.0         0.0
PILOT -- Incremental Electric Tariff Rate Tax (27)....            10.3          23.9         37.8         49.8        59.1
Fees & Other Partnership Expenses.....................           444.5         457.8        471.6        485.7       248.8

Cash Available for Debt Service.......................       $17,482.6     $17,279.2    $17,815.9    $18,048.5    $7,838.8

Withdrawals from Debt Service Reserve Account.........             0.0           0.0          0.0      6,512.5         0.0
Withdrawals from Working Capital Reserve Account......             0.0           0.0          0.0          0.0     1,000.0
Withdrawals from Restricted Cash Deposit Account......        17,822.3           0.0          0.0          0.0         0.0
Withdrawals from Capital Expenditures Reserve Account.             0.0           0.0          0.0      3,500.0         0.0
Withdrawals from Escrow Reserve Account...............             0.0           0.0          0.0      3,000.0         0.0


Interest Payments.....................................        (4,087.7)     (3,159.5)    (2,124.2)      (955.0)        0.0
Principal Payments....................................        (8,500.0)     (9,520.0)   (10,880.0)   (12,070.0)        0.0
Total Debt Service....................................       (12,587.7)    (12,679.5)   (13,004.2)   (13,025.0)        0.0

Cash Available after Debt Service.....................        22,717.2       4,599.7      4,811.8     18,036.0     8,938.0

Syracuse University User Charge.......................             0.0           0.0          0.0          0.0         0.0
PILOT -- Incremental Electric Tariff Rate Tax.........           (10.3)        (23.9)       (37.8)       (49.8)      (59.1)
Fees & Other Partnership Expenses.....................          (444.5)       (457.8)      (471.6)      (485.7)     (248.8)


Deposit to Debt Service Reserve Account(DSRA).........          ($45.9)      ($162.3)      ($10.4)        $0.0        $0.0
Deposit to Working Capital Reserve Account(WCRA)......             0.0           0.0          0.0          0.0         0.0
Deposits to Restricted Cash Deposit Account(RCDA).....             0.0)          0.0          0.0          0.0         0.0
Total Deposits to Security Accounts...................          ($45.9)      ($162.3)      ($10.4)        $0.0        $0.0

Distributable Cash....................................       $22,216.5      $3,955.6     $4,292.0    $17,500.5    $8,630.1


Cash Available for Debt Service.......................        17,482.6      17,279.2     17,815.9     18,048.5     7,938.0
Total Debt Service....................................        12,587.7      12,679.5     13,004.2     13,025.0         0.0


Debt Service Coverage Ratio...........................            1.39x         1.36x        1.37x        1.39x         NA
                                           -----------
Minimum Coverage Ratio.....................     1.29x
                                           -----------
Average Coverage Ratio.....................     1.35x
                                           -----------

Cash Available for Debt Service + RCDA................        35,304.9      17,279.2     17,815.9     18,048.5     7,938.0
Total Debt Service....................................        12,587.7      12,679.5     13,004.2     13,025.0         0.0

Debt Service Coverage Ratio...........................            2.80x         1.36x        1.37x        1.39x         NA
                                           -----------
Minimum Coverage Ratio.....................     1.36x
                                           -----------
Average Coverage Ratio.....................     1.89x
                                           -----------

Cash Available for Debt Service + RCDA + DSRA.........       $41,598.7     $23,618.9    $24,318.0    $24,5?1.0    $7,938.0
Total Debt Service....................................        12,587.7      12,679.5     13,004.2     13,025.0         0.0

Debt Service Coverage Ratio...........................            3.30x         1.86x        1.87x        1.89x         NA
                                           -----------
Minimum Coverage Ratio.....................     1.86x
                                           -----------
Average Coverage Ratio.....................     2.39x
                                           -----------

                                           -----------
Adjusted EBITDA/Interest Expense(28).......     2.52x             4.28x         5.47x        8.39x       18.90x         NA
                                           -----------
Total Debt/Adjusted EBITDA.................     4.27x             2.34x         1.88x        1.29x        0.67x         NA
                                           -----------

         AVAILABILITY AND CAPACITY FACTOR REDUCTION FOOTNOTES TO MODEL

     All footnotes are the same as the Base Case Footnotes except the following:

     3) Historical availability for the plant from January 1996 through September 1999 has been 94.5%. The 92.5% availability factor was determined to be a fair and conservative estimate to be used on a going forward basis. In this sensitivity, the availability and capacity factors are reduced to 85.0%

     4) Capacity Factor is reduced to 85.0% for this sensitivity. This reduces the megawatt-hours sold under the Power Put Agreement as well as reducing the commodity cost of the fuel and the variable transportation expense.

PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                                  CASE O&M Increased by 15%
($ in thousands, except price per MWh)



                                             4 months ended|                              Projected Fiscal Years Ending December 31,
                                            ----------------------------------------------------------------------------------------
                                                   12/31/99|         2000          2001          2002          2003          2004
                                            ----------------------------------------------------------------------------------------
Net Average Capacity (MW)(2)..................         79.0          79.0          79.0          79.0          79.0          79.0
Availability (3)..............................         92.5%         92.5%         92.5%         92.5%         92.5%         92.5%
Capacity (4)..................................         92.5%         92.5%         92.5%         92.5%         92.5%         92.5%
Heat Rate HHV (MMBtu/kWh) (5).................     10,000.0      10,050.0      10,100.3      10,150.8      10,201.5      10,252.5
Electricity Produced (MWh) (6)................    213,953.6     641,890.8     640,137.0     640,137.0     640,137.0     641,890.8
Steam Throughput (1,000 lbs) (7)..............    202,302.0     639,385.1     639,385.1     639,385.1     639,385.1     639,385.1
Fuel Consumed (MMBtu) (8).....................  2,139,636.0   6,451,002.5   6,465,543.7   6,497,871.5   6,530,360.8   6,580,993.5
Entitlement Used (MMBtu) (9)..................  2,382,594.0   7,183,520.9   7,199,713.3   7,235,711.8   7,271,890.4   7,328,272.5


Debt Offering Annual Interest Rate............        10.50%        10.50%        10.50%        10.50%        10.50%        10.50%

General Inflation.............................          3.0%          3.0%          3.0%          3.0%          3.0%          3.0%
Exchange Rate (US$/CDN$)......................    $    0.67     $    0.67    $     0.67     $    0.67     $    0.67     $    0.67
On-Peak Electricity Pricing ($/MWh) (10)......    $   30.43     $   32.41    $    34.85     $   33.94     $   36.56     $   36.79
Off-Peak Electricity Pricing ($/MWh)..........    $   22.38     $   22.36    $    23.70     $   25.30     $   25.30     $   24.22
Indexed Swap Price ($/MWh) (11)...............    $   54.23     $   54.80    $    56.51     $   58.04     $   59.70     $   61.37
Steam Price ($/1,000 lbs) (12)................    $    4.36         $4.39    $     4.43     $    4.47     $    4.51     $    4.55


Power Put Contract
     Energy Sales - On-Peak...................    $ 2,708.4     $ 8,455.0    $  9,091.6     $ 8,854.2     $ 9,575.1     $ 9,710.6
     Energy Sales - Off-Peak..................      2,796.6       8,519.5       8,988.4       9,595.3       9,569.4       9,153.8
     Capacity Sales - On Peak.................          0.0           0.0           0.0           0.0           0.0           0.0
     Capacity Sales - Off Peak................          0.0           0.0           0.0           0.0           0.0           0.0
                                               -------------------------------------------------------------------------------------
Total Power Put Payments (13).................      5,505.0      16,974.5      18,080.0      18,449.4      19,144.5      18,864.4


Indexed Swap Contract
     Floating (Payment).......................     (5,686.0)    (17,532.7)    (18,725.8)    (19,108.4)    (19,828.2)    (19,484.8)
     Floating (Payment): Capacity.............          0.0           0.0           0.0           0.0           0.0           0.0
                                               -------------------------------------------------------------------------------------
Total Floating (Payments) (14)................     (5,686.0)    (17,532.7)    (18,725.8)    (19,108.4)    (19,828.2)    (19,484.8)

     Fixed Payment............................     11,984.8      36,332.5      37,464.4      38,483.4      39,581.6      40,690.0
                                               -------------------------------------------------------------------------------------
Total Indexed Swap Payment (15)...............      8,298.8      18,799.8      18,738.6      19,375.0      19,753.3      21,205.2

Steam Sales...................................        881.5       2,809.3       2,834.2       2,859.2       2,884.5       2,910.0
Fuel Commodity Sales..........................          0.0           0.0           0.0           0.0           0.0           0.0
Fuel Capacity Release Sales...................          0.0           0.0           0.0           0.0           0.0           0.0
                                               -------------------------------------------------------------------------------------
        Total Revenues........................    $12,685.3     $38,583.6    $ 39,652.8     $40,683.7     $41,782.3     $42,979.6


Commodity Expense (16)........................    ($1,592.8)    ($4,892.9)    ($5,053.1)    ($5,232.7)    ($5,418.7)    ($5,626.6)
Firm Service Transportation Expense (17)......     (2,876.7)     (8.889.1)     (9,155.8)     (9,430.6)     (9,713.4)    (10,004.8)
Variable Fuel Expense (18)....................       (102.3)       (317.8)       (328.1)       (339.6)       (351.5)       (364.9)
                                               -------------------------------------------------------------------------------------
        Total Fuel Expenses...................    ($4,571.9)   ($14,099.8)   ($14,536.9)   ($15,002.8)   ($15,483.6)   ($15,996.2)


GE Overhaul Accrual & Directed Starts (19)....      ($476.7)    ($1,430.0)    ($1,426.1)    ($1,426.1)    ($1,426.1)    ($1,430.0)
GE Contractual Services Fees (20).............       (257.5)       (827.4)       (852.2)       (877.8)       (904.1)       (931.3)
Plant Operations (21).........................       (777.2)     (2,761.6)     (2,844.5)     (2,929.8)     (3,017.7)     (3,108.2)
Other O&N and Plant Utilities (22)............       (134.0)       (476.0)       (490.3)       (505.0)       (520.2)       (535.8)
Administrative (23)...........................       (317.8)     (1,129.4)     (1,163.3)     (1,198.2)     (1,234.1)     (1,271.2)
Taxes (24)....................................       (268.9)       (833.7)     (1,458.7)     (1,502.5)     (1,547.6)     (1,604.3)
Syracuse University User Charge (25)..........       (416.7)     (1,250.0)     (1,250.0)     (1,250.0)     (1,250.0)     (1,250.0)
                                               -------------------------------------------------------------------------------------
        Total O&M and Administrative
         Expenses.............................    ($2,646.7)    ($8,708.2)    ($9,485.2)   ($9,689.5)    ($9,899.9)   ($10,130.8)


Partnership Fees (26).........................       (127.8)       (454.2)       (467.8)       (481.8)       (496.3)       (511.2)
                                               -------------------------------------------------------------------------------------
        Total Expenses........................    ($7,346.4)   ($23,282.2)   ($24,489.9)   ($25,174.1)   ($25,879.7)   ($26,638.2)
Net Operating Cash Flow.......................     $5,338.8     $15,321.4     $15,162.9     $15,509.6     $15,902.6     $16,341.4

                                                       Project Fiscal Years Ending December 31,
                                              ----------------------------------------------------------
                                                    2005            2006          2007          2008(1)
                                              ----------------------------------------------------------
Net Average Capacity (MW)(2)..................         79.0          79.0          79.0          79.0
Availability (3)..............................         92.5%         92.5%         92.5%         92.5%
Capacity (4)..................................         92.5%         92.5%         92.5%         92.5%
Heat Rate HHV (MMBtu/kWh) (5).................     10,303.8      10,355.3      10,407.1      10,459.1
Electricity Produced (MWh) (6)................    640,137.0     640,137.0     640,137.0     319,191.6
Steam Throughput (1,000 lbs) (7)..............    639,385.1     639,385.1     639,385.1     319,692.6
Fuel Consumed (MMBtu) (8).....................  6,595,827.7   6,628,806.8   6,661,950.8   3,338,458.7
Entitlement Used (MMBtu) (9)..................  7,344,791.1   7,381,515.1   7,418,422.6   3,717,544.3


Debt Offering Annual Interest Rate............        10.50%        10.50%        10.50%        10.50%

General Inflation.............................          3.0%          3.0%          3.0%          3.0%
Exchange Rate (US$/CDN$)......................    $    0.67     $    0.67    $     0.67     $    0.67
On-Peak Electricity Pricing ($/MWh) (10)......    $   36.81     $   36.81    $    36.81     $   36.81
Off-Peak Electricity Pricing ($/MWh)..........    $   26.23     $   26.23    $    26.23     $   26.23
Indexed Swap Price ($/MWh) (11)...............    $   63.19     $   65.04    $    66.64     $   67.88
Steam Price ($/1,000 lbs) (12)................    $    4.59     $    4.63    $     4.67     $    2.31


Power Put Contract
     Energy Sales - On-Peak...................    $ 9,640.6     $ 9,602.9    $  9,602.9     $ 4,857.9
     Energy Sales - Off-Peak..................      9,921.1       9,948.0       9,948.0       4,910.7
     Capacity Sales - On Peak.................          0.0           0.0           0.0           0.0
     Capacity Sales - Off Peak................          0.0           0.0           0.0           0.0
                                               -------------------------------------------------------
Total Power Put Payments (13).................     19,561.7      19,550.9      19,550.9       9,768.7


Indexed Swap Contract
     Floating (Payment).......................    (20,260.4)    (20,249.2)    (20,249.2)    (10,145.4)
     Floating (Payment): Capacity.............          0.0           0.0           0.0           0.0
                                               -------------------------------------------------------
Total Floating (Payments) (14)................    (20,260.4)    (20,249.2)    (20,249.2)    (10,145.4)

     Fixed Payment............................     41,895.3      43,122.0      44,185.0      22,503.5
                                               -------------------------------------------------------
Total Indexed Swap Payment (15)...............     21,634.9      22,872.8      23,935.9      12,358.1

Steam Sales...................................      2,935.7       2,961.7       2,987.9         738.7
Fuel Commodity Sales..........................          0.0           0.0           0.0           0.0
Fuel Capacity Release Sales...................          0.0           0.0           0.0           0.0
                                               -------------------------------------------------------
        Total Revenues........................    $44,132.4     $45,385.4     $46,474.6     $22,865.5


Commodity Expense (16)........................    ($5,810.5)    ($6,016.8)    ($8,230.4)    ($3,216.9)
Firm Service Transportation Expense (17)......   ($10,304.9)    (10,614.1)    (10,932.5)     (5,599.0)
Variable Fuel Expense (18)....................       (376.7)       (389.9)       (403.6)       (208.3)
                                               -------------------------------------------------------
        Total Fuel Expenses...................   ($16,492.1)   ($17,020.8)   ($17,566.5)    ($9,024.2)


GE Overhaul Accrual & Directed Starts (19)....    ($1,426.1)    ($1,426.1)    ($1,426.1)      ($711.1)
GE Contractual Services Fees (20).............       (959.2)       (988.0)     (1,017.6)       (521.2)
Plant Operations (21).........................     (3,201.5)     (3,297.5)     (3,396.5)     (1,739.5)
Other O&N and Plant Utilities (22)............       (551.8)       (568.4)       (585.4)       (299.8)
Administrative (23)...........................     (1,309.3)     (1,348.6)     (1,389.0)       (711.4)
Taxes (24)....................................     (1,685.8)       (728.9)     (1,791.6)     (1,292.5)
Syracuse University User Charge (25)..........     (1,250.0)     (1,250.0)     (1,250.0)       (621.5)
                                               -------------------------------------------------------
        Total O&M and Administrative
         Expenses.............................   ($10,363.7)   ($10,607.5)   ($10,856.3)    ($5,896.9)


Partnership Fees (26).........................       (526.5)       (542.3)       (558.6)       (286.1)
                                               -------------------------------------------------------
        Total Expenses........................   ($27,382.3)   ($28,170.6)   ($28,981.4)   ($15,207.2)
Net Operating Cash Flow.......................    $16,750.1     $17,214.8     $17,403.3      $7,658.3

PROJECT ORANGE ASSOCIATES L.P.        144A SENIOR SECURED NOTES WITH REG. RIGHTS
--------------------------------------------------------------------------------
Cash Flow Waterfall & Distributable Cash CASE: O&M Increased by 15%

($ in thousands)

                                                            4 months ended             Projected Fiscal Years Ending December 31,
                                                            ------------------------------------------------------------------------
                                                                  12/31/99            2000           2001        2002         2003
                                                            ------------------------------------------------------------------------
Net Operating Cash Flow....................................      $5,338.8        $15,321.4      $15,162.9   $15,509.6    $15,902.6
Interest Income (Security Accounts)........................          25.8            402.5          523.0       646.3        779.9
                                                            ------------------------------------------------------------------------

Syracuse University User Charge............................           0.0              0.0            0.0         0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax (27)..........           0.0              0.0            0.0         0.0          0.0
Fees & Other Partnership Expenses..........................         127.8            454.2          467.8       481.8        496.3
                                                            ------------------------------------------------------------------------

Cash Available for Debt Service............................      $5,492.4        $16,178.0      $16,158.6   $16,637.7    $17,175.?

Withdrawals from Debt Service Reserve Account..............           0.0             46.2            0.0         0.0          0.0
Withdrawals from Working Capital Reserve Account...........           0.0              0.0            0.0         0.0          0.0
Withdrawals from Restricted Cash Deposit Account...........           0.0              0.0            0.0         0.0     14,993.2
Withdrawals from Capital Expenditures Reserve Account......           0.0              0.0            0.0         0.0          0.0
Withdrawals from Escrow Reserve Account....................           0.0            450.0            0.0         0.0          0.0

Interest Payments..........................................           0.0         (5,516.6)      (6,274.3)   (5,640.6)    (4,917.7)
Principal Payments.........................................           0.0         (6,800.0)      (5,950.0)   (6,630.0)    (7,650.0)
                                                            ------------------------------------------------------------------------
Total Debt Service.........................................           0.0        (12,316.6)     (12,224.3)  (12,270.6)   (12,567.7)

Cash Available after Debt Service..........................       5,492.4          4,357.6        3,929.4     4,367.1     19,604.3

Syracuse University User Charge............................           0.0              0.0            0.0         0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax ..............           0.0              0.0            0.0         0.0          0.0
Fees & Other Partnership Expenses..........................        (127.8)          (454.2)        (467.8)     (481.8)      (496.3)

Deposits to Debt Service Reserve Account (DSRA)............          $0.0             $0.0         ($23.2)    ($148.5)      ($10.0)
Deposits to Working Capital Reserve Account (WCRA).........      (1,000.0)             0.0            0.0         0.0          0.0
Deposits to Restricted Cash Deposit Account(RCDA)..........      (4,364.6)        (3,453.4)      (3,438.4)   (3,736.8)         0.0
                                                            ------------------------------------------------------------------------
Total Deposits to Security Accounts........................     ($5,364.6)       ($3,453.4)     ($3,461.6)  ($3,885.3)      ($10.0)

Distributable Cash.........................................      $    0.0           $450.0            0.0   $     0.0    $19,098.0

Cash Available for Debt Service............................       5,492.4         16,178.0       16,153.6    16,637.7     17,178.8
Total Debt Service.........................................          $0.0         12,316.6       12,224.3    12,270.6     12,567.7

Debt Service Coverage Ratio................................            NA             1.31x          1.32x       1.36x        1.37x
                                                   --------
Minimum Coverage Ratio.............................   1.31x
                                                   --------
Average Coverage Ratio.............................   1.36x
                                                   --------
Cash Available for Debt Service + RCDA.....................       5,492.4         20,542.6       23,971.7    27,894.2     32,171.9
Total Debt Service.........................................           0.0         12,316.6       12,224.3    12,270.6     12,567.7

Debt Service Coverage Ratio................................            NA             1.67x          1.96x       2.27x        2.56x
                                                   --------
Minimum Coverage Ratio.............................   1.36x
                                                   --------
Average Coverage Ratio.............................   1.75x
                                                   --------

Cash Available for Debt Service + RCDA + DSRA..............     $11,650.7        $26,701.0      $30,083.8   $34,029.5    $38,455.8
Total Debt Service.........................................           0.0         12,316.6       12,224.3    12,270.6     12,567.7

Debt Service Coverage Ratio................................            NA             2.17x          2.46x       2.77x        3.06x
                                                   --------
Minimum Coverage Ratio.............................   1.66x
                                                   --------
Average Coverage Ratio.............................   2.25x
                                                   --------
                                                   --------
Adjusted EBITDA/Interest Expense (28).............    2.57x            NA             2.93x          2.57x       2.95x        3.49x
                                                   --------
Total Debt/Adjusted EBITDA........................    4.20x            NA             4.20x          3.79x       3.32x        2.83x
                                                   --------


                                                     -------------------------------------------------------------------------------
                                                                2004                2005           2006        2007         2008
                                                     -------------------------------------------------------------------------------
Net Operating Cash Flow...........................              $16,341.4        $16,750.1      $17,214.8   $17,493.3     $7,658.3
Interest Income (Security Accounts)...............                  256.1            259.7          262.8       149.0         17.5
                                                     -------------------------------------------------------------------------------

Syracuse University User Charge...................                    0.0              0.0            0.0         0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax......                   10.3             23.9           37.8        49.8         59.1
Fees & Other Partnership Expenses.................                  511.2            526.5          542.3       558.6        286.1
                                                     -------------------------------------------------------------------------------

Cash Available for Debt Service...................              $17,119.8        $17,560.3      $18,057.7   $18,254.6     $8,821.8

Withdrawals from debt Service Reserve Account.....                    0.0              0.0            0.0     6,512.5          0.0
Withdrawals from Working Capital Reserve Account..                    0.0              0.0            0.0         0.0       1000.0
Withdrawals from Restricted Cash Deposit Account..                    0.0              0.0            0.0         0.0          0.0
Withdrawals from Capital Expenditures Reserve Account                 0.0              0.0            0.0     3,500.0          0.0
Withdrawals from Escrow Reserve Account...........                    0.0              0.0            0.0      3000.0          0.0
Interest Payments.................................               (4,087.7)        (3,159.5)      (2,124.2)     (955.0)         0.0
Principal Payments................................               (8,500.0)        (9,520.0)     (10,880.0)  (12,070.0)         0.0
                                                     -------------------------------------------------------------------------------

Total Debt Service................................              (12,587.7)       (12,679.5)     (13,004.2)  (13,025.0)         0.0


Cash Available after Debt Service.................                4,531.3          4,880.8        5,053.6    18,236.1      9,021.0

Syracuse University User Charge...................                    0.0              0.0            0.0         0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax......                  (10.3)           (23.9)         (37.8)      (49.8)       (59.1)
Fees & Other Partnership Expenses.................                 (511.2)          (526.5)        (542.3)     (558.6)      (286.1)
Deposits to Debt Service Reserve Account (DSRA)...                 ($45.9)         ($162.3)        ($10.4)       $0.0         $0.0
Deposits to Working Capital Reserve Account (WCRA)                    0.0              0.0            0.0         0.0          0.0
Deposits to Restricted Cash Deposit Account(RCDA).                    0.0              0.0            0.0         0.0          0.0
                                                     -------------------------------------------------------------------------------
Total Deposits to Security Accounts...............                 ($45.9)         ($162.3)        ($10.4)       $0.0         $0.0
Distributable Cash................................               $3,964.0         $4,166.0       $4,463.0   $17,629.7     $8,875.8


Cash available for Debt Service...................               17,119.0         17,560.3       18,057.7    18,250.6      8,021.0
Total Debt Service................................               12,587.7         12,679.5       13,004.2    13,025.0          0.0

Debt Service Coverage Ratio.......................                   1.36x            1.38x          1.39x       1.40x          NA
                                                   --------
Minimum Coverage Ratio............................    1.31x
                                                   --------
Average Coverage Ratio............................    1.36x
                                                   --------

Cash Available for Debt Service + RCDA............               17,119.0         17,560.3       18,057.7    18,250.6      8,021.0
Total Debt Service................................               12,587.7         12,679.5       13,004.2    13,025.0          0.0

Debt Service Coverage Ratio.......................                   1.36x            1.38x          1.39x       1.40x          NA
                                                   --------
Minimum Coverage Ratio............................    1.36x
                                                   --------
Average Coverage Ratio............................    1.75x
                                                   --------

Cash Available for Debt Service + RCDA + DSRA.....              $23,412.8        $23,900.0      $24,559.8   $24,763.1     $8,021.0
Total Debt Service................................               12,587.7         12,679.5       13,004.2    13,025.0          0.0

Debt Service Coverage Ratio.......................
                                                   --------
Minimum Coverage Ratio............................    1.66x
                                                   --------
Average Coverage Ratio............................    2.25x          1.86x            1.88x          1.89x       1.90x          NA
                                                   --------
                                                   --------
Adjusted EBITDA/Interest Expense (28).............    2.57x          4.19x            5.56x          8.50x      19.11x          NA
                                                   --------
Total Debt/Adjusted EBITDA........................    4.20x          2.39x            1.85x          1.27x       0.56x          NA
                                                   --------

PROJECT ORANGE ASSOCIATES L.P         144A SENIOR SECURED NOTES WITH REG. RIGHTS
--------------------------------------------------------------------------------

          OPERATIONS AND MAINTENANCE INCREASED 15% FOOTNOTES TO MODEL

All footnotes are the same as the Base Case Footnotes except the following:

21, 22, 23, and 24) Variable Plant Operation figures are increased 15% over the base case. Figures are projected forward at the assumed inflation rate.

PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                                CASE: Heat Rate Increased by 300 Btu/kWh                          12/2/99 1:52 PM
($ in thousands, except price per MWh)



                                                   4 months ended                       Projected Fiscal Years Ending December 31,
                                                         12/31/99            2000             2001           2002            2003
==========================================       -----------------------------------------------------------------------------------
Net Average Capacity (MW) (2).............                   79.0            79.0             79.0           79.0            79.0
Availability (3)..........................                   92.5%           92.5%            92.5%          92.5%           92.5%
Capacity (4)..............................                   92.5%           92.5%            92.5%          92.5%           92.5%
Heat Rate HHV (MMBtu/kWh) (5).............               10,300.0        10,351.5         10,403.3       10,455.3        10,507.6
Electricity Produced (MWh) (6)............              213,963.6       641,890.8        640,137.0      640,137.0       640,137.0
Steam Throughput (1,000lbs) (7)...........              202,302.0       639,385.1        639,385.1      639,385.1       639,385.1
Fuel Consumed (MMBtu) (8).................            2,203,825.1     6,644,532.6      6,659,510.0    6,692,807.8     6,726,271.6
Entitlement Used (MMBtu) (9)..............            2,454,071.8     7,399,026.5      7,415,704.7    7,452,783.2     7,490,047.1

==========================================
Debt Offering Annual Interest Rate........                  10.50%          10.50%           10.50%         10.50%          10.50%

General inflation.........................                    3.0%            3.0%             3.0%           3.0%            3.0%
Exchange Rate (US$/CDN$)..................           $       0.67    $       0.67     $       0.67   $       0.67    $       0.67
On-Peak Electricity Pricing ($MWh) (10)...           $      30.43    $      32.41     $      34.85   $      33.94    $      36.56
Off-Peak Electricity Pricing ($MWh).......           $      22.38    $      22.36     $      23.70   $      25.30    $      25.30
Indexed Swap Price ($MWh) (11)............           $      54.23    $      54.80     $      56.51   $      58.04    $      59.70
Steam Price ($/1,000 lbs) (12)............           $       4.36    $       4.39     $       4.43   $       4.47    $       4.51

==========================================
Power Put Contract
     Energy Sales - On-Peak...............           $    2,708.4    $    8,455.0     $    9,091.6   $    8,854.2    $    9,575.1
     Energy Sales - Off-Peak..............                2,796.6         8,519.5          8,988.4        9,595.3         9,569.4
     Capacity Sales - On Peak.............                    0.0             0.0              0.0            0.0             0.0
     Capacity Sales - Off Peak............                    0.0             0.0              0.0            0.0             0.0
                                                   ---------------------------------------------------------------------------------
Total Power Put Payments (13).............                5,505.0        16,974.5         18,080.0       18,449.4        19,144.5

Indexed Swap Contract
     Floating (Payment)...................               (5,686.0)      (17,532.7)       (18,725.8)     (19,108.4)      (19,528.2)
     Floating (Payment): Capacity.........                    0.0             0.0              0.0            0.0             0.0
                                                   ---------------------------------------------------------------------------------
Total Floating (Payments) (14)............               (5,686.0)      (17,532.7)       (18,725.8)     (19,108.4)      (19,528.2)

     Fixed Payment........................               11,984.8        36,332.5         37,464.4       38,483.4        39,581.6
                                                   ---------------------------------------------------------------------------------
Total Indexed Swap Payment (15)...........                6,298.8        18,799.8         18,738.6       19,375.0        19,753.3

Steam Sales...............................                  881.5         2,809.3          2,834.2        2,859.2         2,884.5
Fuel Commodity Sales......................                    0.0             0.0              0.0            0.0             0.0
Fuel Capacity Release Sales...............                    0.0             0.0              0.0            0.0             0.0
                                                   ---------------------------------------------------------------------------------
     Total Revenues.......................           $   12,685.3    $   38,583.6     $   39,652.8   $   48,683.7    $   41,782.3

==========================================
Commodity Expense (15)....................          ($    1,640.6)  ($    5,039.7)   ($    5,204.6) ($    5,389.7)  ($    5,581.2)
Firm Service Transportation Expense (17)..               (2,876.7)       (8,889.1)         9,155.8)       9,430.5)       (9,713.4)
Variable Fuel Expense (18)................                 (105.4)         (327.3)          (337.9)        (349.8)         (362.1)
                                                   ---------------------------------------------------------------------------------
     Total Fuel Expenses..................          ($    4,622.8)  ($   14,256.1)   ($   14,698.3) ($   15,169.9)  ($   15,656.7)

==========================================
GE Overhead Accrual & Directed Starts (19)          ($      478.7)  ($    1,430.0)   ($    1,426.1) ($    1,426.1)  ($    1,426.1)
GE Contractual Services Fees (20).........                 (257.5)         (827.4)          (852.2)        (877.8)         (904.1)
Plant Operations (21).....................                 (777.2)       (2,401.4)        (2,473.5)      (2,547.7)       (2,624.1)
Other O&M and Plant Utilities (22)........                 (134.0)         (413.9)          (426.4)        (439.1)         (452.3)
Administrative (23).......................                 (317.6)         (962.1)        (1,011.6)      (1,041.9)       (1,073.2)
Taxes (24)................................                 (266.9)         (810.1)        (1,434.4)      (1,477.5)       (1,521.8)
Syracuse University User Charge (25)......                 (416.7)       (1,250.0)        (1,250.0)      (1,250.0)       (1,250.0)
                                                  ----------------------------------------------------------------------------------
     Total O&M and Administrative Expenses          ($    2,646.7)  ($    8,115.0)   ($    8,874.2) ($    9,060.1)  ($    9,251.6)

==========================================
Partnership Fees (26).....................                 (127.8)         (394.9)          (406.8)        (419.0)         (431.6)
                                                 -----------------------------------------------------------------------------------
     Total Expenses.......................          ($    7,387.3)  ($   22,786.1)   ($   23,979.3) ($   24,649.0)  ($   25,330.9)

Net Operating Cash Flow...................           $    5,288.0    $   15,817.5     $   15,673.5   $   16,034.6    $   16,442.4


PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                                CASE: Heat Rate Increased by 300 Btu/kWh                          12/2/99 1:52 PM
($ in thousands, except price per MWh)

                                                          2004            2005             2006           2007        2008 (1)
==========================================    -------------------------------------------------------------------------------------
Net Average Capacity (MW) (2).............                79.0            79.0             79.0             79.0             79.0
Availability (3)..........................                92.5%           92.5%            92.5%            92.5%            92.5%
Capacity (4)..............................                92.5%           92.5%            92.5%            92.5%            92.5%
Heat Rate HHV (MMBtu/kWh) (5).............            10,586.1        10,612.9         10,666.0         10,719.3         10,772.9
Electricity Produced (MWh) (6)............           641,890.8       640,137.0        640,137.0        640,137.0        319,191.6
Steam Throughput (1,000lbs) (7)...........           639,385.1       639,385.1        639,385.1        639,385.1        319,692.6
Fuel Consumed (MMBtu) (8).................         6,778,423.3     6,793,702.5      6,827,671.0      6,851,809.4      3,438,612.5
Entitlement Used (MMBtu) (9)..............         7,548,120.6     7,565,134.8      7,602,960.5      7,640,975.3      3,829,070.7

==========================================
Debt Offering Annual Interest Rate........               10.50%          10.50%           10.50%           10.50%           10.50%

General inflation.........................                 3.0%            3.0%             3.0%             3.0%             3.0%
Exchange Rate (US$/CDN$)..................       $        0.67   $        0.67    $        0.67    $        0.67    $        0.67
On-Peak Electricity Pricing ($MWh) (10)...       $       36.79   $       36.81    $       36.81    $       36.81    $       36.81
Off-Peak Electricity Pricing ($MWh).......       $       24.22   $       26.23    $       26.23    $       26.23    $       26.23
Indexed Swap Price ($MWh) (11)............       $       61.37   $       63.19    $       65.04    $       66.64    $       67.88
 Steam Price ($/1,000 lbs) (12)...........       $        4.55   $        4.59    $        4.63    $        4.67    $        2.31

==========================================
Power Put Contract
     Energy Sales - On-Peak...............       $     9,710.6   $     9,640.6    $     9,602.9    $     9,602.9    $     4,857.9
     Energy Sales - Off-Peak..............             9,153.8         9,921.1          9,948.0          9,948.0          4,910.7
     Capacity Sales - On Peak.............                 0.0             0.0              0.0              0.0              0.0
     Capacity Sales - Off Peak............                 0.0             0.0              0.0              0.0              0.0
                                             -----------------------------------------------------  ---------------  ---------------
Total Power Put Payments (13).............            18,864.4        19,561.7         19,550.9         19,550.9          9,768.7

Indexed Swap Contract
     Floating (Payment)...................           (19,484.8)      (20,260.4)       (20,249.2)       (20,249.2)       (10,145.4)
     Floating (Payment): Capacity.........                 0.0             0.0              0.0              0.0              0.0
                                              ---------------------------------------------------  ---------------  ---------------
Total Floating (Payments) (14)............           (19,484.8)      (20,260.4)       (20,249.2)       (20,249.2)       (10,145.4)

     Fixed Payment........................            40,690.0        41,895.3         43,122.0         44,185.0         22,503.5
                                             ----------------------------------------------------  ---------------  ---------------
Total Indexed Swap Payment (15)...........            21,205.2        21,634.9         22,872.8         23,935.9         12,358.1

Steam Sales...............................             2,910.0         2,935.7          2,961.7          2,987.9            736.7
Fuel Commodity Sales......................                 0.0             0.0              0.0              0.0              0.0
Fuel Capacity Release Sales...............                 0.0             0.0              0.0              0.0              0.0
                                             --------------------------------------------------------------------------------------
     Total Revenues.......................       $    42,979.6   $    44,132.4    $    45,385.4    $    45,474.6    $    22,865.5

==========================================
Commodity Expense (15)....................      ($     5,795.4) ($     5,984.8)  ($     6,197.3)  ($     6,417.3)  ($     3,313.4)
Firm Service Transportation Expense (17)..           (10,004.8)      (10,304.9)       (10,614.1)       (10,932.5)        (5,590.0)
Variable Fuel Expense (18)................              (375.8)         (388.0)          (401.6)          (415.7)          (214.6)
                                              -------------------------------------------------------------------------------------
     Total Fuel Expenses..................      ($    16,176.0) ($    16,677.7)  ($    17,213.0)  ($    17,765.5)  ($     9,126.9)

==========================================
GE Overhead Accrual & Directed Starts (19)      ($     1,430.0) ($     1,426.1)  ($     1,426.1)  ($     1,426.1)  ($       711.1)
GE Contractual Services Fees (20).........              (931.3)         (959.2)          (988.0)        (1,017.6)          (521.2)
Plant Operations (21).....................            (2,702.8)       (2,783.9)        (2,867.4)        (2,953.5)        (1,512.6)
Other O&M and Plant Utilities (22)........              (465.9)         (479.9)          (494.3)          (509.1)          (260.7)
Administrative (23).......................            (1,105.4)       (1,138.5)        (1,172.7)        (1,207.9)          (618.6)
Taxes (24)................................            (1,577.7)       (1,638.4)        (1,700.7)        (1,762.6)        (1,277.6)
Syracuse University User Charge (25)......            (1,250.0)       (1,250.0)        (1,250.0)        (1,250.0)          (621.5)
                                              -------------------------------------------------------------------------------------
     Total O&M and Administrative Expenses      ($     9,463.1) ($     9,676.0)  ($     9,899.2)  ($    10,126.8)  ($     5,523.3)

==========================================
Partnership Fees (26).....................              (444.5)         (457.8)          (471.6)          (485.7)          (248.8)
                                              -------------------------------------------------------------------------------------
     Total Expenses.......................      ($    26,063.6) ($    26,811.5)  ($    27,583.7)  ($    28,376.0)  ($    14,899.0)

Net Operating Cash Flow...................       $    16,896.0   $    17,328.6    $    17,801.7    $    10,005.7    $     7,066.5

PROJECT ORANGE ASSOCIATES L.P                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flow Waterfall & Distributable Cash               CASE: Heat Rate Increased by 300 Btu/kWh                     12/2/99 1:52 PM
($ in thousands)

                                                            4 months ended         Projected Fiscal Years Ending December 31,
                                                            -----------------------------------------------------------------------
                                                                  12/31/99          2000          2001          2002          2003
                                                            -----------------------------------------------------------------------
======================================================
Net Operating Cash Flow...................................       $ 5,288.0    $ 15,817.5    $ 15,673.5    $ 16.034.6    $ 16.442.4
Interest Income (Security Accounts).......................            25.7         400.7         538.5         252.3         255.1
                                                            -----------------------------------------------------------------------
Syracuse University User Charge...........................             0.0           0.0           0.0           0.0           0.0
PILOT - Incremental Electric Tariff Rate Tax (27).........             0.0           0.0           0.0           0.0           0.0
Fees & Other Partnership Expenses.........................           127.8         394.9         406.8         419.0         431.6
                                                            -----------------------------------------------------------------------
Cash Available for Debt Service...........................       $ 5,441.5    $ 16,613.1    $ 16,618.7    $ 16,705.9    $ 17,128.1

Withdrawals from Debt Service Reserve Account.............             0.0          46.2           0.0           0.0           0.0
Withdrawals from Working Capital Reserve Account..........             0.0           0.0           0.0           0.0           0.0
Withdrawals from Restricted Cash Deposit Account..........             0.0           0.0       8,261.4           0.0           0.0
Withdrawals from Capital Expenditures Reserve Account.....             0.0           0.0           0.0           0.0           0.0
Withdrawals from Escrow Reserve Account...................             0.0         450.0           0.0           0.0           0.0

======================================================
Interest Payments.........................................             0.0      (5,516.6)     (6,274.3)     (5,640.6)     (4,917.7)
Principal Payments........................................             0.0      (6,800.0)     (5,950.0)     (6,630.0)     (7,650.0)
                                                            -----------------------------------------------------------------------
Total Debt Service........................................             0.0     (12,316.6)    (12,224.3)    (12,270.6)    (12,567.7)

Cash Available after Debt Service.........................         5,441.5       4,792.7      12,655.9       4,435.3       4,561.4

Syracuse University User Charge...........................             0.0           0.0           0.0           0.0           0.0
PILOT - Incremental Electric Tariff Rate Tax..............             0.0           0.0           0.0           0.0           0.0
Fees & Other Partnership Expenses.........................          (127.8)       (394.9)       (406.8)       (419.0)       (431.6)

======================================================
Deposits to Debt Service Reserve Account (DSRA)...........            $0.0          $0.0        ($23.2)      ($148.5)       ($10.0)
Deposits to Working Capital Reserve Account (WCRA)........        (1,000.0)          0.0           0.0           0.0           0.0
Deposits to Restricted Cash Deposit Account (RCDA)........        (4,313.7)     (3,947.8)          0.0           0.0           0.0
                                                            -----------------------------------------------------------------------
Total Deposits to Security Accounts.......................       ($5,313.7)    ($3,947.8)       ($23.2)      ($148.5)       ($10.0)

Distributable Cash........................................            $0.0        $450.0     $12,226.0      $3,867.8      $4,119.9

======================================================
Cash Available for Debt Service...........................         5,441.5      16,613.1      16,618.7      16,705.9      17,129.1
Total Debt Service........................................             0.0      12,316.6      12,224.3      12,270.6      12,567.7

Debt Service Coverage Ratio...............................              NA          1.35x         1.36x         1.36x         1.36x
                                            ------------
Minimum Coverage Ratio....................         1.35x
                                            ------------
Average Coverage Ratio....................         1.39x
                                            ------------

Cash Available for Debt Service + RCDA....................         5,441.5      20,926.8      24,880.2      16,705.9      17,129.1
Total Debt Service........................................             0.0      12,316.6      12,224.3      12,270.6      12,567.7

Debt Service Coverage Ratio...............................              NA          1.70x         2.04x         1.36x         1.36x
                                            ------------
Minimum Coverage Ratio....................         1.36x
                                            ------------
Average Coverage Ratio....................         1.52x
                                            ------------

Cash Available for Debt Service + RCDA + DSRA.............       $11,599.8     $27,085.2     $30,992.3     $22,841.2     $23,412.9
Total Debt Service........................................             0.0      12,316.6      12,224.3      12,270.6      12,567.7

Debt Service Coverage Ratio...............................              NA          2.20x         2.54x         1.86x         1.86x
                                            ------------
Minimum Coverage Ratio....................         1.86x
                                            ------------
Average Coverage Ratio....................         2.02x
                                            ------------

                                            ------------
Adjusted EBITDA/Interest Expense(28)......         2.65x                NA          3.01x         2.65x         2.96x         3.48x
                                            ------------
Total Debt/Adjusted EBITDA................         4.09x                NA          4.09x         3.68x         3.31x         2.84x
                                            ------------

                                                                -------------------------------------------------------------------
                                                                       2004          2005          2006          2007         2008
                                                                -------------------------------------------------------------------
=======================================================
   ..........................................................
Net Operating Cash Flow......................................    $ 16,896.0    $ 17,320.8    $ 17,801.7    $ 18,096.7    $ 7,966.5
Interest Income (Security Accounts)..........................         256.1         259.7         262.8         149.0         17.5
                                                                -------------------------------------------------------------------
Syracuse University User Charge..............................           0.0           0.0           0.0           0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax (27)............          10.3          23.9          37.8          49.8         59.1
Fees & Other Partnership Expenses............................         444.5         457.8         471.6         485.7        248.8
                                                                -------------------------------------------------------------------
Cash Available for Debt Service..............................    $ 17,696.9    $ 18,062.3    $ 18,573.8    $ 18,781.2    $ 8,291.9

Withdrawals from Debt Service Reserve Account................           0.0           0.0           0.0       6,512.5          0.0
Withdrawals from Working Capital Reserve Account.............           0.0           0.0           0.0           0.0      1,000.0
Withdrawals from Restricted Cash Deposit Account.............           0.0           0.0           0.0           0.0          0.0
Withdrawals from Capital Expenditures Reserve Account........           0.0           0.0           0.0       3,600.0          0.0
Withdrawals from Escrow Reserve Account......................           0.0           0.0           0.0       3,000.0          0.0

=======================================================
Interest Payments............................................      (4,087.7)     (3,159.5)     (2,124.2)       (955.0)         0.0
Principal Payments...........................................      (8,500.0)     (9,520.0)    (10,880.0)    (12,070.0)         0.0
                                                                -------------------------------------------------------------------
Total Debt Service...........................................     (12,587.7)    (12,679.5)    (13,004.2)    (13,025.0)         0.0

Cash Available after Debt Service............................       5,019.3       5,382.9       5,569.7      18,768.7      9,291.9

Syracuse University User Charge..............................           0.0           0.0           0.0           0.0          0.0
PILOT - Incremental Electric Tariff Rate Tax.................         (10.3)        (23.9)        (37.8)        (49.8)       (59.1)
Fees & Other Partnership Expenses............................        (444.5)       (457.8)       (471.6)       (485.7)      (248.8)

=======================================================
Deposits to Debt Service Reserve Account (DSRA)..............        ($45.9)      ($162.3)       ($10.4)         $0.0         $0.0
Deposits to Working Capital Reserve Account (WCRA)...........           0.0           0.0           0.0           0.0          0.0
Deposits to Restricted Cash Deposits Account (RCDA)..........           0.0           0.0           0.0           0.0          0.0
                                                                -------------------------------------------------------------------
Total Deposits to Security Accounts..........................        ($45.9)      ($162.3)       ($10.4)         $0.0         $0.0

Distributable Cash...........................................      $4,518.5      $4,738.8      $5,049.9     $18,233.2     $8,984.0

=======================================================
Cash Available for Debt Service..............................      17,606.9      18,062.3      18,573.8      16,781.2      8,291.9
Total Debt Service...........................................      12,587.7      12,679.5      13,004.2      13,025.0          0.0

Debt Service Coverage Ratio..................................          1.40x         1.42x         1.43x         1.44x          NA

                                             -----------
Minimum Coverage Ratio....................         1.35x
                                             -----------
Average Coverage Ratio....................         1.39x
                                             -----------

Cash Available for Debt Service + RCDA.......................      17,606.9      18,062.3      18,573.8      18,781.2      8,291.9
Total Debt Service...........................................      12,587.7      12,679.5      13,004.2      13,025.0          0.0

Debt Service Coverage Ratio..................................          1.40x         1.42x         1.43x         1.44x          NA

                                             -----------
Minimum Coverage Ratio....................         1.36x
                                             -----------
Average Coverage Ratio....................         1.52x
                                             -----------

Cash Available for Debt Service + RCDA + DSRA................     $23,900.7     $24,402.1     $25,075.9     $25,293.7     $8,291.9
Total Debt Service...........................................      12,587.7      12,679.5      13,004.2      13,025.0          0.0

Debt Service Coverage Ratio..................................          1.90x         1.92x         1.93x         1.94x          NA
                                             -----------
Minimum Coverage Ratio....................         1.86x
                                             -----------
Average Coverage Ratio....................         2.02x
                                             -----------

                                             -----------
Adjusted EBITDA/Interest Expense(28)......         2.65x               4.31x         5.72x         8.74x        19.67x          NA
                                             -----------
Total Debt/Adjusted EBITDA................         4.09x               2.33x         1.80x         1.24x         0.64x          NA
                                             -----------

PROJECT ORANGE ASSOCIATES L.P.           144A SENIOR NOTES WITH REG. RIGHTS
---------------------------------------------------------------------------

                     HEAT RATE INCREASE FOOTNOTES TO MODEL

All footnotes are the same as the Base Case Footnotes except the following:

5) The heat rate is increased 300 btu/kWh over the base case. It is an all-in heat rate which includes fuel used in the duct burners and the Syracuse boilers. This increases the total commodity cost of the fuel and the variable transportation cost, but does not cause the Project to consume all of the pre-paid fuel entitlement.

PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                               CASE: $200,000 of NOx Credits Purchased                            12/2/99 1:45 PM
($ in thousands) accepted prices per MWH)
                                                      4 Months ended                Project Fiscal Years Ending December 31,
                                                            12/31/99            2000           2001          2002           2003
==================================================    ----------------------------------------------------------------------------
Net Average Capacity (MW) (2).....................              79.0            79.0           79.0           79.0           79.0
Availability (3)..................................              92.5%           92.5%          92.5%          92.5%          92.5%
Capacity (4)......................................              92.5%           92.5%          92.5%          92.5%          92.5%
Heat Rate HHV (MMBtu/kWh) (5).....................          10,000.0        10,050.0       10,100.3       10,150.3       10,201.5
Electricity Produced (MWH) (6)....................         213,963.6       641,890.8      640,137.0      640,137.0      640,137.0
Steam Throughout (1,000 lbs) (7)..................         202,302.0       639,385.1      639,385.1      639,385.1      639,385.1
Fuel Consumed (MMBtu) (8).........................       2,139,636.0     6,451,002.5    6,485,543.7    6,497,871.5    6,530,360.8
Entitlement Used (MMBtu) (9)......................       2,382,594.0     7,183,520.9    7,199,713.3    7,235.711.8    7,271.890.4
==================================================
Debt Offering Annunal Interest Rate...............             10.50%          10.50%         10.50%         10.50%         10.50%

General Inflation.................................               3.0%            3.0%           3.0%           3.0%           3.0%
Exchange Rate (US$/CON$)..........................      $       0.67    $       0.67   $       0.67   $       0.67   $       0.67
On-Peak Electricity Pricing ($MWh)(10)............      $      30.43    $      32.41   $      34.85   $      33.94   $      36.56
Off-Peak Electricity Pricing ($MWh)...............      $      22.38    $      22.36   $      23.70   $      25.30   $      25.30
Indexed Swap Price ($MWh)(11).....................      $      54.23    $      54.80   $      56.51   $      58.04   $      59.70
Steam Price ($/1,000lbs)(12)......................            $ 4.36    $       4.39   $       4.43   $       4.47   $       4.51

==================================================
Power Put Contract
   Energy Sales - On Peak.........................      $    2,708.4    $    8,455.0   $    9,091.6   $    8,854.2   $    9,575.1
   Energy Sales - Off Peak........................           2,796.6         8,519.5        8,988.4        9,595.3        9,569.4
   Capacity Sales - On Peak.......................               0.0             0.0            0.0            0.0            0.0
   Capacity Sales - Off Peak......................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
Total Power Put Payments (13).....................           5,505.0        16,974.5       18,080.0       18,449.4       19,144.5

Indexed Swap Contract
    Floating (payment)............................          (5,686.0)      (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)
    Floating (payment): Capacity..................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
Total Floating (Payments) (14)....................          (5,686.0)      (17,532.7)     (18,725.8)     (19,108.4)     (19,828.2)

    Fixed Payment.................................          11,984.8        36,332.5       37,464.4       38,483.4       39.581.6
                                                      ----------------------------------------------------------------------------
Total Indexed Swap Payment (15)...................           6,298.8        18,799.8       18,738.6       19,375.0       19,753.3

Steam Sales.......................................             881.5         2,809.3        2,834.2        2,859.2        2,884.5
Fuel Commodity Sales..............................               0.0             0.0            0.0            0.0            0.0
Fuel Capacity Release sales.......................               0.0             0.0            0.0            0.0            0.0
                                                      ----------------------------------------------------------------------------
     Total Revenues...............................      $   12,685.3    $   38,583.6   $   39,852.8   $   40,683.7   $   41,782.3

==================================================
Commodity Expense (16)...........................          ($1,592.8)   $    4,892.9)      ($5,053.1)    ($5,232.7)     ($5,418.7)
Firm Service Transportation Expense (17)..........          (2,876.7)       (8,889.1)       (9,155.8)     (9,430.5)      (9,713.4)
Variable Fuel Expense (18)........................            (102.3)         (317.8)         (328.1)       (339.6)        (351.5)
                                                      ----------------------------------------------------------------------------
     Total Fuel Expenses..........................         ($4,571.9)     ($14,099.8)     ($14,536.9)   ($15,002.8)    ($15,483.6)

==================================================
GE Overhaul Accrual & Directed starts (19)........           ($476.7)      ($1,430.0)      ($1,426.1)    ($1,426.1)     ($1,426.1)
GE Contractual Services Fees (20).................            (257.5)         (827.4)         (852.2)       (877.8)        (904.1)
Plant Operations (21).............................            (772.2)       (2,401.4)       (2,473.5)     (2,547.7)      (2,624.1)
Other O&M and Plant Utilities (22)................            (134.0)         (413.9)         (426.4)       (639.1)        (658.3)
Administrative (23)...............................            (317.8)         (982.1)       (1,011.6)     (1,041.9)      (1,073.2)
Taxes (24)........................................            (266.9)         (810.1)       (1,434.4)     (1,477.5)      (1,521.8)
Syracuse University User Charge (25)..............            (416.7)       (1,250.0)       (1,250.0)     (1,250.0)      (1,250.0)
                                                      ----------------------------------------------------------------------------
     Total O&M and Administrative Expenses........         ($2,646.7)      ($8,115.0)      ($8,874.2)    ($9,260.1)     ($9,457.6)

==================================================
Partnership Fees (26).............................            (127.8)         (394.9)         (406.8)       (419.0)        (431.6)
                                                      ----------------------------------------------------------------------------
     Total Expenses...............................         ($7,346.4)     ($22,608.0)     ($23,817.9)   ($24,681.9)    ($25,372.8)
Net Operating Cash Flow...........................      $    5,338.8    $   15,973.8   $    15,834.9  $   16,001.8   $   16,409.8

PROJECT ORANGE ASSOCIATES L.P.                                                            144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow                               CASE: $200,000 of NOx Credits Purchased                            12/2/99 1:45 PM
($ in thousands) accepted prices per MWH)
                                                               2004            2005            2006           2007          2008(1)
==================================================    -----------------------------------------------------------------------------
Net Average Capacity (MW) (2).....................             79.0            79.0            79.0           79.0           79.0
Availability (3)..................................             92.5%           92.5%           92.5%          92.5%          92.5%
Capacity (4)......................................             92.5%           92.5%           92.5%          92.5%          92.5%
Heat Rate HHV (MMBtu/kWh) (5).....................         10,252.5        10,303.8        10,355.3       10,407.1       10,459.1
Electricity Produced (MWH) (6)....................        641,890.8       640,137.0       640,137.0      640,137.0      319,191.6
Steam Throughout (1,000 lbs) (7)..................        639,385.1       639,385.1       639,385.1      639.385.1      319,692.6
Fuel Consumed (MMBtu) (8).........................      6,580,993.5     6,595,827.7     6,628,806.8    6,661,950.8    3,338,458.7
Entitlement Used (MMBtu) (9)......................      7,328,272.5     7,344,791.1     7,381,515.1    7,418,422.6    3,717,544.3
==================================================
Debt Offering Annunal Interest Rate...............            10.50%          10.50%          10.50%         10.50%         10.50%

General Inflation.................................              3.0%            3.0%            3.0%           3.0%           3.0%
Exchange Rate (US$/CON$)..........................     $       0.67    $       0.67    $       0.67   $       0.67   $       0.67
On-Peak Electricity Pricing ($MWh)(10)............     $      36.79    $      36.81    $      36.81   $      36.81   $      36.81
Off-Peak Electricity Pricing ($MWh)...............     $      24.22    $      26.23    $      26.23   $      26.23   $      26.23
Indexed Swap Price (SWWh) (11)....................     $      61.37    $      63.19    $      65.04   $      66.64   $      87.88
Steam Price ($/1,000 lbs) (12)....................     $       4.55    $       4.59    $       4.83   $       4.67   $       2.31

==================================================
Power Put Contract
   Energy Sales - On Peak.........................     $    9,710.6    $    9,640.6    $    9,602.9   $    9,602.9   $    4,857.9
   Energy Sales - Off Peak........................          9,153.8         9,921.1         9,948.0        9,948.0        4,910.7
   Capacity Sales - On Peak.......................              0.0             0.0             0.0            0.0            0.0
   Capacity Sales - Off Peak......................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
Total Power Put Payments (13).....................         18,864.4        19,561.7        19,550.9       19,550.9        9,768.7

Indexed Swap Contract
    Floating (payment)............................        (19,448.8)      (20,260.4)      (20,249.2)     (20,249.2)     (10,145.4)
    Floating (payment): Capacity..................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
Total Floating (Payments) (14)....................        (19,448.8)      (20,260.4)      (20,249.2)     (20,249.2)     (10,145.4)

    Fixed Payment.................................         40,690.0        41,895.3        43,122.0       44,185.0       22,503.5
                                                       ---------------------------------------------------------------------------
Total Indexed Swap Payment (15)...................         21,205.2        21,634.9        22,872.8       23,935.9       12,358.1

Steam Sales.......................................          2,910.0         2,935.7         2,961.7        2,987.9          738.7
Fuel Commodity Sales..............................              0.0             0.0             0.0            0.0            0.0
Fuel Capacity Release sales.......................              0.0             0.0             0.0            0.0            0.0
                                                       ---------------------------------------------------------------------------
     Total Revenues...............................     $   42,979.6    $   44,132.4    $   45,385.4   $   48,474.6   $   22,885.5

==================================================
Commodity Expense (16)............................        ($5,626.6)      ($5,810.5)      ($6,016.8      ($6,230.4)     ($3,216.9)
Firm Service Transportation Expense (17)..........        (10,004.8)      (10,304.9)      (10,614.1)     (10,932.5)      (5,559.0)
Variable Fuel Expense (18)........................           (364.9)         (376.7)         (389.9)        (403.8)        (208.3)
                                                       ---------------------------------------------------------------------------
     Total Fuel Expenses..........................       ($15,996.2)     ($16,492.1)     ($17,020.8)    ($17,566.5)     ($9,024.2)

==================================================
GE Overhaul Accrual & Directed starts (19)........        ($1,430.0)      ($1,426.1)     ($ 1,426.1)     ($1,426.1)       ($711.1)
GE Contractual Services Fees (20).................           (931.3)         (959.2)         (988.0)      (1,017.6)        (521.2)
Plant Operations (21).............................         (2,702.8)       (2,783.9)       (2,867.4)      (2,953.5)      (1,512.6)
Other O&M and Plant Utilities (22)................           (678.1)         (698.4)         (719.4)        (740.9)        (379.5)
Administrative (23)...............................         (1,105.4)       (1,138.5)       (1,172.7)      (1,207.9)        (618.6)
Taxes (24)........................................         (1,577.7)       (1,638.4)       (1,700.7)      (1,762.6)      (1,277.6)
Syracuse University User Charge (25)..............         (1,250.0)       (1,250.0)       (1,250.0)      (1,250.0)        (621.5)
                                                       ---------------------------------------------------------------------------
     Total O&M and Administrative Expenses........        ($9,675.3)      ($9,894.6)     ($10,124.3)    ($10,358.6)    ($5,842.0)

==================================================
Partnership Fees (26).............................           (444.5)         (457.8)         (471.6)         (485.7)       (248.8)
                                                       ---------------------------------------------------------------------------
     Total Expenses...............................       ($26,116.0)     ($26,844.5)     ($27,616.6)     ($28,410.8)   ($14,915.0)
Net Operating Cash Flow...........................     $   16,563.6    $   17,287.9    $   17,768.6   $    18,043.8  $    7,950.5

PROJECT ORANGE ASSOCIATES L.P.                                                           144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------------------------------------------------------------
Cash Flow Waterfall & Distrubutable Cash                      CASE: $200,000 of NOx Credits Purchased                12/2/99 1:54 PM
($ in thousands)

                                                            4 months ended          Projected Fiscal Years Ending December 31,
                                                            ------------------------------------------------------------------------
                                                                  12/31/99        2000         2001          2002           2003
                                                            ------------------------------------------------------------------------
==========================================================
Net Operating Cash Flow...................................     $  5,338.8     $ 15,973.8   $ 15,834.9    $ 16,001.8     $ 16,409.6
Interest Income (Security Accounts).......................           25.8          402.5        249.3         252.3          255.1
                                                            ------------------------------------------------------------------------

Syracuse University User Charge...........................            0.0            0.0          0.0           0.0            0.0
PILOT - Incremental Electric Tariff Rate Tax(27)..........            0.0            0.0          0.0           0.0            0.0
Fees & Other Partnership Expenses.........................          127.8          394.9        406.8         419.0          431.6
                                                            ------------------------------------------------------------------------

Cash Available for Debt Service...........................     $  5,492.4     $ 16,771.2   $ 16,491.0    $ 16,673.1     $ 17,096.2


Withdrawals from Debt Service Reserve Account.............            0.0           46.2          0.0           0.0            0.0
Withdrawals from Working Capital Reserve Account..........            0.0            0.0          0.0           0.0            0.0
Withdrawals from Restricted Cash Deposit Account..........            0.0        4,364.6          0.0           0.0            0.0
Withdrawals from Capital Expenditures Reserve Account.....            0.0            0.0          0.0           0.0            0.0
Withdrawals from Escrow Reserve Account...................            0.0          450.0          0.0           0.0            0.0


==========================================================
Interest Payments.........................................            0.0       (5,516.6)    (6,274.3)     (5,640.6)      (4,917.7)
Principal Payments........................................            0.0       (6,800.0)    (5,950.0)     (6,630.0)      (7,650.0)
                                                            ------------------------------------------------------------------------
Total Debt Service........................................            0.0      (12,316.6)   (12,224.3)    (12,270.6)     (12,567.7)


Cash Available after Debt Service.........................        5,492.4        9,315.4      4,266.7       4,402.5        4,528.5

Syracuse University User Charge...........................            0.0            0.0          0.0           0.0            0.0
PILOT - Incremental Electric Tariff Rate Tax..............            0.0            0.0          0.0           0.0            0.0
Fees & Other Partnership Expenses.........................         (127.8)        (394.9)      (406.8)       (419.0)        (431.6)



==========================================================
Deposits to Debt Service Reserve Account(DSRA)............     $      0.0     $      0.0       ($23.2)      ($148.5)        ($10.0)
Deposits to Working Capital Reserve Account(WCRA).........       (1,000.0)           0.0          0.0           0.0            0.0
Deposits to Restricted Cash Deposit Account(RCDA).........       (4,364.6)           0.0          0.0           0.0            0.0
                                                            ------------------------------------------------------------------------
Total Deposits to Security Accounts.......................      ($5,364.6)          $0.0       ($23.2)      ($148.5)        ($10.0)


Distributable Cash........................................     $      0.0     $  8,920.5   $  3,836.8    $  3,835.0     $  4,087.0



==========================================================
Cash Available for Debt Service...........................        5,492.4       16,771.2     16,491.0      16,673.1       17,096.2
Total Debt Service........................................            0.0       12,316.6     12,224.3      12,270.6       12,567.7


Debt Service Coverage Ratio...............................             NA           1.36x        1.35x         1.36x          1.36x
                                            --------------
Minimum Coverage Ratio......................      1.35x
                                            --------------
Average Coverage Ratio......................      1.39x
                                            --------------

Cash Available for Debt Service + RCDA....................        5,492.4       21,135.9     16,491.0      16,673.1       17,096.2
Total Debt Service........................................            0.0       12,316.6     12,224.3      12,270.6       12,567.7


Debt Service Coverage Ratio...............................             NA           1.72x        1.35x         1.36x          1.36x
                                            --------------
Minimum Coverage Ratio......................      1.35x
                                            --------------
Average Coverage Ratio......................      1.43x
                                            --------------

Cash Available for Debt Service + RCDA + DSRA.............     $ 11,650.7     $ 27,294.2   $ 22,603.2    $ 22,808.4     $ 23,380.1
Total Debt Service........................................            0.0       12,316.6     12,224.3      12,270.6       12,567.7


Debt Service Coverage Ratio...............................             NA           2.22x        1.85x         1.86x          1.86x
                                            --------------
Minimum Coverage Ratio......................      1.85x
                                            --------------
Average Coverage Ratio......................      1.93x
                                            --------------
                                            --------------
Adjusted EBITDA / Interest Expense (28).....      2.63x                NA           3.04x        2.63x         2.96x          3.48x
                                            --------------
Total Debt / Adjusted EBITDA................      4.05x                NA           4.05x        3.71x         3.31x          2.84x
                                            --------------

==========================================================
Net Operating Cash Flow...................................     $ 16,863.6     $ 17,2?7.9   $ 17,768.8    $ 18,063.8     $  7,950.5
Interest Income (Security Accounts).......................          256.1          259.7        262.8         149.0           17.5
                                                            ------------------------------------------------------------------------

Syracuse University User Charge...........................            0.0            0.0          0.0           0.0            0.0
PILOT - Incremental Electric Tariff Rate Tax(27)..........           10.3           23.9         37.8          49.8           59.1
Fees & Other Partnership Expenses.........................          444.5          457.8        471.6         485.7          248.8
                                                            ------------------------------------------------------------------------

Cash Available for Debt Service...........................     $ 17,574.5     $ 18,029.4   $ 18,54?.9    $ ????????     $  ?,275.?


Withdrawals from Debt Service Reserve Accout..............            0.0            0.0          0.0       6,512.5            0.0
Withdrawals from Working Capital Reserve Account..........            0.0            0.0          0.0           0.0        1,000.0
Withdrawals from Restricted Cash Deposit Account..........            0.0            0.0          0.0           0.0            0.0
Withdrawals from Capital Expenditures Reserve Account.....            0.0            0.0          0.0       3,500.0            0.0
Withdrawals from Escrow Reserve Account...................            0.0            0.0          0.0        3000.0            0.0


==========================================================
Interest Payments.........................................       (4,087.7)      (3,159.5)    (2,124.2)       (955.0)           0.0
Principal Payments........................................       (8,500.0)      (9,520.0)   (10,880.0)    (12,070.0)           0.0
                                                            ------------------------------------------------------------------------
Total Debt Service........................................      (12,587.7)     (12,679.5)   (13,004.2)    (13,025.0)           0.0


Cash Available after Debt Service.........................        4,986.8        5,350.0      5,536.8      18,735.9        9,275.9

Syracuse University User Charge...........................            0.0            0.0          0.0           0.0            0.0
PILOT - Incremental Electric Tariff Rate Tax..............          (10.3)         (23.9)       (37.8)        (49.8)         (59.1)
Fees & Other Partnership Expenses.........................         (444.5)        (457.8)      (471.6)       (485.7)        (248.8)



==========================================================
Deposits to Debt Service Reserve Account(DSRA)............         ($45.9)       ($162.3)      ($10.4)   $      0.0     $      0.0
Deposits to Working Capital Reserve Account(WCRA).........            0.0            0.0          0.0           0.0            0.0
Deposits to Restricted Cash Deposit Account(RCDA).........            0.0            0.0          0.0           0.0            0.0
                                                            ------------------------------------------------------------------------
Total Deposits to Security Accounts.......................         ($45.9)       ($162.3)      ($10.4)   $      0.0     $      0.0


Distributable Cash........................................     $  ???????     $  4,705.?   $  5,017.0    $ 18,200.3     $  ???????



==========================================================
Cash Available for Debt Service...........................       17,574.5       18,029.4     18,540.9      18,748.4        8,275.9
Total Debt Service........................................       12,587.7       12,679.5     13,004.2      13,025.0            0.0


Debt Service Coverage Ratio...............................           1.40x          1.42x        1.43x         1.44x            NA
                                            --------------
Minimum Coverage Ratio......................      1.35x
                                            --------------
Average Coverage Ratio......................      1.39x
                                            --------------


Cash Available for Debt Service + RCDA....................     $ 17,574.5       18,029.4     18,540.9      18,748.4        8,275.9
Total Debt Service........................................       12,587.7       12,679.5     13,004.2      13,025.0            0.0


Debt Service Coverage Ratio...............................           1.40x          1.42x        1.43x         1.44x            NA
                                            --------------
Minimum Coverage Ratio......................      1.35x
                                            --------------
Average Coverage Ratio......................      1.43x
                                            --------------

Cash Available for Debt Service + RCDA + DSRA.............     $ 23,868.3     $ 24,369.1   $ 25,043.0    $ 25,260.8     $  8,275.9
Total Debt Service........................................       12,587.7       12,679.5     13,004.2      13,025.0            0.0


Debt Service Coverage Ratio...............................           1.90x          1.92x        1.93x         1.94x            NA
                                            --------------
Minimum Coverage Ratio......................      1.85x
                                            --------------
Average Coverage Ratio......................      1.93x
                                            --------------

                                            --------------
Adjusted EBITDA / Interest Expense (28).....      2.63x              4.30x          5.71x        8.73x        19.63x            NA
                                            --------------
Total Debt / Adjusted EBITDA................      4.05x              2.33x          1.80x        1.24x         0.64x            NA
                                            --------------

PROJECT ORANGE ASSOCIATES L.P.      144A SENIOR SECURED NOTES WITH REG. RIGHTS
------------------------------------------------------------------------------

                $200,000 NOx CREDIT PURCHASES FOOTNOTES TO MODEL

All footnotes are the same as the Base Case Footnotes except the following:

22) $200,000 per year of NOx credit purchases is assumed beginning in 2001. Other O&M and Plant Maintenance figures are based on historical data from January 1996 through August 1999. Figures are projected forward at the assumed inflation rate.

                             ______________, 2000



                        Project Orange Associates L.P.
                         Project Orange Capital Corp.


                                Exchange Offer

                                  $68,000,000
                      10.5% Senior Secured Notes due 2007



               _________________________________________________

                                  PROSPECTUS

               _________________________________________________



--------------------------------------------------------------------------------
  We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell the notes or our solicitation of your offer to buy the notes in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Project Orange Associates L.P. or Project Orange Capital Corp. have not changed since the date hereof.
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

Project Orange Associates L.P.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

     The Second Amended and Restated Agreement of Limited Partnership of Project Orange Associates, L.P. (the "Partnership Agreement") provides that the General Partners shall be indemnified by the Partnership against any liability incurred by any of them for any act or omission performed or omitted in good faith and reasonably believed by the General Partner to be within the scope of authority granted to it under the Partnership Agreement. Such liabilities include all losses, claims, damages, expenses, judgments, fines, penalties, interest, settlements and other amounts, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe its conduct was unlawful. The holders of limited partnership interests are not personally liable for indemnification.

Project Orange Capital Corp.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that II-1 224 the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act on good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Certificate of Incorporation of Project Orange Capital Corp. contains a provision which limits the liability of the directors to the fullest extent permitted by the DGCL. Specifically, Article IX of the Certificate of Incorporation contains the following applicable provisions:

          (a) No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (c) The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     In addition, the Bylaws of Project Orange Capital Corp. (the "Bylaws"), in substance, require the Corporation to indemnify each person who is or was a director, officer, employee or agent of the Corporation to the full extent permitted by the laws of the State of Delaware in the event such person is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the general partner, or is or was serving at the general partner's request as a director, officer, employee or agent of the general partner and its subsidiaries, another corporation, partnership or other enterprise. The provisions of the Bylaws and Certificate of Incorporation specifically provide that the indemnification rights, respectively granted thereunder, are non-exclusive.

See Item 22 of this Registration Statement regarding the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act.

Item 21.  Exhibits and Financial Statement Schedules

 Exhibit
   No.                                                  Description
   ---                                                  -----------
   1.1         Purchase Agreement dated December 2, 1999 among Project Orange Associates L.P. (as successor to
               Project Orange Funding, L.P.), Project Orange Capital Corp. and Donaldson, Lufkin & Jenrette
               Securities Corporation

   2.1         Agreement and Plan of Merger of Project Orange Funding, L.P. into Project Orange Associates L.P.
               dated December 6, 1999
   2.2         Assumption Agreement dated December 6, 1999 of Project Orange Associates L.P.

   3.1         Second Amended and Restated Agreement of Limited Partnership of Project Orange Associates L.P.
   3.2         Certificate of Incorporation for Project Orange Capital Corp.
   3.3         Bylaws of Project Orange Capital Corp.
   3.4         First Amended and Restated Limited Liability Company Agreement for G.A.S. Orange Associates, L.L.C.

   4.1         Indenture dated as of December 6, 1999 among Project Orange Associates L.P. (as successor to
               Project Orange Funding, L.P.), Project Orange Capital Corp. and U.S. Bank Trust National
               Association, as trustee, including the form of 10.5% Senior Secured Notes due 2007
   4.2         A/B Exchange Registration Rights Agreement dated as of December 6, 1999 among Project Orange
               Associates L.P. (as successor to Project Orange Funding, L.P.), Project Orange Capital Corp. and
               Donaldson Lufkin & Jenrette Securities Corporation
   4.3         Deposit and Disbursement Agreement dated as of December 6, 1999 between Project Orange Associates
               L.P. (as successor to Project Orange Funding, L.P.) and U.S. Bank Trust National Association
   4.4         Mortgage and Assignment of Rents (First Mortgage) dated as of December 6, 1999 by the City of
               Syracuse Industrial Development Agency and Project Orange Associates L.P. to U.S. Bank Trust
               National Association
   4.5         Security Agreement dated as of December 6, 1999 between Project Orange Associates L.P. (as successor to Project Orange Funding, L.P.) and U.S. Bank Trust National Association
   4.6         Security Agreement dated as of December 6, 1999 between the City of Syracuse Industrial
               Development Agency and U.S. Bank Trust National Association
   4.7         Pledge and Security Agreement dated as of December 6, 1999 among G.A.S. Orange Partners, L.P.,
               Project Orange Associates L.P. (as successor to Project Orange Funding, L.P.) and U.S. Bank Trust
               National Association
   4.8         Pledge and Security Agreement dated as of December 6, 1999 among G.A.S. Orange Associates, L.L.C.,
               Project Orange Associates L.P. (as successor to Project Orange Funding, L.P.) and U.S. Bank Trust
               National Association
   4.9         Pledge and Security Agreement dated as of December 6, 1999 among A.V. Grantor Trust, G.A.S. Orange
               Partners, L.P. and U.S. Bank Trust National Association
  4.10         Pledge and Security Agreement dated as of December 6, 1999 among G.A.S. Orange Development, Inc.,
               G.A.S. Orange Partners, L.P. and U.S. Bank Trust National Association
  4.11         Letter of Transmittal

   5.1*        Opinion of Piper Marbury Rudnick & Wolfe LLP

  10.1         Power Put Agreement dated September 18, 1986 between Project Orange Associates L.P. and Niagara
               Mohawk Power Corporation
  10.2         ISDA Master Agreement dated June 30, 1998 between Project Orange Associates L.P. and Niagara
               Mohawk Power Corporation (with attached Schedule dated June 30, 1998)
  10.3         Restated Gas Sale and Purchase Agreement dated as of March 18, 1991 between Project Orange Associates
               L.P., Noranda Inc. and Canadian Hunter Exploration Ltd.
  10.4         Three Party Letter Agreement dated December 6, 1999 among Project Orange Associates L.P., Canadian Hunter Exploration
               Ltd. and Union Pacific Resources Inc.

* To be filed by amendment.

  10.5         Firm Natural Gas Transportation Agreement dated March 29, 1991 between Project Orange Associates
               L.P. & Tennessee Gas Pipeline Company
  10.6         Gas Transportation Agreement (For use under Rate Schedule IT) dated November 11, 1999 between
               Project Orange Associates L.P. and Tennessee Gas Pipeline Company
  10.7         Steam Contract dated February 27, 1990 between Project Orange Associates L.P. and Syracuse
               University
  10.8         Operating Agreement dated February 27, 1990 between Project Orange Associates L.P. and Syracuse
               University
  10.9         Lease Agreement dated February 27, 1990 between Project Orange Associates L.P. and Syracuse
               University
 10.10         Lease and Sublease Agreement dated April 5, 1991 between the City of Syracuse Industrial
               Development Agency and Project Orange Associates L.P.
 10.11         Cogeneration Facility Operation and Maintenance Agreement dated November 1, 1998 between Project
               Orange Associates L.P. and General Electric International, Inc. (as successor to GE Energy Plant
               Operations, Inc.)
 10.12         Payment in Lieu of Taxes Agreement dated April 5, 1991 between the City of Syracuse, the City of
               Syracuse Industrial Development Agency and Project Orange Associates L.P.
 10.13         Asset Management Letter Agreement dated December 6, 1999 between Niagara Mohawk Energy Marketing,
               Inc. and Project Orange Associates L.P.
 10.14         Marketing Letter Agreement dated December 6, 1999 between Niagara Mohawk Energy Marketing, Inc.
               and Project Orange Associates L.P.
 10.15         Host Community Agreement dated April 5, 1991 between Project Orange Associates L.P., the City of
               Syracuse and the Syracuse Housing Authority
 10.16         Consent and Agreement dated as of December 6, 1999 among Project Orange Associates L.P., Syracuse
               University and U.S. Bank Trust National Association
 10.17         Subordination Agreement dated as of December 6, 1999 among Project Orange Associates L.P.,
               Syracuse University and  U.S. Bank Trust National Association
 10.18         Consent and Agreement dated as of December 6, 1999 among the City of Syracuse Industrial
               Development Agency, Project Orange Associates L.P. and U.S. Bank Trust National Association
 10.19         Consent and Agreement dated as of December 6, 1999 among the City of Syracuse, the City of
               Syracuse Industrial Development Agency, Project Orange Associates L.P. and U.S. Bank Trust
               National Association
 10.20         Consent dated as of December 2, 1999 executed by Niagara Mohawk Power Corporation
 10.21         Consent and Agreement (Cogeneration Facility Operation and Maintenance Agreement) dated as of
               December 6, 1999 by General Electric International Inc.
 10.22         Consent and Agreement (Restated Gas Sale and Purchase Agreement) dated December 6, 1999 by
               Canadian Hunter Exploration Ltd.
 10.23         Consent and Agreement (Interruptible Gas Transportation Agreement, Firm Gas Transportation
               Agreement, Hot Tap Reimbursement Agreement and Letter of Credit Drawing Agreement) dated as of
               December 6, 1999 by Tennessee Gas Pipeline Company
 10.24         Consent and Agreement dated December 6, 1999 among TransCanada Pipelines Limited, Canadian Hunter
               Exploration Ltd., Project Orange Associates L.P. and U.S. Bank Trust National Association
 10.25         Consent and Agreement (Asset Management Agreement) dated as of December 6, 1999 by Niagara Mohawk
               Energy Marketing, Inc.
 10.26         Agency Agreement dated as of January 14, 2000 between Niagara Mohawk Energy Marketing, Inc.
               and Project Orange Associates L.P.

  23.1         Consent of Stone & Webster Management Consultants, Inc., Independent Engineer
  23.2         Consent of Deloitte & Touche LLP, Independent Auditors

  25.1         Form T-1 Statement of Eligibility of U.S. Bank Trust National Association to act as Trustee under the Indenture

Item 22.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

3. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

4. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 11th day of February, 2000.


                              PROJECT ORANGE ASSOCIATES L.P.

                              By: G.A.S. ORANGE ASSOCIATES, LLC,
                                      its General Partner


                              By:    /s/ Adam H. Victor
                                 ----------------------------------------
                                      Adam H. Victor
                                      President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Adam H. Victor and Richard S. Scolaro, each as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments) and supplements to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                  Title                                     Date
              ---------                                  -----                                     ----
/s/ Adam H. Victor
--------------------------------------    President, Treasurer and Manager                 February 11, 2000
Adam H. Victor                            (Principal executive and financial
                                          officer)
 /s/ Douglas Corbett
--------------------------------------    Vice President and Manager                       February 11, 2000
Douglas Corbett                           (Principal accounting officer)

/s/ Richard S. Scolaro
--------------------------------------    Manager                                          February 11, 2000
Richard S. Scolaro


                                  SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 11th day of February, 2000.


                              PROJECT ORANGE CAPITAL CORP.



                              By: /s/ Adam H. Victor
                                 ------------------------------------------
                                  Adam H. Victor
                                  President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Adam H. Victor and Richard S. Scolaro, each as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments) and supplements to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                 Title                                     Date
              ---------                                 -----                                     ----
/s/ Adam H. Victor
--------------------------------------     President, Treasurer and Manager                 February 11, 2000
Adam H. Victor                             (Principal executive and financial
                                           officer)

/s/ Douglas Corbett
--------------------------------------     Vice President and Manager                       February 11, 2000
Douglas Corbett                            (Principal accounting officer)

/s/ Richard S. Scolaro
--------------------------------------     Manager                                          February 11, 2000
Richard S. Scolaro
